EXHIBIT 4

                                                                  EXECUTION COPY

                   Greenwich Capital Commercial Funding Corp.,
                                  as Depositor

                                       and

                      Wachovia Bank, National Association,
                               as Master Servicer

                                       and

                             Lennar Partners, Inc.,
                               as Special Servicer

                                       and

                       LaSalle Bank National Association,
                                   as Trustee

                                       and

                               ABN AMRO Bank N.V.,
                                 as Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                            Dated as of May 13, 2004

                              ---------------------

                                 $2,627,155,095

                       Commercial Mortgage Trust 2004-GG1,

                 Commercial Mortgage Pass-Through Certificates,

                                 Series 2004-GG1

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01  Defined Terms................................................
Section 1.02  General Interpretive Principles..............................
Section 1.03  Certain Adjustments to the Principal
               Distributions on the Certificates...........................
Section 1.04  Certain Calculations Relating to REO Loans...................

                                   ARTICLE II
          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Creation of Trust; Conveyance of Mortgage Loans
               and Loan REMIC Interests....................................
Section 2.02  Acceptance of Trust Fund by Trustee..........................
Section 2.03  Repurchase of Mortgage Loans for Document Defects
               and Breaches of Representations and Warranties..............
Section 2.04  Representations, Warranties and Covenants of the
               Depositor...................................................
Section 2.05  Execution of Certificates; Issuance of
               Uncertificated Lower-Tier Interests.........................

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Loans..................................
Section 3.02  Collection of Loan Payments..................................
Section 3.03  Collection of Taxes, Assessments and Similar
               Items; Servicing Accounts; Reserve Accounts.................
Section 3.04  Pool Custodial Account, Defeasance Deposit
               Account, Distribution Account, Interest Reserve
               Account and Excess Liquidation Proceeds Account.............
Section 3.04A Loan Group Custodial Account.................................
Section 3.05  Permitted Withdrawals From the Pool Custodial
               Account, the Distribution Account, the Interest
               Reserve Account and the Excess Liquidation
               Proceeds Account............................................
Section 3.05A Permitted Withdrawals From the Loan Group
               Custodial Account...........................................
Section 3.06  Investment of Funds in the Servicing Accounts,
               the Reserve Accounts, the Defeasance Deposit
               Account, the Custodial Accounts and the REO
               Accounts....................................................
Section 3.07  Maintenance of Insurance Policies; Errors and
               Omissions and Fidelity Coverage; Environmental
               Insurance...................................................
Section 3.08  Enforcement of Due-on-Sale and Due on Encumbrance
               Provisions..................................................
Section 3.09  Realization Upon Defaulted Loans; Required
               Appraisals; Appraisal Reduction Calculation.................
Section 3.10  Trustee and Custodian to Cooperate; Release of
               Mortgage Files..............................................
Section 3.11  Servicing Compensation; Payment of Expenses..................
Section 3.12  Certain Matters Regarding Servicing Advances.................
Section 3.13  Property Inspections; Collection of Financial
               Statements; Delivery of Certain Reports.....................
Section 3.13A Delivery of Certain Reports to the Companion Loan
               Noteholders.................................................
Section 3.13B Statements to the Companion Loan Noteholders.................
Section 3.14  Annual Statement as to Compliance............................
Section 3.15  Reports by Independent Public Accountants....................
Section 3.16  Access to Certain Information................................
Section 3.17  Title to REO Property; REO Accounts..........................
Section 3.18  Management of REO Property...................................
Section 3.19  Sale of Mortgage Loans and REO Properties....................
Section 3.20  Additional Obligations of the Master Servicer;
               Obligations to Notify Ground Lessors; the
               Special Servicer's Right to Request the Master
               Servicer to Make Servicing Advances.........................
Section 3.21  Modifications, Waivers, Amendments and Consents;
               Defeasance..................................................
Section 3.22  Transfer of Servicing Between Master Servicer and
               Special Servicer; Record Keeping............................
Section 3.23  Sub-Servicing Agreements.....................................
Section 3.24  Representations and Warranties of the Master
               Servicer....................................................
Section 3.25  Representations and Warranties of the Special
               Servicer....................................................
Section 3.26  Certain Matters Regarding the Purchase of the
               Loan Group Trust Mortgage Loans.............................
Section 3.27  Application of Default Charges...............................
Section 3.28  Limitations on and Authorizations of the Master
               Servicer and Special Servicer with Respect to
               Specific Mortgage Loans.....................................
Section 3.29  Additional Matters with respect to the Southland
               Mall and Deerbrook Mall Mortgage Loans......................

                                   ARTICLE IV
          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; CMSA Loan
               Periodic Update File........................................
Section 4.03  P&I Advances.................................................
Section 4.03A P&I Advances on the Loan Group Trust Mortgage
               Loans and 111 Eighth Avenue Pari Passu
               Companion Loans.............................................
Section 4.04  Allocation of Realized Losses and Additional
               Trust Fund Expenses.........................................
Section 4.05  Various Reinstatement Amounts................................
Section 4.06  Calculations.................................................
Section 4.07  Use of Agents................................................

                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of
               Certificates................................................
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................

                                   ARTICLE VI
        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                                DIRECTING HOLDER

Section 6.01  Liability of Depositor, Master Servicer and
               Special Servicer............................................
Section 6.02  Continued Qualification and Compliance of Master
               Servicer; Merger, Consolidation or Conversion
               of Depositor, Master Servicer or Special
               Servicer....................................................
Section 6.03  Limitation on Liability of Depositor, Master
               Servicer and Special Servicer...............................
Section 6.04  Resignation of Master Servicer and the Special
               Servicer....................................................
Section 6.05  Rights of Depositor, Trustee and the Companion
               Loan Noteholders in Respect of the Master
               Servicer and the Special Servicer...........................
Section 6.06  Depositor, Master Servicer and Special Servicer
               to Cooperate with Trustee...................................
Section 6.07  Depositor, Special Servicer and Trustee to
               Cooperate with Master Servicer..............................
Section 6.08  Depositor, Master Servicer and Trustee to
               Cooperate with Special Servicer.............................
Section 6.09  Termination and Designation of Special Servicer
               by the Directing Holder.....................................
Section 6.10  Master Servicer or Special Servicer as Owner of a
               Certificate.................................................
Section 6.11  Certain Powers of the Directing Holder.......................

                                   ARTICLE VII
                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Additional Remedies of Trustee Upon Event of
               Default.....................................................

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................
Section 8.02  Certain Matters Affecting Trustee............................
Section 8.03  Trustee and Fiscal Agent Not Liable for Validity
               or Sufficiency of Certificates or Loans.....................
Section 8.04  Trustee and Fiscal Agent May Own Certificates................
Section 8.05  Fees and Expenses of Trustee; Indemnification of
               and by Trustee..............................................
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of Trustee...........................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee and Fiscal
               Agent.......................................................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Appointment of Custodians....................................
Section 8.12  Appointment of Authenticating Agents.........................
Section 8.13  Appointment of Tax Administrators............................
Section 8.14  Access to Certain Information................................
Section 8.15  Reports to the Securities and Exchange Commission
               and Related Reports.........................................
Section 8.16  Representations and Warranties of Trustee....................
Section 8.17  The Fiscal Agent.............................................
Section 8.18  Representations and Warranties of Fiscal Agent...............

                                   ARTICLE IX
                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................

                                    ARTICLE X
                            ADDITIONAL TAX PROVISIONS

Section 10.01 REMIC Administration.........................................
Section 10.02 Grantor Trust Administration.................................

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement; Counterparts.......................
Section 11.03 Limitation on Rights of Certificateholders and
               the Companion Loan Noteholders..............................
Section 11.04 Governing Law; Consent to Jurisdiction.......................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Grant of a Security Interest.................................
Section 11.08 Streit Act...................................................
Section 11.09 Successors and Assigns; Beneficiaries........................
Section 11.10 Article and Section Headings.................................
Section 11.11 Notices to Rating Agencies...................................
Section 11.12 Global Opinions..............................................
Section 11.13 Complete Agreement...........................................

                             SCHEDULES AND EXHIBITS

Schedule No.      Schedule Description

I     Mortgage Loan Schedule

II    Schedule of Exceptions to Mortgage File Delivery

III   Environmentally Insured Mortgage Loans

IV    Class XP Reference Rate Schedule

V     Schedule of Initial Directing Holder For Each Loan Group

VI    Supplemental Servicer Schedule

Exhibit No.       Exhibit Description

A-1   Form of Class [A-1] [A-2] [A-3] [A-4] [A-5] Certificate

A-2   Form of Class [XP] [XC] Certificate

A-3   Form of Class [A-6] [A-7] [B] [C] [D] [E] Certificate

A-4   Form of Class [F] [G] [H] [OEA-B1] [OEA-B2] Certificate

A-5   Form of Class [J] [K] [L] [M] [N] [O] [P] Certificate

A-6   Form of Class [R-I] [R-II] Certificate

B     Form of Distribution Date Statement

C     Form of Custodial Certification

D-1   Form of Master Servicer Request for Release

D-2   Form of Special Servicer Request for Release

E     Form of Loan Payoff Notification Report

F-1   Form of Transferor Certificate for Transfers of Definitive
      Non-Registered Certificates

F-2A Form I of Transferee Certificate for Transfers of Definitive Non-Registered Certificates

F-2B Form II of Transferee Certificate for Transfers of Definitive Non-Registered Certificates

F-2C Form of Transferee Certificate for Transfers of Interests in Rule 144A Global Certificates

F-2D Form of Transferee Certificate for Transfers of Interests in Regulation S Global Certificates

G     Form I of Transferee Certificate in Connection with ERISA
      (Definitive Non-Registered Certificates)

H-1   Form of Transfer Affidavit and Agreement regarding Residual
      Interest Certificates

H-2   Form of Transferor Certificate regarding Residual Interest
      Certificates

I-1   Form of Notice and Acknowledgment

I-2   Form of Acknowledgment of Proposed Special Servicer

J     Reserved

K Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date

L     Form of Defeasance Certification

M     Form of Backup Certification to be provided to the Depositor

N     Form of Confidentiality Agreement

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of May 13, 2004, among GREENWICH CAPITAL COMMERCIAL FUNDING CORP., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

                                  CERTIFICATES

                               Approx.              Original Class
                               Initial            Principal Balance         Original Rating
        Class             Pass-Through Rate      (or Notional Amount)          S&P/Fitch
     Designation             (per annum)         at Initial Issuance       Ratings/Moody's(1)
-------------------     ---------------------   ---------------------    ---------------------
Class A-1                       1.785%                $23,421,000             AAA/AAA/Aaa
Class A-2                       3.835%               $150,541,000             AAA/AAA/Aaa
Class A-3                       4.344%               $274,000,000             AAA/AAA/Aaa
Class A-4                       4.755%               $296,000,000             AAA/AAA/Aaa
Class A-5                       4.883%               $381,830,000             AAA/AAA/Aaa
Class A-6                       5.135%               $100,000,000             AAA/AAA/Aaa
Class A-7                       5.317%             $1,005,555,000             AAA/AAA/Aaa
Class B                         5.426%                $61,802,000              AA/AA/Aa2
Class C                         5.466%                $26,021,000             AA-/AA-/Aa3
Class D                        5.4783%                $52,043,000                A/A/A2
Class E                        5.5573%                $32,527,000               A-/A-/A3
Class F                        5.6623%                $32,527,000            BBB+/BBB+/Baa1
Class G                        5.6623%                $26,022,000             BBB/BBB/Baa2
Class H                        5.6623%                $39,032,000            BBB-/BBB-/Baa3
Class J                         5.450%                 $6,505,000             BB+/BB+/Ba1
Class K                         5.450%                $13,011,000              BB/BB/Ba2
Class L                         5.450%                $13,011,000             BB-/BB-/Ba3
Class M                         5.450%                 $9,758,000               B+/B+/B1
Class N                         5.450%                 $9,758,000                 B/B2
Class O                         5.450%                 $6,506,000               B-/B-/B3
Class P                         5.450%                $42,285,095               NR/NR/NR
Class XP                        0.553%             $2,460,098,000(3)          AAA/AAA/Aaa
Class XC                        0.148%             $2,602,155,095(3)          AAA/AAA/Aaa
Class OEA-B1                    6.643%                $10,500,000             BBB-/BBB-/NR
Class OEA-B2                    6.643%                $14,500,000             BB+/BBB-/NR
Class R-I                      N/A(4)                   N/A(4)                  NR/NR/NR
Class R-II                     N/A(4)                   N/A(4)                  NR/NR/NR

-------------


(1) "NR" indicates that the Class of Certificates has not been rated by the applicable Rating Agency.

(2) The Pass-Through Rates for the Class XP and Class XC Certificates will be a variable rate per annum as set forth herein.

(3) The Class XP and Class XC Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class XP and Class XC Certificates will have a Notional Amount as set forth herein.

(4) The Class R-I Certificates and Class R-II Certificates do not have a Class Principal Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Net Prepayment Consideration. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount and Net Prepayment Consideration shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account). Any Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Class OEA-B Sub-Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R-II Certificates.

            As provided herein, the Trustee will elect or will cause an election to be made to treat the DDR Portfolio Trust Loan, Xerox Headquarters Mortgage Loan and 1801 K Street Trust Loan (each, a "Loan REMIC Loan") (and certain other related assets) as three separate REMICs (each, a "Loan REMIC") pursuant to the REMIC Declaration dated March 11, 2004, the REMIC Declaration dated January 10, 2004 and the REMIC Declaration dated January 1, 2004, respectively (each, a "Loan REMIC Declaration"). Each Loan REMIC has issued one uncertificated Class of regular interests (the "Loan REMIC Regular Interest") to be held by the Lower-Tier REMIC and one uncertificated Class of residual interest (the "Loan REMIC Residual Interest"), which will be represented by the Class R-I Certificates. As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans (other than the Loan REMIC Loans), the Loan REMIC Regular Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class R-I Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC and each Loan REMIC Residual Interest for purposes of the REMIC Provisions under federal income tax law.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class R-II Certificates will evidence the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Interest Certificates will be designated as a separate "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            The portion of the Trust Fund consisting of the Loan REMIC Residual Interests, the proceeds thereof and the Grantor Trust Sub-Accounts will be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class R-I Certificates will represent the sole interests in the Grantor Trust for federal income tax purposes and pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Loan REMIC Residual Interest.

            The following table sets forth the Class or Component designation, the corresponding Uncertificated Lower-Tier Interest (the "Corresponding Uncertificated Lower-Tier Interest"), the corresponding components of the Class X Certificates (the "Corresponding Components"), if any, and the Original Class Principal Balance for each Class of Principal Balance Certificates (the "Corresponding Certificates").

                                                    Corresponding
                                                    Uncertificated                                   Corresponding
     Corresponding            Original Class          Lower-Tier         Original Lower-Tier         Components of
      Certificates          Principal Balance        Interests(1)         Principal Amount      Class X Certificates(1)
----------------------    ---------------------   ------------------    ---------------------  -------------------------
Class A-1                       $23,421,000
                                                         LA-1                $23,421,000               X-A-1
Class A-2                      $150,541,000
                                                        LA-2-1               $50,329,000              X-A-2-1
                                                        LA-2-2               $61,632,000              X-A-2-2
                                                        LA-2-3               $38,580,000              X-A-2-3
Class A-3                      $274,000,000
                                                        LA-3-1               $22,514,000              X-A-3-1
                                                        LA-3-2               $60,455,000              X-A-3-2
                                                        LA-3-3               $59,235,000              X-A-3-3
                                                        LA-3-4               $94,355,000              X-A-3-4
                                                        LA-3-5               $37,441,000              X-A-3-5
Class A-4                      $296,000,000
                                                        LA-4-1               $53,619,000              X-A-4-1
                                                        LA-4-2              $239,155,000              X-A-4-2
                                                        LA-4-3                $3,226,000              X-A-4-3
Class A-5                      $381,830,000
                                                        LA-5-1               $42,793,000              X-A-5-1
                                                        LA-5-2              $103,954,000              X-A-5-2
                                                        LA-5-3              $131,748,000              X-A-5-3
                                                        LA-5-4              $103,335,000              X-A-5-4
Class A-6                      $100,000,000
                                                         LA-6               $100,000,000               X-A-6
Class A-7                    $1,005,555,000
                                                        LA-7-1               $93,984,000              X-A-7-1
                                                        LA-7-2              $911,571,000              X-A-7-2
Class B                         $61,802,000
                                                          LB                 $61,802,000                X-B
Class C                         $26,021,000
                                                          LC                 $26,021,000                X-C
Class D                         $52,043,000
                                                         LD-1                $11,595,000               X-D-1
                                                         LD-2                $14,148,000               X-D-2
                                                         LD-3                $26,300,000               X-D-3
Class E                         $32,527,000
                                                         LE-1                $10,490,000               X-E-1
                                                         LE-2                $17,348,000               X-E-2
                                                         LE-3                 $4,689,000               X-E-3
Class F                         $32,527,000
                                                         LF-1                 $4,608,000               X-F-1
                                                         LF-2                $20,371,000               X-F-2
                                                         LF-3                 $7,548,000               X-F-3
Class G                         $26,022,000
                                                         LG-1                 $8,603,000               X-G-1
                                                         LG-2                $17,419,000               X-G-2
Class H                         $39,032,000
                                                         LH-1                   $248,000               X-H-1
                                                         LH-2                $24,166,000               X-H-2
                                                         LH-3                $14,618,000               X-H-3
Class J                          $6,505,000
                                                          LJ                  $6,505,000                X-J
Class K                         $13,011,000
                                                          LK                 $13,011,000                X-K
Class L                         $13,011,000
                                                         LL-1                 $7,716,000               X-L-1
                                                         LL-2                 $5,295,000               X-L-2
Class M                          $9,758,000
                                                          LM                  $9,758,000                X-M
Class N                          $9,758,000
                                                          LN                  $9,758,000                X-N
Class O                          $6,506,000
                                                          LO                  $6,506,000                X-O
Class P                         $42,285,095
                                                          LP                 $42,285,095                X-P
Class OEA-B1                    $10,500,000
                                                        LOEA-B1              $10,500,000                N/A
Class OEA-B2                    $14,500,000
                                                        LOEA-B2              $14,500,000                N/A

-------------

(1) The Uncertificated Lower-Tier Interest and the Components of the Class X Certificates that correspond to any particular Class of Principal Balance Certificates also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated Lower-Tier Interest" and the "Corresponding Components," respectively, with respect to each other.

            The initial Loan REMIC Balance and interest rate for each Loan REMIC Regular Interest are set forth in the related Loan REMIC Declaration. The Initial Trust Balance will be $2,627,155,095. The initial aggregate principal balance of the Uncertificated Lower-Tier Interests will be $2,627,155,095.

            There are fifteen Mortgage Loans included in the Trust Fund (as identified in the table below) that are each part of a split loan structure, and are each secured by the same Mortgage that also secures another mortgage loan or loans in that split loan structure.

            Each split loan structure, including all of the related notes that are secured by the same Mortgage, is referred to herein as a "Loan Group." Each Loan Group consists of (1) one or more "Loan Group Trust Mortgage Loans," which is the portion of the Loan Group that is included as an asset of the Trust Fund and (2) one or more "Companion Loans," which is the portion of the Loan Group that is not included as an asset of the Trust Fund. Each Companion Loan may be classified as either (1) a "Pari Passu Companion Loan," which is a Companion Loan that is pari passu in right of payment with the related Loan Group Trust Mortgage Loan in the same Loan Group or (2) a "Subordinate Companion Loan," which is a Companion Loan that is subordinate in right of payment to the related Loan Group Trust Mortgage Loan in the same Loan Group. A Loan Group may contain both Pari Passu Companion Loans and Subordinate Companion Loans. The term "Mortgage Loan" as used in this Agreement will include the Loan Group Trust Mortgage Loans.

            The following table identifies the Loan Groups and their related Loan Group Trust Mortgage Loans and Companion Loans:

                                                          Aggregate          Non-Trust/
                                                          Non-Trust/         Non-Pooled                          Controlling
                                                          Non-Pooled        Subordinate           Non-Trust       Pooling &
                                    Pooled Mortgage        Mortgage             Note             Pari Passu       Servicing
          Mortgage Loan              Loan Balance        Loan Balance         Balance           Loan Balance      Agreement(10)
--------------------------------    ------------------  ----------------    --------------     ---------------   --------------
111 Eighth Avenue...............       $149,500,000      $350,500,000(1)    $50,000,000(2)     $300,500,000(3)      2004-GG1
660 Madison Avenue..............       $120,000,000        $5,000,000        $5,000,000              NA             2004-GG1
Wells Fargo Tower...............        $86,437,500(4)   $163,562,500            NA            $163,562,500(5)      GCCFC C2
237 Park Avenue.................        $67,333,333      $230,666,667            NA            $230,666,667(6)      GCCFC C2
Water Tower Place...............        $55,969,605(7)   $130,265,540            NA            $130,265,540(8)      GMACCM C3
Davies Pacific Center...........        $48,977,343        $2,960,000        $2,960,000              NA             2004-GG1
DDR Portfolio...................        $48,819,647       $97,639,294            NA             $97,639,294(9)      GMACCM C2
5 Houston Center................        $45,000,000       $45,000,000            NA             $45,000,000         GMACCM C3
Sycamore Mineral Springs Resort.        $14,838,278        $1,236,523        $1,236,523              NA             2004-GG1
510 Glenwood....................        $12,903,265          $806,000          $806,000              NA             2004-GG1
1801 K Street...................        $12,371,875      $117,115,625            NA            $117,115,625         GCCFC C2
Sunrise Mesa MHP................        $11,750,000          $750,000          $750,000              NA             2004-GG1
Mountain Lodge Apartments.......        $10,176,455          $385,000          $385,000              NA             2004-GG1
Palisades I Office Building.....         $9,130,000          $570,000          $570,000              NA             2004-GG1
Berryland Shopping Center.......         $3,474,494          $225,000          $225,000              NA             2004-GG1


                                        Initial          Initial
                                         Master          Special
          Mortgage Loan               Servicer(11)    Servicer(12)
--------------------------------      ------------    ------------
111 Eighth Avenue...............        Wachovia         Lennar
660 Madison Avenue..............        Wachovia         Lennar
Wells Fargo Tower...............        Wachovia         Lennar
237 Park Avenue.................        Wachovia         Lennar
Water Tower Place...............         GMACCM          Lennar
Davies Pacific Center...........        Wachovia         Lennar
DDR Portfolio...................         GMACCM          GMACCM
5 Houston Center................         GMACCM          Lennar
Sycamore Mineral Springs Resort.        Wachovia         Lennar
510 Glenwood....................        Wachovia         Lennar
1801 K Street...................        Wachovia         Lennar
Sunrise Mesa MHP................        Wachovia         Lennar
Mountain Lodge Apartments.......        Wachovia         Lennar
Palisades I Office Building.....        Wachovia         Lennar
Berryland Shopping Center.......        Wachovia         Lennar


-------------

(1) This figure represents multiple Pari Passu Companion Loans in the aggregate original principal amount of $300,500,000 and two subordinate loans in the aggregate original principal amount of $50,000,000 that are not part of the Mortgage Pool although, one of the subordinate loans, in the original principal amount of $25,000,000, is an asset of the Trust, and the interest in that subordinate loan is evidenced directly by the Class OEA-B Certificates.

(2) Comprised of two separate Subordinate Companion Loans, one of which, in the original principal amount of $25,000,000, is an asset of the trust and evidenced directly by the Class OEA-B Certificates.

(3)   Comprised of 6 separate Pari Passu Companion Loans.

(4) The Wells Fargo Tower Trust Loan is evidenced by two separate pari passu mortgage notes. The figures set forth above present this Mortgage Loan on an aggregate basis.

(5)   Comprised of 5 separate pari passu mortgage notes.

(6)   Comprised of 3 separate pari passu mortgage notes.

(7) The Water Tower Place Trust Loan is comprised of two separate pari passu mortgage notes.

(8)   Comprised of 4 separate pari passu mortgage notes.

(9)   Comprised of 2 separate pari passu mortgage notes.

(10) 2004-GG1 refers to this Agreement. GCCFC C2 refers to the pooling and servicing agreement entered into in connection with the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C2. GMACCM C3 refers to the pooling and servicing agreement entered into in connection with the GMAC Commercial Mortgage Securities Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C3. GMACCM C2 refers to the pooling and servicing agreement entered into in connection with the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2.

(11) Wachovia refers to Wachovia Bank, National Association and GMACCM refers to GMAC Commercial Mortgage Corporation.

(12) Lennar refers to Lennar Partners, Inc. and GMACCM refers to GMAC Commercial Mortgage Corporation.

            111 Eighth Avenue. The Loan Group secured by a Mortgage on the property known as 111 Eighth Avenue (the "111 Eighth Avenue Loan Group"), consists of nine Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $149,500,000 as of the date hereof (the "111 Eighth Avenue Pooled Trust Loan");

            o six Pari Passu Companion Loans in the aggregate outstanding principal amount of $300,500,000 as of the date hereof (the "111 Eighth Avenue Pari Passu Companion Loans," and, together with the 111 Eighth Avenue Pooled Trust Loan, the "111 Eighth Avenue Senior Loans");

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $25,000,000 as of the date hereof (the "111 Eighth Avenue Non-Pooled Trust Loan" and, together with the 111 Eighth Avenue Pooled Trust Loan, the "111 Eighth Avenue Trust Loans") that is subordinate in right of payment to the 111 Eighth Avenue Senior Loans; and

            o one Subordinate Companion Loan in the outstanding principal amount of $25,000,000 as of the date hereof (the "111 Eighth Avenue Subordinate Companion Loan" and, together with the 111 Eighth Avenue Non-Pooled Trust Loan, the "111 Eighth Avenue Subordinate Loans").

            660 Madison Avenue. The Loan Group secured by a Mortgage on the property known as 660 Madison Avenue (the "660 Madison Avenue Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $120,000,000 as of the date hereof (the "660 Madison Avenue Trust Loan"); and

            o one Subordinate Companion Loan in the outstanding principal amount of $5,000,000 as of the date hereof (the "660 Madison Avenue Subordinate Companion Loan").

            Wells Fargo Tower. The Loan Group secured by a Mortgage on the property known as Wells Fargo Tower (the "Wells Fargo Tower Loan Group"), consists of seven Loans:

            o two Loan Group Trust Mortgage Loans in the aggregate outstanding principal amount of $86,437,500 as of the date hereof (the "Wells Fargo Tower Trust Loan"); and

            o five Pari Passu Companion Loans in the aggregate outstanding principal amount of $163,562,500 as of the date hereof (the "Wells Fargo Tower Pari Passu Companion Loans").

            237 Park Avenue. The Loan Group secured by a Mortgage on the property known as 237 Park Avenue (the "237 Park Avenue Loan Group"), consists of four Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $67,333,333 as of the date hereof (the "237 Park Avenue Trust Loan"); and

            o three separate Pari Passu Companion Loans in the aggregate outstanding principal amount of $230,666,667 as of the date hereof (the "237 Park Avenue Pari Passu Companion Loans").

            Water Tower Place. The Loan Group secured by a Mortgage on the property known as Water Tower Place (the "Water Tower Place Loan Group"), consists of three Loans each evidenced by two notes:

            o one Loan Group Trust Mortgage Loan, which is evidenced by two notes, in the aggregate outstanding principal amount of $55,969,605 as of the date hereof (the "Water Tower Place Trust Loan"); and

            o two Pari Passu Companion Loans, which are each evidenced by two notes, in the aggregate outstanding principal amount of $130,265,540 as of the date hereof (the "Water Tower Place Pari Passu Companion Loans").

            Davies Pacific Center. The Loan Group secured by a Mortgage on the property known as Davies Pacific Center (the "Davies Pacific Center Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $48,977,343 as of the date hereof (the "Davies Pacific Center Trust Loan"); and

            o one Subordinate Companion Loan in the outstanding principal amount of $3,000,000 as of the date hereof (the "Davies Pacific Center Subordinate Companion Loan").

            DDR Portfolio. The Loan Group secured by a Mortgage on the property known as DDR Portfolio (the "DDR Portfolio Loan Group"), consists of three
Loans:

            o one Loan Group Trust Mortgage Loan in the aggregate outstanding principal amount of $48,819,647 as of the date hereof (the "DDR Portfolio Trust Loan"); and

            o two Pari Passu Companion Loans in the aggregate outstanding principal amount of $97,639,294 as of the date hereof (the "DDR Portfolio Pari Passu Companion Loans").

            5 Houston Center. The Loan Group secured by a Mortgage on the property known as 5 Houston Center (the "5 Houston Center Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loans in the aggregate outstanding principal amount of $45,000,000 as of the date hereof (the "5 Houston Center Trust Loan"); and

            o one Pari Passu Companion Loan in the aggregate outstanding principal amount of $45,000,000 as of the date hereof (the "5 Houston Center Pari Passu Companion Loan").

            Sycamore Mineral Springs Resort. The Loan Group secured by a Mortgage on the property known as Sycamore Mineral Springs Resort (the "Sycamore Mineral Springs Resort Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $14,838,278 as of the date hereof (the "Sycamore Mineral Springs Resort Trust Loan"); and

            o one Subordinate Companion Loan in the outstanding principal amount of $1,236,523 as of the date hereof (the "Sycamore Mineral Springs Resort Subordinate Companion Loan").

            510 Glenwood. The Loan Group secured by a Mortgage on the property known as 510 Glenwood (the "510 Glenwood Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $12,903,265 as of the date hereof (the "510 Glenwood Trust Loan"); and

            o one Subordinate Companion Loan in the outstanding principal amount of $806,000 as of the date hereof (the "510 Glenwood Subordinate Companion Loan").

            1801 K Street. The Loan Group secured by a Mortgage on the property known as 1801 K Street (the "1801 K Street Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $12,371,875 as of the date hereof (the "1801 K Street Trust Loan"); and

            o one Pari Passu Companion Loan in the outstanding principal amount of $117,115,625 as of the date hereof (the "1801 K Street Pari Passu Companion Loan").

            Sunrise Mesa MHP. The Loan Group secured by a Mortgage on the property known as Sunrise Mesa MHP (the "Sunrise Mesa MHP Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $11,750,000 as of the date hereof (the "Sunrise Mesa MHP Trust Loan"); and

            o one Subordinate Companion Loan in the outstanding principal amount of $750,000 as of the date hereof (the "Sunrise Mesa MHP Subordinate Companion Loan").

            Mountain Lodge Apartments. The Loan Group secured by a Mortgage on the property known as Mountain Lodge Apartments (the "Mountain Lodge Apartments Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $10,176,455 as of the date hereof (the "Mountain Lodge Apartments Trust Loan"); and

            o one Subordinate Companion Loan in the outstanding principal amount of $385,000 as of the date hereof (the "Mountain Lodge Apartments Subordinate Companion Loan").

            Palisades I Office Building. The Loan Group secured by a Mortgage on the property known as Palisades I Office Building (the "Palisades I Office Building Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $9,130,000 as of the date hereof (the "Palisades I Office Building Trust Loan"); and

            o one Subordinate Companion Loan in the outstanding principal amount of $570,000 as of the date hereof (the "Palisades I Office Building Subordinate Companion Loan").

            Berryland Shopping Center. The Loan Group secured by a Mortgage on the property known as Berryland Shopping Center (the "Berryland Shopping Center Loan Group"), consists of two Loans:

            o one Loan Group Trust Mortgage Loan in the outstanding principal amount of $3,474,494 as of the date hereof (the "Berryland Shopping Center Trust Loan"); and

            o one Subordinate Companion Loan in the outstanding principal amount of $225,000 as of the date hereof (the "Berryland Shopping Center Subordinate Companion Loan").

            The relative rights of each holder of a Loan Group Trust Mortgage Loan and the related Companion Loans are set forth in a co-lender or other similar agreement (each a "Co-Lender Agreement") among the holders of each of the Loans in the Loan Group. Pursuant to each Co-Lender Agreement, the Loan Groups are to be serviced and administered in accordance with this Agreement, other than the Wells Fargo Tower Loan Group, Water Tower Place Loan Group, 237 Park Avenue Loan Group, 5 Houston Center Loan Group, DDR Portfolio Loan Group, and the 1801 K Street Loan Group (the "Non-Serviced Loan Groups"), by the Master Servicer and the Special Servicer hereunder.

            The Wells Fargo Tower Loan Group, 237 Park Avenue Loan Group, and 1801 K Street Loan Group including the related Loan Group Trust Mortgage Loan, will be serviced and administered in accordance with the pooling and servicing agreement (the "GCCFC C2 PSA") dated December 23, 2003, by and among Greenwich Capital Commercial Funding Corp., as depositor (the "GCCFC C2 Depositor"), Wachovia Bank, National Association, as master servicer (the "GCCFC C2 Master Servicer"), Lennar Partners, Inc., as special servicer (the "GCCFC C2 Special Servicer"), LaSalle Bank National Association, as trustee (the "GCCFC C2 Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "GCCFC C2 Fiscal Agent"), pursuant to which the Commercial Mortgage Pass Through Certificates, Series 2003-C2 were issued. Pursuant to the terms of the GCCFC C2 PSA, the "directing holder" thereunder with respect to the Wells Fargo Tower Loan Group will be the Controlling Class Directing Holder as defined in this Agreement.

            The DDR Portfolio Loan Group, including the DDR Portfolio Trust Loan, will be serviced and administered in accordance with the pooling and servicing agreement (the "GMACCM C2 PSA") dated August 1, 2003, by and among GMAC Commercial Mortgage Securities, Inc., as depositor (the "GMACCM C2 Depositor"), GMAC Commercial Mortgage Corporation, as master servicer (the "GMACCM C2 Master Servicer"), GMAC Commercial Mortgage Corporation, as special servicer (the "GMACCM C2 Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "GMACCM C2 Trustee"), pursuant to which the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2003-C2 were issued.

            The Water Tower Place Loan Group and the 5 Houston Center Loan Group, including the Water Tower Place Trust Loan and the 5 Houston Center Trust Loan, will be serviced and administered in accordance with the pooling and servicing agreement (the "GMACCM C3 PSA") dated December 1, 2003, by and among GMAC Commercial Mortgage Securities, Inc., as depositor (the "GMACCM C3 Depositor"), GMAC Commercial Mortgage Corporation, as master servicer (the "GMACCM C3 Master Servicer"), Lennar Partners, Inc., as special servicer (the "GMACCM C3 Special Servicer"), LaSalle Bank National Association, as trustee (the "GMACCM C3 Trustee"), Midland Loan Services, Inc. as Special Servicer of the AFR/Bank of America Portfolio Whole Loan, and ABN AMRO Bank N.V., as fiscal agent (the "GMACCM C3 Fiscal Agent"), pursuant to which the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2003-C3 were issued.

            Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01 of this Agreement.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereby agree, in each case, as follows:

                                   ARTICLE I
                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, unless the context otherwise requires:

            "111 Eighth Avenue Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "111 Eighth Avenue Non-Pooled Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "111 Eighth Avenue Pari Passu Companion Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "111 Eighth Avenue Pooled Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "111 Eighth Avenue Senior Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "111 Eighth Avenue Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "111 Eighth Avenue Subordinate Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "111 Eighth Avenue Trust Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "1801 K Street Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "1801 K Street Pari Passu Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "1801 K Street Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "237 Park Avenue Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "237 Park Avenue Pari Passu Companion Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "237 Park Avenue Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "5 Houston Center Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "5 Houston Center Pari Passu Companion Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "5 Houston Center Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "510 Glenwood Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "510 Glenwood Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "510 Glenwood Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "660 Madison Avenue Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "660 Madison Avenue Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "660 Madison Avenue Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "ABN  AMRO"   shall  mean  ABN  AMRO  Bank  N.V.   or  its
successor in interest.

            "Acceptable Insurance Default" shall mean, with respect to any Serviced Mortgage Loan, any default under the related Loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and
(b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations required in subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant and information provided by the Master Servicer.

            "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and (b) in the case of each Class of the Class X Certificates for any Interest Accrual Period, the sum of the Accrued Component Interest for all of the Components of such Class for such Distribution Date.

            "Accrued Component Interest" shall mean, with respect to each Component of the Class XP and Class XC Certificates for any Distribution Date, one twelfth of the product of (i) the Class XP Strip Rate or Class XC Strip Rate applicable to such Component for such Distribution Date, and (ii) the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date.

            "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

            "Additional Designated Servicing Information" shall have the meaning assigned thereto in Section 8.15(a).

            "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

            "Additional Principal Distribution Amount" shall mean, with respect to any Distribution Date, the aggregate of the Recovered Amounts included in, and added to the Principal Distribution Amount for such Distribution Date for purposes of calculating, the Adjusted Principal Distribution Amount for such Distribution Date, pursuant to Section 1.03(c).

            "Additional Trust Fund Expense" shall mean any expense incurred with respect to the Trust Fund (excluding any Unliquidated Advance) and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

            "Adjusted Principal Distribution Amount" shall mean, for any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date, plus all amounts added to such Principal Distribution Amount pursuant to Section 1.03(c) for such Distribution Date, minus all amounts subtracted from such Principal Distribution Amount pursuant to Section 1.03(b) for such Distribution Date.

            "Administrative Cost Rate" shall mean, with respect to each Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Cost Rate" on the Mortgage Loan Schedule, which, for each such other Mortgage Loan (or successor REO Mortgage Loan) is equal to the sum of the related Master Servicing Fee Rate, the Trustee Fee Rate and, in the case of a Non-Serviced Trust Loan, the "servicing fee rate" payable to the applicable Lead Master Servicer under the applicable Lead PSA.

            "Advance" shall mean any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event" shall have the meaning assigned thereto in Section 10.02(e).

            "Adverse Rating Event" shall mean, (i) when used with respect to any Class of Certificates, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates by any Rating Agency and (ii) when used with respect to any Companion Loan Securities, as of any date of determination the qualification, downgrade or withdrawal of any rating then assigned by any Rating Agency to such Companion Loan Securities (but only if such Companion Loan Securities were issued in connection with the inclusion of a Serviced Pari Passu Companion Loan into a trust as part of a securitization).

            "Adverse REMIC Event" shall have the meaning assigned thereto in
Section 10.01(i).

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.15.

            "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.14.

            "Appraisal" shall mean an appraisal or update thereof prepared by an Independent Appraiser.

            "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated initially as of the Determination Date immediately following the later of the date on which the subject Mortgage Loan or Loan Group became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of: (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Default Interest), (iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan,
(iv) all related unreimbursed Advances (which shall include, without duplication, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances) made by or on behalf of (plus all accrued interest on such Advances payable to) the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or any Other Backup Advancer with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items); over (b) the Required Appraisal Value. Notwithstanding the foregoing, if
(i) any Mortgage Loan or Loan Group becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.09(a), with respect to the related Mortgaged Property during the 12-month period prior to the date such Mortgage Loan or Loan Group became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), within 60 days after such Mortgage Loan or Loan Group became a Required Appraisal Loan, then (x) until such new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction Amount.

            Notwithstanding the foregoing, Appraisal Reduction Amount shall mean, with respect to a Non-Serviced Trust Loan, the amount calculated by the applicable Lead Special Servicer or Lead Master Servicer, as applicable, in accordance with and pursuant to the terms of the related Lead PSA.

            "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a Loan or relating to an REO Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related Servicing File or (b) the most recent "desktop" value estimate performed by the Special Servicer that is contained in the related Servicing File or with respect to any Non-Serviced Trust Loan, the appraisal value as calculated pursuant to the Lead PSA.

            "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Loan.

            "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon Mortgage Loan (or Serviced Companion Loans) delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, or, in the case of the Serviced Companion Loans, the related Mortgage Loans remain part of the Trust Fund (provided that such Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date; (b) with respect to any REO Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, or the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Loan on the last Due Date prior to its becoming an REO Loan.

            "ASTM" shall mean the American Society for Testing and Materials.

            "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum, without duplication, of the following amounts (i) the aggregate amount of all payments and other collections on or with respect to the Mortgage Loans and any REO Properties (excluding any such amounts that relate to the 111 Eighth Avenue Non-Pooled Trust Loan, but including, with respect to the Non-Serviced Trust Loans, payment remitted by, or advances made by, the applicable Lead Master Servicer) that (A) were Received as of the end of the related Collection Period (or, in the case of the Non-Serviced Trust Loans, as of 12:00 noon (New York City time) on the Master Servicer Remittance Date) and (B) are on deposit in the Distribution Account as of 12:00 noon (New York City time) on such Distribution Date, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to
Section 4.03 and Section 4.03A, (iii) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(a) in connection with Prepayment Interest Shortfalls, (iv) to the extent not included in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the Distribution Account pursuant to Section 3.05(d) in respect of such Distribution Date and (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March 2005 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Distribution Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for distribution on such Distribution Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following: (i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (vii) of Section 3.05(b), (iii) Prepayment Premiums and/or Yield Maintenance Charges,
(iv) if such Distribution Date occurs during January of any year that is not a leap year or during February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the Distribution Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Distribution Account in error; provided that clauses (b)(i), (b)(iii) and
(b)(iv) of this definition shall not apply on the Final Distribution Date.

            "Available OEA-B Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum, without duplication, of the following amounts (i) the aggregate amount of all payments and other collections on or with respect to the 111 Eighth Avenue Non-Pooled Trust Loan and any REO Property with respect to the 111 Eighth Avenue Loan Group allocable to the 111 Eighth Avenue Non-Pooled Trust Loan that (A) were Received as of the end of the related Collection Period and (B) are on deposit in the Class OEA-B Sub-Account as of 12:00 noon (New York City time) on such Distribution Date and
(ii) the aggregate amount deposited by the Master Servicer in the Class OEA-B Sub-Account for such Distribution Date pursuant to Section 3.20(a) in connection with Prepayment Interest Shortfalls net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following: (i) Monthly Payments that are due on a Due Date following the end of the related Collection Period (unless such Distribution Date is the Final Distribution Date), (ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses (ii) through (xviii) of Section 3.05(a), and (iii) any amounts deposited in the Class OEA-B Sub-Account in error.

            "Balloon Loan" shall mean any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the payment due on its Stated Maturity Date is significantly larger than the Monthly Payment due on the Due Date preceding its Stated Maturity Date.

            "Balloon Mortgage Loan" shall mean any Mortgage Loan that is a Balloon Loan.

            "Balloon Payment" shall mean, with respect to any Balloon Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Loan at maturity.

            "Berryland Shopping Center Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Berryland Shopping Center Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Berryland Shopping Center Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

            "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Breach" shall have the meaning assigned thereto in Section 2.03(a).

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office of the Master Servicer, any Lead Master Servicer or the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificates" shall mean any of the Class A-1, Class A-2, Class A-3, Class A-4, Class, A-5, Class A-6, Class A-7, Class XP, Class XC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class OEA-B1, Class OEA-B2, Class R-I or Class R-II Certificates, as applicable.

            "Certificate Factor" shall mean, with respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current Class Principal Balance or Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

            "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

            "Certificate Register" shall mean the register maintained pursuant to Section 5.02.

            "Certificate Registrar" shall mean the registrar appointed pursuant to Section 5.02.

            "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and
(ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff Notification Report and the CMSA Investor Reporting Package.

            "Certification Parties" shall have the meaning assigned to such term in Section 8.15(d).

            "Certifying Person" shall have the meaning assigned to such term in
Section 8.15(d).

            "Class" shall mean, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A Certificates" shall mean the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates.

            "Class A-1 Certificate" shall mean any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Certificate" shall mean any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-3 Certificate" shall mean any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-4 Certificate" shall mean any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-5 Certificate" shall mean any one of the Certificates with a "Class A-5" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-6 Certificate" shall mean any one of the Certificates with a "Class A-6" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-7 Certificate" shall mean any one of the Certificates with a "Class A-7" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B Certificate" shall mean any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Certificate" shall mean any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Certificate" shall mean any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Certificate" shall mean any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Certificate" shall mean any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Certificate" shall mean any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Certificate" shall mean any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class J Certificate" shall mean any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Certificate" shall mean any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Certificate" shall mean any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class LA-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-3 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-4 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-5 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-3 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-5-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-5-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-5-3 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-5-4 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-6 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-7-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-7-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-3 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-3 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-3 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-3 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LOEA-B1 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LOEA-B2 Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Interest" shall mean a regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate" shall mean any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Certificate" shall mean any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class O Certificate" shall mean any of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class OEA-B Certificates" shall mean the Class OEA-B1 and Class OEA-B2 Certificates.

            "Class OEA-B Adjusted Net Mortgage Rate" means with respect to any Distribution Date, (i) the Mortgage Rate of the 111 Eighth Avenue Non-Pooled Trust Loan multiplied by (ii) a fraction of which (x) the numerator is the number of days in the interest accrual period for the 111 Eighth Avenue Loan Group that relates to the Due Date (which is calculated on an Actual/360 Basis) related to such Distribution Date and (y) the denominator is 30, minus (iii) the Administrative Cost Rate.

            "Class OEA-B1 Certificate" shall mean any of the Certificates with a "Class OEA-B1" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class OEA-B2 Certificate" shall mean any of the Certificates with a "Class OEA-B2" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class OEA-B Majority Holder" shall mean the Holder or Holders of more than 50% of the aggregate Class Principal Balance of the Class OEA-B Certificates.

            "Class OEA-B Principal Distribution Amount" shall mean an amount calculated in the same manner as the Principal Distribution Amount, but solely with respect to the 111 Eighth Avenue Non-Pooled Trust Loan, and without regard to the proviso with respect to the 111 Eighth Avenue Non-Pooled Trust Loan set forth in the definition of "Principal Distribution Amount."

            "Class OEA-B Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Lower-Tier REMIC.

            "Class P Certificate" shall mean any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class Principal Balance" shall mean the aggregate principal balance of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further permanently reduced (subject to Section 4.05) by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a). On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be increased by the related Class Principal Reinstatement Amount, if any, for such Distribution Date.

            "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

            "Class R-I Certificate" shall mean any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions and representing beneficial ownership of each Loan REMIC Residual Interest.

            "Class R-II Certificate" shall mean any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X Certificates" shall mean the Class XP Certificates and the Class XC Certificates.

            "Class XC Certificate" shall mean any one of the Certificates with a "Class XC" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing the Components and a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class XC Notional Amount" shall mean, with respect to the Class XC Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class XC Strip Rate" shall mean, with respect to (A) any Class of Components (other than the Class XP Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates and (B) the Class XP Components (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XP Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates. In no event shall any Class XC Strip Rate be less than zero.

            "Class XP Certificate" shall mean any one of the Certificates with a "Class XP" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing the Class XP Components and a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class XP Component Crossover Date" shall mean (i) with respect to Component X-A-2-2, the Distribution Date occurring in November 2005, (ii) with respect to Component X-A-2-3, Component X-A-3-1 and Component X-L-1, the Distribution Date occurring in May 2006, (iii) with respect to Component X-A-3-2, Component X-H-1, Component X-J, Component X-K and Component X-L-2, the Distribution Date occurring in November 2006, (iv) with respect to Component X-A-3-3 and Component X-H-2, the Distribution Date occurring in May 2007, (v) with respect to Component X-A-3-4, Component X-G-1 and Component X-H-3, the Distribution Date occurring in November 2007, (vi) with respect to Component X-A-3-5, Component X-A-4-1, Component X-F-1 and Component X-G-2, the Distribution Date occurring in May 2008, (vii) with respect to Component X-A-4-2, and Component X-F-2, the Distribution Date occurring in November 2008,
(viii) with respect to Component X-A-4-3, Component X-A-5-1, Component X-E-1 and Component X-F-3, the Distribution Date occurring in May 2009, (ix) with respect to Component X-A-5-2 and Component X-E-2, the Distribution Date occurring in November 2009, (x) with respect to Component X-A-5-3, Component X-D-1 and Component X-E-3, the Distribution Date occurring in May 2010, (xi) with respect to Component X-A-5-4, Component X-A-6, Component X-A-7-1 and Component X-D-2, the Distribution Date occurring in November 2010, and (xii) with respect to Component X-A-7-2, Component X-B, Component X-C and Component X-D-3, the Distribution Date in May 2011.

            "Class XP Components" shall mean each of Component X-A-2-2, Component X-A-2-3, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-3-4, Component X-A-3-5, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-5-1, Component X-A-5-2, Component X-A-5-3, Component X-A-5-4, Component X-A-6, Component X-A-7-1, Component X-A-7-2, Component X-B, Component X-C, Component X-D-1, Component X-D-2, Component X-D-3, Component X-E-1, Component X-E-2, Component X-E-3, Component X-F-1, Component X-F-2, Component X-F-3, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-H-3, Component X-J, Component X-K, Component X-L-1 and Component X-L-2.

            "Class XP Notional Amount" shall mean, as of any date of determination, the sum of the then Component Notional Amounts of the Class XP Components.

            "Class XP Reference Rate" shall mean, for any Distribution Date, the rate per annum corresponding to such Distribution Date on Schedule IV.

            "Class XP Strip Rate" shall mean, with respect to each of the Class XP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class XP Reference Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XP Strip Rate be less than zero) and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, 0% per annum.

            "Clearstream" shall mean Clearstream Banking, Societe Anonyme or any successor.

            "Closing Date" shall mean May 13, 2004.

            "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Holder.

            "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller.

            "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Investor Reporting Package" shall mean, collectively:

            (a) the following six electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File;

            (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Loan Level Reserve/LOC Report and (ix) CMSA NOI Adjustment Worksheet; and

            (c) the Monthly Additional Report on Recoveries and Reimbursements (notwithstanding that such form of report has not been adopted or recommended by the CMSA).

            "CMSA Loan Level Reserve/LOC Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall, if applicable, be accompanied by a Monthly Additional Report on Recoveries and Reimbursements and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the Master Servicer with respect to all the Performing Serviced Loans, and by the Special Servicer with respect to Specially Serviced Loans and REO Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Special Servicer Loan File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

            "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

            "Collection Period" shall mean, with respect to any Distribution Date or Master Servicer Remittance Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs.

            "Commerzbank" shall mean Commerzbank AG, New York Branch, a company formed under the laws of the Federal Republic of Germany and licensed to engage in the banking business under Article V of the Banking Law of the State of New York, and its successors in interest.

            "Commission" shall mean the Securities and Exchange Commission or any successor agency.

            "Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Companion Loan Noteholder" shall mean, with respect to any Loan Group, the Holder of the Mortgage Note for the related Companion Loan.

            "Companion Loan Securities" means the securities issued in connection with the inclusion of a Pari Passu Companion Loan into a trust as part of a securitization of one or more mortgage loans.

            "Components" shall mean each of Component X-A-1, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-3-4, Component X-A-3-5, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-5-1, Component X-A-5-2, Component X-A-5-3, Component X-A-5-4, Component X-A-6, Component X-A-7-1, Component X-A-7-2, Component X-B, Component X-C, Component X-D-1, Component X-D-2, Component X-D-3, Component X-E-1, Component X-E-2, Component X-E-3, Component X-F-1, Component X-F-2, Component X-F-3, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-H-3, Component X-J, Component X-K, Component X-L-1, Component X-L-2, Component X-M, Component X-N, Component X-O and Component X-P.

            "Component X-A-1" shall mean one of 43 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1 Interest.

            "Component X-A-2-1" shall mean one of 43 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-1 Interest.

            "Component X-A-2-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-2 Interest.

            "Component X-A-2-3" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-3 Interest.

            "Component X-A-3-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-1 Interest.

            "Component X-A-3-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-2 Interest.

            "Component X-A-3-3" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-3 Interest.

            "Component X-A-3-4" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-4 Interest.

            "Component X-A-3-5" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-5 Interest.

            "Component X-A-4-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-4-1 Interest.

            "Component X-A-4-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-4-2 Interest.

            "Component X-A-4-3" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-4-3 Interest.

            "Component X-A-5-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-5-1 Interest.

            "Component X-A-5-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-5-2 Interest.

            "Component X-A-5-3" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-5-3 Interest.

            "Component X-A-5-4" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-5-4 Interest.

            "Component X-A-6" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-6 Interest.

            "Component X-A-7-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-7-1 Interest.

            "Component X-A-7-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-7-2 Interest.

            "Component X-B" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LB Interest.

            "Component X-C" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LC Interest.

            "Component X-D-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LD-1 Interest.

            "Component X-D-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LD-2 Interest.

            "Component X-D-3" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LD-3 Interest.

            "Component X-E-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LE-1 Interest.

            "Component X-E-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LE-2 Interest.

            "Component X-E-3" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LE-3 Interest.

            "Component X-F-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LF-1 Interest.

            "Component X-F-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LF-2 Interest.

            "Component X-F-3" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LF-3 Interest.

            "Component X-G-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LG-1 Interest.

            "Component X-G-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LG-2 Interest.

            "Component X-H-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LH-1 Interest.

            "Component X-H-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LH-2 Interest.

            "Component X-H-3" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LH-3 Interest.

            "Component X-J" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LJ Interest.

            "Component X-K" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LK Interest.

            "Component X-L-1" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LL-1 Interest.

            "Component X-L-2" shall mean one of 43 components of the Class XC Certificates and one of the 37 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LL-2 Interest.

            "Component X-M" shall mean one of 43 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LM Interest.

            "Component X-N" shall mean one of 43 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LN Interest.

            "Component X-O" shall mean one of 43 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LO Interest.

            "Component X-P" shall mean one of 43 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LP Interest.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then current Uncertificated Principal Balance of its Corresponding Uncertificated Lower-Tier Interest.

            "Condemnation Proceeds" shall mean all cash amounts Received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

            "Consultation Appraisal Event" shall exist with respect to any Tier 2 Loan Group, if and for so long as:

            (a) (1) the initial balance of the related Companion Loan minus (2) the sum of (x) any principal payments, allocated to, and received on, the related Subordinate Companion Loan, (y) any Appraisal Reduction Amounts allocated to such Companion Loan and (without duplication) (z) Realized Losses allocated to such Companion Loan is less than

            (b) 25% of the initial balance of such Companion Loan.

            "Control Appraisal Event" shall exist with respect to the 111 Eighth Avenue Loan Group, if and for so long as:

            (a) (1) the aggregate initial principal balance of the 111 Eighth Avenue Subordinate Loans minus (2) the sum of (x) any principal payments, allocated to, and received on the 111 Eighth Avenue Subordinate Loans, (y) any Appraisal Reduction Amounts allocated to the 111 Eighth Avenue Subordinate Loans and (without duplication) (z) Realized Losses allocated to the 111 Eighth Avenue Subordinate Loans, is less than

            (b) 25% of the aggregate initial principal balance of the 111 Eighth Avenue Subordinate Loans.

            "Controlling Class" shall mean the Class of Certificates (other than the Residual Interest Certificates and the Class OEA-B Certificates) with the latest alphabetical Class designation that has a then-aggregate Class Principal Balance that is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has, as of such date of determination, a Class Principal Balance that meets the requirements above, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates shall be deemed a single Class of Certificates. As of the Closing Date, the Controlling Class will be the Class P Certificates. If the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth in this Agreement may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

            "Controlling Class Certificateholder" shall mean any Holder of a Certificate of the Controlling Class.

            "Controlling Class Directing Holder" shall mean the Holder or Holders of greater than 50% of the Voting Rights assigned to the Controlling Class; provided that no Holder of Voting Rights allocated to the Controlling Class may exercise any rights of such Class with respect to any Loan as to which such Holder is a Mortgagor Affiliate Holder.

            "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group - Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2004-GG1.

            "Corrected Loan" shall mean any Mortgage Loan that had been a Specially Serviced Loan but has ceased to be such in accordance with the definition of "Specially Serviced Loan" (other than by reason of a Liquidation Event occurring in respect of such Loan or the related Mortgaged Property's becoming an REO Property).

            "Corresponding Certificate" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Component or any Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Component" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Uncertificated Lower-Tier Interest" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Component.

            "Cross-Collateralized Group" shall mean any group of Cross-Collateralized Mortgage Loans.

            "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cross-Over Date" shall mean the Distribution Date on which (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, or any two or more of such Classes, remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to
Section 4.04(a).

            "Custodial Account" shall mean either of the Pool Custodial Account or any Loan Group Custodial Account.

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Sellers or an Affiliate of the Depositor or the Mortgage Loan Sellers. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date" shall mean May 1, 2004.

            "Cut-off Date Balance" shall mean, with respect to any Loan, the outstanding principal balance of such Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Davies Pacific Center Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Davies Pacific Center Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Davies Pacific Center Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "DDR Portfolio Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "DDR Portfolio Pari Passu Companion Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "DDR Portfolio Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Deerbrook Mall Mortgage Loan" shall mean that certain Mortgage Loan (evidenced by two Mortgage Notes, which are assets of the Trust Fund) secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Deerbrook Mall.

            "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust in respect of any Loan or any successor REO Loan with respect thereto.

            "Default Interest" shall mean, with respect to any Serviced Loan or any successor REO Loan with respect thereto, any amounts Received thereon (other than late payment charges, Prepayment Premiums or Yield Maintenance Charges) that represent penalty interest (arising out of a default) in excess of interest accrued on the principal balance of such Loan (or successor REO Loan), at the related Mortgage Rate.

            "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

            "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.21(k).

            "Defeasance Collateral" shall mean, with respect to any Defeasance Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

            "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

            "Defeasance Loan" shall mean any Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such loan in lieu of prepayment.

            "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

            "Definitive Non-Registered Certificate" shall mean any Non-Registered Certificate that has been issued as a Definitive Certificate.

            "Depositor" shall mean Greenwich Capital Commercial Funding Corp, and any successor in interest.

            "Depository" shall mean The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date" shall mean the sixth calendar day of each month (or, if such sixth day is not a Business Day, the Business Day immediately following such sixth day), commencing in June 2004.

            "Directing Holder" shall mean with respect to any Serviced Loan Group, the person or persons selected by the related Loan Group Directing Holder, and with respect to any other Mortgage Loan, the person selected by the Controlling Class Directing Holder; provided, however, that (i) absent such selection, or (ii) until a Directing Holder is so selected or (iii) upon receipt of a notice from the Controlling Class Directing Holder or Loan Group Directing Holder, as applicable, that a Directing Holder is no longer designated, the Directing Holder will be the Loan Group Directing Holder or the Controlling Class Directing Holder, as applicable; provided, further, that, in the case of a Directing Holder selected by the Controlling Class Directing Holder, in order for the Trustee to certify the status of such Directing Holder, the Directing Holder must provide notice and certification to the Trustee as to its status as Directing Holder, and the Trustee shall provide written notice to the Controlling Class Certificateholders as to the designation of such Directing Holder. No Mortgagor Affiliate Holder may be a Directing Holder. The Trustee acknowledges and agrees that with respect to each Loan Group the Person set forth on Schedule V shall be designated as the initial Directing Holder with respect to the related Loan Group, and that no further notice of such selection is required. In the event that a Controlling Class Directing Holder or Loan Group Directing Holder appoints a third party (including any affiliate) to act as Directing Holder, none of the parties to this Agreement shall be obligated to recognize such appointment unless such Controlling Class Directing Holder or Loan Group Directing Holder shall have delivered to each party to this Agreement a certification regarding such appointment. Any Loan Group Directing Holder that is a Directing Holder may, in its capacity as Directing Holder, only control, direct, prohibit or be consulted with respect to the enforcement of the related Mortgage or the servicing and administration of the related Loan Group to the extent set forth in this Agreement. The Directing Holder shall be required to keep all non-public information received by it in such capacity pursuant to this Agreement confidential and, upon its designation as such, shall deliver to the Trustee a confirmation to such effect.

            "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Lower-Tier REMIC or the related Loan REMIC, as applicable, other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Discount Rate" shall mean, with respect to any prepaid Mortgage Loan or REO Mortgage Loan, for purposes of allocating any Prepayment Premium or Yield Maintenance Charge Received with respect thereto among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a rate equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, as published in Federal Reserve Statistical Release H.15 (519) published by the Federal Reserve Board; provided that if there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield shall apply, and (b) with maturity dates equally close to the maturity date for such prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury Regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulations Section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

            "Disqualified Organization" shall mean any of the following: (i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

            "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified Non-United States Tax Persons.

            "Distributable Certificate Interest" shall mean, with respect to any Class of Regular Interest Certificates for any Distribution Date, subject to
Section 4.05(b), an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall (or, in the case of the Class OEA-B Certificates, the Net OEA-B Prepayment Interest Shortfall) for such Distribution Date allocated to such Class of Certificates as provided below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among the respective Classes of Regular Interest Certificates (other than the Class OEA-B Certificates) on a pro rata basis in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period. The Net OEA-B Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among the Classes of OEA-B Certificates on a pro rata basis in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

            "Distribution Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1" which account shall be deemed to consist of, collectively, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class OEA-B Sub-Account, the Grantor Trust Sub-Accounts and the Interest Reserve Account.

            "Distribution Date" shall mean the date each month, commencing in June 2004, on which, among other things, the Trustee is to make distributions on the Certificates, which date shall be the tenth day of the month, or if such tenth day is not a Business Day, then the Business Day immediately following such tenth day, provided that the Distribution Date will be at least four Business Days following the related Determination Date.

            "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

            "Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

            "Due Date" shall mean: (i) with respect to any Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is scheduled to be first due;
(ii) with respect to any Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due; and (iii) with respect to any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

            "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

            "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least "AA-" by Fitch Ratings, "Aa3" by Moody's and at least "AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A+") by S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated at least "F-1" by Fitch Ratings, "P-1" by Moody's and at least "A-1" by S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for 30 days or less); or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), which has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b); or (iii) any other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by each Rating Agency.

            "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Schedule III hereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

            "Euroclear" shall mean Euroclear Bank as operator of the Euroclear System or any successor.

            "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

            "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances and (iii) any Liquidation Fee payable from such Net Liquidation Proceeds, over (b) the amount needed to pay off the Mortgage Loan or related REO Loan in full and reimburse the Trust for any prior Additional Trust Fund Expenses related to such Loan. Any Excess Liquidation Proceeds in respect of a Loan REMIC Loan will be deemed distributed in respect of the related Loan REMIC Residual Interest and deemed deposited in the Excess Liquidation Proceeds Account.

            "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1."

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Act Reports" shall have the meaning assigned thereto in
Section 8.15(a).

            "Exemption-Favored Party" shall mean any of (i) Greenwich Capital Markets, (ii) Goldman, Sachs & Co. (iii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich Capital Markets, or, Goldman, Sachs & Co., as applicable and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

            "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

            "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

            "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

            "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

            "Final Recovery Determination" shall mean a determination by the Special Servicer with respect to any Specially Serviced Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable (or in the case of the Non-Serviced Loan Groups, a "Final Recovery Determination" as defined in the applicable Lead PSA with respect to such loan); provided that the term Final Recovery Determination shall not apply to: (i) a Loan that was paid in full; or (ii) a Loan or REO Property, as the case may be, that was purchased by (A) the applicable Mortgage Loan Seller pursuant to
Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (B) a Purchase Option Holder or its assignee pursuant to Section 3.19, (C) the Depositor, the Mortgage Loan Sellers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (D) the holder of a related mezzanine loan in connection with a Loan default, as set forth in the related intercreditor agreement or (E) in the case of the Loan Group Trust Mortgage Loans, the related Companion Loan Noteholder (or in the case of the 111 Eighth Avenue Trust Loans, the Class OEA-B Majority Holder or the holder of the 111 Eighth Avenue Subordinate Companion Loan) or their designees pursuant to the related Co-Lender Agreement.

            "Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

            "Fitch Ratings" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch Ratings" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "FV Price" shall have the meaning assigned thereto in Section
3.19(c).

            "GAAP" shall mean generally accepted accounting principles in the United States of America.

            "GCCFC C2 Depositor" shall have the meaning assigned thereto in the Preliminary Statement.

            "GCCFC C2 Fiscal Agent" shall have the meaning assigned thereto in the Preliminary Statement.

            "GCCFC C2 Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

            "GCCFC C2 PSA" shall have the meaning assigned thereto in the Preliminary Statement.

            "GCCFC C2 Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

            "GCCFC C2 Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

            "Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

            "Global Opinion" shall have the meaning assigned thereto in Section 11.12.

            "GMACCM C2 Depositor" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C2 Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C2 PSA" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C2 Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C2 Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C3 Depositor" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C3 Fiscal Agent" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C3 Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C3 PSA" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C3 Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

            "GMACCM C3 Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

            "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to any Rating Agency as Defeasance Collateral.

            "Grantor Trust" shall have the meaning assigned thereto in the Preliminary Statement.

            "Grantor Trust Sub-Account" shall have the meaning assigned thereto in Section 3.04(b).

            "Greenwich Capital Markets" shall mean Greenwich Capital Markets, Inc. or its successor in interest.

            "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

            "GSMC" shall mean Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

            "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substance classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Holder" shall mean, with respect to a Certificate, a Certificateholder and, with respect to any Loan REMIC Interest or Uncertificated Lower-Tier Interest, the Trust.

            "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

            "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Group any Companion Loan Noteholder (or, in the case of the 111 Eighth Avenue Loan Group, the Class OEA-B Majority Holder), and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Group any Companion Loan Noteholder (or, in the case of the 111 Eighth Avenue Loan Group, the Class OEA-B Majority Holder), or any Affiliate thereof, and
(iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Group any Companion Loan Noteholder (or, in the case of the 111 Eighth Avenue Loan Group, the Class OEA-B Majority Holder), or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, any Companion Loan Noteholder, the Class OEA-B Majority Holder, or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, such Companion Loan Noteholder, such Class OEA-B Majority Holder or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

            "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to the Lower-Tier REMIC or an applicable Loan REMIC within the meaning of Section 856(d)(3) of the Code if the Lower-Tier REMIC or the Loan REMIC were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if any of the Loan Groups are affected, to the Companion Loan Noteholder, and in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates), provided that (i) such REMIC Pool or Loan REMIC does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC Pool or Loan REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if any of the Loan Groups are affected, by the related Companion Loan Noteholder, and in the case of the 111 Eighth Avenue Loan Group, by the Holders of the Class OEA-B Certificates) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

            "Initial Trust Balance" shall be as set forth in the Preliminary Statement hereto and shall equal the aggregate Cut-off Date Balances of the Mortgage Loans.

            "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy" shall mean, with respect to any Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental Insurance Policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "Insurance Proceeds" shall mean the proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

            "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Loan, any Uncertificated Lower-Tier Interests or any Class of Regular Interest Certificates, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

            "Interest Accrual Period" shall mean with respect to any Class of Regular Interest Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interested Person" shall mean the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Certificateholder, or any Affiliate of any such Person.

            "Interest Reserve Account" shall mean the sub-account of the Distribution Account, which is created and maintained by the Trustee pursuant to
Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1."

            "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any Distribution Date that occurs in February of any year and for any Distribution Date that occurs in January of any year that is not a leap year, an amount equal to one day's interest accrued at the related Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is Received in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date.

            "Interest Reserve Mortgage Loan" shall mean any Mortgage Loan (other than the 111 Eighth Avenue Non-Pooled Trust Loan) that accrues interest on an Actual/360 Basis.

            "Interest Reserve REO Mortgage Loan" shall mean any REO Mortgage Loan that relates to a predecessor Interest Reserve Mortgage Loan.

            "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

            "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate, other than a Residual Interest Certificate, that is rated in one of the four highest generic rating categories by at least one Rating Agency.

            "IRS" shall mean the Internal Revenue Service or any successor agency.

            "Late Collections" shall mean: (a) with respect to any Loan, all amounts Received in connection therewith during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Loan, all amounts Received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Loan, or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Loan, due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Lead Fiscal Agent" shall mean each of the GCCFC C2 Fiscal Agent and the GMACCM C3 Fiscal Agent.

            "Lead Master Servicer" shall mean each of the GCCFC C2 Master Servicer, the GMACCM C3 Master Servicer and the GMACCM C2 Master Servicer.

            "Lead Special Servicer" shall mean each of the GCCFC C2 Special Servicer, the GMACCM C3 Special Servicer and the GMACCM C2 Special Servicer.

            "Lead PSA" shall mean each of the GCCFC C2 PSA, the GMACCM C3 PSA and the GMACCM C2 PSA.

            "Lead Trustee" shall mean each of the GCCFC C2 Trustee, the GMACCM C3 Trustee and the GMACCM C2 Trustee.

            "Liquidation Event" shall mean: (a) with respect to any Loan, any of the following events--(i) such Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Loan, (iii) such Loan or related Loan Group Trust Mortgage Loan (or portion thereof with respect to the Water Tower Place Trust Loan, Southland Mall Mortgage Loan or Deerbrook Mall Mortgage Loan) is repurchased by the applicable Mortgage Loan Seller pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (iv) such Loan is purchased by a Purchase Option Holder or its assignee pursuant to Section 3.19,
(v) such Loan is purchased by the Depositor, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (vi) such Loan is purchased by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement, or (vii) in the case of any of the Loan Group Trust Mortgage Loans, such Loan Group Trust Mortgage Loan is purchased by any related Companion Loan Noteholder (or, in the case of the 111 Eighth Avenue Pooled Trust Loan, by the Class OEA-B Majority Holder and/or the Holders of the 111 Eighth Avenue Subordinate Companion Loan) or its designee pursuant to the related Co-Lender Agreement or the related Lead PSA; and (b) with respect to any REO Property (and the related REO Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, or (ii) such REO Property is purchased by the Depositor, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01.

            "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to Sections 3.09 or 3.19 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events pursuant to Section 3.11(b).

            "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

            "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds and REO Revenues) Received in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Specially Serviced Mortgage Loan by a Purchase Option Holder or its assignee pursuant to Section 3.19; (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller(s) pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement(s); (v) the purchase of a Mortgage Loan or REO Property by the Depositor, a Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01; (vi) the purchase of a Loan by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement; or (vii) in the case of any of the Loan Group Trust Mortgage Loans, the purchase of such Mortgage Loan by any related Companion Loan Noteholder (or, in the case of the 111 Eighth Avenue Non-Pooled Trust Loan by the Class OEA-B Majority Holder and/or the holder(s) of the 111 Eighth Avenue Subordinate Companion Loan) or its designee pursuant to the Co-Lender Agreement or the related Lead PSA.

            "Loan" shall mean any Mortgage Loan or Companion Loan.

            "Loan Group" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Loans).

            "Loan Group Custodial Account" shall mean, with respect to any Serviced Loan Group, the segregated account or sub-accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the Holders of such Loan Group, which shall be entitled "Wachovia Bank, National Association, as Master Servicer, in trust for LaSalle Bank National Association, as Trustee, for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, and COMPANION LOAN NOTEHOLDERS, as their interests may appear."

            "Loan Group Directing Holder" with respect to any Serviced Loan Group, will be as follows:

      o with respect to the 111 Eighth Avenue Loan Group, for so long as (i) a Control Appraisal Event does not exist and neither the holders of more than 50% of the principal balance of the related Subordinate Companion Loan nor the Class OEA-B Majority Holder are Mortgagor Affiliate Holders, both the holder of such Subordinate Companion Loan and the Class OEA-B Majority Holder, (ii) if a Control Appraisal Event does not exist, but either (a) the holders of more than 50% of the principal balance of the related Subordinate Companion Loan or (b) the Class OEA-B Majority Holder are Mortgagor Affiliate Holders, then the one of (a) or (b) that is not a Mortgage Affiliate Holder or (iii) while a Control Appraisal Event does exist or if both the holders of more than 50% of the principal balance of the related Subordinate Companion Loan and the Class OEA-B Majority Holder are Mortgagor Affiliate Holders, the Controlling Class Directing Holder;

      o with respect to each of the Tier 2 Loan Groups, the Loan Group Directing Holder shall be the Controlling Class Directing Holder;

      o with respect to each of the Tier 3 Loan Groups, the Loan Group Directing Holder will be the Controlling Class Directing Holder;

            For purposes of this definition, in calculating the holders of more than 50% of a Subordinate Companion Loan, the unpaid principal amount of such Subordinate Companion Loan held by a Mortgagor Affiliate Holder shall be deemed to be zero, except with respect to determining whether holders of more 50% of such Subordinate Companion Loan are not Mortgagor Affiliate Holders.

            "Loan Group Mortgaged Property" shall mean any of the properties securing a Loan Group.

            "Loan Group Noteholders" shall mean, with respect to each Loan Group, the Trustee, as holder of the Mortgage Note or Mortgage Notes for the related Loan Group Trust Mortgage Loan and the related Companion Loan Noteholder.

            "Loan Group Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date and each Serviced Loan Group, an amount equal to: (a) the aggregate amount of (i) all payments and other collections on or with respect to the applicable Loan Group and the related Mortgaged Property (if it becomes an REO Property) that (A) were received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Loan Group Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the related Loan Group Custodial Account from the related Loan Group REO Account (if established), and (ii) any and all P&I Advances made with respect to the Loan Group Trust Mortgage Loan(s) and the related Pari Passu Companion Loan(s); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period,
(ii) any amount payable or reimbursable to any Person from the related Loan Group Custodial Account pursuant to clauses (ii) through (xv) of Section 3.05A, and (iii) any amounts deposited in the related Loan Group Custodial Account in error.

            "Loan Group Remittance Date" shall mean, (i) with respect to each Serviced Companion Loan that is not an asset of a securitization, the Master Servicer Remittance Date and (ii) in the case of each other Serviced Companion Loan that is an asset of a securitization, the earlier of (A) the Master Servicer Remittance Date and (B) the Business Day prior to the date that is the equivalent to the "Master Servicer Remittance Date" in such securitization but in no event earlier than the first Business Day following the Determination Date.

            "Loan Group REO Account" shall mean, with respect to each Serviced Loan Group the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Certificateholders and the related Companion Noteholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for LaSalle Bank National Association, as Trustee, for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, and for [NAMES OF COMPANION LOAN NOTEHOLDERS], as their interests may appear."

            "Loan Group REO Property" shall mean the Loan Group Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

            "Loan Group Servicing Reports" shall mean, with respect to any Serviced Loan Group, each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report, Loan Payoff Notification Report, CMSA Loan Periodic Update File, CMSA Property File, CMSA Loan Level Reserve/LOC Report, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis Report, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report, each as may be modified to reflect the fact that a single Mortgaged Property or REO Property, as the case may be, is the subject of such report.

            "Loan Group Trust Mortgage Loan" shall mean, with respect to any Loan Group, the portion of such Loan Group that is a Mortgage Loan in the Trust.

            "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Serviced Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the Determination Date preceding the delivery of such report, among other things, the mortgage loan number, the property name, the ending scheduled loan balance for the Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due (if any).

            "Loan REMIC" shall mean each of the REMICs that were created by the Loan REMIC Declarations and that are constituted by the DDR Portfolio Trust Loan, Xerox Headquarters Mortgage Loan and 1801 K Street Trust Loan, respectively, proceeds thereof, the applicable portion of the related REO Property or a beneficial interest in the "REO Property" under the GMACCM C2 PSA, this Agreement or the GCCFC C2 PSA, respectively, and amounts with respect thereto held in the Collection Account and the REO Account.

            "Loan REMIC Balance" shall mean, with respect to each Loan REMIC Regular Interest, as of the Cut-off Date, an amount equal to (i) $48,819,646.98 with respect to the DDR Portfolio Trust Loan, (ii) $35,783,185.57 with respect to the Xerox Headquarters Mortgage Loan and (iii) $12,371,875.00 with respect to the 1801 K Street Trust Loan and from time to time, an amount equal to such amounts reduced by the amount of distributions of principal and losses incurred with respect of the related Loan REMIC Loan.

            "Loan REMIC Declaration" shall have the meaning assigned thereto in the Preliminary Statement.

            "Loan REMIC Interests" shall mean any Loan REMIC Regular Interest and any Loan REMIC Residual Interest.

            "Loan REMIC Loan" shall mean each of the DDR Portfolio Trust Loan, Xerox Headquarters Mortgage Loan and 1801 K Street Trust Loan.

            "Loan REMIC Regular Interest" shall mean the uncertificated "regular interest," within the meaning of Code Section 860G(a)(1), in each Loan REMIC. The principal balance of each Loan REMIC Regular Interest shall equal the outstanding Stated Principal Balance of the related Loan REMIC Loan (or, if applicable, the deemed Stated Principal Balance of any successor REO Mortgage
Loan). Payments of principal, interest (including Default Interest) and prepayment premiums received on or in respect of such Loan REMIC Loan (or any amount with respect to any related REO Property) shall be deemed distributable on the related Loan REMIC Regular Interest and other collections of amounts received on or in respect of such Loan REMIC Loan shall be deemed distributable to the Trust Fund other than on the related Loan REMIC Regular Interest.

            "Loan REMIC Residual Interest" shall mean the sole class of "residual interest," within the meaning of Code Section 860G(a)(2), in each Loan REMIC. Each Loan REMIC Residual Interest shall be represented by the Class R-I Certificates and beneficially owned by the Holders of the Class R-I Certificates.

            "Lockout Period" shall mean, with respect to any Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other Loan document, the period from the Closing Date until such specified date.

            "Loss Reimbursement Amount" shall mean:

            (a) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any; and

            (b) with respect to any Lower-Tier Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Lower-Tier REMIC with respect to such Lower-Tier Regular Interest on all prior Distribution Dates, if any.

            For purposes of this definition: (x) any increase in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to
Section 4.05(a) shall constitute a reimbursement to the Holders of such Class of Principal Balance Certificates of any related Unfunded Principal Balance Reductions; and (y) any increase in the Lower-Tier Interest Principal Balance of any Lower-Tier Regular Interest pursuant to Section 4.05(c) shall constitute a reimbursement to the Lower-Tier REMIC with respect to any related Unfunded Principal Balance Reductions relating to such Lower-Tier Regular Interest.

            "Lower-Tier Distribution Account" shall mean the sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Lower-Tier Distribution Amount" shall mean the aggregate of amounts distributable to the Uncertificated Lower-Tier Interests pursuant to Section 4.01(i).

            "Lower-Tier Interest Principal Reinstatement Amount" shall have the meaning assigned thereto pursuant to Section 4.05(c).

            "Lower-Tier REMIC" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Mortgage Loans (excluding each Loan REMIC Loan) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received by the Trust after the Closing Date, together with all documents included in the related Mortgage Files; (ii) each Loan REMIC Regular Interest and any collections thereon, (iii) any REO Properties as from time to time are subject to this Agreement and all income and proceeds therefrom (to the extent not allocable to a Companion Loan) and a beneficial interest in the applicable portion of the "REO Property" under the Lead PSA for the Non-Serviced Trust Loans (other than the DDR Portfolio Trust Loan and the 1801 K Street Trust Loan, which are assets of the related Loan REMIC); and (iv) such funds or assets as from time to time are deposited in the Pool Custodial Account, each Loan Group Custodial Account (to the extent related to the Serviced Mortgage Loans (other than the Xerox Headquarters Mortgage Loan)), the Lower-Tier Distribution Account, the Class OEA-B Sub-Account, the Interest Reserve Account and, if established, the Pool REO Account and each Loan Group REO Account (to the extent related to the Serviced Mortgage Loans (other than the Xerox Headquarters Mortgage Loan)).

            "Master Servicer" shall mean Wachovia Bank, National Association, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

            "Master Servicer Class OEA-B Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, the portion of the Loan Group Remittance Amount for the 111 Eighth Avenue Loan Group equal to: (a) the aggregate amount of all payments and other collections on or with respect to the 111 Eighth Avenue Non-Pooled Trust Loan and any related REO Property that (A) were Received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Loan Group Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the related Loan Group Custodial Account from the related Loan Group REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period (except if such Master Servicer Remittance Date relates to the Final Distribution Date), (ii) any amount payable or reimbursable to any Person from the related Loan Group Custodial Account pursuant to clauses (ii) through (xvi) of Section 3.05A(a) that is allocable to the 111 Eighth Avenue Non-Pooled Trust Loan in accordance with the terms of the related Co-Lender Agreement, (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the related Loan Group Custodial Account in error.

            "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Serviced Mortgage Loans and the Non-Serviced Trust Loans and any related REO Properties (excluding any amounts that relate to the 111 Eighth Avenue Non-Pooled Trust Loan, but including with respect to the Non-Serviced Trust Loans, all payments remitted by, or advances made by, the applicable Lead Master Servicer) that (A) were Received as of the close of business on the immediately preceding Determination Date (or in the case of the Non-Serviced Trust Loans, as of 12:00 noon (New York City time) on the Master Servicer Remittance Date) and (B) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the Pool Custodial Account from the Pool REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses (ii) through (xviii) of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

            "Master Servicer Remittance Date" shall mean the date each month, commencing in June 2004, on which, among other things, the Master Servicer is required to (i) make P&I Advances and (ii) transfer the Master Servicer Remittance Amount, the Master Servicer Class OEA-B Remittance Amount and any Excess Liquidation Proceeds to the Trustee, which date shall be the Business Day immediately preceding each Distribution Date.

            "Master Servicing Fee" shall mean, with respect to each Serviced Loan and the Non-Serviced Trust Loans (and, in each case, any successor REO Loan with respect thereto), the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a). The Master Servicing Fee includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the Master Servicer, but does not include any primary servicing fee payable with respect to a Non-Serviced Trust Loan to the applicable Lead Master Servicer under the applicable Lead PSA.

            "Master Servicing Fee Rate" shall mean, with respect to each Serviced Loan and the Non-Serviced Trust Loans and any successor REO Loan, the rate per annum specified as such on the Mortgage Loan Schedule. With respect to each Loan Group, the Master Servicing Fee Rate for the related Mortgage Loan may be different than the Master Servicing Fee Rate for the related Companion Loan, as more particularly set forth on the Mortgage Loan Schedule.

            "Material Breach" shall have the meaning assigned thereto in Section 2.03(a).

            "Material Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

            "Modified Loan" shall mean any Serviced Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Loan);

            (b) except as expressly contemplated by the related Loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

            (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Loan or materially reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Additional Report on Recoveries and Reimbursements" shall mean, with respect to the Collection Period immediately prior to the related Determination Date, a report, in a format reasonably acceptable to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

            (a) the amount of any Advance (and accrued and unpaid interest thereon) that became a Workout-Delayed Reimbursement Amount during such period;

            (b) (i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent during such period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such period was made from principal collections received during such period as contemplated by subsection (vii) of Section 3.05(a), and (iii) the amount of any related Unliquidated Advances;

            (c) the amount of any Unliquidated Advances recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during such Collection Period;

            (d) (i) the amount of any Unliquidated Advance that became a Nonrecoverable Advance in such Collection Period, and (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior such period, was not reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in such Collection Period or a prior such Collection Period (and therefore had not become an Unliquidated Advance) but which has become a Nonrecoverable Advance in such Collection Period;

            (e) the amount of any Advance (and accrued and unpaid interest thereon), other than an amount described in clause (d) above, that became a Nonrecoverable Advance during such Collection Period;

            (f) (i) the amount of any Nonrecoverable Advance (and accrued and unpaid interest thereon) that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent during the Collection Period immediately prior to the related Determination Date, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued interest thereon) was made from principal collections on the Mortgage Loans received during such period as contemplated by subsection
      (vii) of Section 3.05(a);

            (g) the amount of any Advance reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as a Nonrecoverable Advance in a prior Collection Period but recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during such Collection Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance); and

            (h) a reconciliation of interest on Advances accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any Default Charges collected during such Collection Period and the amount of Default Charges that were applied to pay or reimburse interest on Advances.

            The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements; provided, however, that the Master Servicer shall not be responsible for preparing a Monthly Additional Report on Recoveries and Reimbursements in any month in which there is no Unliquidated Advance or Workout-Delayed Reimbursement Amount outstanding. The Master Servicer will not be required to prepare a Monthly Additional Report on Recoveries and Reimbursements if (A) (1) the CMSA adopts a form of report that incorporates information that is substantially similar to the information set forth above and (2) the Master Servicer prepares and delivers such CMSA report or (B) (1) the CMSA adopts revisions to one or more reports or files in the CMSA Investor Reporting Package to include information in the Monthly Additional Report on Recoveries and Reimbursements and (2) the Master Servicer prepares and delivers such reports and/or files as revised.

            "Monthly Payment" shall mean, with respect to any Loan, as of any Due Date, the scheduled monthly debt service payment on such Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21), including any Balloon Payment payable in respect of such Loan on such Due Date; provided that the Monthly Payment due in respect of any Loan shall not include Default Interest.

            "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage" shall mean, with respect to any Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage File" shall mean:

            (a) with respect to any Mortgage Loan and, in the case of any Loan Group, any Companion Loan, the following documents collectively (which, in the case of a Loan Group, except for the Mortgage Note referred to in clause (i) and clause (vi) of this definition, relates to an entire Loan Group):

                  (i) (A) the original executed Mortgage Note for such Mortgage
            Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1" or in blank, and further showing a complete, unbroken chain of endorsement from the originator or, in the case of the Water Tower Place Trust Loan, the Southland Mall Mortgage Loan and the Deerbrook Mall Mortgage Loan, the originators (if such originator is not the Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of a Loan Group, a copy of the executed Mortgage Note for the related Companion Loan;

                  (ii) an original or copy of the Mortgage, together with
            originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or copy of any related Assignment of Leases
            (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) an original executed assignment, in recordable form
            (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1" (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

                  (v) an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of "LaSalle Bank National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1";

                  (vi) originals or copies of final written modification
            agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, either Mortgage Note of a Loan Group) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

                  (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

                  (viii) filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the applicable Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing
            Date) and an original UCC-2 or UCC-3 assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1";

                  (ix) an original or copy of the related Ground Lease relating to such Mortgage Loan, if any;

                  (x) an original or copy of the related loan agreement, if any;

                  (xi) an original of the related guaranty of payment under, or an original of the letter of credit (which original shall be delivered by the Trustee to the Master Servicer with a copy retained) in connection with, such Mortgage Loan, if any;

                  (xii) an original or copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

                  (xiii) an original or copy of the environmental indemnity from the related Mortgagor, if any;

                  (xiv) an original or copy of the related security agreement
            (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

                  (xv) an original assignment of the related security agreement
            (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1";

                  (xvi) in the case of a Loan Group, a copy of the related
            Co-Lender Agreement;

                  (xvii) in the case of any Loan as to which there exists a
            related mezzanine loan, the original or a copy of the related intercreditor agreement;

                  (xviii) an original or copy of any related Environmental
            Insurance Policy;

                  (xix) with respect to hospitality properties, a signed copy of the franchise agreement (if any), franchisor comfort letter (if any) and transfer documents for such comfort letter; and

                  (xx) with respect to the transfer described in Section 2.01, the originals or copies of the Loan REMIC Declarations;

            provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vi) and (a)(ix) through (a)(xviii) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence; provided, further, with respect to the Non-Serviced Trust Loans, the preceding delivery requirements with respect to clause (a)(i) of this definition will be satisfied by delivery of the original Mortgage Note (and all intervening endorsements) and with respect to clauses (a)(ii) through (a)(xix) of this definition by delivery by the applicable Mortgage Loan Seller of copies of the "mortgage file" delivered under the applicable Lead PSA.

            With respect to the Water Tower Place Trust Loan, the Southland Mall Mortgage Loan and the Deerbrook Mall Mortgage Loan, the delivery of the Mortgage File by either Commerzbank or GSMC shall satisfy the delivery requirements for both Commerzbank and GSMC.

            "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note(s), Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust. The term "Mortgage Loan" includes the "Loan Group Trust Mortgage Loan" portion of each Loan Group, but does not include any Companion Loans.

            "Mortgage Loan Purchase Agreement" shall mean the Mortgage Loan Purchase Agreement dated as of May 13, 2004 and entered into by and between the Depositor and the applicable Mortgage Loan Seller.

            "Mortgage Loan Schedule" shall mean the list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan number;

                  (ii) the street address (including city, state and zip code)
            and name of the related Mortgaged Property;

                  (iii) the Cut-off Date Balance;

                  (iv) the amount of the Monthly Payment due on the first Due
            Date following the Closing Date;

                  (v) the original Mortgage Rate;

                  (vi) the (A) remaining term to stated maturity and (B) Stated
            Maturity Date;

                  (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

                  (viii) the Interest Accrual Basis;

                  (ix) the (A) Administrative Cost Rate, and (B) Master
            Servicing Fee Rate (separately identifying any primary servicing fee rate or subservicing fee rate included in the Master Servicing Fee Rate, and in the case of each Loan Group, separately identifying the Master Servicing Fee Rate applicable to each Loan in such Loan Group);

                  (x) whether the Mortgage Loan is secured by a Ground Lease;

                  (xi) the Mortgage Loan Seller(s);

                  (xii) the originator (or in the case of the Water Tower Place
            Trust Loan, the Deerbrook Mall Mortgage Loan and the Southland Mall Loan, the originators);

                  (xiii) whether the related Mortgage Loan is a Defeasance Loan;

                  (xiv) whether the Mortgage Loan is a Cross-Collateralized
            Mortgage Loan and the Cross-Collateralized Group to which it belongs; and

                  (xv) whether such Mortgage Loan is part of a Serviced Loan
            Group, in which case the information required by clauses (iii),
            (iv), (v), (vi), (vii), (viii) and (ix)(B) shall also be set forth for the Companion Loan in such Loan Group.

            "Mortgage Loan Sellers" shall mean each of Greenwich Capital Financial Products, Inc., GSMC and Commerzbank.

            "Mortgage Note" shall mean the original executed note or notes evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or notes.

            "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, in each case other than the 111 Eighth Avenue Non-Pooled Trust Loan, collectively. The Mortgage Pool does not include any Companion Loan or any related REO Loan or the 111 Eighth Avenue Non-Pooled Trust Loan or any related REO Loan.

            "Mortgage Pool Data Update Report" shall mean, with respect to any Distribution Date, a report (which may be included as part of the Distribution Date Statement), prepared by the Trustee, containing information regarding the Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Loans set forth on Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annex and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the Monthly Payment, principal portion of the Monthly Payment, and any Prepayment Premium or Yield Maintenance Charge received.

            "Mortgage Rate" shall mean, with respect to each Loan (and any successor REO Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.21 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. Notwithstanding the foregoing, if any Mortgage Loan (other than the 111 Eighth Avenue Non-Pooled Trust Loan) does not accrue interest on the basis of a 360 day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates (and the rate of the related Loan REMIC Regular Interest in the case of each Loan REMIC Loan), the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to any Mortgage Loan (other than the 111 Eighth Avenue Non-Pooled Trust Loan) or related Loan REMIC Regular Interest accruing interest based on a 360-day year and the actual number of days elapsed, the Mortgage Rate for (A) the one month period preceding the Due Dates that occur in January and February in any year that is not a leap year or the one month period preceding the Due Date that occurs in February in any year that is a leap year will be determined exclusive of the Interest Reserve Amount withheld from that month, and (B) preceding the Due Date in March will be determined inclusive of the amounts withheld from the immediately preceding February and, if applicable, January.

            "Mortgaged Property" shall mean the real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage.

            "Mortgagor" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

            "Mortgagor Affiliate Holder" shall mean any Companion Loan Noteholder or Certificateholder that is a Mortgagor or an Affiliate of the Mortgagor (including any Companion Loan Noteholder, its Affiliate, a Certificateholder or its Affiliate, in each case, that was a lender of the Mortgagor and has foreclosed on the equity interests in the Mortgagor or any Companion Loan Noteholder or Certificateholder that acquires, directly or through an Affiliate, a direct equity interest in the Mortgaged Property).

            "Mountain Lodge Apartments Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Mountain Lodge Apartments Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Mountain Lodge Apartments Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date and any Serviced Mortgage Loan (other than the 111 Eighth Avenue Non-Pooled Trust Loan), the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received on such Mortgage Loans (including Specially Serviced Mortgage Loans) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(a) in connection with such Prepayment Interest Shortfalls.

            "Net Default Charges" shall have the meaning assigned thereto in
Section 3.27(a).

            "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related Loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

            "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section
3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related Loan documents and applicable law).

            "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

            "Net Mortgage Rate" shall mean with respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net OEA-B Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received on the 111 Eighth Avenue Non-Pooled Trust Loan (including if such Loan is a Specially Serviced Mortgage Loan) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Class OEA-B Sub-Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

            "Net Prepayment Consideration" shall mean the Prepayment Consideration Received with respect to any Mortgage Loan or REO Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

            "New Lease" shall mean any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of any Serviced Loan Group, the related Companion Loan Noteholder, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, either
(a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from Late Collections or any other recovery on or in respect of the related Mortgage Loan or Loan Group or REO Loans, or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) or unreimbursed Nonrecoverable Advances, would not be ultimately recoverable from the principal portion of future general collections on the Mortgage Loans and REO Properties. Any determination as to whether an Advance is or, if made, would be a Nonrecoverable Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee or the Fiscal Agent shall be made in such party's reasonable, good faith judgment.

            "Nonrecoverable P&I Advance" shall mean with respect to any Mortgage Loan or any Pari Passu Companion Loan, any P&I Advance previously made or proposed to be made in respect of such Loan or a related REO Loan by the Master Servicer, the Trustee, the Fiscal Agent or any Other Backup Advancer, or in the case of the 237 Park Avenue Trust Loan, Wells Fargo Tower Trust Loan and the 1801 K Street Trust Loan, made by the GCCFC C2 Master Servicer, the Master Servicer, the Trustee or the Fiscal Agent, which P&I Advance such party or the Special Servicer has determined will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Loan Group or REO Loan, as the case may be. Any determination as to whether an Advance is or, if made, would be a Nonrecoverable Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee or the Fiscal Agent shall be made in such party's reasonable, good faith judgment.

            "Nonrecoverable Servicing Advance" shall mean any Servicing Advance previously made or proposed to be made in respect of a Loan or REO Property by the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any Other Backup Advancer, or in the case of the 237 Park Avenue Trust Loan, Wells Fargo Tower Trust Loan and the 1801 K Street Trust Loan, made by the GCCFC C2 Master Servicer, the GCCFC C2 Special Servicer, the GCCFC C2 Trustee or the GCCFC C2 Fiscal Agent, which Servicing Advance such party or the Special Servicer has determined will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Loan or REO Property, as the case may be. Any Servicing Advance that is not (i) required to be repaid by the related Mortgagor under the terms of the related Mortgage Loan documents or (ii) cannot be collected from the Mortgagor under applicable law shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's entitlement to reimbursement for such Advance. Any determination as to whether an Advance is or, if made, would be a Nonrecoverable Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee or the Fiscal Agent shall be made in such party's reasonable, good faith judgment.

            "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing Date, the Class XP, Class XC, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class OEA-B1, Class OEA-B2, Class R-I and Class R-II Certificates are Non-Registered Certificates.

            "Non-Serviced Companion Loan" shall mean each of the Wells Fargo Tower Companion Loans, the 237 Park Avenue Companion Loans, Water Tower Place Companion Loans, the DDR Portfolio Companion Loans, the 5 Houston Center Companion Loan and the 1801 K Street Companion Loan.

            "Non-Serviced Loan Group" shall mean, individually or collectively, as applicable, the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group, the Water Tower Place Loan Group, the DDR Portfolio Loan Group, the 5 Houston Center Loan Group and the 1801 K Street Loan Group.

            "Non-Serviced Trust Loan" shall mean each of the Wells Fargo Tower Trust Loan, the 237 Park Avenue Trust Loan, the Water Tower Place Trust Loan, the 5 Houston Center Trust Loan, the DDR Portfolio Trust Loan and the 1801 K Street Trust Loan.

            "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class XP or Class XC Certificates as a Class, Class XP Notional Amount or Class XC Notional Amount, as applicable, as of such date of determination; and (ii) with respect to any Class XP or Class XC Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class XP Notional Amount or Class XC Notional Amount, as applicable, as of such date of determination.

            "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of the Lower-Tier REMIC, any Loan REMIC or the Upper-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) whether any act or event would cause an Adverse REMIC Event, or
(e) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

            "Original Lower-Tier Principal Amount" shall mean the amount set forth under the column bearing such title in the table in the Preliminary Statement hereto.

            "Original Class Principal Balance" shall mean, with respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Other Backup Advancer" means, with respect to the 111 Eighth Avenue Loan Group, any servicer or trustee with respect to any Companion Loan Securities relating to the 111 Eighth Avenue Pari Passu Companion Loans that has made P&I Advances on such 111 Eighth Avenue Pari Passu Companion Loans upon the failure of the Master Servicer to make such Advances when required hereby.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Palisades I Office Building Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Palisades I Office Building Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Palisades I Office Building Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "P&I Advance" shall mean, as to any Mortgage Loan (excluding the 111 Eighth Avenue Non-Pooled Trust Loan) or any Serviced Pari Passu Companion Loan or a related REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03 or Section 4.03A, as applicable.

            "Pari Passu Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Pass-Through Rate" shall mean:

            (a) with respect to the Class A-1 Certificates for any Interest Accrual Period, 1.785% per annum;

            (b) with respect to the Class A-2 Certificates for any Interest Accrual Period, 3.835% per annum;

            (c) with respect to the Class A-3 Certificates for any Interest Accrual Period, 4.344% per annum;

            (d) with respect to the Class A-4 Certificates for any Interest Accrual Period, 4.755% per annum;

            (e) with respect to the Class A-5 Certificates for any Interest Accrual Period, 4.883% per annum;

            (f) with respect to the Class A-6 Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.135% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (g) with respect to the Class A-7 Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.317% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (h) with respect to the Class B Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.426% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (i) with respect to the Class C Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.466% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (j) with respect to the Class D Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate for such Interest Accrual Period minus 0.184%;

            (k) with respect to the Class E Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate for such Interest Accrual Period minus 0.105%;

            (l) with respect to the Class F Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (m) with respect to the Class G Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (n) with respect to the Class H Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (o) with respect to each of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.450% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (p) with respect to the Class OEA-B1 Certificates for any Interest Accrual Period, an annual rate equal to the Class OEA-B Adjusted Net Mortgage Rate;

            (q) with respect to the Class OEA-B2 Certificates for any Interest Accrual Period, an annual rate equal to the Class OEA-B Adjusted Net Mortgage Rate;

            (r) with respect to the Class XC Certificates, for the initial Distribution Date, 0.14845% per annum, and for any subsequent Distribution Date, the weighted average of the Class XC Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); and

            (s) with respect to the Class XP Certificates for the initial Distribution Date, 0.55323% per annum, and for any subsequent Distribution Date, the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Percentage Interest" shall mean: (a) with respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of the relevant Class; and (b) with respect to Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification" shall have the meaning assigned to such term in Section 8.15(d).

            "Performing Party" shall have the meaning assigned to such term in
Section 8.15(d).

            "Performing Serviced Loan" shall mean any Serviced Loan as to which a Servicing Transfer Event has never occurred and any Corrected Loan.

            "Performing Serviced Mortgage Loan" shall mean any Serviced Mortgage Loan that is a Performing Serviced Loan.

            "Permitted Encumbrances" shall have the meaning assigned thereto in
Section 2.04(b)(viii).

            "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (ii) repurchase obligations with respect to any security
            described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of S&P, Fitch Ratings and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of S&P, Fitch Ratings and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P, Fitch Ratings and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (v) units of money market funds rated in the highest
            applicable rating category of each of S&P, Fitch Ratings and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

                  (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee, and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

            "Permitted Transferee" shall mean any Transferee of a Residual Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause either REMIC Pool or any Loan REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding or an Adverse Grantor Trust Event, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified Partnership, or (e) a United States Tax Person with respect to whom interest is attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of such Person or any other United States Tax Person.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" shall have the meaning assigned thereto in Section 5.02(c).

            "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of each REMIC Pool, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Interest Certificates.

            "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1."

            "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1."

            "Pooled Mortgage Loans" means the Mortgage Loans other than the 111 Eighth Avenue Non-Pooled Trust Loan.

            "Pooled REO Mortgage Loans" means the REO Mortgage Loans other than any REO Mortgage Loan with respect to the 111 Eighth Avenue Non-Pooled Trust Loan.

            "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, the assumption that no Mortgage Loan is prepaid prior to stated maturity.

            "Prepayment Consideration" shall mean any Prepayment Premium or Yield Maintenance Charge.

            "Prepayment Consideration Entitlement" shall mean, with respect to
(i) any Distribution Date on which any Net Prepayment Consideration Received on any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), other than the 111 Eighth Avenue Non-Pooled Trust Loan (or any successor REO Mortgage Loan with respect thereto), is distributable and (ii) each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) such Net Prepayment Consideration, multiplied by (b) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Mortgage Loan) over the relevant Discount Rate, and further multiplied by (c) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of Principal Balance Certificates on such Distribution Date pursuant to Section 4.01(a) or 9.01, as applicable, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

            "Prepayment Interest Excess" shall mean with respect to any Serviced Loan and the Non-Serviced Trust Loans that were subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

            "Prepayment Interest Shortfall" shall mean with respect to any Serviced Loan and the Non-Serviced Trust Loans that were subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the rate at which the related Master Servicing Fees that are payable on such Loan accrue) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date. A Prepayment Interest Shortfall in respect of each Loan REMIC Loan shall be a Prepayment Interest Shortfall in respect of the related Loan REMIC Regular Interest.

            "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Loan.

            "Primary Servicing Office" shall mean the offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at NC 1075, 8739 Research Drive, URP-4, Charlotte, North Carolina, 28288-1075, and the Primary Servicing Office of the Special Servicer is located at 1601 Washington Avenue, Miami Beach, Florida 33139.

            "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Fiscal Agent, the Master Servicer, the Special Servicer, the Companion Loan Noteholders and the Holders of the Class OEA-B Certificates in writing of its selection.

            "Principal Balance Certificate" shall mean any Regular Interest Certificate (other than the Class X Certificates).

            "Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

            (a) the aggregate of all payments of principal (other than Principal Prepayments) Received with respect to the Serviced Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

            (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Serviced Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were Received prior to the related Collection Period;

            (c) the aggregate of all Principal Prepayments Received on the Serviced Mortgage Loans during the related Collection Period;

            (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received with respect to any Serviced Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

            (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues Received with respect to any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

            (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Mortgage Loans and any REO Mortgage Loans for such Distribution Date; and

            (g) all amounts received by the Master Servicer on or prior to 12:00 noon (New York City time) on the Master Servicer Remittance Date from the applicable Lead Master Servicer in respect of principal for the Non-Serviced Trust Loans (which shall include the principal portion of any P&I Advance made by the applicable Lead Master Servicer);

provided that none of the amounts set forth in clauses (a) to (g) above shall represent amounts received, due or advanced on or in respect of (1) the 111 Eighth Avenue Non-Pooled Trust Loan or any successor REO Loan thereto or (2) any Companion Loan or any successor REO Loan thereto; provided, further, that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are deemed paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were deemed reimbursed or actually reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment" shall mean any voluntary payment of principal made by the Mortgagor on a Loan that is Received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prohibited Transaction Exemption" shall mean Prohibited Transaction Exemption 90-59 granted to Greenwich Capital Markets and Exemption 88-89 granted to Goldman, Sachs & Co. by the United States Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

            "Proposed Plan" shall have the meaning assigned thereto in Section 3.18(a)(iii).

            "Prospectus" shall mean the prospectus dated April 21, 2004, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement" shall mean the prospectus supplement dated April 29, 2004, relating to the Registered Certificates.

            "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.19(b).

            "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Mortgage Loan (or the successor REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the successor REO Loan) to, but not including, the Due Date in the Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest), (c) all related unreimbursed Servicing Advances (including Advances that were reimbursed out of general collections of the Mortgage Pool and not reimbursed by, or on behalf of, the related Mortgagor), if any (including any Servicing Advances that were reimbursed out of general collections of the Mortgage Pool and not reimbursed by, or on behalf of the related Mortgagor), (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable,
Section 3.12(b), Section 4.03(d) and/or Section 4.03A(d), and (e) in the case of a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees, Workout Fees and other Additional Trust Fund Expenses with respect to such Mortgage Loan (or REO Property), including any Liquidation Fee payable because the subject repurchase occurred outside the applicable cure period set forth in Section 2.03 with respect to the Material Document Defect or Material Breach that gave rise to the repurchase, and (ii) to the extent not otherwise included in the amount described in clause (c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan. With respect to the Deerbrook Mall Mortgage Loan, the Southland Mall Mortgage Loan and the Water Tower Place Trust Loan, the Purchase Price for each of Commerzbank and GSMC will be its respective percentage interest as of the Closing Date of the total Purchase Price for such Mortgage Loan. The percentage interests with respect to each of the Water Tower Place Trust Loan, the Southland Mall Mortgage Loan and the Deerbrook Mall Mortgage Loan for each of Commerzbank and GSMC shall be 50%.

            "Qualified Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

            "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

            "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rated Final Distribution Date" shall mean, for the purposes of this Agreement, the Distribution Date in June 2036.

            "Rating Agency" shall mean each of S&P, Fitch Ratings and Moody's. Notwithstanding the foregoing, when used with respect to any Companion Loan Securities Rating Agency means any of the foregoing rating agencies that rated such Companion Loan Securities.

            "Realized Loss" shall mean: (1) with respect to each Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Loan or such REO Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest), over (b) all payments and proceeds, if any, Received in respect of such Loan or, to the extent allocable to such REO Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made, insofar as such payments and proceeds are allocable to interest (other than Default Interest) on or principal of such Loan or REO Loan; (2) with respect to each Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.21, the amount of such principal and/or interest (other than Default Interest) so canceled; and (3) with respect to each Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); provided, however, that any Loan Group shall be deemed to be a single Loan for purposes of this definition.

            "Received" shall mean in the case of any Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust and/or the Companion Loan Noteholders.

            "Record Date" shall mean: with respect to the initial Distribution Date, the Closing Date; and, with respect to any other Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

            "Recovered Amount" shall have the meaning assigned thereto in
Section 1.03(c).

            "Reference Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum set forth on the Reference Rate Schedule.

            "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E Certificates are Registered Certificates.

            "Regular Interest Certificate" shall mean any Certificate other than a Class R-I Certificate or Class R-II Certificate.

            "Regulation S" shall mean Regulation S under the Securities Act.

            "Regulation S Global Certificates" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or more global Certificates, collectively, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

            "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the date that is 40 days after the later of (a) the commencement of the offering to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering, except pursuant to an exemption from the registration requirements of the Securities Act.

            "Regulation S Restricted Certificate": Any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.12(b) and on P&I Advances in accordance with, as applicable,
Section 4.03(d) or Section 4.03A(d), which rate per annum is equal to the Prime Rate.

            "Release Date" shall have the meaning assigned thereto in Section 5.02(b).

            "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

            "REMIC Pool" shall mean either of the Lower-Tier REMIC and/or the Upper-Tier REMIC, as applicable.

            "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account" shall mean either of the Pool REO Account or the applicable Loan Group REO Account.

            "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

            "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.19.

            "REO Extension" shall have the meaning assigned thereto in Section 3.17(a).

            "REO Loan" shall mean the mortgage loan (or, if any Loan Group is involved, any of the mortgage loans comprising such Loan Group) deemed for purposes hereof to be outstanding with respect to each REO Property or, with respect to a Non-Serviced Trust Loan, the Loan deemed outstanding when the related Mortgaged Property is acquired on behalf of the holders under the Lead PSA. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Loan (such terms and conditions to be applied without regard to the default on such predecessor Loan and the acquisition of the related REO Property as part of the Trust Fund).

            "REO Mortgage Loan" shall mean any REO Loan that relates to a predecessor Mortgage Loan.

            "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of the Loan Group Mortgaged Properties (other than the Non-Serviced Loan Groups, which are being serviced under the applicable Lead PSA), for the benefit of the Certificateholders and the Companion Loan Noteholders, as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax" shall have the meaning assigned thereto in Section
3.18(a).

            "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal" shall mean, with respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR ss. 225.62 and conducted in accordance with the standards of the Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

            "Required Appraisal Loan" shall mean any Serviced Mortgage Loan or Serviced Loan Group:

                  (i) that becomes a Modified Loan,

                  (ii) that is 60 days or more delinquent in respect of any
            Monthly Payment, except for a Balloon Payment,

                  (iii) solely in the case of a delinquent Balloon Payment, a
            Serviced Loan shall be considered to be a Required Appraisal Loan if the related Mortgagor has failed to make when due any Balloon Payment; provided, however, if (x) the related Mortgagor is actively seeking a refinancing commitment, (y) the related Mortgagor continues to make payments in the amount of its Assumed Monthly Payment and (z) the Directing Holder consents, the Loan will not be considered a Required Appraisal Loan until 60 days beyond the related maturity date; and provided, further, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, and the Mortgagor continues to make its payments in the amount of its Assumed Monthly Payments, the Loan will not be considered a Required Appraisal Loan until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment;

                  (iv) with respect to which the related Mortgaged Property has become an REO Property,

                  (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property,

                  (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof, or

                  (vii) that remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.21.

Any Required Appraisal Loan (other than a Mortgage Loan that became a Required Appraisal Loan pursuant to clause (vii) above) shall cease to be such at such time as it has become a Corrected Loan (except if such Required Appraisal Loan had not become a Specially Serviced Loan at the time the applicable event(s) described in any of clauses (i) through (vii) above ceased to exist), it has remained current for at least three (3) consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above has occurred with respect thereto during the preceding three-month period; provided that the term "Required Appraisal Loan" shall include any successor REO Loan(s); and provided, further, that any Serviced Loan Group shall, upon the occurrence of any of the events described in clauses (i) through (vii) of this definition in respect of any Loan in such Serviced Loan Group, be deemed to be a single "Required Appraisal Loan."

            "Required Appraisal Value" shall mean, with respect to any Mortgaged Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as it may be adjusted downward by the Special Servicer in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal or estimate and such other information as it may deem appropriate), over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

            "Reserve Account" shall mean any account established by the Master Servicer, pursuant to Section 3.03(d), as to which Reserve Funds shall be deposited.

            "Reserve Funds" shall mean, with respect to any Serviced Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Loan.

            "Residual Interest Certificate" shall mean a Class R-I or Class R-II Certificate.

            "Responsible Officer" shall mean: (a) when used with respect to the Trustee, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee's Asset-Backed Services Trust Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to the Fiscal Agent, any officer thereof.

            "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

            "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Certification" shall have the meaning assigned to such term in Section 8.15(d).

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Serviced Companion Loan" shall mean the 111 Eighth Avenue Pari Passu Companion Loans, the 111 Eighth Avenue Subordinate Companion Loan, the 660 Madison Avenue Subordinate Companion Loan, the Davies Pacific Center Subordinate Companion Loan, the Sycamore Mineral Springs Resort Subordinate Companion Loans, the 510 Glenwood Subordinate Companion Loan, Sunrise Mesa MHP Subordinate Companion Loan, the Mountain Lodge Apartments Subordinate Companion Loan, the Palisades I Office Building Subordinate Companion Loan and the Berryland Shopping Center Subordinate Companion Loan.

            "Serviced Loan" shall mean any Loan (including a Specially Serviced Loan, but excluding an REO Loan) that is, as contemplated by Section 3.01, to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder, which includes the Mortgage Loans (other than the Non-Serviced Trust Loans) and the Companion Loans (other than the Non-Serviced Companion Loans).

            "Serviced Loan Group" shall mean the 111 Eighth Avenue Loan Group and each of the Tier 2 Loan Groups and Tier 3 Loan Groups.

            "Serviced Loan Group Trust Mortgage Loan" shall mean the 111 Eighth Avenue Pooled Trust Loan, the 111 Eighth Avenue Non-Pooled Trust Loan, the 660 Madison Avenue Trust Loan, the Davies Pacific Center Trust Loan, the Sycamore Mineral Springs Resort Trust Loan, the 510 Glenwood Trust Loan, Sunrise Mesa MHP Trust Loan, the Mountain Lodge Apartments Trust Loan, the Palisades I Office Building Trust Loan and the Berryland Shopping Center Trust Loan.

            "Serviced Mortgage Loan" shall mean any Mortgage Loan that is a Serviced Loan.

            "Serviced Pari Passu Companion Loan" shall mean the 111 Eighth Avenue Pari Passu Companion Loans.

            "Servicer Fee Amount" shall mean: (a) with respect to each Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan primary serviced by such Sub-Servicer, (i) the principal balance of such Loan as of the end of the immediately preceding Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Loan; and (b) with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan and the Non-Serviced Trust Loans, (i) the principal balance of such Loan or the Non-Serviced Trust Loans, as applicable, as of the end of the immediately preceding Collection Period and (ii) the excess, if any, of the Master Servicing Fee Rate for such Loan or the Non-Serviced Trust Loans, as applicable, over the sub-servicing fee rate (if any) applicable to such Loan, as specified in any Sub-Servicing Agreement related to such Loan.

            "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File) and the Supplemental Report.

            "Servicing Account" shall have the meaning assigned thereto in
Section 3.03(a).

            "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in connection with the servicing and administration of a Serviced Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds,
(d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, and (g) obtaining any related ratings confirmation; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Loan or REO Property pursuant to any provision of this Agreement, or the applicable Co-Lender Agreement.

            "Servicing Fees" shall mean with respect to each Serviced Loan and the Non-Serviced Trust Loans (and any successor REO Loan with respect thereto), the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File" shall mean, (i) with respect to each Serviced Loan, collectively, any and all documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Serviced Loan, including any original letter of credit (together with any transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related Mortgagor, escrow agreements, property management agreements and franchise agreements and (ii) with respect to each Non-Serviced Trust Loan, a copy of the related Mortgage Note (and all intervening endorsements), the applicable Lead PSA, the applicable Co-Lender Agreement and appraisal shall be sufficient for the applicable Servicing File.

            "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

            "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

            "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Loans and any REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced Loans; (ii) with a view to: the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Loans or, in the case of any such Serviced Loan that is (1) a Specially Serviced Loan or
(2) a Serviced Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole) (or, if any Loan Group is involved, with a view to the maximization of recovery on such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole) (it being understood that the interest of any Subordinate Companion Loan is a subordinate interest, subject to the terms and conditions of the related Co-Lender Agreement) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of any Loan Group, to the Certificateholders and the related Companion Noteholders) to be performed at the related Mortgage Rate (or, in the case of any Loan Group, at the weighted average of the Mortgage Rates for such Loan Group); and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Companion Loan or any certificate backed by a Companion Loan or any Mezzanine Loan) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

            "Servicing Transfer Event" shall mean, with respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Loan," except in the case of a Loan Group, if the related Subordinate Companion Loan Noteholder and/or, in the case of the 111 Eighth Avenue Loan Group, the Class OEA-B Majority Holder, is exercising its cure rights under the related Co-Lender Agreement.

            "Similar Law" shall have the meaning assigned thereto in Section 5.02(c).

            "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

            "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related Loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Loans, or owning and pledging Defeasance Collateral in connection with the defeasance of a Defeasance Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person, (vi) it will hold itself out as a legal entity, separate and apart from any other Person, and
(vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

            "Southland Mall Mortgage Loan" shall mean that certain Mortgage Loan evidenced by two Mortgage Notes which are assets of the Trust Fund secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Southland Mall.

            "Special Servicer" shall mean Lennar Partners, Inc., in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee" shall mean, with respect to each Specially Serviced Loan and each REO Loan, (excluding any Non-Serviced Trust Loan that has become an REO Loan) the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(b).

            "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Loan and each REO Loan (excluding an REO Loan that corresponds to a Non-Serviced Trust Loan), 0.25% per annum.

            "Specially Serviced Loan" shall mean any Serviced Loan as to which any of the following events has occurred, except in the case of the 111 Eighth Avenue Loan Group, if either the Class OEA-B Majority Holder or the holder of the 111 Eighth Avenue Subordinate Companion Loan is exercising its cure rights in accordance with the Co-Lender Agreement (within the applicable cure period set forth therein):

            (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)--

                  (i) except in the case of a Balloon Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or

                  (ii) solely in the case of a delinquent Balloon Payment, a
            Serviced Loan shall be considered to be a Specially Serviced Loan if the related Mortgagor has failed to make when due any Balloon Payment; provided, however, if (x) the related Mortgagor is actively seeking a refinancing commitment, (y) the related Mortgagor continues to make payments in the amount of its Assumed Monthly Payment and (z) the Directing Holder consents, the Loan will not be considered a Specially Serviced Loan until 60 days beyond the related maturity date; and provided, further, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, and the Mortgagor continues to make its payments in the amount of its Assumed Monthly Payments, the Loan will not be considered a Specially Serviced Loan until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment;

            (b) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to Section 6.11) shall have determined, in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Serviced Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

            (c) there shall have occurred a default (other than as described in clause (a) above) that (i) in the judgment of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to Section 6.11) materially impairs the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders), and (ii) continues unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any determination that a Servicing Transfer Event has occurred under this clause (c) with respect to any Mortgage Loan solely by reason of the failure of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer, subject to Section 6.11, and the second paragraph of Section 3.07(a); or

            (d) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to Section 6.11) has determined that (i) a default (other than as described in clause (b) of this definition) under the Loan is imminent,
      (ii) such default will materially impair the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders), and (iii) the default will continue unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any determination that a Servicing Transfer Event has occurred under this clause (d) with respect to any Mortgage Loan solely by reason of the failure of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer, subject to Section 6.11, and the second paragraph of Section 3.07(a); or

            (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

            (f) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (g) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Loan will cease to be a Specially Serviced Loan, when a Liquidation Event has occurred with respect to such Serviced Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (h) above exists that would cause the Serviced Loan to continue to be characterized as a Specially Serviced Loan, when:

            (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.21);

            (x) with respect to the circumstances described in clauses (b), (d),
(e), (f) and (g) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (e), (f) and (g), no later than the entry of an order or decree dismissing such proceeding;

            (y) with respect to the circumstances described in clause (c) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

            (z) with respect to the circumstances described in clause (h) of this definition, such proceedings are terminated.

            The Special Servicer may conclusively rely on the Master Servicer's determination and the Master Servicer may conclusively rely on the Special Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. If any Serviced Loan that is part of any Loan Group becomes a Specially Serviced Loan, then each other Serviced Loan in the Loan Group shall also become a Specially Serviced Loan.

            "Specially Serviced Mortgage Loan" shall mean a Serviced Mortgage Loan that constitutes a Specially Serviced Loan.

            "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c). The Startup Day of the Loan REMICs shall be the date specified in the related Loan REMIC Declaration.

            "Stated Maturity Date" shall mean, with respect to any Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.21.

            "Stated Principal Balance" shall mean: (a) with respect to any Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut off Date Balance of such Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) any principal payments (whether received or advanced) or other collections in respect of such Mortgage Loan that were identified and applied as a recovery of principal for such Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period, (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Group, any Realized Loss incurred in respect of such Loan Group and allocated to such Mortgage Loan) (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period; and (b) with respect to any Serviced Companion Loan (and any successor REO Loan with respect thereto), the Cut off Date Balance of such Loan, as permanently reduced on each Loan Group Remittance Date (to not less than zero) by (i) any principal payments (whether received or advanced) or other collections in respect of such Loan that were identified and applied as a recovery of principal for such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period, and (ii) the principal portion of any Realized Loss incurred in respect of the related Loan Group and allocated to such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period.

            The Stated Principal Balance of the Mortgage Pool will not be reduced by the amount of any principal collections from the Mortgage Pool that were used to reimburse a Workout-Delayed Reimbursement Amount pursuant to
Section 3.05(a)(vii), unless the corresponding Advance was determined to be a Nonrecoverable Advance.

            Notwithstanding the foregoing, if a Liquidation Event or Final Recovery Determination occurs in respect of any Loan or REO Property, then the "Stated Principal Balance" of such Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in Section 3.23.

            "Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Subordinate Companion Loan Noteholder" shall mean, with respect to any Loan Group with a Subordinate Companion Loan, the Holder of the Mortgage Note for such Subordinate Companion Loan.

            "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

            "Subsequent Fiscal Agent" shall mean the fiscal agent under any Subsequent PSA.

            "Subsequent Master Servicer" shall mean the master servicer under any Subsequent PSA.

            "Subsequent PSA" shall mean any "pooling and servicing agreement" entered into in connection with a securitization of any Pari Passu Companion Loan where the servicing of such Companion Loan is performed under this Agreement or a Lead PSA.

            "Subsequent Trustee" shall mean the trustee under any Subsequent
PSA.

            "Successful Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

            "Sunrise Mesa MHP Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Sunrise Mesa MHP Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Sunrise Mesa MHP Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Supplemental Report" shall mean have the meaning assigned thereto in Section 4.02(a).

            "Supplemental Servicer Schedule": With respect to the Loans to be serviced by the Master Servicer, a list attached hereto as Schedule VI, which list sets forth the following information with respect to each Loan:

                  (i) the Mortgagor's name;

                  (ii) property type;

                  (iii) the original balance;

                  (iv) the original and remaining amortization term;

                  (v) whether such Mortgage Loan has a guarantor;

                  (vi) whether such Mortgage Loan is secured by a letter of
            credit;

                  (vii) the current balance and monthly amount of any reserve or escrowed funds;

                  (viii) the grace period with respect to both default interest and late payment charges;

                  (ix) whether such Mortgage Loan is insured by RVI, lease
            enhancement policy or environmental policies;

                  (x) whether an operation and maintenance plan exists and, if so, what repairs are required;

                  (xi) whether a cash management agreement or lock-box agreement is in place; and

                  (xii) the number of units, pads, rooms or square feet of the
            Mortgaged Property.

Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Sycamore Mineral Springs Resort Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Sycamore Mineral Springs Resort Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Sycamore Mineral Springs Resort Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the Trustee).

            "Tax Matters Person" shall mean, with respect to each REMIC Pool and each Loan REMIC, the Person designated as the "tax matters person" of such REMIC Pool and such Loan REMIC in the manner provided under Treasury Regulations
Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

            "Tax Returns" shall mean the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool and each Loan REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

            "Tier 1 Loan Group" shall mean, the 111 Eighth Avenue Loan Group.

            "Tier 2 Loan Group" shall mean, any one of the 660 Madison Avenue, Davies Pacific Center and Sycamore Mineral Springs Resort Loan Groups.

            "Tier 3 Loan Group" shall mean, any one of the 510 Glenwood, Sunrise Mesa MHP, Mountain Lodge Apartments, Palisades I Office Building and Berryland Shopping Center Loan Groups.

            "Total Principal Reinstatement Amount" shall mean, with respect to any Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates (excluding the Class OEA-B Certificates) on such Distribution Date) equal to the least of: (1) the Additional Principal Distribution Amount for the subject Distribution Date; (2) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following the subject Distribution Date, exceeds
(b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (excluding the Class OEA-B Certificates) (after taking into account the distributions made with respect to the Certificates on such Distribution Date, but prior to any adjustments to any of those Classes of Principal Balance Certificates pursuant to Section 4.04 or Section 4.05); and
(3) the aggregate Loss Reimbursement Amount in respect of the Principal Balance Certificates (excluding the Class OEA-B Certificates) for the subject Distribution Date (reduced by all distributions made with respect to the Principal Balance Certificates in reimbursement of such aggregate Loss Reimbursement Amount on the subject Distribution Date).

            "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

            "Transfer Date" shall have the meaning assigned thereto in Section 5.02(b).

            "Transferee" shall mean any Person who is acquiring, by Transfer, any Ownership Interest in a Certificate.

            "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

            "Trust" shall mean the common law trust created hereunder.

            "Trust Fund" shall mean, collectively, all of the assets of the Loan REMICs, the Lower-Tier REMIC, the Upper-Tier REMIC and the Grantor Trust.

            "Trustee" shall mean LaSalle Bank National Association, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

            "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date; provided, however, that with respect to the 111 Eighth Avenue Non-Pooled Trust Loan, the Trustee Fee shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Trustee Fee Rate multiplied by (ii) the Stated Principal Balance of the 111 Eighth Avenue Non-Pooled Trust Loan. In the case of each Loan REMIC Loan, the Trustee Fee shall be paid by the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest.

            "Trustee Fee Rate" shall mean 0.0008% per annum.

            "Trustee Liability" shall have the meaning assigned thereto in
Section 8.05(b).

            "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement" shall mean a financing statement executed (if required by the UCC) and filed pursuant to the UCC.

            "Uncertificated Lower-Tier Interests" shall mean any of the 45 separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a "regular interest" in the Lower-Tier REMIC. Each Uncertificated Lower-Tier Interest shall accrue interest at the Weighted Average Net Mortgage Rate (or in the case of the Class LOEA-B1 and Class LOEA-B2 Interests, the Class OEA-B Adjusted Net Mortgage Rate), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective Uncertificated Lower-Tier Interests are set forth in the Preliminary Statement hereto.

            "Uncertificated Principal Balance" shall mean the principal balance of any Uncertificated Lower-Tier Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall equal the amount set forth in the Preliminary Statement hereto. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

            "Underwriters" shall mean Goldman, Sachs & Co., Greenwich Capital Markets, Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, and Wachovia Capital Markets, LLC, and their respective successors in interest.

            "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a) or the Uncertificated Principal Balance of any Uncertificated Lower-Tier Interest pursuant to Section 4.04(b).

            "Unliquidated Advance" shall mean any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Loan or REO Property in respect of which the Advance was made.

            "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Tax Persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "Upper-Tier Distribution Account" shall mean the subaccount deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Upper-Tier REMIC" One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "Voting Rights" shall mean the portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates (other than the Class OEA-B Certificates) in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Class XP and Class XC Certificates, pro rata, based on the Class XP Notional Amount and Class XC Notional Amount, respectively. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class OEA-B, Class R-I or Class R-II Certificates.

            "Water Tower Place Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Water Tower Place Pari Passu Companion Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "Water Tower Place Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Weighted Average Net Mortgage Rate" shall mean, with respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pooled Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period); provided that in the case of each Loan REMIC Loan, "Pooled Mortgage Loan" shall refer to the related Loan REMIC Regular Interest.

            "Wells Fargo Tower Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Wells Fargo Tower Pari Passu Companion Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "Wells Fargo Tower Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Workout-Delayed Reimbursement Amounts" shall mean with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified Mortgage Loan documents.

            "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected Loan pursuant to, Section 3.11(b).

            "Workout Fee Rate" shall mean, with respect to each Corrected Loan as to which a Workout Fee is payable, 1.0%.

            "Xerox Headquarters Mortgage Loan" shall mean that certain Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Xerox Headquarters.

            "Yield Maintenance Charge" shall mean the payments paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Loan, which payments are not otherwise due thereon in respect of principal or interest and have been calculated (based on scheduled payments of interest and/or principal on such Loan) to compensate the Holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Loan or the actual term remaining through the related Stated Maturity Date), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

            Section 1.02 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

            Section 1.03 Certain Adjustments to the Principal Distributions on the Certificates.

            (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.12(b) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than Default Charges Received by the Trust on the Mortgage Pool), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

            (i) first, out of any amounts then on deposit in the Pool Custodial Account that represent payments or other collections of principal Received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

            (ii) second, out of any amounts then on deposit in the Pool Custodial Account that represent any other payments or other collections Received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

            (iii) third, out of any other amounts then on deposit in the Pool Custodial Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

            (b) If and to the extent that any payment or other collection of principal of any Mortgage Loan or REO Mortgage Loan is deemed to be applied in accordance with Section 1.03(a)(i) to reimburse a Nonrecoverable Advance or to pay interest thereon or is applied to reimburse a Workout-Delayed Reimbursement Amount, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then for purposes of calculating the Adjusted Principal Distribution Amount for such Distribution Date, the amount of such payment or other collection of principal shall be subtracted from the Principal Distribution Amount for such Distribution Date.

            (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance, such Advance or interest thereon is reimbursed out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above or if any Workout-Delayed Reimbursement Amount is paid from principal collections on the Mortgage Pool, and the particular item for which such Advance was originally made is subsequently collected (in whole or in part) out of payments or other collections in respect of the related Mortgage Loan (or Loan Group if applicable) or REO Mortgage Loan (such item, and interest thereon, to the extent such interest was paid out of general collections on the Mortgage Pool, if and to the extent so collected, a "Recovered Amount"), then for purposes of calculating the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered, such Recovered Amount (to the extent not already included therein) shall be added to the Principal Distribution Amount for such Distribution Date.

            (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.12(b) or Section 4.03(d)) to collections of principal Received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

            Section 1.04 Certain Calculations Relating to REO Loans.

            (a) Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan.

            Amounts Received with respect to each REO Loan that is a successor to a Serviced Loan (after provision for amounts to be applied to the payment of, or to be reimbursed (1) to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property and (2) to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for the reimbursement of any outstanding unreimbursed Advances on such REO Loan (and predecessor Loan) and interest thereon) shall be treated: first, as a recovery of any amounts withdrawn from general principal collections on the Mortgage Pool in order to reimburse any Workout-Delayed Reimbursement Amounts and Nonrecoverable Advance with respect to such Loan and interest on any such Advance; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance (to the extent not already reimbursed pursuant to clause first above); and fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan; provided that if the Loans comprising a Serviced Loan Group become REO Loans, amounts Received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust in respect of the predecessor Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances (including any Unliquidated Advance) in accordance with Sections 3.12(b), 4.03(d) and 4.03A(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust, as the case may be, in respect of an REO Loan.

                                   ARTICLE II
          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Creation of Trust; Conveyance of Mortgage Loans and Loan REMIC Interests.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as "Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1." LaSalle Bank National Association is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans, (ii) the Mortgage Loan Purchase Agreement, (iii) the Co-Lender Agreements, (iv) the Loan REMIC Interests, and
(v) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date and, in the case of each Loan Group Trust Mortgage Loan, is subject to the related Co-Lender Agreement and/or the related Lead PSA.

            The parties hereto acknowledge and agree that, notwithstanding
Section 11.07, the transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct each Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) to deliver to and deposit with the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan (in connection with the Non-Serviced Trust Loans, the original Mortgage File for such Mortgage Loan other than the related Mortgage Note shall be held by the applicable Lead Trustee pursuant to the applicable Lead PSA on behalf of the Trust Fund and the Certificateholders), with copies of the related reserve and cash management agreements for such Mortgage Loan to be delivered to the Master Servicer and the Special Servicer. With respect to the Deerbrook Mall Mortgage Loan, the Southland Mall Mortgage Loan and the Water Tower Place Trust Loan, the obligation of each of Commerzbank and GSMC to deliver a Mortgage Note to the Trustee or a Custodian appointed thereby shall be limited to delivering only the Mortgage Note held by such party to the Trustee or Custodian appointed thereby. With respect to any of the Deerbrook Mall Mortgage Loan and the Southland Mall Mortgage Loan, either Commerzbank or GSMC may deliver one Mortgage File or one of any other document required to be delivered with respect to such Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for both Commerzbank and GSMC. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b).

            After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

            (c) The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement that it shall bear the costs related to recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (a)(iv) of the definition of "Mortgage File" and each related UCC-2 and UCC-3 assignment referred to in clause (a)(viii) of the definition of "Mortgage File" and the Trustee shall promptly undertake to record or file any such document upon its receipt thereof. This paragraph shall not apply to any Non-Serviced Trust Loan, because the documents referred to in this paragraph have been assigned to the applicable Lead Trustee.

            The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement as to each Serviced Mortgage Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (a)(ii), (a)(iii),
(a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File" solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, a copy of the original certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the Trustee.

            Each assignment referred to in the second preceding paragraph that is recorded by the Trustee shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each UCC-2 and UCC-3 assignment referred to in the second preceding paragraph that is filed by the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. On a monthly basis, at the expense of the applicable Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Trustee's receipt thereof.

            If any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the applicable Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt from the applicable Mortgage Loan Seller cause the same to be duly recorded or filed, as appropriate.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct each Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) to deliver to and deposit (or cause to be delivered and deposited) with the Master Servicer within 10 Business Days after the Closing Date, documents and records that (A) relate to the servicing and administration of the Serviced Loans, (B) are reasonably necessary for the ongoing administration and/or servicing of the Serviced Loans under this Agreement (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and (C) are in possession or under control of the applicable Mortgage Loan Seller, together with (i) all unapplied Escrow Payments and Reserve Funds in the possession of the applicable Mortgage Loan Seller that relate to such Serviced Loans and (ii) a statement indicating which Escrow Payments and Reserve Funds are allocable to such Serviced Loans, provided that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other internal communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to the Companion Loans, on behalf of and for the benefit of the applicable Companion Loan Noteholder). With respect to the Deerbrook Mall Mortgage Loan and the Southland Mall Mortgage Loan, either Commerzbank or GSMC may make the deliveries required by this paragraph to satisfy the delivery requirements of both Commerzbank and GSMC under this paragraph.

            (e) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, set over and otherwise conveys to the Trustee for the benefit of the Certificateholders without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in, to and under each Loan REMIC Interest and each related Loan REMIC Declaration. The Trustee shall administer each Loan REMIC in accordance with Section 10.01 hereof.

            (f) It is not intended that this Agreement create a partnership or a joint-stock association.

            Section 2.02 Acceptance of Trust Fund by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

            The Trustee (i) with respect to each Serviced Loan Group, shall also hold the portion of such Mortgage File that relates to the Companion Loan in such Loan Group in trust for the use and benefit of the related Companion Loan Noteholder and (ii) with respect to each Loan Group, hereby assumes the obligations and rights of the holder of the related Loan Group Trust Mortgage Loan under the applicable Co-Lender Agreement and/or applicable Lead PSA.

            In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter that, as to each Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II,
(i) all documents specified in clauses (a)(i), (ii), (vii), (ix), (xi) and (xix) of the definition of "Mortgage File" (but in the case of documents specified in clauses (ix) and (xix) only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf (other than in respect of the Non-Serviced Trust Loans, with the exception of the related Mortgage Note and the related endorsements specified in clause
(a)(i)(A) of the definition of "Mortgage File"), and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage
Note) received by it or any Custodian with respect to such Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

            (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit C hereto) to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter (and, in the case of a Serviced Loan Group, to the related Companion Loan Noteholder, upon request) that, as to each Mortgage Loan (other than in respect of the Non-Serviced Trust Loans, with the exception of the related Mortgage Note and the related endorsements specified in clause (a)(i)(A) of the definition of "Mortgage File") then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses (a)(i) through (a)(v), (a)(vii) and, if applicable, (a)(viii) (without regard to the second parenthetical in such clause
(a)(viii)) of the definition of "Mortgage File") that are required to be delivered hereunder have been delivered; (ii) the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and
(vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. With respect to the items listed in clauses (ii), (iii), (iv) and, if applicable, (vi) of the definition of Mortgage File if the original of such document is not in the Trustee's possession because it has not been returned from the applicable recording office, then the Trustee's or Custodian's certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall deliver a comparable certification to any party hereto, the applicable Companion Loan Noteholder and any Underwriter on request.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(v), (a)(vii) and (a)(viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

            (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Trustee (if it constitutes part of the Mortgage File) or the Master Servicer (if it constitutes part of the Servicing File), as applicable.

            Section 2.03 Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

            (a) If any party hereto discovers that any document constituting a part of a Mortgage File (or, with respect to a Non-Serviced Trust Loan, the related Mortgage Note and the related endorsements specified in clause (a)(i)(A) of the definition of "Mortgage File") has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of a Mortgage Loan Seller made pursuant to Section 3(b) of the applicable Mortgage Loan Purchase Agreement with respect to any Mortgage Loan (a "Breach"), such party shall give prompt written notice thereof to each of the Rating Agencies, the applicable Mortgage Loan Seller and the other parties hereto. If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects the value of the Mortgage Loan or the related Mortgaged Property or the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach," as the case may be. Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above), the Trustee shall require the applicable Mortgage Loan Seller, not later than 90 days from the earlier of the Mortgage Loan Seller's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Material Document Defect or Material Breach), to cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or repurchase the affected Mortgage Loan (or the related Mortgage Loan Seller's portion thereof with respect to the Deerbrook Mall Mortgage Loan, the Southland Mall Mortgage Loan and the Water Tower Place Trust Loan) or any related REO Property (or, in the case of an REO Property that relates to a Loan Group Trust Mortgage Loan, the Trust Fund's interest in the related REO Property and in the case of Deerbrook Mall Mortgage Loan, the Southland Mall Mortgage Loan and the Water Tower Place Trust Loan, the interest in the REO Property that corresponds to the related Mortgage Loan Seller's portion thereof) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account (or, in the case of a Loan Group Trust Mortgage Loan or an REO Property that relates to a Loan Group Trust Mortgage Loan, to the related Loan Group REO Account); provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the applicable 90-day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions, (iii) the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90-day period and (iv) the affected Mortgage Loan is not then a Specially Serviced Mortgage Loan, then the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the applicable Mortgage Loan Seller's receiving such additional 90-day period, the applicable Mortgage Loan Seller shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90-day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90-day period and any such additional 90-day period solely due to the failure of the applicable Mortgage Loan Seller to have received the recorded document, then the applicable Mortgage Loan Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the applicable Mortgage Loan Seller certifies to the Trustee every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the applicable Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date. Provided that the Master Servicer has notice of such Material Document Defect or Material Breach, the Master Servicer shall notify the Mortgage Loan Seller if the related Mortgage Loan becomes a Specially Serviced Mortgage Loan during any applicable cure periods. Any of the following document defects shall be conclusively presumed to be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, together with the endorsements referred to in clause (a)(i) of the definition of "Mortgage File," unless the Mortgage File contains a signed lost note affidavit and indemnity with respect to the missing Mortgage Note and any missing endorsements that appears to be regular on its face, (b) other than with respect to a Non-Serviced Trust Loan, the absence from the Mortgage File of the original executed Mortgage or a copy of such Mortgage certified by the local authority with which the Mortgage was recorded, in each case with evidence of recording thereon, that appears to be regular on its face, unless there is included in the Mortgage File a copy of the executed Mortgage and a certificate stating that the original signed Mortgage was sent for recordation, (c) other than with respect to a Non-Serviced Trust Loan, the absence from the Mortgage File of the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, or marked up insurance binder or title commitment which is marked as a binding commitment and countersigned by title company, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, (d) other than with respect to a Non-Serviced Trust Loan, the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust and a certificate stating that the original intervening assignments were sent for recordation, unless there is included in the Mortgage File a certified copy of the intervening assignment or
(e) other than with respect to a Non-Serviced Trust Loan, the absence from the Servicing File of any original letter of credit.

            With respect to the Deerbrook Mall Mortgage Loan, the Southland Mall Mortgage Loan and the Water Tower Place Trust Loan, the obligations of each of Commerzbank and GSMC to cure or repurchase with respect to a Material Document Defect or Material Breach with respect to the related Mortgage Loan shall be limited to a cure or repurchase with respect to the Mortgage Note it sold to the Depositor in accordance with the related Mortgage Loan Purchase Agreement. With respect to the Deerbrook Mall Mortgage Loan, the Southland Mall Mortgage Loan and the Water Tower Place Trust Loan, any cure by either of Commerzbank or GSMC with respect to the Mortgage Note it sold to the Depositor in accordance with the related Mortgage Loan Purchase Agreement that also cures the Material Document Defect or Material Breach with respect to the related Mortgage Loan shall satisfy the cure obligations of both Commerzbank and GSMC with respect to such Mortgage Loan.

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by a Mortgage Loan Seller as contemplated by this Section 2.03(a), then, prior to the subject repurchase, the applicable Mortgage Loan Seller or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until (i) the Controlling Class Directing Holder acting as the Directing Holder, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the applicable Mortgage Loan Seller within 10 Business Days of such Directing Holder's receipt of a written request for such consent), (ii) the Trustee has received from the applicable Mortgage Loan Seller (A) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur with respect to either REMIC Pool and (B) written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of Certificates, (iii) the debt service coverage ratio for the four preceding calendar quarters for all of the Mortgage Loans relating to such Cross-Collateralized Group remaining is not less than 0.05x below the debt service coverage ratio for all Mortgage Loans of such Cross-Collateralized Group (including the affected Mortgage Loan) set forth in the Prospectus Supplement, (iv) the loan-to-value ratio for all of the Mortgage Loans of such Cross-Collateralized Group remaining is not greater than 5% more than the loan-to-value ratio for all Mortgage Loans of such Cross-Collateralized Group (including the affected Mortgage Loan) set forth in the Prospectus Supplement; and provided, further, that the applicable Mortgage Loan Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect, as the case may be, is a Material Breach or Material Document Defect, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            (b) In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03, and subject to Section 3.26, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions (including, without limitation, the Servicing File) of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(c), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of an REO Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

            In connection with the repurchase of any Loan REMIC Loan, as contemplated by this Section 2.03, the related Mortgage Loan Seller shall be deemed to repurchase the related Loan REMIC Interests, and the Trustee shall have no further responsibility for administering the related Loan REMIC pursuant to this Agreement.

            (c) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of a Mortgage Loan Seller set forth in, or made pursuant to, paragraph 23 or paragraph 43 of Exhibit B to the applicable Mortgage Loan Purchase Agreement, specifically relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related Mortgagor to bear the Rating Agency fees reflected in paragraph 23 or reasonable costs and expenses associated with a defeasance, as set forth in paragraph 43 of Exhibit B to the Mortgage Loan Purchase Agreement (any such fees, costs or expenses, referred to in this subsection (d) as "Covered Costs"), then the Master Servicer shall direct the applicable Mortgage Loan Seller in writing to wire transfer to the Pool Custodial Account, within 90 days of receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (ii) have not been paid by the Mortgagor, (iii) are the basis of such Breach and (iv) constitute "Covered Costs." If any amount is due under the preceding sentence for the Deerbrook Mall Mortgage Loan, the Southland Mall Mortgage Loan or the Water Tower Place Trust Loan, then each of Commerzbank and GSMC shall be required to wire transfer only such party's pro rata share (i.e., 50%) of such amount. Upon payment of such costs, the applicable Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the Depositor nor the applicable Mortgage Loan Seller shall be obligated to otherwise cure such Breach or repurchase the affected Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

            (d) Each Mortgage Loan Purchase Agreement and Section 2.03(a) provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.

            Section 2.04 Representations, Warranties and Covenants of the Depositor.

            (a) The Depositor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders and to the Fiscal Agent, the Master Servicer, the Special Servicer and Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans free and clear of all liens, claims, encumbrances and other interests with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            The representations, warranties and covenants of the Depositor set forth in this Section 2.04 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

            Section 2.05 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, each Loan REMIC Regular Interest and each Loan REMIC Residual Interest, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase Agreement, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i)
 acknowledges and hereby declares that it holds each Loan REMIC Regular Interest on behalf of the Lower-Tier REMIC and the Certificateholders and holds each Loan REMIC Residual Interest on behalf of the Holders of the Class R-I Certificates;
(ii) acknowledges the issuance of the Uncertificated Lower-Tier Interests to or upon the order of the Depositor, (iii) acknowledges and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Holders of the Certificates (other than the Class R-I Certificates) and (iv) acknowledges the execution by the Certificate Registrar and the authentication and delivery by the Authenticating Agent of the Class R-I Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans (other than the Loan REMIC Loans) and the Loan REMIC Regular Interests, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Interest Certificates and the Class R-II Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Administration of the Loans.

            (a) All of the Serviced Loans and REO Properties (which does not include the Non-Serviced Loan Groups) are to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans and REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of the Companion Loans, on behalf of the related Companion Loan Noteholders), as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Serviced Loans and, in the case of the Loan Groups, the related Co-Lender Agreement; and (iii) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.22, (i) the Master Servicer shall service and administer all of the Performing Serviced Loans and shall render such services with respect to the Specially Serviced Loans as are specifically provided for herein, and (ii) the Special Servicer shall service and administer each Specially Serviced Loan and REO Property and shall render such services with respect to the Performing Serviced Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.22.

            The parties hereto acknowledge that the Non-Serviced Loan Groups and any related REO property are being serviced and administered under the applicable Lead PSA and the applicable Lead Master Servicer will make any advances required thereunder in respect of such loan and remit collections on the Non-Serviced Trust Loans to or on behalf of the Trust. The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall have no obligation or authority to supervise the applicable Lead Master Servicer, the applicable Lead Special Servicer, the applicable Lead Trustee or the applicable Lead Fiscal Agent or to make Servicing Advances or P&I Advances, except as described in
Section 4.03A with respect to P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent with respect to certain of the Non-Serviced Trust Loans. Although the Non-Serviced Loan Groups are being serviced under the applicable Lead PSA, the Controlling Class Directing Holder will have certain rights relating to the servicing of the Non-Serviced Loan Groups pursuant to the applicable Lead PSA and the applicable Co-Lender Agreement. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certi?cateholders with respect to the Non-Serviced Loan Groups shall be dependent on its receipt of the corresponding information and collections from the applicable Lead Master Servicer or the applicable Lead Special Servicer.

            (b) Subject to Section 3.01(a) and Section 6.11 (taking account of
Section 6.11(b)), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through sub-servicers, to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a) that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee and the Companion Loan Noteholders or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.21 and Section 6.11 (taking account of Section 6.11(b)), any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File;
(iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all instruments that such party may be required to execute on behalf of the Trustee in connection with the defeasance of a Serviced Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (c) The parties hereto acknowledge that the Loan Groups are subject to the terms and conditions of the applicable Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the Loan Group Trust Mortgage Loan holder, the Pari Passu Companion Loan holder and/or Subordinate Companion Loan Noteholder under the applicable Co-Lender Agreement, including with respect to (i) the allocation of collections on or in respect of the Loan Groups in accordance with the applicable Co-Lender Agreement, (ii) the making of payments to the Loan Group Trust Mortgage Loan holder, the Pari Passu Companion Loan holder and/or Subordinate Companion Loan Noteholder in accordance with the applicable Co-Lender Agreement, (iii) the purchase of the Loan Group Trust Mortgage Loans by the related Subordinate Companion Loan Noteholders (and/or, in the case of the 111 Eighth Avenue Loan Group, the Class OEA-B Majority Holder) or their designees in accordance with the applicable Co-Lender Agreement, and, if applicable, other related Companion Loan Noteholders under the applicable Lead PSA and (iv) in the case where a Companion Loan Noteholder (and, in the case of the 111 Eighth Avenue Loan Group, the Class OEA-B Majority Holder) is the Directing Holder, the right of such Directing Holder to cure a default of the related Mortgagor in accordance with the applicable Co-Lender Agreement.

            Notwithstanding the foregoing, if, at such time as any Serviced Loan Group Trust Mortgage Loan shall no longer be part of the Trust Fund and a separate servicing agreement with respect to the related Loan Group has not been entered into in accordance with the terms of the related Co-Lender Agreement, then, until such time as a separate servicing agreement is entered into and any required Rating Agency confirmation is obtained, and notwithstanding that such Serviced Loan Group Trust Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service such Loan Group or any related Loan Group REO Properties, as the case may be, under this Agreement as if it were a separate servicing agreement, for the benefit of each holder of a Loan in such Loan Group, and under any related Co-Lender Agreement, with: (i) such Loan Group and the related Loan Group Mortgaged Properties constituting the sole assets thereunder; and (ii) references to the "Trustee," "Trust," "Certificateholders" (or any sub-group thereof) and the "Controlling Class Directing Holder" being construed to refer to the new holder of the Serviced Loan Group Trust Mortgage Loan that is no longer included in the Trust Fund under the applicable Co-Lender Agreement.

            (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Companion Loan Noteholders under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Collection of Loan Payments.

            (a) Each of the Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard. The Special Servicer shall ensure that, with respect to Specially Serviced Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Loan, or the Master Servicer, with regard to a Performing Serviced Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Serviced Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02 if any Advance has been made as to such delinquent payment.

            (b) All amounts Received with respect to any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan.

            (c) Except in the case of the Loan Groups, amounts Received in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows (without duplication): first, as a recovery of any related and unreimbursed Servicing Advances (together with interest thereon), and if applicable, unpaid Liquidation Expenses, in each case to the extent such application is permitted under the terms of the related Loan documents; second, as a recovery of accrued and unpaid interest on, and principal of, such Mortgage Loan to the extent of any outstanding P&I Advances and unpaid Master Servicing Fees in respect of such Mortgage Loan, third, as a recovery of any Nonrecoverable Advance and Unliquidated Advance in respect of such Mortgage Loan and, in each case, interest thereon that was reimbursed from general principal collections on the Mortgage Pool, to the extent such application is permitted under the terms of the related Loan documents; fourth, as a recovery of any remaining accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the related Due Date; fifth, as a recovery of any remaining principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); sixth, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; seventh, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; ninth, as a recovery of any Default Charges then due and owing under such Mortgage Loan; tenth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Mortgage Loan; eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan; and, twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

            All amounts Received with respect to any Loan Group shall be applied to amounts due and owing under such Loan Group (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain one or more accounts, in which all related Escrow Payments shall be deposited and retained (each a "Servicing Account"). Subject to the terms of the related Loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for such Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (v) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Loan documents to be paid to the Mortgagor; or (vi) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

            (b) The Master Servicer shall, as to each and every Serviced Loan,
(i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Serviced Loan (or, if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.12(d), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

            (c) The Master Servicer shall, as to each and every Serviced Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a) or 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            (d) The Master Servicer shall, as to all Serviced Loans, establish and maintain, as applicable, one or more accounts ("Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Loan documents, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related Loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.

            Section 3.04 Pool Custodial Account, Defeasance Deposit Account, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account.

            (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (ix) below (which shall not include any amounts allocable to the Companion Loans or the 111 Eighth Avenue Non-Pooled Trust Loan) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Loan REMIC Interests and the Uncertificated Lower-Tier Interests. The Pool Custodial Account shall be an Eligible Account. Amounts in the Pool Custodial Account attributable to each Loan REMIC Loan will be assets of the related Loan REMIC. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on the Mortgage Loans (other than the 111 Eighth Avenue Non-Pooled Trust Loan)) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal of the Serviced Mortgage Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (ii) all payments on account of interest on the Serviced Mortgage Loans, including Default Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of any Serviced Mortgage Loan;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Serviced Mortgage Loan (including any amounts paid by a Mortgagor or received as Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds that represent recoveries for an Advance (or interest thereon) that was previously reimbursed to the party that made such Advance as either a Nonrecoverable Advance or as a Workout-Delayed Reimbursement Amount);

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Pool Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.17(c);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made; and

            (ix) all amounts remitted or advanced by the applicable Lead Master Servicer in respect of the Non-Serviced Trust Loans pursuant to the applicable Lead PSA;

provided that any amounts described in clauses (i) through (iv) and (vi) through
(viii) above that relate to any Serviced Loan Group or any related REO Property (other than Liquidation Proceeds derived from the sale of the Pooled Mortgage Loans to or through the Companion Loan Noteholders (or in the case of the 111 Eighth Avenue Pooled Trust Loan, to or through the Class OEA-B Majority Holder and/or the holder of the 111 Eighth Avenue Subordinate Companion Loan) pursuant to the Co-Lender Agreement or as a Specially Serviced Mortgage Loan pursuant to
Section 3.19 or the repurchase of a Pooled Mortgage Loan by a Mortgage Loan Seller) shall be deposited in the applicable Loan Group Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account (except in the case of amounts relating to the 111 Eighth Avenue Non-Pooled Trust Loan, which shall be transferred to the Class OEA-B Sub-Account) as provided in Section 3.05A.

            The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such Section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (vii) through (viii) above with respect to any Mortgage Loan (other than any Mortgage Loan that is part of a Serviced Loan Group), the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that relates to a Loan Group) shall be deposited by the Special Servicer into the Pool REO Account and thereafter remitted to the Master Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.17(c).

            If and when any Mortgagor under a Defeasance Loan that is a Serviced Loan elects to defease all or any part of its Loan and, pursuant to the provisions of the related Loan documents, delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Mortgagor, as beneficial owner of the Defeasance Collateral, and the Trustee and, in the case of the Loan Groups, the Companion Loan Noteholders, to secure payment on the related Defeasance Loan. The Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Loan(s).

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Distribution Account shall be deemed to consist of seven separate sub-accounts, which shall be established and maintained on a book-entry basis: the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class OEA-B Sub-Account, the Interest Reserve Account and three separate subaccounts with respect to the Loan REMIC Residual Interests (each, a "Grantor Trust Sub-Account"). The Grantor Trust Sub-Accounts shall be assets of the Grantor Trust and beneficially owned by the Holders of the Class R-I Certificates, and shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC. The Class OEA-B Sub-Account shall be deemed to be held in trust for the benefit of the Holders of the Class OEA-B Certificates. The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date, for deposit in the Lower-Tier Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date, together with, in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01. The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Class OEA-B Sub-Account, an aggregate amount of immediately available funds equal to the Master Servicer Class OEA-B Remittance Amount for such Master Servicer Remittance Date, together with, in the case of the final Distribution Date, any additional amounts with respect to the 111 Eighth Avenue Non-Pooled Trust Loan contemplated by the second paragraph of Section 9.01.

            Notwithstanding anything herein to the contrary, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class OEA-B Sub-Account, the Grantor Trust Sub-Accounts and the Interest Reserve Account may be maintained as part of a single Distribution Account. Amounts actually deposited into or distributed from the Distribution Account will be deemed to be deposited or distributed from the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class OEA-B Sub-Account, the Grantor Trust Sub-Accounts and the Interest Reserve Account, as applicable.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Lower-Tier Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.20(a) in connection with Prepayment Interest Shortfalls.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Class OEA-B Sub-Account any amounts required to be deposited by the Master Servicer pursuant to Section 3.20(a) in connection with Prepayment Interest Shortfalls on the 111 Eighth Avenue Non-Pooled Trust Loan.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account, the Class OEA-B Sub-Account or the Grantor Trust Sub-Accounts, as applicable, any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and the Class OEA-B Sub-Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount, the Available OEA-B Distribution Amount and the amount of any Net Prepayment Consideration for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(i) and 4.01(j), respectively.

            In the event that the Master Servicer fails, on any Master Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the date such payment was made.

            On the Master Servicer Remittance Date in March of each year (commencing in March 2005), the Trustee shall transfer from the Interest Reserve Account to the Lower-Tier Distribution Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans.

            As and when required pursuant to Section 3.04(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Lower-Tier Distribution Account.

            (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), which may be a sub-account of the Distribution Account, to be held in trust for the benefit of the Certificateholders and the Trust as Holder of the Loan REMIC Interests and the Uncertificated Lower-Tier Interests. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account and deposit in the Interest Reserve Account with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO Mortgage Loan (in the case of a Loan REMIC Loan, in respect of the related Loan REMIC Regular Interest), as the case may be, for such Distribution Date.

            Notwithstanding that the Interest Reserve Account, the OEA-B Sub-Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Grantor Trust Sub-Accounts may be sub-accounts of the Distribution Account for reasons of administrative convenience, the Interest Reserve Account, the OEA-B Sub-Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Grantor Trust Sub-Accounts shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (d) If any Excess Liquidation Proceeds are received on the Mortgage Pool, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Pool Custodial Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date. Excess Liquidation Proceeds with respect to a Loan REMIC Loan shall be deemed distributable to the related Loan REMIC Residual Interest and immediately deposited in the Excess Liquidation Proceeds Account.

            (e) Funds in the Pool Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account (and all subaccounts thereof) and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the Closing Date and of the new location of the Pool Custodial Account within two Business Days of any change thereof. As of the Closing Date, the Distribution Account (and all subaccounts thereof) and, when established, the Excess Liquidation Proceeds Account shall be located at the Trustee's offices in Chicago, Illinois. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of the Distribution Account (and all subaccounts thereof), the Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.

            Section 3.04A. Loan Group Custodial Account. (a) The Master Servicer shall establish and maintain, with respect to each Serviced Loan Group, one or more separate accounts, which may be sub-accounts of a single account (with respect to each Loan Group, the "Loan Group Custodial Account") in which the amounts described in clauses (i) through (ix) below shall be deposited and held in trust for the benefit of the related Loan Group Noteholders, as their interests may appear; provided that a Loan Group Custodial Account may be a sub-account of another Custodial Account. Each of the Loan Group Custodial Accounts shall be an Eligible Account or a subaccount of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the applicable Loan Group Custodial Account, within one Business Day of receipt (in the case of payments or other collections on such Loan Group) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the related Loan Group subsequent to the Cut-off Date (other than in respect of principal and interest on such Loan Group due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the related Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

            (i) all payments on account of principal of the applicable Loan Group, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (ii) all payments on account of interest on the applicable Loan Group, including Default Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the applicable Loan Group;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the applicable Loan Group (other than Liquidation Proceeds derived from the sale of any Pooled Mortgage Loans to or through the related Subordinate Companion Loan Noteholder (or, in the case of the 111 Eighth Avenue Non-Pooled Trust Loan, any sale to or through the Class OEA-B Majority Holder and/or the holder of the 111 Eighth Avenue Subordinate Companion Loan) or the repurchase of a Pooled Mortgage Loan by a Mortgage Loan Seller, which shall be deposited directly into the Pool Custodial Account) (including any amounts paid by a Mortgagor or received as Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds that represent recoveries for an Advance (or interest thereon) that was previously reimbursed to the party that made such Advance as either a Nonrecoverable Advance or as a Workout-Delayed Reimbursement Amount);

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Loan Group Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the applicable Loan Group resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from the related Loan Group REO Account pursuant to Section 3.17(c);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the applicable Loan Group specifically to cover items for which a Servicing Advance has been made; and

            (ix) any P&I Advances required to be made by the Master Servicer with respect to a Loan Group Trust Mortgage Loan or the related Pari Passu Companion Loans in accordance with Section 4.03A.

            The foregoing requirements for deposit in the applicable Loan Group Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of all Loan Groups in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the applicable Loan Group Custodial Account. If the Master Servicer shall deposit into a Loan Group Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Group Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to all Loan Groups, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each Loan Group Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to a Loan Group, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the related Loan Group Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Loan Group shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the related Loan Group Custodial Account, all in accordance with Section 3.17(c).

            (f) If and when the related Mortgagor elects to defease a Serviced Loan Group, the provisions of the last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

            (g) The Master Servicer shall give notice to the Trustee, the related Companion Loan Noteholders and the Special Servicer of the location of the related Loan Group Custodial Account when first established and of the new location of such Custodial Account prior to any change thereof.

            (h) With respect to the Companion Loans for each of the Tier 3 Loan Groups, as to which a separate primary servicer is collecting the Monthly Payment on each such Companion Loan, all Monthly Payments in respect of the related Companion Loans will be made directly to such primary servicer until (i) either the Companion Loan or the related Loan Group Trust Mortgage Loan is accelerated, (ii) the occurrence and continuation of a monetary event of default under the Loan Group or (iii) the occurrence and continuation of an event of default under the related Loan Group caused by certain insolvency actions as set forth in the related intercreditor agreement.

            Section 3.05 Permitted Withdrawals From the Pool Custodial Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
      Section 3.04(b), and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the Mortgage Pool (excluding any P&I Advances made with respect to any Mortgage Loan that is part of a Serviced Loan Group and any related REO Loans), the Fiscal Agent's, the Trustee's and Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause
      (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Pool Custodial Account that represent Late Collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made; provided, however, that if any P&I Advance that was made with respect to the Mortgage Pool (including any Mortgage Loans that are part of a Serviced Loan Group and any related REO Loans) becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below;

            (iii) to pay (A) to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of the Serviced Loan Group Trust Mortgage Loans and any related REO Mortgage Loans), the Master Servicer's right to payment pursuant to this clause (iii)(A) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Mortgage Loan or REO Mortgage Loan as to which such Master Servicing Fees were earned, and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Mortgage Loan or REO Mortgage Loan (including any Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Group Custodial Account pursuant to Section 3.05A) that remains unpaid after the application of clause (A) above following a Final Recovery Determination made with respect to such Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

            (iv) to pay to the Special Servicer, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan (including the Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Group Custodial Account pursuant to Section 3.05A);

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Mortgage Loan, Corrected Loan and/or REO Mortgage Loan (including the Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Group Custodial Account pursuant to Section 3.05A), as applicable, in the amounts and from the sources specified in Section 3.11(b);

            (vi) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property (other than the Loan Group Trust Mortgage Loans and/or any related REO Properties), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the Pool Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below;

            (vii) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (1)(a) any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances and (b) with respect to the 237 Park Avenue Loan Group, Wells Fargo Tower Loan Group and the 1801 K Street Loan Group, to reimburse the GCCFC C2 Fiscal Agent, the GCCFC C2 Trustee and the GCCFC C2 Master Servicer, in that order, for any unreimbursed advances made by any such party pursuant to the GCCFC C2 PSA in respect of such Loan Group (other than principal and interest advances made on the 237 Park Avenue Companion Loans, Wells Fargo Tower Companion Loans and 1801 K Street Companion Loan) that have been or are determined to be nonrecoverable advances pursuant to the terms of the GCCFC C2 PSA (up to, with respect to Servicing Advances, the corresponding Loan Group Trust Mortgage Loan's proportionate share of such advance, or if such amount, together with amounts available in the trust fund created under the GCCFC C2 PSA is insufficient to reimburse the party that made such advance, then up to the full amount of such advance) and (2) for any Workout-Delayed Reimbursement Amounts, such reimbursement to be made out of the principal portion of the general collections on the Mortgage Loans and REO Properties net of such amounts being reimbursed pursuant to clause (1) above; provided that the amounts referred to in clause (1) above may be withdrawn over time in accordance with Section 3.05(e);

            (viii) to pay the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.12(b), 4.03(d) or 4.03A(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (exclusive of the Serviced Loan Group Trust Mortgage Loans and any related REO Mortgage Loans), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the related Mortgage Loan during the Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Sections 3.27(a) and (b);

            (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.12(b), 4.03(d) or 4.03A(d), as applicable, (i) on any Advance (including any Advance that constitutes a Workout-Delayed Reimbursement Amount) made thereby with respect to the Mortgage Pool or (ii) any advance made by the GCCFC C2 Master Servicer, the GCCFC C2 Special Servicer, the GCCFC C2 Trustee or the GCCFC C2 Fiscal Agent with respect to the 237 Park Avenue Loan Group, Wells Fargo Tower Loan Group and 1801 K Street Loan Group other than any principal and interest advance made on the related Companion Loans, but only to the extent that such Advance has been reimbursed and the interest thereon is not otherwise payable as contemplated by the immediately preceding clause
      (viii) or Section 3.05A, as applicable;

            (x) to pay, out of amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the related Mortgage Loan and not otherwise applied as contemplated by clause (viii) above, any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii) above, and other than Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to any Mortgage Loan or REO Mortgage Loan (including the 111 Eighth Avenue Non-Pooled Trust Loan, to the extent that no funds are available therefor in the related Loan Group Custodial Account) that, if paid from a source other than Default Charges, would constitute an Additional Trust Fund Expense, as and to the extent contemplated by Sections 3.27(a) and (b);

            (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.12(d), 3.19(g), or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related REO Property pursuant to Section 3.18(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer); provided that, in the case of a Loan Group Mortgaged Property, any payment pursuant to this clause (xi) is to be made only to the extent that it would not ultimately be payable out of collections on or in respect of the related Loan Group;

            (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in
      Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any Collection Period, (B) Prepayment Interest Excesses collected on the Mortgage Pool (exclusive of the Serviced Loan Group Trust Mortgage Loans) and (C) Net Default Charges (after application pursuant to Sections 3.27(a) and (b)) actually collected that accrued in respect of Mortgage Loans (other than the Serviced Loan Group Trust Mortgage Loans) that are not Specially Serviced Mortgage Loans, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), Net Default Charges (after application pursuant to Sections 3.27(a) and (b)) actually collected that accrued in respect of Specially Serviced Mortgage Loans and REO Mortgage Loans (other than the Serviced Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans);

            (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such Person pursuant to Section 6.03; provided that such payment does not relate solely to the Companion Loans;

            (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a);

            (xv) to pay itself, the Special Servicer, any Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool Custodial Account;

            (xvi) to pay, in accordance with Section 3.12(e), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances (including servicing expenses that relate to, and are allocable to, the 111 Eighth Avenue Non-Pooled Trust Loan or any related REO Loan, but excluding servicing expenses that relate solely to the Companion Loans or any related REO Loans), to the extent no funds are available therefor in the related Loan Group Custodial Account;

            (xvii) on each Master Servicer Remittance Date, to transfer Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
      Section 3.04(d);

            (xviii) to pay any other amounts due the Lead Master Servicer or Lead Special Servicer, as applicable under a Lead PSA to the extent required under the related Co-Lender Agreement; and

            (xix) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through (xviii) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third party contractor), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as applicable, is entitled (unless such payment to the Special Servicer, the Trustee (for example, the Trustee Fee) or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. With respect to any reimbursement to be made hereunder to the GCCFC C2 Master Servicer, the GCCFC C2 Special Servicer, the GCCFC C2 Trustee or the GCCFC C2 Fiscal Agent in respect of any advance made by such parties subsequently determined to be nonrecoverable pursuant to the terms of the GCCFC C2 PSA, the Master Servicer may conclusively rely on a written statement from such party delivered to the Master Servicer that such advance made is nonrecoverable under the terms of the GCCFC C2 PSA.

            The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and Fiscal Agent shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or interest thereon.

            (b) Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Net Prepayment Consideration for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(i) and 4.01(j), respectively. The Trustee may, from time to time, make withdrawals from the Distribution Account (which in the case of clauses (ii) through (vii) shall be deemed to have been withdrawn from the Lower-Tier Distribution Account) for any of the following purposes (in no particular order of priority) provided, that no withdrawals under clauses (ii) through (v) below shall be deemed to be made from the Class OEA-B Sub-Account unless such withdrawal is solely related to the 111 Eighth Avenue Non-Pooled Trust Loan, and any withdrawals that relate to the 111 Eighth Avenue Non-Pooled Trust Loan pursuant to such clauses shall be made first from the Class OEA-B Sub-Account and then, to the extent not available therein, the remainder of the Lower-Tier Distribution Account:

            (i) to make distributions to Certificateholders from the applicable subaccount on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to pay (A) the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and
      (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

            (iii) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause (iv) of the definition of "Disqualified Organization," (B) as contemplated by Sections 10.01(i) and 10.02(e), or (C) as contemplated by
      Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (iv) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any and all federal, state and local taxes imposed on either REMIC Pool or any Loan REMIC or on the assets or transactions of either such REMIC Pool or such Loan REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

            (v) to pay the Tax Administrator, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts reimbursable to it pursuant to Section 10.01(f);

            (vi) to pay the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account in error;

            (vii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans from the Distribution Account to the Interest Reserve Account as and when required by Section 3.04(c); and

            (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii) through (vii) above from the Distribution Account (which will be deemed to be withdrawn from the Lower-Tier Distribution Account) prior to making distributions to Certificateholders on such Distribution Date.

            (c) On each Master Servicer Remittance Date in March (commencing in March 2005), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Lower-Tier Distribution Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans during February and/or January of the same year in accordance with Section 3.04(c).

            (d) On each Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

            (e) Notwithstanding anything to the contrary contained herein, upon a determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account immediately as contemplated by
Section 3.05(a)(vii), the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time (not to exceed 6 months or such longer period as may be requested by the advancing party and approved by the Controlling Class Directing Holder), the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or the Special Servicer or be deemed a breach of any fiduciary duty of the Trustee to Certificateholders by the Trustee or the Fiscal Agent, or a breach of a contractual obligation by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent.

            To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from general collections on the Mortgage Loans pursuant to clauses (vi) or (vii) of Section 3.05(a), such reimbursement shall be allocated first, to the principal portion of the general collections available on the Mortgage Loans. To the extent a Workout-Delayed Reimbursement Amount is reimbursed pursuant to clause (vii) of Section 3.05(a), such reimbursement shall be limited to an amount equal to, and be allocable solely to, principal collections available on the Mortgage Loans, net of amounts paid pursuant to the previous sentence.

            The Master Servicer shall give each Rating Agency at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause
(1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

            (f) In the event that servicing advances on the 237 Park Avenue Loan Group, Wells Fargo Tower Loan Group and 1801 K Street Loan Group or P&I advances on such Loans have been made with respect to the 237 Park Avenue Loan Group, Wells Fargo Tower Loan Group or 1801 K Street Loan Group under the GCCFC C2 PSA by the GCCFC C2 Master Servicer, GCCFC C2 Trustee or the GCCFC C2 Fiscal Agent, and in accordance with the GCCFC C2 PSA, a subsequent determination has been made that such advance constitutes a nonrecoverable advance, the party that made such advance shall be entitled to a reimbursement of such advance with interest thereon as set forth in the GCCFC C2 PSA, from general collections on all Mortgage Loans in the Pool Custodial Account (up to, with respect to a servicing advance, the related Loan Group Trust Mortgage Loan's proportionate share of such servicing advance, or if such amount together with amounts available from general collections in the custodial account created under the GCCFC C2 PSA is insufficient to reimburse the party that made such servicing advance, then up to the full amount of such servicing advance and interest thereon).

            Section 3.05A. Permitted Withdrawals From the Loan Group Custodial Accounts.

            The Master Servicer may, from time to time, make withdrawals from the applicable Loan Group Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals), such amounts being allocated among the Loans in the Loan Group as provided in the related Co-Lender Agreement:

            (i) to make remittances each month on or before the Master Servicer Remittance Date therein, in an aggregate amount of immediately available funds equal to the applicable Loan Group Remittance Amount, to the Trust (as holder of the Loan Group Trust Mortgage Loans or any related REO Mortgage Loans) and the related Companion Loan Noteholder (which remittance shall be made no later than 2:00 p.m. (New York City time) on the Loan Group Remittance Date), in accordance with the applicable provisions of the related Co-Lender Agreement, as applicable, such remittances to the Trust to be made into the Pool Custodial Account, or in the case of the portion of the Loan Group Remittance Amount for the 111 Eighth Avenue Loan Group that constitutes the Master Servicer Class OEA-B Remittance Amount, to the Trustee for deposit into the Class OEA-B Sub-Account;

            (ii) to reimburse, first, the Fiscal Agent and any Other Backup Advancer, second, the Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Group Trust Mortgage Loan or in the case of the Master Servicer and any Other Backup Advancer, the Serviced Pari Passu Companion Loans, any such party's rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Group Custodial Account that represent late collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Loan Group Trust Mortgage Loan or, in the case of the Master Servicer and any Other Backup Advancer, the Serviced Pari Passu Companion Loans (as allocable thereto pursuant to the related Loan documents and the related Co-Lender Agreement);

            (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the related Loan Group (or any successor REO Loans), the Master Servicer's respective rights to payment pursuant to this clause (iii) with respect to any Loan (or any successor REO Loan) in such Loan Group being limited to amounts on deposit in the related Loan Group Custodial Account that were received on or in respect of such Loan (or successor REO Loan) and are allocable as a recovery of interest thereon;

            (iv) to reimburse, first, the Fiscal Agent and any Other Backup Advancer, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Group Trust Mortgage Loan or, in the case of the Master Servicer, the Serviced Pari Passu Companion Loans that such party has determined are Nonrecoverable Advances, such party's rights to reimbursement pursuant to this clause (iv) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Group Custodial Account that were received in respect of the particular Loan Group Trust Mortgage Loan or the applicable Serviced Pari Passu Companion Loan (as allocable thereto pursuant to the related Loan documents and the related Co-Lender Agreement), in the Loan Group as to which such P&I Advance was made;

            (v) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of the related Loan Group while any Loan in such Loan Group constitutes a Specially Serviced Loan and after the Loan Group Mortgaged Properties become REO Properties;

            (vi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the related Loan Group, in the amounts and from the sources specified in Section 3.11(b);

            (vii) to reimburse first, the Fiscal Agent, second, the Trustee, third, itself and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Group or any related REO Properties, any such party's respective rights to reimbursement pursuant to this clause (vii) with respect to any Servicing Advance being limited to amounts on deposit in the applicable Loan Group Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the related Loan Group Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the related Loan Group or related Loan Group REO Properties as to which such Servicing Advance was made;

            (viii) to reimburse, first, the Fiscal Agent, second, the Trustee, third, itself and last the Special Servicer, in that order, out of general collections in the Loan Group Custodial Account, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Group or any related REO Properties that such party has determined are Nonrecoverable Advances, such amounts being allocated among the Loans in the Loan Group as provided in the related Co-Lender Agreement; provided that such amounts may be withdrawn over time in accordance with Section 3.05A(b);

            (ix) to pay first, the Fiscal Agent and any Other Backup Advancer, second, the Trustee, third, itself and last, the Special Servicer, in that order, any interest accrued on any Advance made thereby with respect to the Loans in the related Loan Group or with respect to the related Loan Group Mortgaged Properties, any such party's respective right to payment pursuant to this clause (ix) with respect to interest on any Advance being permitted to be satisfied (A) first, out of any amounts on deposit in the applicable Loan Group Custodial Account that represent Default Charges collected during the same Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Section 3.27(c), and (B) second, to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only if such Advance is being reimbursed at the same time or if such Advance has been previously reimbursed, out of any amounts on deposit in the applicable Loan Group Custodial Account that represent any other collections on or in respect of the related Loan Group;

            (x) to pay for (A) costs and expenses incurred with respect to the Loan Group Mortgaged Properties pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the Loan Group Mortgaged Properties pursuant to
      Section 3.12(d) or 4.03A(c), as applicable, and (C) the fees of any Independent Contractor retained with respect to any related Loan Group REO Property pursuant to Section 3.18(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);

            (xi) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) interest and investment income earned in respect of amounts held in the applicable Loan Group Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the applicable Loan Group Custodial Account for any Collection Period and (B) Net Default Charges (after application pursuant to Section 3.27(c)) actually collected that accrued in respect of the Companion Loans during a period that they were not Specially Serviced Loans and the Loan Group Mortgaged Properties were not REO Properties, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), Net Default Charges (after application pursuant to Section 3.27(c)) actually collected that accrued in respect of the Companion Loans during a period that they were Specially Serviced Loans or the Loan Group Mortgaged Properties were REO Properties;

            (xii) to pay itself, the Special Servicer, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to
      Section 6.03, to the extent such amounts relate to the related Loan Group;

            (xiii) to pay for the cost of recording the Co-Lender Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a), and solely with respect to the 111 Eighth Avenue Non-Pooled Trust Loan, to pay its allocable share (based on the ratio of the Stated Principal Balance of such Mortgage Loan to the Stated Principal Balance of all the Mortgage Loans) of any Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of the Certificateholders, provided that such amendment protects or is in furtherance of the rights and interests of the Class OEA-B Certificateholders generally to the same extent as for other Certificateholders;

            (xiv) with respect to the 111 Eighth Avenue Pooled Trust Loan, if previously purchased by any Person from the Trust Fund pursuant to this Agreement, to pay such Person all amounts received thereon subsequent to the date of purchase that have been deposited in the related Loan Group Custodial Account;

            (xv) to pay, in accordance with Section 3.12(e), out of collections on the related Loan Group on deposit in the related Loan Group Custodial Account, any servicing expenses with respect to the related Loans, that would, if advanced, constitute Nonrecoverable Servicing Advances (provided that servicing expenses that relate solely to a Serviced Companion Loan or any related REO Loans will be paid solely from funds allocable thereto);

            (xvi) to transfer to the Pool Custodial Account all amounts representing Default Charges actually collected that accrued in respect of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans in respect of the Loan Group Trust Mortgage Loans, to the extent such Default Charges were not applied to offset interest on Advances pursuant to clause
      (viii)(B) above (to be applied in accordance with Sections 3.27(a) and (b)); and

            (xvii) to clear and terminate the applicable Loan Group Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records in connection with each Loan Group Custodial Account, including but not limited to, any withdrawal from each Loan Group Custodial Account, pursuant to clauses (ii) through (xvi) above.

            The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee and the Fiscal Agent, as applicable, from the applicable Loan Group Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as the case may be, is entitled (unless such payment to the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Group Custodial Account, on a loan-by-loan basis.

            In the event that the Master Servicer fails, on any Loan Group Remittance Date, to remit to the Companion Loan Noteholders any amount(s) required to be so remitted to such Companion Loan Noteholders hereunder by such date, the Master Servicer shall pay such Companion Loan Noteholders, for the account of such Companion Loan Noteholders, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the date of remittance.

            With respect to any Serviced Pari Passu Companion Loan that is an asset of a securitization, in addition to the remittances set forth above under clause (i), the Master Servicer shall remit any late payment received after any Loan Group Remittance Date to the related Subsequent Master Servicer (unless the Master Servicer made a P&I Advance for such late payment, in which case such payment may be retained by the Master Servicer as reimbursement for such P&I Advance in accordance with the provisions of Section 3.05(A)) within one Business Day of receipt thereof.

            Section 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts and the REO Accounts.

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance Deposit Account or a Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related Loan documents and applicable law. Funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will remain uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a Permitted Investment in any Investment Account solely related to a Loan Group, the related Companion Loan Noteholders. The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account and the Custodial Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Loan Group, the related Companion Loan Noteholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a "certificated security," "uncertificated security" or "deposit account." For purposes of this Section 3.06(a), (i) the terms "entitlement holder," "security entitlement," "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment in any Investment Account by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a Loan Group, the related Companion Loan Noteholders, for purposes of Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Custodial Accounts, the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account) or the Special Servicer (in the case of the REO Accounts) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account or the Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit Account, to the extent not otherwise payable to Mortgagors under applicable law or the related Loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(d), 3.04(a), 3.05(a) or 3.05A, as applicable. Whether or not the Special Servicer directs the investment of funds in either of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.17(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related Loan documents or applicable law) and (ii) the Custodial Accounts) and the Special Servicer (in the case of the REO Accounts) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Collection Period. Notwithstanding any of the foregoing provisions of this
Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

            (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.02, upon the request of Certificateholders entitled to a majority of the Voting Rights allocated to a Class, shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amount and the Loan Group Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage; Environmental Insurance.

            (a) The Master Servicer shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Loan Groups, which are serviced under the applicable Lead PSA) that is not an REO Property, all insurance coverage as is required under the related Mortgage (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable efforts consistent with the Servicing Standard to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A" from Fitch Ratings and "A2" by Moody's (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency); and provided, further, that the Master Servicer shall cause to be maintained for any such Mortgaged Property from Qualified Insurers that have a "claims paying ability" or "financial strength rating," as applicable, of at least "A" from S&P, "A" from Fitch Ratings and "A2" from Moody's, any such insurance that the related Mortgagor is required but fails to maintain, only to the extent that the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) has an insurable interest, and such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located.

            Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain (in the case of the Special Servicer, with respect any REO Property), and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if, and only if, (1) the Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate, or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located; and
(2) the Special Servicer has obtained the consent or deemed consent of the Directing Holder or its representative in accordance with the provisions of
Section 6.11. The requirement of the Special Servicer to obtain the consent of the Directing Holder shall be subject to the following limitations: (a) the Special Servicer shall not be required to obtain the consent of the Directing Holder or its representative if such consent would cause the Special Servicer to violate the Servicing Standard, (b) the Directing Holder's consent shall be deemed to have been given if it has not responded within ten Business Days of receipt of the Special Servicer's written recommendation and the information upon which such recommendation is based, and (c) upon the Special Servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Holder, the Special Servicer will not be required to do so.

            During the period in which the Special Servicer is evaluating such terrorism insurance coverage hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure, provided that the Master Servicer has given prompt notice to the Special Servicer of its determination that it will not be successful in its efforts to cause the Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance. The Special Servicer shall be required to promptly notify the Master Servicer of each determination made under the two preceding paragraphs.

            Any Controlling Class Certificateholder or, in the case of a Loan Group, the holder of the related Subordinate Companion Loan (and/or in the case of the 111 Eighth Avenue Loan Group, the Class OEA-B Majority Holder), may request that earthquake insurance be secured for one or more Mortgaged Properties by the related Mortgagor, to the extent such insurance may reasonably be obtained and, provided the related Loan documents and applicable law give the mortgagee the right to request such insurance coverage and such Loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee.

            Subject to Section 3.18(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage (including insurance that covers losses arising from acts of terrorism); provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A" from Fitch Ratings and "A2" from Moody's (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Loans, including Specially Serviced Loans), or the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; and, in each case, such insurance shall be issued by a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a) or 3.04A(a), as the case may be, in the case of amounts received in respect of a Loan, or in the applicable REO Account in accordance with Section 3.17(b), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a Controlling Class Certificateholder or the related Companion Loan Noteholders or Class OEA-B Majority Holder) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan or REO Loan, notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer and the Special Servicer as a Servicing Advance.

            (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Serviced Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A" from Fitch Ratings and "A3" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then a rating of at least "A" by S&P) (or, in the case of each Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan (or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A" from Fitch Ratings and "A2" from Moody's (or, if not then rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates or Companion Loan Securities (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) also keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A" from Fitch Ratings and "A2" from Moody's (or, if not then rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates or Companion Loan Securities (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be, are rated at least "AA-" from Fitch Ratings, "A2" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides S&P) and "A" from S&P (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

            (d) In the event that either of the Master Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for which the Mortgagor has not filed a claim or in respect of an REO Property, the Master Servicer shall notify the Special Servicer if such Loan is a Specially Serviced Loan, and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the case of a Performing Serviced Loan, and the Special Servicer, in the case of a Specially Serviced Loan or an REO Property, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer (in the case of any such Loan that is a Performing Serviced Loan) and the Special Servicer (in the case of any such Loan that is a Specially Serviced Loan or in the case of an REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

            The Master Servicer (in the case of Performing Serviced Loans) and the Special Servicer (in the case of Specially Serviced Loans and REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

            In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan, then the party receiving such notice shall, within five Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Serviced Loan, or the Special Servicer, with respect to a Specially Serviced Loan or an REO Property, shall address such termination in accordance with
Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            The Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall monitor the actions, and enforce the obligations, of the related Mortgagor under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.

            Section 3.08 Enforcement of Due-on-Sale and Due on Encumbrance Provisions.

            (a) If, with respect to any Performing Serviced Loan, the Master Servicer receives a request from a Mortgagor regarding (1) the transfer of the related Mortgaged Property to another Person, (2) the assumption of such Loan by another Person or (3) the transfer of certain interests in such Mortgagor to another Person, then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the Servicing Standard, (A) to approve such transfer and/or assumption or (B) that for any Performing Serviced Loan that, pursuant to its respective loan documents, may be transferred or assumed without the consent of the lender, provided certain conditions are satisfied, that such conditions are satisfied, then the Master Servicer shall promptly provide to the Special Servicer a written copy of such recommendation or determination (which shall include the reason therefor) and the materials upon which such recommendation or determination is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation or determination and supporting materials and any other materials reasonably requested by the Special Servicer to reasonably withhold or grant consent to any such request for such transfer and/or assumption or determination in accordance with the terms of the Loan and this Agreement, including, without limitation, the Servicing Standard; provided that any grant of consent on the part of the Special Servicer shall be subject to Section 3.08(d) and Section 6.11. If the Special Servicer does not respond within such 15-day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such proposed transfer and/or assumption or determination, then the Master Servicer (subject to Section 3.08(d)) shall process the request of the related Mortgagor and is hereby authorized to enter into an assumption or substitution agreement with the proposed transferee/assignee, which shall be a Single Purpose Entity, and/or release the original Mortgagor from liability under the related Loan.

            Subject to Sections 3.21 and 6.11, the following additional terms and conditions apply to any determination made pursuant to the prior paragraph:

                  (i) the Master Servicer may not enter into any assumption or substitution agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event;

                  (ii) the Master Servicer may not enter into any assumption or substitution agreement to the extent that any terms thereof would create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage;

                  (iii) the Master Servicer shall notify the Trustee, the
            Special Servicer, each Rating Agency and, in the case of a Serviced Loan Group, the related Companion Loan Noteholder, of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement, together with copies of all relevant documentation;

                  (iv) subject to the terms of the related Loan documents, no assumption of a Cross-Collateralized Mortgage Loan may be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group and no assumption of any Loan in a Loan Group may be made without the assumption of all Loans in such Loan Group; and

                  (v) subject to the terms of the related Loan documents and applicable law, no assumption of a Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

            If the Special Servicer does not consent to, or is not deemed to have consented to, such transfer and/or assumption or determination, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Mortgaged Property relating to a Loan Group, the related Companion Loan Noteholder) shall, to the extent permitted by applicable law, enforce such transferability and assumption restrictions.

            (b) If, with respect to any Specially Serviced Loan, the Master Servicer or the Special Servicer receives a request from a Mortgagor regarding
(1) the transfer of the related Mortgaged Property to another Person, (2) the assumption of such Loan by another Person or (3) the transfer of certain interests in such Mortgagor to another Person, the Master Servicer (if the Master Servicer is the party that received the request from the Mortgagor) shall promptly notify the Special Servicer of such request and the Master Servicer shall deliver to the Special Servicer the Mortgage File (or a copy thereof) and such other documents that the Master Servicer shall have received regarding the proposed transfer and/or assumption. The Master Servicer shall only be required to deliver the foregoing items to the extent in its possession and to the extent such items have not already been delivered to the Special Servicer. If the Special Servicer determines, consistent with the Servicing Standard, to approve such transfer and/or assumption, or that for any Mortgage Loan or Serviced Loan Group that, pursuant to its respective loan documents, may be transferred or assumed without the consent of the lender, provided certain conditions are satisfied, that such conditions are satisfied, the Special Servicer, subject to
Section 3.08(d) and Section 6.11, shall process the request of the related Mortgagor and is hereby authorized to enter into an assumption or substitution agreement with the proposed transferee/assignee, which shall be a Single Purpose Entity, and/or release the original Mortgagor from liability under the related Loan.

            Subject to Section 3.21 and Section 6.11, the following additional terms and conditions apply to any determination made pursuant to the prior paragraph:

                  (i) the Special Servicer may not enter into any assumption or substitution agreement to the extent that any terms thereof would result in an Adverse REMIC Event or an Adverse Grantor Trust Event;

                  (ii) the Special Servicer may not enter into any assumption or substitution agreement to the extent that any terms thereof would create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage;

                  (iii) the Special Servicer shall notify the Trustee, the
            Master Servicer, each Rating Agency and, with respect to a Loan Group, the related Companion Loan Noteholders of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement;

                  (iv) subject to the terms of the related Loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group and no assumption of any Loan in a Loan Group may be made without the assumption of all Loans in such Loan Group; and

                  (v) subject to the terms of the related Loan documents and applicable law, no assumption of a Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

            (c) If, with respect to a Performing Serviced Loan, the Master Servicer receives a request from the Mortgagor regarding a further encumbrance of the related Mortgaged Property or interests in the related Mortgagor, then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the Servicing Standard, (A) to approve such further encumbrance or (B) that for any Performing Serviced Loan that, pursuant to its respective loan documents, permits further encumbrances without the consent of the lender, provided certain conditions are satisfied, that such conditions are satisfied, then the Master Servicer shall provide to the Special Servicer a written copy of such recommendation or determination (which shall include the reason therefor) and the materials upon which such recommendation or determination is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation or determination and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d) and Section 6.11, grant consent to any such request for such further encumbrance of the related Mortgaged Property. If the Special Servicer does not respond within such 15-day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such further encumbrance of the related Mortgaged Property, the Master Servicer shall process such request of the related Mortgagor.

            If the Special Servicer does not consent to, and is not deemed to have consented to, such further encumbrance or determination, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Mortgaged Property that relates to a Loan Group, the related Companion Loan Noteholder) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Loan documents on further encumbrances of the related Mortgaged Property or interests in the related Mortgagor.

            If, with respect to any Specially Serviced Loan, the Master Servicer or the Special Servicer receives a request from a Mortgagor regarding a further encumbrance of the related Mortgaged Property or interests in the related Mortgagor, the Master Servicer (if the Master Servicer is the party that received such notice from the Mortgagor) shall promptly notify the Special Servicer of such request and the Master Servicer shall deliver to the Special Servicer the Mortgage File (or a copy thereof) and such other documents that the Master Servicer shall have received regarding the proposed encumbrance. The Master Servicer shall only be required to deliver the foregoing items to the extent in its possession and to the extent such items have not already been delivered to the Special Servicer. If the Special Servicer determines, consistent with the Servicing Standard, to approve such encumbrance or that for any Mortgage Loan or Serviced Loan Group that, pursuant to its respective loan documents, permits further encumbrances without the consent of the lender, provided certain conditions are satisfied, that such conditions are satisfied, the Special Servicer shall process the request of the related Mortgagor.

            With respect to any Specially Serviced Loans, the Special Servicer on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Loan documents on further encumbrances of the related Mortgaged Property or interests in the related Mortgagor, and process all documentation in connection therewith, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Group, the related Companion Loan Noteholder); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11.

            (d) In addition to the terms and conditions set forth above in this
Section 3.08,

            (i) neither the Master Servicer (with respect to Performing Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Mortgage Loans) may waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor unless:

                  (A) the Master Servicer or the Special Servicer, as the case may be, has received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities; or

                  (B) the related Mortgage Loan (1) represents less than 2% of the principal balance of all of the Pooled Mortgage Loans (or, if the aggregate principal balance of all the Pooled Mortgage Loans is less than $100 million, represents less than 5% of the principal balance of all Pooled Mortgage Loans), (2) has a principal balance that is equal to or less than $20,000,000 and (3) is not one of the 10 largest Mortgage Loans in the Mortgage Pool based on principal balance.

            (ii) neither the Master Servicer (with respect to Performing Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Mortgage Loans) may waive any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged Property or interests in the related Mortgagor unless:

                  (A) the Master Servicer or the Special Servicer, as the case may be, has received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities;

                  (B) the related Mortgage Loan (A) represents less than 2% the principal balance of all of the Pooled Mortgage Loans, (B) has a principal balance that is equal to or less than $20,000,000, (C) is not one of the 10 largest mortgage loans in the Mortgage Pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x to 1.0x; or

                  (C) the encumbrance relates to the grant of an easement,
            right-of-way or similar encumbrance that the Special Servicer determines will not have a material adverse impact on the value, use or operation of the Mortgaged Property or the ability of the borrower to perform its obligations under the Loan.

            In connection with any request for rating confirmation from a Rating Agency pursuant to this Section 3.08(d), the Master Servicer or the Special Servicer, as the case may be, shall deliver its written analysis and recommendation (in accordance with the Servicing Standard) with respect to the matters that are the subject thereof, and copies of all relevant supporting documentation to such Rating Agency. Further, subject to the terms of the related Loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related Mortgaged Property or interests in the related Mortgagor or on further encumbrances thereof may be waived by the Master Servicer or the Special Servicer, as applicable, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance.

            (e) To the extent permitted by the applicable Loan documents and applicable law, the Master Servicer or Special Servicer may charge the related Mortgagor (and retain or share such fee in accordance with Section 3.11) a fee in connection with any enforcement or waiver contemplated in this Section 3.08.

            Section 3.09 Realization Upon Defaulted Loans; Required Appraisals; Appraisal Reduction Calculation.

            (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.21. Subject to Section 3.12(d) and Section 3.20(d), the Special Servicer shall advance all costs and expenses incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05A, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
Section 3.19 and the results of any appraisal obtained as provided below in this
Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard.

            If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in
Section 3.19, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal.

            If any Serviced Loan becomes a Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days of such Serviced Loan's becoming a Required Appraisal Loan (unless a Required Appraisal was obtained or conducted, as applicable, with respect to such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such Required Appraisal) and (ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent Required Appraisal or subsequent update thereof for so long as such Serviced Loan or any successor REO Loan, as the case may be, remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholder, and in the case of the 111 Eighth Avenue Loan Group Mortgaged Property, the Holders of the Class OEA-B Certificates, in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and to the Controlling Class Directing Holder upon request, and based thereon, the Special Servicer shall calculate and notify the Trustee, the Master Servicer, the Controlling Class Directing Holder, with respect to a Loan Group, the related Companion Loan Noteholders, and with respect to the 111 Eighth Avenue Loan Group, the Holder of the Class OEA-B Certificates, of any resulting Appraisal Reduction Amount. Such calculations by the Special Servicer shall be subject to review and confirmation by the Master Servicer, provided that the Master Servicer may rely on any information provided by the Special Servicer.

            The Master Servicer shall, at the direction of the Special Servicer, advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the related Custodial Account pursuant to Section 3.05(a) or Section 3.05A. At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the applicable Directing Holder (without giving effect to any Control Appraisal Event which may have been triggered by the most recent Appraisal Reduction Amount) may, at its own expense, direct the Special Servicer to obtain and deliver to the Master Servicer, the Directing Holder and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal," and upon the written request of the applicable Directing Holder, if such new appraisal materially differs from the previously obtained Required Appraisal, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal obtained by the Special Servicer and shall notify the Trustee, the Master Servicer and the applicable Directing Holder of such recalculated Appraisal Reduction Amount.

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by the applicable Loan REMIC or the Lower-Tier REMIC at any given time constitutes not more than a de minimis amount of the assets of such Loan REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.18(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust and/or any related Companion Loan Noteholder from potential liability.

            In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of
      Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either REMIC Pool or any Loan REMIC under the REMIC Provisions or cause either REMIC Pool or any Loan REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section
6.11 and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders, and in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders, and in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates), that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Group is involved, would maximize the recovery on such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Group, to Certificateholders and the related Companion Loan Noteholders) to be performed at the related Mortgage Rate (or, in the case of any Loan Group, at the weighted average of the Mortgage Rates for such Loan Group)) in each case) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Group is involved, would maximize the recovery of such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Group, to Certificateholders and the related Companion Loan Noteholders) to be performed at the related Mortgage Rate (or, in the case of any Loan Group, at the weighted average of the Mortgage Rates for such Loan Group), in each case, to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05 or
Section 3.05A, as applicable (or, in the case of a Loan Group, to the extent the funds in the applicable Loan Group Custodial Account are insufficient, shall be advanced by the Master Servicer).

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Companion Loan is affected, the related Companion Loan Noteholders), subject to
Section 6.11, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall report to the Master Servicer, the Underwriters, the Trustee, and if a Loan Group is affected, the related Companion Loan Noteholders (and if the 111 Eighth Avenue Loan Group is affected, the Holders of the Class OEA-B Certificates) monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Serviced Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the affected Serviced Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

            (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Serviced Loan required by Section 6050H of the Code and, as to any Serviced Loan, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

            (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Serviced Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and, if a Loan Group is affected, the related Companion Loan Noteholders (and if the 111 Eighth Avenue Loan Group is affected, the Holders of the Class OEA-B Certificates). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Loan Group is affected, the related Companion Loan Noteholders (and if the 111 Eighth Avenue Loan Group is affected, the Holders of the Class OEA-B Certificates), no later than the seventh Business Day following such Final Recovery Determination.

            Section 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Serviced Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall promptly notify the Trustee (and, in the case of a Companion Loan, the related Companion Loan Noteholders (and in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates)) by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the appropriate Custodial Account pursuant to Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Companion Loan, the original of the Mortgage Note for such Companion Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Companion Loan, the Master Servicer shall cause the related Companion Loan Noteholders to release the Mortgage Note for such Companion Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account or any Custodial Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for the Companion Loans), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of the Companion Loans, the Master Servicer shall cause the related Companion Loan Noteholders to release the original of the Mortgage Note for such Companion Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) (or such original Mortgage Note for the related Companion Loans) to the Trustee or related Custodian (or to the related Companion Loan Noteholders), or the delivery to the Trustee (or to the related Companion Loan Noteholders) of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, also on behalf of the related Companion Loan Noteholders) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or the Companion Loan Noteholders. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, also on behalf of the related Companion Loan Noteholders) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            Section 3.11 Servicing Compensation; Payment of Expenses.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan (other than the Non-Serviced Companion Loans but including the Non-Serviced Trust Loans), including each Specially Serviced Loan, and each REO Loan. As to each Loan (other than the Non-Serviced Companion Loans but including the Non-Serviced Trust Loans) and REO Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans and any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any such Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Loan and REO Revenues allocable as interest on each such REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Loan or REO Loan out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or Section 3.05A(a), as applicable. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Loan and accrued during the time that such Serviced Loan was not a Specially Serviced Loan, (ii) 100% of each modification fee or extension fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.21(c) (except that the Master Servicer shall be entitled to only 50% of each modification fee or extension fee actually paid by the Mortgagor with respect to a modification, consent, waiver or amendment agreed to by the Master Servicer pursuant to this Agreement if the approval or consent of the Special Servicer (or the Directing Holder with respect to an extension of maturity granted pursuant to Section 3.21(c)) was required in connection therewith) and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Serviced Loan as contemplated under Section 3.21(k), and (iii) 50% of any and all assumption fees and 100% of any and all assumption application fees up to $5,000 in connection with each assumption, transfer or substitution and 50% of the excess, if any, of the assumption application fees received with respect to each assumption, transfer or substitution over $5,000, in each case, actually paid by a Mortgagor in accordance with the related Loan documents, with respect to any agreement regarding the transfer of a Mortgaged Property or any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Loan Group, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), shall be retained by the Master Servicer or promptly paid to the Master Servicer by the Special Servicer and such additional servicing compensation is not required to be deposited in any Custodial Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (except in the case of the Companion Loans); (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

            (b) Except as provided in the last sentence of this paragraph, as compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan that was previously a Serviced Loan. With respect to each such Specially Serviced Loan and REO Loan, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans, and in each case any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Specially Serviced Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any such Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties (or, in the case of Special Servicing Fees in respect of a Serviced Loan Group, first out of collections relating to such Loan Group or any related REO Property and, if insufficient therefor, out of general collections on the Mortgage Loans and REO Properties) on deposit in the appropriate Custodial Account pursuant to Section 3.05(a) or Section 3.05A(a), as applicable.

            As further compensation for its services hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each such Corrected Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest), Prepayment Premiums and/or Yield Maintenance Charges received on such Loan for so long as it remains a Corrected Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Purchase Option Holder pursuant to Section 3.19, by the Depositor, each Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, a Companion Loan Noteholder or its designee pursuant to the Co-Lender Agreement, (or, in the case of the 111 Eighth Avenue Loan Group, by the holders of the 111 Eighth Avenue Subordinate Companion Loan and/or the Class OEA-B Majority Holder pursuant to the Co-Lender Agreement for the 111 Eighth Avenue Loan Group) and within the time period provided in such Co-Lender Agreement, by the Mortgage Loan Seller pursuant to Section 2.03(a), or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement, or out of any Condemnation Proceeds, or the repurchase of a Companion Loan by the related mortgage loan seller pursuant to the mortgage loan purchase agreement entered into in connection with the issuance of any Companion Loan Securities. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Serviced Loan again becomes a Corrected Loan. If the Special Servicer is terminated or removed other than for cause (and other than as a result of an Event of Default under Sections 7.01(a)(x), 7.01(a)(xi) or 7.01(a)(xii)) or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Serviced Loans that became Corrected Loans during the period that it acted as Special Servicer and were still such at the time of such termination, removal or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Serviced Loan ceases to be payable in accordance with the preceding sentence.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive the Liquidation Fee with respect to
(i) each Specially Serviced Loan as to which it receives a full, partial or discounted payoff, (ii) each Specially Serviced Mortgage Loan that was repurchased by a Mortgage Loan Seller, and (iii) each Specially Serviced Loan and REO Property as to which it receives Liquidation Proceeds, in each case, subject to the provisos to the next sentence. As to each such Specially Serviced Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest); provided that no Liquidation Fee shall be payable (i) with respect to any such Specially Serviced Loan that becomes a Corrected Loan (unless it is subsequently liquidated in connection with a subsequent event that causes it to become a Specially Serviced Mortgage Loan and a Liquidation Fee would be payable in connection with such liquidation) or (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Purchase Option Holder pursuant to Section 3.19, by the Depositor, a Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by a Companion Loan Noteholder (and in the case of the 111 Eighth Avenue Loan Group, by the holders of the 111 Eighth Avenue Subordinate Companion Loan and/or the Class OEA-B Majority Holder) or its designee pursuant to the related Co-Lender Agreement and within the period specified in such Co-Lender Agreement, by a Mortgage Loan Seller pursuant to Section 2.03(a) in connection with a Material Document Defect or a Material Breach (within the applicable cure period contained in Section 2.03 with respect to the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation) or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement within 60 days after the purchase right is first exercisable.

            In the event that (i) the Special Servicer has been terminated or resigns, and (ii) prior to such termination or resignation, a Specially Serviced Loan was liquidated or modified pursuant to a plan of action submitted by the Special Servicer and approved (or deemed approved) by the Controlling Class Directing Holder, then in that event the terminated or resigned Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable (and the successor special servicer shall not be entitled to any portion of such Workout Fees or Liquidation Fees).

            Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Loan shall not be paid from the same proceeds with respect to such Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            The Special Servicer will not be entitled to any compensation with respect to the Non-Serviced Loan Groups, which are serviced under the applicable Lead PSA.

            (c) Additional special servicing compensation in the form of (i) Net Default Charges actually collected on the Mortgage Pool that accrued with respect to a Specially Serviced Loan or an REO Loan, (ii) with respect to any Specially Serviced Loan, 100% of any and all assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related Loan documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Serviced Loan Group, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(b), (iii) with respect to any Performing Serviced Loan, 50% of the excess, if any, of any assumption application fees received by the Master Servicer with respect to each assumption, transfer or substitution over $5,000, and 50% of any and all assumption fees, in each case actually paid by the Mortgagor in accordance with the related Loan documents with respect to any agreement regarding a transfer of a Mortgaged Property or any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust pursuant to Section 3.08(a) or paid by the Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), (iv) any and all assumption fees, modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Loans that are not otherwise payable to the Master Servicer as additional servicing compensation pursuant to Section 3.11(a) and (v) 50% of each modification fee or extension fee actually paid by the Mortgagor with respect to a modification, consent, waiver or amendment agreed to by the Master Servicer pursuant to this Agreement if the approval or consent of the Special Servicer (or the Directing Holder with respect to an extension of maturity granted pursuant to Section 3.21(c)) was required in connection therewith and 100% of any modification fee or extension fee and any other applicable fee that is actually paid by the Mortgagor in connection with an extension of the maturity date of a Performing Serviced Loan approved by the Special Servicer in accordance with Section 3.21(d), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer, as the case may be, and shall not be required to be deposited in any Custodial Account pursuant to Section 3.04(a) or Section 3.04A(a). The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any of the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period).

            (d) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

            Section 3.12 Certain Matters Regarding Servicing Advances.

            (a) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer, as applicable, within three Business Days after such notice is given to the Master Servicer or the Special Servicer, as applicable, then (subject to Section 3.12(d)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.12(d)) the Fiscal Agent shall make such Servicing Advance within one Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

            (b) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the related Mortgage Loan during the same Collection Period in which such Servicing Advance is reimbursed; and (ii) to the extent that such Default Charges are insufficient, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Serviced Loan Group or a Loan Group Mortgaged Property (other than the Non-Serviced Loan Groups), then such interest shall first be payable out of amounts on deposit in the related Loan Group Custodial Account in accordance with clause (viii) of
Section 3.05A.

            (c) The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate and in accordance with
Section 3.03, Section 3.05(a) or Section 3.05A(a), as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the related Custodial Account.

            (d) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by either the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, if affected thereby, the related Companion Loan Noteholder (and, in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates)), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.19 and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent, as applicable, shall make such Servicing Advance within the time periods required by Section 3.12(a) unless the Trustee or the Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance. In addition, the Master Servicer and Special Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior Servicing Advances on the applicable Mortgage Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed Servicing Advances.

            (e) Notwithstanding anything set forth herein to the contrary, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved) pay directly out of the Pool Custodial Account or the related Loan Group Custodial Account, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole) or, in the case of a Custodial Account, is in the best interests of the Certificateholders and, in the case of a Serviced Loan Group, the related Companion Loan Noteholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the Controlling Class Directing Holder and, if affected thereby, the applicable Companion Loan Noteholder (and, in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

            (f) Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not waive any fees that would be due or partially due to the Special Servicer without the Special Servicer's consent and the Special Servicer shall not waive any fees that would be due or partially due to the Master Servicer without the Master Servicer's consent.

            Section 3.13 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Serviced Loan becomes a Specially Serviced Loan and annually thereafter for so long as the related Loan remains a Specially Serviced Loan, the cost of which shall be paid by the Special Servicer and shall be reimbursable as a Servicing Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, the cost of which shall be paid by the Special Servicer and shall be reimbursable as a Servicing Advance. Beginning in 2005, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Serviced Loan: (i) at least once every two calendar years in the case of Mortgaged Properties securing Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six months. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class Directing Holder upon request, subject to payment of a reasonable fee.

            (b) The Special Servicer, in the case of each Specially Serviced Loan and each REO Loan that was previously a Serviced Loan, and the Master Servicer, in the case of each Performing Serviced Loan, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request. In addition to the foregoing and solely with respect to the Loan Groups, the Special Servicer and the Master Servicer, as applicable, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain occupancy reports, sales reports for retail tenants, 24-month rolling lease expiration schedules, reserve balances and capital expenditure statements, as well as information as to bankrupt tenants and tenants whose leases have expired and have not been renewed. The Special Servicer shall, promptly following receipt, deliver copies of the materials received or obtained by it pursuant to the foregoing sentence to the Master Servicer, and the Master Servicer shall promptly deliver copies of all such materials received or obtained by it pursuant to the foregoing sentence and this sentence to the Trustee, the Special Servicer, any Controlling Class Certificateholders and, in the case of the Loan Groups, to the related Companion Loan Noteholders (and, in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates), in each case upon request; provided that, with respect to the Loan Groups, the Special Servicer or the Master Servicer, as applicable, shall forward any financial statements received with respect to the Loan Group Mortgaged Properties to the Trustee promptly upon receipt thereof without the Trustee having to make a request, but only insofar as such financial statements are to be included in an Annual Report on Form 10-K; and provided, further, that in the event that any losses are incurred by the Depositor that are based upon or arise out of financial statements filed with the Commission with respect to the Loan Group Mortgaged Properties, the Trustee shall assign or subrogate, as appropriate, any rights it may have against the related Mortgagor with respect to such financial statements or against the applicable auditors under any independent auditors' report filed together with such financial statements, to the Depositor and/or its designee, to the extent such assignment is permitted by applicable law.

            Within 30 days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer with respect to a Performing Serviced Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare or update and forward to the Trustee a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with, upon request, the annual operating statements attached thereto as an exhibit).

            The Master Servicer with respect to a Performing Serviced Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare and maintain one CMSA Operating Statement Analysis Report for each Mortgaged Property and REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer or Special Servicer, as applicable, shall use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any such Mortgaged Property or REO Property (other than the Mortgaged Property securing a Non-Serviced Loan Group), as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement Analysis Report and shall use any annual operating statements and related data fields received with respect to any such Mortgaged Property or REO Property (other than the Mortgaged Property securing a Non-Serviced Loan Group), as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets are to be forwarded to the Trustee automatically until such time as a Form 15 is filed with respect to the Trust pursuant to Section 8.15(c), and are otherwise to be made available by the Master Servicer to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request.

            (c) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans and any REO Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial Status Report; and (iii) a CMSA Special Servicer Loan File. Not later than 2:00 p.m. (New York City time) on the third Business Day prior to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans, any REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Loans, any Corrected Loans: (i) a CMSA Delinquent Loan Status Report;
(ii) a Loan Payoff Notification Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (v) a CMSA REO Status Report; and (vi) a CMSA Loan Level Reserve/LOC Report.

            (d) Not later than 2:00 p.m. (New York City time) on the first Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and CMSA Loan Level Reserve/LOC Report received from the Special Servicer pursuant to Section 3.13(c); (ii) the most recent CMSA Property File, CMSA Financial File, CMSA Loan Set-up File (if modified), CMSA Delinquent Loan Status Report, CMSA Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to the Loans. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.12(b), 4.03(d) and/or 4.03A(d) such information to be presented on a loan-by-loan basis.

            If the Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then it shall forward such information in the form of a Supplemental Report to the Trustee in accordance with Section 4.02(a).

            (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.13(c) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder or Loan Group Directing Holder the reports set forth in Section 3.13(d) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.13(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the applicable Lead Master Servicer pursuant to the applicable Lead PSA. The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.13(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.13(d), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.13(c) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.13(c), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.13(d) caused by the Special Servicer's failure to timely provide any report required under Section 3.13(c) of this Agreement.

            (f) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.13, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

            Section 3.13A. Delivery of Certain Reports to the Companion Loan Noteholders and the Class OEA-B Certificateholders.

            (a) The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each Companion Loan Noteholder (and, in the case of the 111 Eighth Avenue Loan Group, to the Trustee who shall make such report available to the Holders of the Class OEA-B Certificates) a written report, prepared in the manner set forth in Section 3.13, of each inspection performed by it with respect to the related Loan Group Mortgaged Properties (other than the Mortgaged Property securing the Non-Serviced Loan Groups, which are serviced under the applicable Lead PSA).

            The Master Servicer shall promptly deliver to each Companion Loan Noteholder (and, in the case of the 111 Eighth Avenue Loan Group, to the Trustee who shall make such report available to the Holders of the Class OEA-B Certificates): (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to Section 3.13 with respect to the related Loan Group Mortgaged Properties (other than the Mortgaged Property securing the Non-Serviced Loan Group, which are serviced under the applicable Lead PSA).

            The Master Servicer shall promptly deliver to any Subsequent Master Servicer, upon request, such information in the Master Servicer's possession as the Subsequent Master Servicer requests in order to determine whether a back-up P&I Advance would be "nonrecoverable."

            (b) If the Loans forming the Loan Groups constitute Specially Serviced Loans, or if the Loan Group Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Loan Groups and/or the Loan Group Mortgaged Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the Master Servicer). If the Loans forming the Loan Groups constitute Specially Serviced Loans, or if the Loan Group Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to the Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to the Loan Groups and/or the Loan Group Mortgaged Properties: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical Liquidation Report;
(iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and
(v) a CMSA REO Status Report.

            (c) Not later than 2:00 p.m. (New York City time) on the Loan Group Remittance Date, the Master Servicer shall, with respect to the Serviced Loan Groups, prepare all Loan Group Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to
Section 3.13A(b). The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.12(b), 4.03(d) and/or 4.03A(d), such information to be presented on a loan-by-loan basis.

            (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.13A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.13A(b). In the case of information or reports to be furnished by the Master Servicer to the applicable Companion Loan Noteholder (and, in the case of the 111 Eighth Avenue Loan Group, to the Trustee who shall make such reports available to the Holders of the Class OEA-B Certificates) pursuant to Section 3.13B(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.13A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.13A(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.13B(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.13A(b) of this Agreement.

            (e) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.13A, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

            Section 3.13B. Statements to the Companion Loan Noteholders and the Class OEA-B Certificateholders.

            (a) On each Loan Group Remittance Date, the Master Servicer shall forward to each Companion Loan Noteholder (other than the holders of the Non-Serviced Pari Passu Companion Loans with respect to which such holders will receive similar reports from the applicable Lead Master Servicer under the applicable Lead PSA), and in the case of the 111 Eighth Avenue Loan Group, to the Trustee who shall make such reports available to the Holders of the Class OEA-B Certificates, all Loan Group Servicing Reports prepared with respect to the related Loan Group, pursuant to Section 3.13A, during the calendar month in which such applicable Master Servicer Remittance Date occurs.

            (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.13B(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

            Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable, pursuant to this Agreement. Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, the Depositor, a Mortgage Loan Seller, a third party or each other.

            Section 3.14 Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, the Companion Loan Noteholders of a Serviced Companion Loan, and each other, on or before April 30 of each year, beginning in 2005 (or, as to any such year, such earlier date as is contemplated by the last sentence of this Section 3.14), an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to December 31, 2004, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of either REMIC Pool or any Loan REMIC as a REMIC or of the Grantor Trust as a "grantor trust," from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, unless the Trustee (with respect to the Trust) and each Subsequent Trustee (with respect to a Companion Loan Noteholder that is a trust established in connection with the issuance of Companion Loan Securities) have, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, filed a Form 15 with respect to the applicable trust suspending all reporting requirements under the Exchange Act, the Annual Performance Certification to be delivered by each of the Master Servicer and the Special Servicer for any calendar year, shall, with respect to the trust that has not filed such Form 15, be delivered on or before March 20 of the following year, and if March 20 is not a Business Day, then the preceding Business Day; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2004. Any Officer's Certificate delivered to a Companion Loan Noteholder pursuant to this Section 3.14 shall be limited to the servicing of the related Serviced Loan Group.

            Section 3.15 Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning in 2005 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Rating Agencies, the Depositor, the Underwriters, the Companion Loan Noteholders, and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, unless the Trustee (with respect to the Trust) and each Subsequent Trustee (with respect to a Companion Loan Noteholder that is a trust established in connection with the issuance of Companion Loan Securities) have, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, filed a Form 15 with respect to the applicable trust suspending all reporting requirements under the Exchange
Act), the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer for any calendar year, shall, with respect to the trust that has not filed such Form 15, be delivered on or before March 20 of such following year, and if March 20 is not a Business Day, then the preceding Business Day; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2004.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.15 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

            Section 3.16 Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholder, the Companion Loan Noteholders and any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be) or Companion Loan Noteholder, access to any records regarding the Serviced Loans and the servicing thereof within its control (which access shall be limited, in the case of the Companion Loan Noteholders or any regulatory authority seeking such access in respect of the Companion Loan Noteholders, to records relating to the Companion Loans), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Companion Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, the Companion Loan Noteholders or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder, a Certificate Owner or Companion Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

            Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

            No less often than on a monthly basis, upon reasonable prior notice and during normal business hours, the Master Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Controlling Class Directing Holder or any Companion Loan Noteholder (or Holder of the Class OEA-B Certificates), if any, regarding the performance and servicing of the Mortgage Loans and/of REO Properties for which the Master Servicer is responsible. Except as provided in the following sentence, in connection with providing the Controlling Class Directing Holder or a Companion Loan Noteholder (or Holder of the Class OEA-B Certificates), as applicable, with the information described in the preceding sentence, the Master Servicer shall require (prior to providing such information for the first time to such Controlling Class Directing Holder or Companion Loan Noteholder (or Holder of the Class OEA-B Certificates)) a written confirmation executed by the Controlling Class Directing Holder or Companion Loan Noteholder (or Holder of the Class OEA-B Certificates), as applicable, in the form of Exhibit N attached hereto, generally to the effect that such Person will keep any information received by it from time to time pursuant to this Agreement confidential. In the case of the initial Controlling Class Directing Holder, upon its acquisition of the Class P Certificates, such entity shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

            Section 3.17 Title to REO Property; REO Accounts.

            (a) If title to any Mortgaged Property with respect to a Serviced Mortgage Loan is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders. If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more REO Properties pursuant to this Agreement, then (subject to the interests of any affected Companion Loan Noteholder) the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

            The Special Servicer, on behalf of the Trust Fund and, any affected Companion Loan Noteholder, shall sell any REO Property by the end of the third calendar year following the calendar year in which the Lower-Tier REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by the Lower-Tier REMIC or related Loan REMIC of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of either REMIC Pool or cause either REMIC Pool or any Loan REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing Advance.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than any Loan Group Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any Loan Group REO Properties). If such REO Acquisition occurs with respect to the Loan Group Mortgaged Properties, the Special Servicer shall establish an REO Account solely with respect to each such property (each, a "Loan Group REO Account"), to be held for the benefit of the Certificateholders and the applicable Companion Loan Noteholder. The Pool REO Account and each Loan Group REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any REO Property. Funds in an REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(c), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Companion Loan Noteholders of the location of any related Loan Group REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the Business Day following each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the corresponding Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the corresponding Custodial Account) the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in an REO Account such portion of proceeds and collections in respect of any related REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period. For purposes of the foregoing, the Pool REO Account and applicable Loan Group REO Account correspond to the Pool Custodial Account and the applicable Loan Group Custodial Account, respectively.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.17(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

            Section 3.18 Management of REO Property.

            (a) Prior to the acquisition by it of title to a Mortgaged Property with respect to a Serviced Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property as REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer (other than the holding of such Mortgaged Property for sale to customers in the ordinary course of trade or business or the performance of any construction work thereon) as REO Property;

            (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such Mortgaged Property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on income derived from such property.

            The Special Servicer's decision as to how each REO Property, shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (or in the case of a Loan Group REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) by maximizing the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially and adversely affecting the Special Servicer's ability to promptly sell the REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. In connection with performing their respective duties under this Section 3.18(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

            (b) If title to any REO Property, is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (or in the case of a Loan Group REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.18(a), either result in the receipt by either REMIC Pool or any Loan REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

            To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. The Special Servicer shall notify the Master Servicer if it shall have made any such Servicing Advance within the previous 30-day period.

            (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any REO Property:

            (i) enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate any Mortgaged Property as REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Special Servicer as a Servicing Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by the Lower-Tier REMIC, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (d) The Special Servicer may, and if so required to prevent the REO Property from failing to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund or with respect to any Loan Group REO Property such fees shall be netted out of collections on such Loan Group REO Property prior to their being remitted to the Special Servicer) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

            (iii) except as permitted under Section 3.18(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.18(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Treasury Regulations Section 1.856-4(b)(5)), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.18(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.17 and this Section 3.18 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.18(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.23.

            Section 3.19 Sale of Mortgage Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this
Section 3.19, (ii) as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01 of this Agreement, (iii) in the case of the Loan Groups, subject to the requirements of, and Companion Loan Noteholder rights set forth in, in the related Co-Lender Agreement, and (iv) in the case of a Mortgage Loan with a related mezzanine loan, in connection with a Loan default as set forth in the related intercreditor agreement.

            (b) Within five Business Days after any Serviced Mortgage Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall give notice of such event to each Holder of a Certificate of the Controlling Class and to the Trustee. The Special Servicer, any single Holder or any group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class and any assignees (other than an assignee whose purchase of such Specially Serviced Mortgage Loan would violate the terms of any related mezzanine loan intercreditor agreement or Co-Lender Agreement) of the foregoing parties (collectively, the "Purchase Option Holders") shall each have the option to purchase such Specially Serviced Mortgage Loan at a cash price that is at least equal to the Purchase Price. In addition, if such Specially Serviced Mortgage Loan is part of a Loan Group as to which there is a Pari Passu Companion Loan that has been securitized, the Special Servicer shall also send a copy of the notice described above to the parties under the related pooling and servicing agreement that have the equivalent rights as the Purchase Option Holders under this Agreement.

            (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Mortgage Loan as described in subsection (b) above, then any single Holder or any group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class (other than an assignee whose purchase of such Specially Serviced Mortgage Loan would violate the terms of any related mezzanine loan intercreditor agreement or co-lender agreement) will also have the option to purchase that Specially Serviced Mortgage Loan at a price equal to the fair value of such Specially Serviced Mortgage Loan (the "FV Price"). The Holders of a majority of the Voting Rights allocated to the Controlling Class will have the exclusive option to purchase such Specially Serviced Mortgage Loan at the FV Price for a period of 60 days after receipt of notice from the Special Servicer pursuant to Section 3.19(b) above. After the expiration of such 60-day period, the Special Servicer shall have the exclusive right to exercise the option to purchase such Specially Serviced Mortgage Loan at the FV Price for a 30-day period. If such Specially Serviced Mortgage Loan has not been purchased by the Special Servicer during such 30-day period, the option to purchase such Specially Serviced Mortgage Loan at its FV Price may be exercised by either the Special Servicer or the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class, except that prior to any purchase by the Special Servicer, the Special Servicer shall give 15 days prior written notice of its intent to exercise such option to such Certificateholders and such Certificateholders shall have a right of first refusal to purchase such Specially Serviced Mortgage Loan during such 15-day period.

            Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Mortgage Loan at a price that is below the Purchase Price, the Special Servicer shall promptly obtain an MAI appraisal of the related Mortgaged Property by an Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price in accordance with the Servicing Standard and the provisions of subsection (j) below. Promptly after determining the FV Price, the Special Servicer shall report such FV Price to the Trustee and each Purchase Option Holder.

            With respect to any Serviced Loan Group, the Purchase Option Holders will only have the right to purchase the related Loan Group Trust Mortgage Loan and with respect to 111 Eighth Avenue Loan Group, will not have the right to purchase the 111 Eighth Avenue Non-Pooled Trust Loan. With respect to each such Specially Serviced Mortgage Loan that is part of a Loan Group as to which there is a Pari Passu Companion Loan that has been securitized, the Special Servicer shall also send a copy of the notice containing the FV Price described above to the parties under the related pooling and servicing agreement that have the equivalent rights as the Purchase Option Holders under this Agreement.

            (d) With respect to each of the Non-Serviced Trust Loans:

            (i) in the case of the 237 Park Avenue Trust Loan, Wells Fargo Tower Trust Loan and the 1801 K Street Trust Loan, the Special Servicer shall follow all of the provisions of this Section 3.19, except that the Special Servicer shall not be required to determine the FV Price but rather shall use the "FV Price" determined by the GCCFC C2 Special Servicer under the GCCFC C2 PSA; and

            (ii) in the case of the Water Tower Place Trust Loan, the DDR Portfolio Loan. and the 5 Houston Center Trust Loan, this Section 3.19 shall not be applicable, and any rights of any Persons to exercise its option to purchase such Loan Group Trust Mortgage Loans shall be determined in accordance with the terms of the related Lead PSA and the related Co-Lender Agreement by the parties specified therein (and the Trust shall sell such Loan Group Trust Mortgage Loan in compliance with such terms). Any proceeds from such the sale of the Water Tower Place Trust Loan, the DDR Portfolio Loan, or the 5 Houston Center Trust Loan pursuant to the exercise of such option shall be treated for purposes of this Agreement in the same manner as funds received in connection with the sale of any Serviced Loan Group Trust Mortgage Loan in accordance with the provisions of this Section 3.19.

            (e) Any Purchase Option Holder shall be required to purchase the subject Specially Serviced Mortgage Loan within ten Business Days of notice of its intent to exercise its purchase option.

            (f) If none of the Purchase Option Holders have exercised their option to purchase a Specially Serviced Mortgage Loan under this Section 3.19 prior to the expiration of 120 days from the Special Servicer's most recent determination of the FV Price and thereafter receives a request from a Purchase Option Holder for an updated FV Price, or the Special Servicer receives notice that a Purchase Option Holder intends to exercise its purchase option, the Special Servicer shall be required to recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of a prior purchase of such Specially Serviced Mortgage Loan). In connection with such recalculation, the Special Servicer may obtain an updated Appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated Appraisal. In addition, the Special Servicer shall recalculate the FV Price of any Mortgage Loan if there has been a material change in circumstances of which the Special Servicer is aware or the Special Servicer has received new information, either of which has a material effect on the fair value.

            (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Mortgage Loan is the Special Servicer or an Affiliate thereof, the Trustee shall verify that the FV Price is at least equal to the fair value of such Mortgage Loan. In determining whether the FV Price is at least equal to the fair value of such Mortgage Loan the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify the FV Price and/or the opinion of an Independent expert in real estate matters (including the Master Servicer) with at least 5 years' experience in valuing or investing in loans, similar to such Mortgage Loan, that has been selected by the Trustee with reasonable care at the expense of the Trust Fund.

            (h) Any Purchase Option Holder may, once such option is exercisable, assign its purchase option with respect to any Specially Serviced Mortgage Loan to a third party other than another Purchase Option Holder or any Person whose purchase of such Specially Serviced Mortgage Loan would violate any restrictions contained in any mezzanine intercreditor agreement or any Co-Lender Agreement and upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer.

            (i) In determining the FV Price for any Specially Serviced Mortgage Loan, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Serviced Mortgage Loan; the period and amount of any delinquency on the subject Specially Serviced Mortgage Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially Serviced Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a Purchase Option Holder.

            (j) The purchase option for any Specially Serviced Mortgage Loan pursuant to this Section 3.19 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of the subject Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) such Specially Serviced Mortgage Loan has become a Corrected Loan, (ii) the related Mortgaged Property has become an REO Property or (iii) a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan.

            (k) Until such time as a Specially Serviced Mortgage Loan is purchased by a Purchase Option Holder in accordance with this Section 3.19, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to the Specially Serviced Mortgage Loan in accordance with the Servicing Standard.

            (l) Notwithstanding anything to the contrary herein, the holders of the related Companion Loan (and, in the case of the 111 Eighth Avenue Loan Group, the holder of the 111 Eighth Avenue Non-Pooled Trust Loan and/or the holder of the 111 Eighth Avenue Subordinate Companion Loan) shall be entitled to purchase the related Loan Group Trust Mortgage Loans in accordance with the terms and conditions set forth in the related Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.19. The rights of the Trust as holder of the 111 Eighth Avenue Non-Pooled Trust Loan to purchase the 111 Eighth Avenue Pooled Trust Loan are hereby assigned to the Class OEA-B Majority Holder; provided that the Class OEA-B Majority Holder may exercise such rights only in its individual capacity and not on behalf of the Trust. The Master Servicer or the Special Servicer, as applicable, shall determine the price to be paid in accordance with the terms of the related Co-Lender Agreement in connection with any such purchase and shall provide such notices to the appropriate Companion Loan Noteholders (and, in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates) as are required by the related Co-Lender Agreement in connection with each such holders' purchase rights.

            (m) Any purchase of a Specially Serviced Mortgage Loan that is purchased pursuant to this Section 3.19 will remain subject to the cure and purchase rights of, in each case if applicable, the related Companion Loan Noteholders (and, in the case of the 111 Eighth Avenue Loan Group, the holder of the 111 Eighth Avenue Non-Pooled Trust Loan (exercisable by the Class OEA-B Majority Holder) and/or the holder of the 111 Eighth Avenue Subordinate Companion Loan) as set forth in the related Co-Lender Agreement and any holder of a related mezzanine loan in connection with a Loan default as set forth in the related intercreditor agreement.

            (n) The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner that is in accordance with the Servicing Standard and that is within the time period provided for by Section 3.17(a). Subject to Section 6.11, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by
Section 3.17(a), then (subject to Section 6.11) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            (o) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any REO Property pursuant to this
Section 3.19.

            (p) No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (q) Whether any cash bid constitutes a fair price for any REO Property for purposes of this Section 3.19, shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject REO Property, the state of the local economy and the obligation to dispose of the subject REO Property within the time period specified in Section 3.17(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this
Section 3.19, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.19(s), that such bid constitutes a fair price for any REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

            (r) Subject to Sections 3.19(a) through 3.19(g) above, and further subject to Section 6.11, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property pursuant to this Section 3.19, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such REO Property without obligation to deposit such amounts into the Pool Custodial Account. Any sale of a Specially Serviced Mortgage Loan or an REO Property pursuant to this Section 3.19 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (s) Any sale of a Specially Serviced Mortgage Loan or an REO Property pursuant to this Section 3.19 shall be for cash only and shall be on a servicing released basis.

            Section 3.20 Additional Obligations of the Master Servicer; Obligations to Notify Ground Lessors; the Special Servicer's Right to Request the Master Servicer to Make Servicing Advances.

            (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Performing Serviced Mortgage Loans in the Mortgage Pool and (ii) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.01% per annum with respect to each and every Serviced Mortgage Loan and each and every REO Mortgage Loan that was previously a Serviced Mortgage
Loan); provided, however, that if any such Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related Loan documents regarding principal prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the subject Serviced Mortgage Loan without any limitation of the kind set forth in clause (ii) of this sentence.

            The Master Servicer shall deliver to the Trustee for deemed deposit in the Class OEA-B Sub-Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) any Prepayment Interest Shortfall on the 111 Eighth Avenue Non-Pooled Trust Loan, if it is a Performing Loan, incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to such Loan and (ii) the Master Servicing Fee received by the Master Servicer during such Collection Period with respect to the 111 Eighth Avenue Non-Pooled Trust Loan (but only to the extent of that portion thereof calculated at a rate of 0.01% per annum); provided, however, that if any such Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related Loan documents regarding principal prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the 111 Eighth Avenue Non-Pooled Trust Loan without any limitation of the kind set forth in clause
(ii) of this sentence.

            (b) The Master Servicer shall, as to each Serviced Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (c) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property, not later than the later of (i) 30 days following the Master Servicer's receipt of the subject franchise agreement and (ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer (and also to the Special Servicer if such Mortgage Loan becomes a Specially Serviced Mortgage
Loan).

            (d) Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request set forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a), 3.05A and 3.12(b), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

            Notwithstanding the foregoing provisions of this Section 3.20(d), but subject to the provisions of Section 3.12(e), the Master Servicer shall not be required to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination, which shall be made pursuant to Section 3.12(d). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on such determination. Upon determining that any Servicing Advance previously made with respect to a Specially Serviced Loan or REO Property is a Nonrecoverable Servicing Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such a determination.

            Section 3.21 Modifications, Waivers, Amendments and Consents; Defeasance.

            (a) Subject to Sections 3.21(b) through 3.21(f) below, and further subject to Section 6.11, the Special Servicer (or, under the limited circumstances set forth in Section 3.21(c), the Master Servicer) may, on behalf of the Trustee and, in the case of the Companion Loans, any Companion Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, any Companion Loan Noteholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

            (b) All modifications, extensions, waivers or amendments of any Serviced Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

            (c) Except as set forth in Section 3.08(a) and (c) and in this
Section 3.21(c), the Master Servicer may not agree to any modification, extension, waiver or amendment of any term or provision of any Serviced Loan, except that the Master Servicer may agree to any amendment, modification, waiver or extension of any Performing Serviced Loan relating to any of the following items (without obtaining prior written consent of the Directing Holder or the Special Servicer):

            (i) consent to subordination of the related Mortgage Loan to an easement or right of way for utilities, access, parking, public improvements or another similar purpose, provided the Master Servicer shall have determined in accordance with the Servicing Standard that such easement or right of way shall not materially interfere with the then current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of the related Mortgaged Property;

            (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements and approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

            (iii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Loan documents expressly require the mortgagee thereunder to make releases upon the satisfaction of certain conditions (which do not provide for lender consent or lender discretion) shall be made as required by the related Loan documents);

            (iv) approve or consent to grants of easements and rights of way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan;

            (v) grant other non-material waivers, consents, modifications or amendments;

            (vi) approve routine leasing activity with respect to leases for less than the lesser of (A) 50,000 square feet and (B) 20% of the related Mortgaged Property;

            (vii) approve annual budgets for the related Mortgaged Property, provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut off Date); and

            (viii) approve a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related Serviced Mortgage Loan does not represent 2% or more of the then aggregate principal balance of the Mortgage Pool and (C) the Loan Group Mortgaged Properties are not involved;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related Mortgage Loan or waive any rights with respect to a guarantor thereunder, (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of this Agreement and (4) other than in connection with clause (vi) above, the Master Servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the Special Servicer.

            The Master Servicer shall give the Special Servicer prompt notice of any action taken pursuant to clauses (i) through (viii) above, including copies of the documentation relating to such action.

            If a default in the payment of a Balloon Payment occurs with respect to a Mortgage Loan that has a term of five years or less from its origination, the Master Servicer may extend the maturity date of such Mortgage Loan for up to six months (subject to a limit of two such six-month extensions), if (1) such Mortgage Loan is not a Specially Serviced Loan at the time of such extension and
(2) the Master Servicer has notified the Directing Holder of its proposed action and the Directing Holder either approves of such action or fails to reply to such proposal within ten Business Days after receipt of notice from the Master Servicer.

            Except as permitted by Section 3.02(a), Section 3.03(d), Section 3.07, Section 3.08(a) and this Section 3.21(c), the Master Servicer may not agree to waive, modify or amend any term of any Loan or respond to any Mortgagor requests for mortgagee consent, and the Master Servicer shall forward such requests to the Special Servicer. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to either REMIC Pool or any Loan REMIC.

            The Master Servicer shall notify the applicable Directing Holder of any release or substitution of collateral approved by the Master Servicer pursuant to this Section 3.21(c), even if such release or substitution is in accordance with such Loan.

            (d) Except as provided in Section 3.02(a), Section 3.07, Section
3.08 or Section 3.21(e), the Special Servicer, on behalf of the Trustee and, in the case of a Companion Loan, the related Companion Loan Noteholders, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Serviced Loan that would:

            (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or effect the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

            (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon.

            Notwithstanding the prior provisions of this Section 3.21(d), and subject to the Servicing Standard, and further subject to clause (C) of the first paragraph of, and the entire second paragraph of, Section 3.21(e) and
Section 6.11, following any extensions of the maturity date of a Performing Serviced Loan that the Master Servicer is permitted to approve pursuant to
Section 3.21(c), the Special Servicer may extend the maturity date of a Performing Serviced Loan for up to one year (subject to a limit of a total of four such one-year extensions); provided that the related Mortgagor has failed to make any Balloon Payment on such Performing Serviced Loan. In connection with an extension of the maturity date of a Performing Serviced Loan approved by the Special Servicer in accordance with this subsection (d), the Special Servicer shall process all requests and related documentation and shall be entitled to retain 100% of any modification fee or extension fee that is actually paid by the related Mortgagor. The Special Servicer shall promptly notify the Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

            (e) Notwithstanding Section 3.21(d), but subject to Section 6.11 and the second paragraph of this Section 3.21(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note, Mortgage or other Loan document relating to a Specially Serviced Loan, (iv) accept a Principal Prepayment on any Specially Serviced Loan during any Lockout Period or (v) extend the maturity of any Specially Serviced Loan; provided that
(A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable,
(B) in the reasonable, good faith judgment of the Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Loan to Certificateholders (as a collective whole) or, if a Loan Group is involved, would increase the recovery on such Loan Group to Certificateholders and related Companion Loan Noteholders (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of the Loan Groups, to Certificateholders and related Companion Loan Noteholders), to be performed at the related Mortgage Rate (or, in the case of a Loan Group, at the weighted average of the Mortgage Rates for such Loan Group) in each case), and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of either REMIC Pool, any Loan REMIC or any REMIC created in connection with Companion Loan Securities; and provided, further, that (i) any modification, extension, waiver or amendment of the payment terms of a Loan Group shall be structured so as to be consistent with the allocation and payment priorities set forth in the related Loan documents and the related Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Noteholders shall gain a priority over the other such Holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in the related Loan documents and such Co-Lender Agreement and (ii) any waiver, reduction or deferral of any particular amount due on any Loan in a Loan Group or reduction of any Mortgage Rate on any Loan in a Loan Group shall be allocated in the manner set forth in the related Co-Lender Agreement.

            In no event shall the Special Servicer: (i) extend the maturity date of a Serviced Loan beyond the date that is two years prior to the Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Loan for more than five years beyond its Stated Maturity Date; or (iii) if the Serviced Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease (but not the related fee interest), extend the maturity date of such Serviced Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.21(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer (and, in the case of a Loan Group, the affected Companion Loan Noteholders (and in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates)) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (f) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures either (A) the Companion Loans or (B) a Serviced Mortgage Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Loan; or (2) it has received prior written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities.

            Any party hereto seeking Rating Agency confirmation with respect to the matters described above shall deliver a Review Package to such Rating Agency.

            (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

            (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee does not cause a "significant modification" of the Loan pursuant to Treasury Regulations Sections 1.1001-3(e)(2) or 1.860G-2(b), and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (i) The Special Servicer, with respect to a Specially Serviced Loan and with respect to a Performing Serviced Loan as to which the Special Servicer solely has approved, documented, processed and closed the subject modification, extension, waiver or amendment, and the Master Servicer, with respect to any other Serviced Loan, shall each notify the other, any related Sub-Servicers, the Trustee and, where a Companion Loan is affected, the related Companion Loan Noteholder (and in the case of the 111 Eighth Avenue Loan Group, to the Class OEA-B Majority Holder (at the address specified in Section 11.05)), in writing, of any modification, extension, waiver or amendment of any term of any Loan (including fees charged the Mortgagor) agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt).

            (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Loan, whether pursuant to Section 3.02(a) or this Section 3.21, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

            (k) With respect to any Serviced Loan that permits the release of Mortgaged Properties through defeasance, to the extent permitted under the related Loan documents, the Master Servicer shall, subject to the next paragraph and the related Loan documents, (1) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer upon receipt of a Mortgagor's notice of defeasance of such Loan, (2) obtain the written confirmation from each Rating Agency that the acceptance of a pledge of the Defeasance Collateral will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, and (3) take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Companion Loans, the related Companion Loan Noteholders. The confirmation described in clause (2) above shall not be required:

            (i) from S&P in the case of a Serviced Mortgage Loan with an unpaid principal balance less than or equal to $20,000,000 and constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, and is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool, provided the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit L (a "Defeasance Certificate"); or

            (ii) from Fitch Ratings in the case of any Serviced Mortgage Loan that is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or that is not then one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors, provided the Master Servicer delivers to Fitch Ratings a Defeasance Certificate; or

            (iii) from Moody's in the case of any Serviced Mortgage Loan that is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool and that is not then one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors, provided the Master Servicer delivers to Moody's a Defeasance Certificate;

provided that, in the case of (i), (ii) or (iii) above, such written confirmation shall not be required from S&P, Fitch Ratings and/or Moody's (provided that the Master Servicer delivers a Defeasance Certificate to the applicable Rating Agency), as applicable, in the event the subject Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of such Mortgage Loan, the percentage such Mortgage Loan constitutes of the Mortgage Pool or the relative size of such Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the current applicable threshold for review as set forth by such Rating Agency).

            Notwithstanding the foregoing, but subject to the related Loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) if the Defeasance Collateral shall not be Government Securities; (iii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor shall be liable for any shortfalls from such Defeasance Collateral or otherwise be subject to recourse liability with respect to the Defeasance Loan (except for any liability that, pursuant to the terms of the related Loan documents, survives such defeasance), (iv) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or (v) unless such confirmation is not required pursuant to the first paragraph of this Section 3.21(k), either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a prepayment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities.

            All expenses related to the defeasance of a Defeasance Loan shall be charged to the related Mortgagor or other responsible party.

            Section 3.22 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan that had otherwise been a Performing Serviced Loan, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof to the Special Servicer and with respect to any Loan Group to the related Companion Loan Noteholder (and, in the case of the 111 Eighth Avenue Loan Group, to the Class OEA-B Majority Holder (at the address specified in Section 11.05)), and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination that a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. The Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially Serviced Loan in accordance with the requirements hereof.

            Upon determining that a Specially Serviced Loan has become a Corrected Loan, and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall within five Business Days of such occurrence return the related Servicing File, together with any and all new information, documents and records relating to the subject Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Loan shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

            Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

            (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Loan information, including correspondence with the related Mortgagor.

            (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Loans and REO Properties, the information described in clauses (vi) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiv) and (xxx) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Loan and REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Loan, (5) the CMSA Special Servicer Loan File and (6) such additional information relating to the Specially Serviced Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            Section 3.23 Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer (with the consent of the Controlling Class Directing Holder) may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement:

            (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections 7.01(a)(x), (xi) and
      (xii), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement);

            (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by
      Section 3.23(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement);

            (iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Group, the related Companion Loan Noteholders, shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust, any successor Master Servicer, the Special Servicer or any Companion Loan Noteholder, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom;

            (iv) permits any purchaser of a Serviced Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty;

            (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by
      Section 3.08, Section 3.09 and Section 3.21 hereof or to foreclose on any Mortgage without the consent of the Master Servicer or Special Servicer, as the case may be;

            (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund;

            (vii) each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing
      Date) provides that such agreement shall, with respect to any Serviced Loan serviced thereunder, terminate at the time such Loan becomes a Specially Serviced Loan (or, alternatively, be subject to the Special Servicer's rights to service such Loan for so long as such Loan continues to be a Specially Serviced Loan); and

            (viii) each Sub-Servicing Agreement entered into by the Special Servicer provides that it relates only to Specially Serviced Loans and shall terminate with respect to any such Loan which ceases to be a Specially Serviced Loan.

            The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to each of the Companion Loan Noteholders, copies of any Sub-Servicing Agreement in respect of the Companion Loans, and to the Trustee for distribution to each of the Holders of the Class OEA-B Certificates, copies of any Sub-Servicing Agreement in respect of the 111 Eighth Avenue Non-Pooled Trust Loan), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.12(b), 4.03(d) and 4.03A(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class Certificateholders, if a Loan Group is affected, the related Companion Loan Noteholders, and if the 111 Eighth Avenue Loan Group is affected, the Trustee for notice to the Holders of the Class OEA-B Certificates in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Mortgage Loans on the Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of the Companion Loans, also for the benefit of the related Companion Loan Noteholders, shall (at no expense to the Trustee, the Certificateholders, the Companion Loan Noteholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Loans.

            (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing Agreement.

            The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Companion Loan Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans and/or REO Properties for which it is responsible.

            Section 3.24 Representations and Warranties of the Master Servicer.

            (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Master Servicer is a national banking association, duly organized under the laws of the United States, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

            (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (ix) The Master Servicer has reviewed all Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date.

            (b) The representations and warranties of the Master Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 3.25 Representations and Warranties of the Special Servicer.

            (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (b) The representations and warranties of the Special Servicer set forth in Section 3.25(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.25(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.25(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 3.26 Certain Matters Regarding the Purchase of the Loan Group Trust Mortgage Loans.

            If, pursuant to Section 2.03, Section 3.19 and Section 9.01, any Loan Group Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the holder of the Mortgage Note that was formerly part of the Trust Fund under the related Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan. Thereafter such Mortgage File shall be held by the holder of such purchased Mortgage Loan, as applicable, or a custodian appointed thereby for the benefit of the "Note A Lender" and the "Note B Lender" as their interests appear under the related Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Loan Groups. Notwithstanding the foregoing, with respect to the 111 Eighth Avenue Loan Group, if the 111 Eighth Avenue Pooled Trust Loan is purchased from the Trust Fund, but the 111 Eighth Avenue Non-Pooled Trust Loan remains in the Trust Fund, then the 111 Eighth Avenue Loan Group shall continue to be serviced pursuant to this Agreement, and the Mortgage File (other than the Note for the 111 Eighth Avenue Pooled Trust Loan, which shall be delivered to the purchaser thereof) shall remain with the Trustee, and the Servicing File shall remain with the Master Servicer.

            Section 3.27 Application of Default Charges.

            (a) Any and all Default Charges that are actually collected with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool (excluding any Mortgage Loan that is part of a Loan Group) during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            First, to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to the subject Mortgage Loan or REO Mortgage Loan and reimbursed in the related Collection Period;

            Second, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the subject Mortgage Loan or REO Mortgage Loan and that, if paid from a source other than Default Charges collected with respect to the subject Mortgage Loan, would constitute Additional Trust Fund Expenses;

            Third, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to the subject Mortgage Loan or REO Mortgage Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Third;

            Fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout
Fees) paid since the Closing Date with respect to the subject Mortgage Loan or REO Mortgage Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fourth; and

            Fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued in respect of a Performing Serviced Mortgage Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued in respect of a Specially Serviced Mortgage Loan or an REO Mortgage Loan, in each case pursuant to Section 3.11.

            (b) Default Charges applied to reimburse the Trust pursuant to clauses Third and Fourth, of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Master Servicer Remittance Date next following the Collection Period during which they were received, for deposit in the Distribution Account, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Loans and any REO Properties. Default Charges applied to pay outstanding interest on Advances to any particular party pursuant to clause First of subsection (a) shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses pursuant to clause Second of subsection (a) shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses Third and Fourth, of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust Fund Expenses, depending on which clause is applicable, in the chronological order in which they were made or incurred, as applicable (whereupon such interest paid on Advances or such other Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges).

            (c) Any and all Default Charges that are actually collected with respect to any Serviced Loan Group or any successor REO Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            First, to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Servicing Advances made thereby with respect to such Loan Group or REO Loan or the related Loan Group Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first);

            Second, to pay to the Fiscal Agent, any Other Backup Advancer, the Trustee or the Master Servicer, in that order, any interest due and owing to such party on any outstanding P&I Advances made thereby with respect to such Loan Group or REO Loan or the related Loan Group Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first);

            Third, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such Loan Group or REO Loan and that, if paid from a source other than such Default Charges collected with respect to such Loan Group, would constitute Additional Trust Fund Expenses;

            Fourth, to reimburse the Trust or any Companion Loan Noteholder for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Loan Group or REO Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fourth or clause Third under Section 3.27(a);

            Fifth, to reimburse the Trust or any Companion Loan Noteholder for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) paid since the Closing Date with respect to such Loan Group or REO Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fifth or clause Fourth under Section 3.27(a); and

            Sixth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Performing Serviced Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Specially Serviced Loan or an REO Loan, in each case pursuant to Section 3.11.

            Section 3.28 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Specific Mortgage Loans.

            (a) With respect to any Mortgage Loans that provide for a "cash trap" provision whereby excess cash in an account controlled by the lender (i) is not released to the related Mortgagor and (ii) may, at the lender's discretion, be applied as a prepayment on the Mortgage Loan, the Master Servicer shall not apply any of such excess cash as prepayment of the related Mortgage Loan unless the Special Servicer consents.

            (b) In the event that a Servicing Advance made by the Master Servicer, the Special Servicer (if applicable), the Trustee or the Fiscal Agent with respect to a Serviced Loan Group in accordance with this Agreement becomes a Nonrecoverable Advance, the Master Servicer (on behalf of the Trust Fund) shall seek reimbursement from the holders of the related Pari Passu Companion Loans (including, in the case of a holder that is a securitization trust, from general funds in the related collection account) for such holder's pro rata share (based on the principal balance of the applicable Pari Passu Companion
Loan) of such Nonrecoverable Advance, but only to the extent such party is liable therefore under the terms of the related Co-Lender Agreement. To the extent that such amounts together with amounts from the Pool Custodial Account are insufficient to cover the whole Nonrecoverable Advance, the Master Servicer shall seek reimbursement for the full amount of such Nonrecoverable Advance from the holders of such Pari Passu Companion Loans (including any securitization trust) to the extent permitted under the related Co-Lender Agreement (including reimbursement out of general funds in the collection account established in connection with a securitization trust); provided that the allocation of such reimbursements among all holders of Loans in the related Loan Group (including any holder that is a securitization trust) shall be as nearly as possible pro rata (based on the principal balance of the related Loans).

            Section 3.29 Additional Matters with respect to the Southland Mall and Deerbrook Mall Mortgage Loans.

            (a) In the event that the applicable Mortgage Loan Seller (a "Repurchasing Seller") with respect to the Deerbrook Mall Loan or the Southland Mall Loan repurchases its respective Mortgage Note (a "Repurchased Note"), the provisions of this Section 3.29 shall apply, and each related Mortgage Loan Seller has agreed in the related Mortgage Loan Purchase Agreement as follows with respect to the servicing and administration of the Deerbrook Mall Loan or Southland Mall Loan, as applicable, in the event of such a repurchase unless and until such time as both related Mortgage Notes are repurchased or otherwise no longer part of the Trust, and the related successor holders thereof have entered into a servicing agreement with respect to such Mortgage Notes. For purposes of this Section 3.29 only, "Mortgage Note" shall mean each original promissory note that collectively represents the Mortgage Note (as defined in Article I) with respect to the Deerbrook Mall Loan or the Southland Mall Loan, respectively, and shall not be a collective reference to such promissory notes.

            (b) Custody of and record title under the Loan documents with respect to the related Mortgage Loan shall be held exclusively by the Trustee as provided under this Agreement, except that the Repurchasing Seller shall hold and retain title to its original Repurchased Note and any related endorsements thereof.

            (i) Payments from the related Mortgagor or any other amounts received with respect to each Mortgage Note shall be collected as provided in this Agreement by the Master Servicer and shall be applied on each Due Date pro rata to each related Mortgage Note based on its respective Repurchased Percentage Interest, subject to Section 3.29(a)(ii). Payments or any other amounts received with respect to the related Repurchased Note shall be held in trust for the benefit of the Repurchasing Seller and remitted (net of its pro rata share of any Master Servicing Fees, Special Servicing Fees, and any other amounts due to the Master Servicer or Special Servicer) to the Repurchasing Seller or its designee by the Master Servicer on each Distribution Date pursuant to instructions provided by the Repurchasing Seller and deposited and applied in accordance with this Agreement, subject to Section 3.29(a)(ii). In the event that such Mortgage Loan shall becomes an REO Loan, payments or any other amounts received with respect to such Mortgage Loan shall be collected and shall be applied on each Due Date pro rata to each related Mortgage Note based on its respective Repurchased Percentage Interest, subject to Section 3.29(a)(ii).

            (ii) In the event that the Master Servicer or the Special Servicer, as applicable, receives an aggregate payment of less than the aggregate amount due under such Mortgage Loan at any particular time, the Repurchasing Seller shall receive from the Master Servicer an amount equal to the Repurchasing Seller's Repurchased Percentage Interest such payment. All expenses, losses and shortfalls relating solely to such Mortgage Loan including, without limitation, losses of principal or interest, Nonrecoverable Servicing Advances, interest on Servicing Advances, Special Servicing Fees, Workout Fees and Liquidation Fees (including any such fees related to the related Mortgage Notes), will be allocated between the holders of such Mortgage Notes pro rata based on their respective Repurchased Percentage Interest of such losses and expenses. In no event shall any costs, expenses, fees or any other amounts related to any Loan other than the Deerbrook Mall Loan or Southland Mall Loan, as applicable, be deducted from payments or any other amounts received with respect to such Mortgage Loan and payable to the Repurchasing Seller. For purposes of this Section 3.29, "Repurchased Percentage Interest" shall mean the 50% interest of the applicable Mortgage Loan Seller in the related Mortgage Loan.

            (iii) Such Mortgage Loan shall be serviced for the benefit of the each Repurchasing Seller and, if applicable, the Certificateholders pursuant to the terms and conditions of the Agreement in accordance with the Servicing Standard and in accordance with the provisions herein as if such Loan was a Serviced Pari Passu Companion Loan. For so long as the Mortgage Loan shall be serviced by the Master Servicer or the Special Servicer in accordance with the requirements of the Agreement, the Master Servicer or the Special Servicer, as applicable, on behalf of the holders thereof shall administer such Mortgage Loan consistent with the terms of this Agreement with respect to Serviced Loan Groups. The Repurchasing Seller shall not be permitted to terminate the Master Servicer or Special Servicer as servicer or special servicer of the related Repurchased Note. All rights of the mortgagee under such Mortgage Loan will be exercised by the Master Servicer or Special Servicer, on behalf of the Trust Fund to the extent of its interest therein and the Repurchasing Seller in accordance with the Agreement.

            (iv) Such Mortgage Loan shall, consistent with this Agreement, be serviced as if it were a Serviced Loan Group. Each Repurchasing Seller shall be treated hereunder as if it were a Companion Loan Noteholder on a pari passu basis. Funds collected by the Master Servicer or the Special Servicer, as applicable, and applied to the Mortgage Notes shall be deposited and disbursed in accordance with the provisions hereof relating to holders of Companion Loans that are pari passu in right of payment. Compensation shall be paid to the Master Servicer and the Special Servicer with respect to the related Repurchased Note as provided in this Agreement with respect to a Serviced Pari Passu Companion Loan. None of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer shall have any obligation to make P&I Advances with respect to the related Repurchased Note. Except as otherwise specified herein, the Master Servicer and the Special Servicer shall have no reporting requirement with respect to the related Repurchased Note other than to deliver to the related Repurchased Noteholder any document required to be delivered to a Companion Loan Noteholder hereunder.

            (c) If either Mortgage Note is considered a Specially Serviced Mortgage Loan, then both Mortgage Notes shall be a Specially Serviced Mortgage Loan under this Agreement. The Special Servicer shall cause such related Repurchased Note to be specially serviced for the benefit of the Repurchasing Seller in accordance with the terms and provisions set forth in this Agreement and shall be entitled to any Special Servicing Fee, Workout Fee or Liquidation Fee payable to the Special Servicer under the Agreement with respect to a Serviced Companion Loan.

            (d) If (A) the Master Servicer shall pay any amount to the Repurchasing Seller pursuant hereto in the belief or expectation that a related payment has been made or will be received or collected in connection with either or both of the Mortgage Loans and (B) such related payment is not received or collected by the Master Servicer, then the Repurchasing Seller will promptly on demand by the Master Servicer return such amount to the Master Servicer. If the Master Servicer determines at any time that any amount received or collected by the Master Servicer in respect of the Mortgage Loans must be returned to the related Mortgagor or paid to any other person or entity pursuant to any insolvency law or otherwise, notwithstanding any other provision of this Agreement, the Master Servicer shall not be required to distribute any portion thereof to the Repurchasing Seller, and the Repurchasing Seller will promptly on demand by the Master Servicer repay, which obligation shall survive the termination of this Agreement, any portion thereof that the Master Servicer shall have distributed to the Repurchasing Seller, together with interest thereon at such rate, if any, as the Master Servicer may pay to the related Mortgagor or such other person or entity with respect thereto.

            (e) Subject to this Agreement, the Master Servicer, or the Special Servicer, as applicable, on behalf of the holders of the Repurchased Note, shall have the exclusive right and obligation to (i) administer, service and make all decisions and determinations regarding the Mortgage Loan, and (ii) enforce the Loan documents as provided hereunder. Without limiting the generality of the preceding sentence, the Master Servicer, or Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the related Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Repurchasing Seller, subject, however, to the terms of this Agreement.

            (f) In taking or refraining from taking any action permitted hereunder, the Master Servicer and the Special Servicer shall each be subject to the same degree of care with respect to the administration and servicing of the Mortgage Loans as is consistent with this Agreement; and shall only be liable to the Repurchasing Seller to the extent set forth herein with respect to any holder of a Serviced Pari Passu Companion Loan.

            (g) In the event that the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer has made a Servicing Advance with respect to such Mortgage Loan which would otherwise be reimbursable to such advancing party under this Agreement, and such Advance is determined to be a Nonrecoverable Advance, the Repurchasing Seller shall reimburse the Trustee, the Fiscal Agent, Master Servicer or the Special Servicer, as applicable, in an amount equal to its Repurchased Percentage Interest such Nonrecoverable Advance. Notwithstanding the foregoing, the Repurchasing Seller will not be obligated to reimburse the Trustee, the Fiscal Agent, Master Servicer or Special Servicer (and amounts due to the Repurchasing Seller shall not be offset) for Advances or interest thereon or any amounts related to Loans other than such Mortgage Loan or for P&I Advances or interest thereon with respect to such Mortgage Loan. To the extent that the Repurchasing Seller reimburses any such Nonrecoverable Advances and such amounts are subsequently recovered, the Repurchasing Seller shall receive a reimbursement from such recovery based on its Repurchased Percentage Interest of such recovery. This reimbursement right shall not limit the Trustee's, the Fiscal Agent, Master Servicer's or the Special Servicer's rights to reimbursement under this Agreement. Notwithstanding anything to the contrary contained herein, the total liability of the Repurchasing Seller shall not exceed an amount equal to its Repurchased Percentage Interest.

            (h) The Repurchasing Seller shall have the right to assign the related Repurchased Note; provided that the assignee of the related Repurchased Note shall agree in writing to be bound by the terms of this Agreement.

            (i) The Master Servicer and the Special Servicer shall, in connection with their servicing and administrative duties under this Agreement, exercise efforts consistent with the Servicing Standard to execute and deliver, on behalf of the Repurchasing Seller as a holder of a pari passu interest in the Loan, any and all financing statements, continuation statements and other documents and instruments necessary to maintain the lien created by any Mortgage or other security document related to the Mortgage Loans on the Mortgaged Properties and related collateral, any and all modifications, waivers, amendments or consents to or with respect to any Loan documents, and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments with respect to the related Repurchased Note or related Repurchased Notes and the Mortgaged Property or Mortgaged Properties all in accordance with, and subject to, the terms of this Agreement. The Repurchasing Seller agrees to furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney or other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties under this Agreement related to such Mortgage Loan; provided, however, that the Repurchasing Seller shall not be liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; and further provided that the Master Servicer or the Special Servicer, without the written consent of the Repurchasing Seller, shall not initiate any action in the name of the Repurchasing Seller without indicating its representative capacity that actually causes, the Repurchasing Seller to be registered to do business in any state.

            The Repurchasing Seller agrees to deliver to the Master Servicer or the Special Servicer, as applicable the Loan documents related to the related Repurchased Note or related Repurchased Notes, as applicable, any Requests for Release and any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of the Mortgaged Properties or to any legal action or to enforce any other remedies or rights provided by the Note(s) or the Mortgage(s) or otherwise available at law or equity with respect to the related Repurchased Note.

                                   ARTICLE IV
          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall be deemed to transfer (i) in the case of each Loan REMIC Loan, from the Pooled Collection Account to the Lower-Tier Distribution Account in respect of the related Loan REMIC Regular Interest and to the related Grantor Trust Sub-Account in respect of the related Loan REMIC Residual Interest, and (ii) the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(i) with respect to each class of Uncertificated Lower-Tier Interests (other than the Class OEA-B1 and Class OEA-B2 Interests), and immediately thereafter, shall make distributions of the Available Distribution Amount from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class XP Certificates and the Class XC Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates in reduction of the Class Principal Balances thereof in an amount up to the Adjusted Principal Distribution Amount: (A) prior to the Cross-Over Date, (1) first, to the Holders of the Class A-1 Certificates, until the outstanding Class Principal Balance of the Class A-1 Certificates has been reduced to zero, (2) second, to the Holders of the Class A-2 Certificates until the outstanding Class Principal Balance of the Class A-2 Certificates has been reduced to zero, (3) third, to the Holders of the Class A-3 Certificates until the outstanding Class Principal Balance of the Class A-3 Certificates has been reduced to zero,
      (4) fourth, to the Holders of the Class A-4 Certificates until the outstanding Class Principal Balance of the Class A-4 Certificates has been reduced to zero, (5) fifth, to the Holders of the Class A-5 Certificates until the outstanding Class Principal Balance of the Class A-5 Certificates has been reduced to zero, (6) sixth, to the Holders of the Class A-6 Certificates until the outstanding Class Principal Balance of the Class A-6 Certificates has been reduced to zero, and (7) seventh, to the Holders of the Class A-7 Certificates until the outstanding Class Principal Balance of the Class A-7 Certificates has been reduced to zero; and (B) on or after the Cross-Over Date, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates, pro rata (based upon their respective outstanding Class Principal Balances), until their respective outstanding Class Principal Balances have been reduced to zero;

            (iii) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates, pro rata (based upon the aggregate unreimbursed Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a)), until all amounts of Realized Losses previously and Additional Trust Fund Expenses allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (v) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a);

            (vi) to make distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (vii) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (viii) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (ix) to make distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (x) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xi) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xii) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xiii) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xiv) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xv) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xvi) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xvii) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xviii) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xix) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xx) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxi) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxii) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxiii) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxiv) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxv) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxvi) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxvii) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxviii) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxix) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxx) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxi) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxii) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxiii) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxiv) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxv) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxxvi) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxvii) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxviii) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxix) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xl) to make distributions of interest to the Holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xli) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class O Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xlii) to make distributions to the Holders of the Class O Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xliii) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xliv) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xlv) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xlvi) to the Holders of the Class R-II Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            All distributions of interest made in respect of the Class XC and Class XP Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XC Strip Rate and Class XP Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, less an allocable portion of any Net Aggregate Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            Prior to a monetary or other material "event of default" under the 111 Eighth Avenue Loan Group, on each Distribution Date, to the extent of the Available OEA-B Distribution Amount for such Distribution Date, the Trustee shall be deemed to make distributions thereof from the Class OEA-B Sub-Account to the Upper-Tier Distribution Account, first, in respect of the Class LOEA-B1 Interest and Class LOEA-B2 Interest, as provided in Section 4.01(i), and then in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to the succeeding priority:

            (i) to make distributions of interest to the Holders of the Class OEA-B1 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) to make distributions of principal to the Holders of the Class OEA-B1 Certificates (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution
      Date), in an amount equal to its pro rata portion of the Class OEA-B Principal Distribution Amount for such Distribution Date (based on the Certificate Principal Balance of the Class OEA-B1 and Class OEA-B2 Certificates);

            (iii) to make distributions to the Holders of the Class OEA-B1 Certificates up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (iv) to make distributions of interest to the Holders of the Class OEA-B2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (v) to make distributions of principal to the Holders of the Class OEA-B2 Certificates (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution
      Date), in an amount equal to its pro rata portion of the Class OEA-B Principal Distribution Amount for such Distribution Date (based on the Certificate Principal Balance of the Class OEA-B1 and Class OEA-B2 Certificates);

            (vi) to make distributions to the Holders of the Class OEA-B2 Certificates up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed; and

            (vii) to the Holders of the Class R-II Certificates, the amount, if any, of the Available OEA-B Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

Subsequent to, and during the continuation of, a monetary or other material "event of default" under the 111 Eighth Avenue Loan Group, on each Distribution Date, to the extent of the Available OEA-B Distribution Amount for such Distribution Date, the Trustee shall be deemed to make distributions thereof from the Class OEA-B Sub-Account to the Upper-Tier Distribution Account, first, in respect of the Class LOEA-B1 Interest and Class LOEA-B2 Interest, as provided in Section 4.01(i), and then in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to the succeeding priority:

            (i) to make distributions of interest to the Holders of the Class OEA-B1 Certificates up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) to make distributions of principal to the Holders of the Class OEA-B1 Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Class OEA-B Principal Distribution Amount for such Distribution Date;

            (iii) to make distributions to the Holders of the Class OEA-B1 Certificates up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (iv) to make distributions of interest to the Holders of the Class OEA-B2 Certificates up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (v) to make distributions of principal to the Holders of the Class OEA-B2 Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Class OEA-B Principal Distribution Amount for such Distribution Date;

            (vi) to make distributions to the Holders of the Class OEA-B2 Certificates up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed; and

            (vii) to the Holders of the Class R-II Certificates, the amount, if any, of the Available OEA-B Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            (b) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Net Prepayment Consideration actually collected on Pooled Mortgage Loans or Pooled REO Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(j), and shall distribute such amounts to the Holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the respective Prepayment Consideration Entitlements for such Classes of Certificates for such Distribution Date.

            Any Net Prepayment Consideration not otherwise distributed in respect of the Principal Balance Certificates pursuant to the foregoing paragraph of this Section 4.01(b) shall be distributed to the Holders of the Class XC Certificates.

            (c) Reserved.

            (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, on) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-II Certificateholders.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject thereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

            (i) During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Uncertificated Principal Balance of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate (or in the case of the Class LOEA-B1 Interest and Class LOEA-B2 Interest, the Class OEA-B Adjusted Net Mortgage Rate). On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) in respect of its Corresponding Certificate, in each case allocable among the Corresponding Uncertificated Lower-Tier Interests, pro rata (except as set forth below), and the portion of the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) of the Class XC and Class XP Certificates that is attributable to the Corresponding Component of such Uncertificated Lower-Tier Interest, in each case to the extent actually distributable thereon as provided in Section 4.01(a).

            All distributions made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of principal:

            (i) with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-2-1 Interest; second, to the Class LA-2-2 Interest; third, to the Class LA-2-3 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (ii) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-3-1 Interest; second, to the Class LA-3-2 Interest; third, to the Class LA-3-3 Interest; fourth, to the Class LA-3-4 Interest; and fifth, to the Class LA-3-5 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (iii) with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-4-1 Interest; second, to the Class LA-4-2 Interest; and third, to the Class LA-4-3 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (iv) with respect to the Class A-5 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-5-1 Interest; second, to the Class LA-5-2 Interest; third, to the Class LA-5-3 Interest; and fourth, to the Class LA-5-4 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (v) with respect to the Class A-7 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-7-1 Interest; and second, to the Class LA-7-2 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (vi) with respect to the Class D Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LD-1 Interest; second, to the Class LD-2 Interest; and third, to the Class LD-3 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (vii) with respect to the Class E Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LE-1 Interest; second, to the Class LE-2 Interest; and third, to the Class LE-3 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (viii) with respect to the Class F Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LF-1 Interest; second, to the Class LF-2 Interest; and third, to the Class LF-3 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (ix) with respect to the Class G Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LG-1 Interest; and second, to the Class LG-2 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (x) with respect to the Class H Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LH-1 Interest; second, to the Class LH-2 Interest; and third, to the Class LH-3 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero; and

            (xi) with respect to the Class L Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LL-1 Interest; and second, to the Class LL-2 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero.

            All distributions made in respect of the Class XC and Class XP Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the penultimate paragraph of Section 4.01(a), shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of such Component's Corresponding Uncertificated Lower-Tier Interest. All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interests set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses (other than with respect to the 111 Eighth Avenue Non-Pooled Trust Loan) shall be made in reverse sequential order of the priority set forth in this Section 4.01(i) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Class of Uncertificated Lower-Tier Interests and with respect to the 111 Eighth Avenue Non-Pooled Trust Loan shall be allocated first to the Class LOEA-B2 Interest and then to the Class LOEA-B1 Interest.

            (j) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Net Prepayment Consideration actually collected on the Pooled Mortgage Loans or any Pooled REO Mortgage Loans during the related Collection Period and shall distribute such amount in respect of the Class LA-1 Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Interest has been paid in full).

            (k) Any amount that remains in the Lower-Tier Distribution Account or the Class OEA-B Sub-Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and any Net Prepayment Consideration, shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount or the Available OEA-B Distribution Amount, as applicable, for such Distribution Date remaining in the Lower-Tier Distribution Account or the Class OEA-B Sub-Account, as applicable).

            Section 4.02 Statements to Certificateholders; CMSA Loan Periodic Update File.

            (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Directing Holder, each Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date Statement"), which shall also include the CMSA Bond Level File and the CMSA Collateral Summary File, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums and Yield Maintenance Charges, respectively;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

            (v) the Available Distribution Amount for such Distribution Date;

            (vi) the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the prior Distribution Date pursuant to Section 4.03(a) and/or Section 4.03A(a);

            (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) or 4.03A(d) as of the close of business on such Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed Servicing Advances in accordance with Section 3.12(b) as of the close of business on such related Determination Date;

            (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than REO Loans) as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

            (xi) as to each Mortgage Loan referred to in the preceding clause
      (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) whether the delinquency is in respect of its Balloon Payment;

            (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any REO Property that was included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xiv) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

            (xv) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination and
      (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xvi) the Distributable Certificate Interest and Accrued Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date or the related Interest Accrual Period, as applicable;

            (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

            (xviii) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

            (xix) the Principal Distribution Amount for such Distribution Date (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xx) the aggregate of all Realized Losses incurred during the related Collection Period and from the Closing Date and all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and from the Closing Date;

            (xxi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

            (xxii) the Class Principal Balance of each Class of Principal Balance Certificates and the Notional Amount of each Class of the Class X Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxiii) the Certificate Factor for each Class of Regular Interest Certificates immediately following such Distribution Date;

            (xxiv) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with Section 3.12(b), Section 4.03(d) and/or Section 4.03A(d);

            (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date;

            (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period (in the case of subclause (B)) of Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

            (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

            (xxviii) the original and then current ratings, if any, for each Class of Regular Interest Certificates;

            (xxix) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (A) during the related Collection Period and
      (B) since the Closing Date;

            (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

            (xxxi) the amounts, if any, actually distributed with respect to the Class R-I and Class R-II Certificates on such Distribution Date.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (vi) through (xv), (xix), (xx),
(xxiv), (xxv), (xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

            The Trustee shall forward electronically a copy of each Distribution Date Statement to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies, the Controlling Class Directing Holder, any party hereto or any Person identified by any Certificateholder or Certificate Owner as a prospective transferee, via the Trustee's internet website, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

            The Trustee's internet website shall initially be located at www.etrustee.net or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the other parties hereto, the Controlling Class Directing Holder (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Directing Holder, the Underwriters, the Rating Agencies or any party hereto, the Certificateholder Reports, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

            The Master Servicer's internet website shall initially be located at "www.wachovia.com" or at such other address as shall be specified by the Master Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Directing Holder (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require the acceptance of a disclaimer. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and Certificate Owners in accordance with this Agreement.

            If the Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then
(A) the Master Servicer shall so notify the Trustee, set forth such information in an additional report, in a format reasonably acceptable to the Trustee and the Master Servicer (the "Supplemental Report"), and deliver such report to the Trustee upon preparation thereof or simultaneously with the delivery of its reports described in Section 3.13(d); and (B) the Trustee shall include the Supplemental Report in or as an attachment to the Distribution Date Statement for the following Distribution Date and, to the extent required by Section 8.15(a), shall file such Supplemental Report, together with such Distribution Date Statement and the other corresponding Servicer Reports, on the related Current Report on Form 8-K and/or the related Annual Report on Form 10-K, as applicable, in accordance with Section 8.15(a).

            During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of a Certificateholder Report, a CMSA NOI Adjustment Worksheet or a CMSA Operating Statement Analysis Report shall be deemed to have agreed to keep confidential the information therein until such statement or report is filed with the Commission, and each Certificateholder Report, CMSA NOI Adjustment Worksheet and CMSA Operating Statement Analysis Report shall bear a legend to the effect that: "Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part."

            Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor (including information in the Prospectus Supplement), any Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, any Mortgage Loan Seller, a third party or each other.

            Within a reasonable period of time after the end of each calendar year the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest (including Prepayment Premiums and Yield Maintenance Charges) and principal to Certificateholders during such calendar year set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as the Trepp Group may designate), (ii) Intex Solutions, Inc. (at 35 Highland Circle, Needham, Massachusetts 02194, or such other address as Intex Solutions, Inc. may hereafter designate), (iii) Charter Research Corporation (at 262 Washington Street, Boston, Massachusetts 02108, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

            Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholders or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            The information to be furnished by the Trustee to the Certificateholders pursuant to Sections 4.02(a) and (b) shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any Person any other information with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in Sections 4.02(a) and (b), is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

            (b) Not later than 1:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, and upon request, to the Depositor, the Underwriters and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans and any successor REO Mortgage Loans as of the related Determination Date.

            In the performance of its obligations set forth in Section 4.06 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer (if other than the Special Servicer or an Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the Depositor or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA Financial File.

            Section 4.03 P&I Advances.

            (a) On or before 2:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c) below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool (other than the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto), first, by transferring to the Trustee for deposit in the Distribution Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in a Distribution Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 593-7740 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7682 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to the first paragraph of Section 4.03(a) in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans in the Mortgage Pool (exclusive of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto) on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Mortgage Loan or REO Mortgage Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by
(y) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable Advance, as determined by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent. The determination by the Master Servicer or Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Special Servicer (in the case of a determination made by the Master Servicer), the Master Servicer (in the case of a determination made by the Special Servicer), the Fiscal Agent and the Depositor on or before the related Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted by an Independent Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.19), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer or Special Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer or Special Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a P&I Advance, if made, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or Special Servicer that such P&I Advance would be Nonrecoverable P&I Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. If the Special Servicer determines that a P&I Advance would be a Nonrecoverable Advance or that a P&I Advance previously made is a Nonrecoverable Advance, the Special Servicer shall report its determination to the Master Servicer and the Master Servicer shall be entitled to conclusively rely on such determination. In addition, the Master Servicer and Special Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior P&I Advances on the applicable Mortgage Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

            (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the related Master Servicer Remittance Date. Interest so accrued on any P&I Advance made under this Section shall be payable in accordance with the terms of Section 3.05 and Section 3.05A.

            Section 4.03A. P&I Advances on the Loan Group Trust Mortgage Loans and 111 Eighth Avenue Pari Passu Companion Loans.

            (a) With respect to the P&I Advances and the Loan Groups:

            (i) in the case of the Tier 2 Loan Groups and Tier 3 Loan Groups, the Master Servicer shall make P&I Advances with respect to the related Loan Group Trust Mortgage Loans, but will not make P&I Advances with respect to the related Companion Loans.

            (ii) in the case of the 111 Eighth Avenue Loan Group, the Master Servicer shall make P&I Advances with respect to the 111 Eighth Avenue Pooled Trust Loan and each of the 111 Eighth Avenue Pari Passu Companion Loans that are assets in a securitization that is rated by S&P, Moody's and/or Fitch Ratings (but not the 111 Eighth Avenue Subordinate Loans);

            (iii) in the case of the 237 Park Avenue Loan Group, Wells Fargo Tower Loan Group and 1801 K Street Loan Group, the Master Servicer shall make P&I Advances only (1) with respect to the related Loan Group Trust Mortgage Loan and (2) if such P&I Advance was required to be made by the GCCFC C2 Master Servicer, pursuant to the GCCFC C2 PSA, and the GCCFC C2 Master Servicer failed to make such P&I Advance;

            (iv) in the case of the Water Tower Place Loan Group, the 5 Houston Center Loan Group and the DDR Portfolio Loan Group, the Master Servicer shall make P&I Advances with respect to the related Loan Group Trust Mortgage Loan unless it has determined that such P&I Advance would be a Nonrecoverable P&I Advance.

            The Master Servicer shall, subject to Section 4.03A(c) below, satisfy its obligations to make any required P&I Advance on each Master Servicer Remittance Date (with respect to the Loan Group Trust Mortgage Loans) and Loan Group Remittance Date (with respect to the related Companion Loans, as required) in respect of (i) the Loan Group Trust Mortgage Loans (excluding the 111 Eighth Avenue Non-Pooled Trust Loan) and (ii) the Serviced Pari Passu Companion Loans, from and after the date on which such Serviced Pari Passu Companion Loan is an asset in a securitization that is rated by S&P, Moody's or Fitch Ratings, by depositing into the related Loan Group Custodial Account (or in the case of any Loan Group Trust Mortgage Loan that is not a Serviced Loan, by depositing in the Pool Custodial Account), out of amounts held in such Custodial Account for future distribution (subject to replacement of such amounts by the following Master Servicer Remittance Date) and, if such amounts are insufficient, then out of its own funds, the amount of such P&I Advance required to be made. P&I Advances with respect to (i) any Loan Group Trust Mortgage Loan (excluding the 111 Eighth Avenue Non-Pooled Trust Loan) shall be made no later than 2:00 p.m., New York City time, on each Master Servicer Remittance Date and (ii) any Serviced Pari Passu Companion Loan that is an asset in a securitization, by 2:00 p.m., New York City time, on the related Loan Group Remittance Date. If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03A(a) in respect of the Loan Group Trust Mortgage Loans (excluding the 111 Eighth Avenue Non-Pooled Trust Loan) (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 593-7740 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7682 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. The Trustee shall also provide a copy of such notice to the master servicer of the securitization holding the related Pari Passu Companion Loan, such obligation being contingent upon such Master Servicer having previously provided notice to the Trustee; provided, however that the Trustee has actual knowledge that the related Pari Passu Companion Loan is included in such securitization based upon a notice received from such master servicer. If after such notice, the Trustee does not receive the full amount of such P&I Advance(s) by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer in respect of the Loan Group Trust Mortgage Loans (excluding the 111 Eighth Avenue Non-Pooled Trust
Loan) or any successor REO Mortgage Loans with respect thereto on the preceding Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder. In addition, if, as of 4:00 p.m., New York City time, on any Loan Group Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03A(a) in respect of a Pari Passu Companion Loan that is an asset of a securitization, the Master Servicer shall provide notice of such failure to the master servicer of the securitization holding the related Pari Passu Companion Loan.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to the first paragraph of Section 4.03A(a) in respect of any Distribution Date shall, subject to Section 4.03A(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (and net of any servicing fees due to any related Lead Master Servicer or Subsequent Master Servicer) and any related Workout Fees, due or deemed due, as the case may be, in respect of the Loan Group Trust Mortgage Loans (excluding the 111 Eighth Avenue Non-Pooled Trust
Loan) and any related Serviced Pari Passu Companion Loans as to which the Master Servicer is required to make such Advance (including Balloon Loans delinquent as to their respective Balloon Payments) and any successor REO Loans to such Loans on their respective Due Dates during the related Collection Period, (i) in each case, to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date, or (ii) in the case of the 237 Park Avenue Trust Loan, Wells Fargo Tower Trust Loan and 1801 K Street Trust Loan, to the extent such amount was required to be advanced by the GCCFC C2 Master Servicer, pursuant to the GCCFC C2 PSA and the GCCFC C2 Master Servicer failed to make such advance by noon (New York City time) on the Master Servicer Remittance Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Loan Group or REO Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Loan Group or REO Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by (y) a fraction, the numerator of which is equal to the Stated Principal Balance of the Loan Group Trust Mortgage Loan(s) (excluding the 111 Eighth Avenue Non-Pooled Trust Loan) and any related Pari Passu Companion Loan(s) (or related REO Loan), net of the portion of the applicable Appraisal Reduction Amount allocated to such Loan Group Trust Mortgage Loan(s) (excluding the 111 Eighth Avenue Non-Pooled Trust Loan) and any related Pari Passu Companion Loan(s), and the denominator of which is equal to the Stated Principal Balance of such Loan Group Trust Mortgage Loan(s) (excluding the 111 Eighth Avenue Non-Pooled Trust Loan) and any related Pari Passu Companion Loan(s) (or related Mortgage Loan or REO Mortgage Loan) or, with respect to any Non-Serviced Trust Loan, without regard to the balances of the related Pari Passu Companion Loans if the Lead Master Servicer has performed such calculations and reported the Appraisal Reduction Amount to the Master Servicer. For purposes of the preceding sentence Appraisal Reduction Amounts with respect to a Loan Group shall be applied first to the related Subordinate Companion Loan, if any, (or in the case of the 111 Eighth Avenue Loan, to the 111 Eighth Avenue Subordinate Companion Loan and 111 Eighth Avenue Non-Pooled Trust Loan, pro rata) until its balance is reduced to zero and then to the related Loan Group Trust Mortgage Loan (excluding the 111 Eighth Avenue Non-Pooled Trust Loan) and, if applicable, the related Pari Passu Companion Loan(s) pro rata, based on their respective outstanding principal balances (and, in the case of a Non-Serviced Loan Group, to the extent the applicable Lead Master Servicer has not notified the Master Servicer that it previously applied such amounts).

            With respect to P&I Advances and the Non-Serviced Trust Loans, the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to rely on the "appraisal reduction amount" calculated by the applicable Lead Special Servicer or the applicable Lead Master Servicer in accordance with the terms of the applicable Lead PSA.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03A with respect to Loan Group Trust Mortgage Loans or any Serviced Pari Passu Companion Loans, or related REO Loans if such P&I Advance would if made, constitute a Nonrecoverable P&I Advance, as determined by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent. The determination by the Master Servicer or Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.03A with respect to any Loan Group Trust Mortgage Loan or any Serviced Pari Passu Companion Loan, or related REO Loan, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to any Lead Master Servicer, any Lead Special Servicer, the Trustee, the Special Servicer (in the case of a determination made by the Master Servicer), the Master Servicer (in the case of a determination made by the Special Servicer) on or prior to the next Master Servicer Remittance Date and to the Companion Loan Noteholders (and the related Subsequent Master Servicer, if applicable) for such Serviced Pari Passu Companion Loan and Lead Master Servicer, any Lead Special Servicer for a Non-Serviced Trust Loan within two Business Days after such determination was made, setting forth the basis for such determination, together with any other information that supports such determination, including except with respect to any Non-Serviced Trust Loan, an appraisal (which appraisal shall be an expense payable out of the related Loan Group Custodial Account or, if funds therein are insufficient therefor or in the case of a Non-Serviced Trust Loan, from the Pool Custodial Account) and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute, within the twelve months preceding such determination of nonrecoverability), Mortgagor operating statements and financial statements, budgets and rent rolls of the Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer or Special Servicer may have obtained consistent with the Servicing Standard and that support such determination by the Master Servicer or Special Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a P&I Advance to be made in respect of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make such a P&I Advance with respect to the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loan for reasons other than a determination by the Master Servicer or Special Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by Section 4.03A(a) unless the Trustee or the Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03A(a) that such P&I Advance would be a Nonrecoverable P&I Advance. If the Special Servicer determines that a P&I Advance would be a Nonrecoverable Advance or that a P&I Advance previously made is a Nonrecoverable Advance, the Special Servicer shall report such determination to the Master Servicer and the Master Servicer shall be entitled to conclusively rely on such determination. In addition, the Master Servicer and Special Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior P&I Advances on the applicable Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

            (d) The Master Servicer, the Trustee and the Fiscal Agent shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby in respect of a Loan Group Trust Mortgage Loan or any Serviced Pari Passu Companion Loan or related REO Loans under this Section 4.03A (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section 4.03A has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further, that in no event shall interest so accrue on any P&I Advance in respect of a Loan Group Trust Mortgage Loan or any Serviced Pari Passu Companion Loan or related REO Loan as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the Master Servicer Remittance Date or Loan Group Remittance Date, as applicable, on which such P&I Advance was made. Interest so accrued on any P&I Advance made under this Section shall be payable in accordance with the terms of
Section 3.05 and 3.05A.

            None of the Master Servicer, Special Servicer, Trustee or the Fiscal Agent shall make any P&I Advance with respect to the 111 Eighth Avenue Non-Pooled Trust Loan or any Companion Loans other than, in the case of the Master Servicer, the Serviced Pari Passu Companion Loans.

            (e) With respect to any Non-Serviced Loan Group, if (1) the related Lead Master Servicer has determined that a proposed P&I Advance (as defined in the Lead PSA) with respect to the Non-Serviced Trust Loan or any related Pari Passu Companion Loan, if made, or any outstanding P&I advance previously made, would be, or is, as applicable, a "nonrecoverable advance," and the related Lead Master Servicer has provided written notice of such determination to the Master Servicer, or (2) if the Master Servicer has determined that a P&I Advance (or, in the case of the 237 Park Loan Group, the Wells Fargo Tower Loan Group and the 1801 K Street Loan Group, any back-up P&I Advance) with respect to the Non-Serviced Trust Loan would be a Nonrecoverable P&I Advance, then none of the Master Servicer, the Trustee or the Fiscal Agent shall make any additional P&I Advance (or, in the case of the 237 Park Loan Group, the Wells Fargo Tower Loan Group and the 1801 K Street Loan Group, any back-up P&I Advance) with respect to the Non-Serviced Trust Loan until the Master Servicer has consulted with the Lead Master Servicer and they agree that circumstances with respect to such Loans have changed such that a proposed future P&I Advance would not be a "nonrecoverable advance." With respect to each Non-Serviced Trust Loan, if the Master Servicer has determined that a proposed P&I Advance (or, in the case of the 237 Park Loan Group, the Wells Fargo Tower Loan Group and the 1801 K Street Loan Group, any back-up P&I Advance) with respect to such Loan, would be a Nonrecoverable Advance, the Master Servicer shall provide the applicable Lead Master Servicer and any applicable Subsequent Master Servicer written notice of such determination within two Business Days after such determination was made.

            With respect to any Serviced Pari Passu Companion Loan, if the Master Servicer determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide the applicable Subsequent Master Servicer written notice of such determination within two Business Days after such determination was made. If the Master Servicer receives written notice from the Subsequent Master Servicer that a proposed back-up P&I advance, if made, or any outstanding back-up P&I advance previously made, would be, or is, as applicable, a "nonrecoverable advance," the Master Servicer shall not make any additional P&I Advances with respect to the Loans in the related Loan Group until the Master Servicer has consulted with the Subsequent Master Servicer and they agree that circumstances with respect to such Loans have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.

            If the Trustee or the Master Servicer has received notice from Moody's or S&P that the Master Servicer no longer has Moody's Approval or is no longer on the S&P list of approved master servicers, then the Trustee or Master Servicer shall promptly notify the others and the applicable Lead Master Servicer or Subsequent Master Servicer of the same.

            If the Master Servicer has received notice that a Lead Master Servicer or a Subsequent Master Servicer no longer has Moody's Approval or is no longer on the S&P list of approved master servicers, then the Master Servicer shall not be required to abide by any determination of nonrecoverability by such Lead Master Servicer or Subsequent Master Servicer.

            For the purpose of this Section 4.03A(f), "Moody's Approval" means that a master servicer (1) is acting as master servicer in a commercial mortgage loan securitization that was rated by Moody's within the twelve month period prior to the date of determination, and Moody's has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such commercial mortgage securities as the cause for such downgrade, withdrawal or watch, or (2) is approved by Moody's.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (other than the Class OEA-B Certificates) exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. On each Distribution Date, following the distributions to Class OEA-B Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of OEA-B Certificates exceeds (ii) the Stated Principal Balance of the 111 Eighth Avenue Non-Pooled Trust Loan that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class OEA-B2 and Class OEA-B1 Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (b) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(i), the Uncertificated Principal Balance (or aggregate Uncertificated Principal Balance with respect to the Uncertificated Lower-Tier Interests corresponding to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class F, Class G, Class H, Class J and Class L Certificates) of the Corresponding Uncertificated Lower-Tier Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided, that Realized Losses and Additional Trust Fund Expenses shall be allocated:

            (i) with respect to the Class L Certificates, first, in respect of the Class LL-1 Interest; and second, in respect of the Class LL-2 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (ii) with respect to the Class H Certificates, first, in respect of the Class LH-1 Interest; second, in respect of the Class LH-2 Interest; and third, in respect of the Class LH-3 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (iii) with respect to the Class G Certificates, first, in respect of the Class LG-1 Interest; and second, in respect of the Class LG-2 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (iv) with respect to the Class F Certificates, first, in respect of the Class LF-1 Interest; second, in respect of the Class LF-2 Interest; and third, in respect of the Class LF-3 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (v) with respect to the Class E Certificates, first, in respect of the Class LE-1 Interest; second, in respect of the Class LE-2 Interest; and third, in respect of the Class LE-3 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (vi) with respect to the Class D Certificates, first, in respect of the Class LD-1 Interest; second, in respect of the Class LD-2 Interest; and third, in respect of the Class LD-3 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (vii) with respect to the Class A-7 Certificates, first, in respect of the Class LA-7-1 Interest; and second, in respect of the Class LA-7-2 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (viii) with respect to the Class A-5 Certificates, first, in respect of the Class LA-5-1 Interest; second, in respect of the Class LA-5-2 Interest; third, in respect of the Class LA-5-3 Interest; and fourth, in respect of the Class LA-5-4 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (ix) with respect to the Class A-4 Certificates, first, in respect of the Class LA-4-1 Interest; second, in respect of the Class LA-4-2 Interest; and third, in respect of the Class LA-4-3 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (x) with respect to the Class A-3 Certificates, first, in respect of the Class LA-3-1 Interest; second, in respect of the Class LA-3-2 Interest; third, in respect of the Class LA-3-3 Interest; fourth, in respect of the Class LA-3-4 Interest; and fifth, in respect of the Class LA-3-5 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero; and

            (xi) with respect to the Class A-2 Certificates, first, in respect of the Class LA-2-1 Interest; second, in respect of the Class LA-2-2 Interest; and third, in respect of the Class LA-2-3 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero.

            Section 4.05 Various Reinstatement Amounts.

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (excluding the Class OEA-B Certificates). If such an excess does exist, then the Trustee shall allocate the Total Principal Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of Class A Certificates, up to, and on a pro rata basis in accordance with, the respective Loss Reimbursement Amounts, if any, for such Classes of Class A Certificates with respect to the next succeeding Distribution Date; and then to the remaining Classes of Principal Balance Certificates (excluding the Class OEA-B Certificates), sequentially in alphabetical order based on the respective Class designations thereof, in each case up to any Loss Reimbursement Amount for such Class of Principal Balance Certificates immediately prior to such Distribution Date. Any portion of the Total Principal Reinstatement Amount for any Distribution Date that is allocated to a particular Class of Principal Balance Certificates shall be: (i) referred to herein as the "Class Principal Reinstatement Amount" in respect of such Class of Principal Balance Certificates for such Distribution Date; and (ii) added to the Class Principal Balance of such Class of Principal Balance Certificates on such Distribution Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class Principal Balance of any Class of Principal Balance Certificates on any Distribution Date shall be a result of the collection of Recovered Amounts during the related Collection Period and the upward adjustment of the Adjusted Principal Distribution Amount for such Distribution Date as a result of such Recovered Amounts.

            (b) In addition, in connection with its reinstatement of all or any portion of the Class Principal Balance of any one or more Classes of Principal Balance Certificates on any Distribution Date pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates through and including the end of the Interest Accrual Period for such Distribution Date if no Unfunded Principal Balance Reductions had resulted from the reimbursement out of general collections of principal on the Mortgage Pool of the particular Advances relating to the Recovered Amounts associated with such reinstatement of outstanding principal. Once determined, such lost Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be reinstated and become due and payable on future Distribution Dates as part of the unpaid Distributable Certificate Interest for such Class of Regular Interest Certificates from prior Distribution Dates. All such reinstated Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be treated the same as any other unpaid Distributable Certificate Interest in respect of such Class of Regular Interest Certificates.

            (c) If the Class Principal Balance of any Class of Principal Balance Certificates is increased on any Distribution Date pursuant to Section 4.05(a), then the Lower-Tier Interest Principal Balance of such Class' Corresponding Lower-Tier Regular Interest (or, if applicable, the aggregate Lower-Tier Interest Principal Balance of such Class' Corresponding Lower-Tier Regular Interests) shall be deemed to have first been increased by the exact same amount. In circumstances where there are multiple Corresponding Lower-Tier Regular Interests with respect to a Class of Principal Balance Certificates, the increases in the respective Lower-Tier Interest Principal Balances of such Corresponding Lower-Tier Regular Interests as contemplated by the prior sentence shall be made in the reverse order that reductions are made to such Lower-Tier Interest Principal Balances pursuant to Section 4.04(b), in each case up to the amount of the Loss Reimbursement Amount with respect to the subject Lower-Tier Regular Interest for the next succeeding Distribution Date. The amount of each such increase in the Lower-Tier Interest Principal Balance of a Lower-Tier Regular Interest on any Distribution Date shall be referred to herein as the "Lower-Tier Interest Principal Reinstatement Amount" in respect of such Lower-Tier Regular Interest for such Distribution Date.

            Section 4.06 Calculations.

            The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount and the Available Class OEA-B Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            Section 4.07 Use of Agents.

            The Master Servicer, the Special Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                    ARTICLE V
                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Certificates (other than the Class R-I or Class R-II Certificates) shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Notional Amount, as the case may be, as of the Closing Date of $25,000 in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E Certificates, $1,000,000 in the case of the Class XP, Class XC Certificates, and $100,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 5%.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial Certificate Register shall be located, as of the Closing Date, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2004-GG1. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

            (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or, with respect to each Definitive Non-Registered Certificate other than the Class R-I and Class R-II Certificates, as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer (except in the case of the Class R-I and Class R-II Certificates, where the prospective Transferee must be a Qualified Institutional Buyer) and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. A Transferee of an interest in the Rule 144A Global Certificate that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct.

            Any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred (such date of transfer, the "Transfer Date"). Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the applicable Class of Certificates and increase the denomination of the Regulation S Global Certificate for the applicable Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person acquiring such Certificate in reliance on Regulation S.

            Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the date (the "Release Date") which is 40 days after the Transfer Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person acquiring such Certificate in reliance on Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the applicable Class being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, but only in the case of a Certificate other than a Class R-I or Class R-II Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Certificate other than a Class R-I or Class R-II Certificate, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G (with respect to Definitive Non-Registered Certificates) is acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Interest Certificate, except in the case of an initial transfer to an Underwriter or the Initial Purchaser or an affiliate thereof, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Interest Certificate and (2) not to Transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder."

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this
      Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            (B) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record Holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause either REMIC Pool or any Loan REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.

            (a) The Certificates (other than the Class R-I and Class R-II) shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Certificates (other than the Class R-I and Class R-II) initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Certificates (other than the Class R-I and Class R-II) initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that only Investment Grade Certificates shall be sold in offshore transactions in reliance on Regulation S. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

            Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate which interests are transferable through the book-entry facilities of the Depository.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI
        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                                DIRECTING HOLDER

            Section 6.01 Liability of Depositor, Master Servicer and Special Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            Section 6.02 Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

            Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.24 (in the case of a successor or surviving Person to the Master Servicer) or Section 3.25 (in the case of a successor or surviving Person to the Special Servicer), as applicable.

            Section 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof;
(ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that if a Serviced Loan Group is involved, such indemnity shall be payable out of the related Loan Group Custodial Account pursuant to Section 3.05A and, to the extent not solely attributable to the Companion Loan in such Serviced Loan Group, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Group Custodial Account are insufficient therefor.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any administrative or legal action, proceeding, hearing or examination unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Loan Group is affected, the rights of the Certificateholders and the related Companion Loan Noteholders (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section 3.05; provided, however, that if a Loan Group and/or the related Companion Loan Noteholders are involved, such expenses, costs and liabilities shall be payable out of the related Loan Group Custodial Account pursuant to Section 3.05A and, to the extent attributable to the Mortgage Loan in such Loan Group, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Group Custodial Account are insufficient therefor. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the Depositor, the Trustee, any Certificateholder or the Companion Loan Noteholders, subject to the provisions of Section 8.05(c).

            Each Lead Master Servicer, Lead Special Servicer and any director, manager, member, officer, employee or agent of a Lead Master Servicer or Lead Special Servicer shall be indemnified and held harmless by the Trust Fund against the Trust Fund's pro rata share of any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim that (1) relates to the applicable Lead PSA and/or this Agreement and (2) relates solely to the servicing of the applicable Non-Serviced Loan Group, other than any losses incurred by reason of such Lead Master Servicer's or Lead Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the applicable Lead PSA.

            In the event that the terms of a Subsequent PSA (provided the Master Servicer has been provided with a copy of such Subsequent PSA) or Lead PSA provide for the indemnification of the Master Servicer and/or the Special Servicer, the Master Servicer and Special Servicer shall diligently pursue their rights under such Subsequent PSA or Lead PSA for the related trust's proportionate share of any indemnification sought by the Master Servicer or Special Servicer in connection with a Loan Group.

            Section 6.04 Resignation of Master Servicer and the Special
Servicer.

            (a) The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and
(iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04(a).

            (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.07, 7.01(c) and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special Servicing Fee, any Workout Fee and/or any Liquidation Fee (except as expressly contemplated by Section 3.11(b)), as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor.

            Section 6.05 Rights of Depositor, Trustee and the Companion Loan Noteholders in Respect of the Master Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders (including any servicer on their behalf), upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders with its most recent publicly available financial statements and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            Section 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            Section 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            Section 6.09 Termination and Designation of Special Servicer by the Directing Holder.

            The Directing Holder may at any time and from time to time, without cause, terminate the existing Special Servicer and designate a replacement Special Servicer hereunder; provided that, in the case of the 111 Eighth Avenue Loan Group regardless of whether a Control Appraisal Event has occurred, only the Controlling Class Directing Holder may terminate and replace the Special Servicer without cause; provided further that, in the case of the 111 Eighth Avenue Loan Group, if a Control Appraisal Event has not occurred, (i) any replacement Special Servicer for the 111 Eighth Avenue Loan Group designated by the Controlling Class Directing Holder must be approved in writing by the Loan Group Directing Holder of the 111 Eighth Avenue Loan Group and (ii) upon an Event of Default of the Special Servicer for the 111 Eighth Avenue Loan Group, if such Special Servicer is not otherwise terminated or replaced by the Controlling Class Directing Holder, either the Subordinate Companion Noteholder or the Class OEA-B Majority Holder may terminate and replace such existing Special Servicer with a Special Servicer that has been approved in writing by both the Subordinate Companion Noteholder and the Class OEA-B Majority Holder. In addition, with respect to each Mortgage Loan, the Directing Holder may appoint a replacement Special Servicer for any existing Special Servicer that has resigned or otherwise ceased to serve (including in connection with termination pursuant to Section 7.01) as Special Servicer (except that any appointment of a replacement Special Servicer for the 111 Eighth Avenue Loan Group must be in accordance with the first sentence of this paragraph). With respect to each Loan Group, the rights of the Directing Holder or Controlling Class Directing Holder to terminate and/or appoint a replacement Special Servicer shall be limited to that Loan Group.

            The Directing Holder or Controlling Class Directing Holder, as applicable, shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer, and, if applicable, the Companion Loan Noteholders (and in the case of the 111 Eighth Avenue Loan Group, the Holders of the Class OEA-B Certificates), and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. If the Directing Holder has not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Directing Holder and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated Person (whether designated by the Directing Holder or the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the designated Person, (3) confirmation that all out-of-pocket costs and expenses incurred in connection with the removal and replacement of a Special Servicer have been paid either by the removing party or the replacement Special Servicer and (4) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise,
(ii) if the resigning Special Servicer was terminated without cause or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall be entitled to certain Workout Fees thereafter payable with respect to the Corrected Loans and Liquidation Fees (but only if and to the extent permitted by Section 3.11(b)) and (iii) the resigning Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Loans and REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Companion Loan Noteholders of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

            Any out-of-pocket costs and expenses incurred in connection with the removal of a Special Servicer and its replacement by a Person designated by the Directing Holder that are not paid by the replacement Special Servicer shall be paid by the Directing Holder. Notwithstanding anything herein to the contrary, the Directing Holder with respect to any Loan Group shall be permitted to replace the Special Servicer in accordance with this Agreement only with respect to such related Loan Group.

            Section 6.10 Master Servicer or Special Servicer as Owner of a Certificate.

            The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the Companion Loan Noteholders, if the Loan Groups are involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

            Section 6.11 Certain Powers of the Directing Holder.

            (a) The Directing Holder will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer in connection with any Serviced Loan, subject to the consultation rights of certain holders of certain Companion Loans, as further set forth in Section 6.11(e) below. The Special Servicer will not be permitted to take any of the following actions unless and until it has notified the applicable Directing Holder in writing in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A REQUEST FOR DIRECTING HOLDER ACTION APPROVAL. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE (5) BUSINESS DAYS, THE SPECIAL SERVICER, MAY DELIVER A DEEMED APPROVAL NOTICE," and (b) if the Directing Holder fails to either approve or reject said approval action within such five Business Day period after receipt of the first notice, and having been provided with all reasonably requested information with respect thereto, and the Special Servicer delivers the approval action request to the Directing Holder accompanied by a second notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A SECOND REQUEST FOR APPROVAL ACTION. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE BUSINESS DAYS, SUCH APPROVAL ACTION WILL BE DEEMED APPROVED BY THE DIRECTING HOLDER," then, if the Directing Holder fails to approve or reject such approval action within such second five Business Day period (approval or rejection by notice by facsimile on the same day being acceptable), then the Directing Holder's approval will be deemed to have been given:

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default;

            (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Loan (including any material term relating to insurance or any prohibition on additional debt);

            (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

            (iv) any acceptance of a discounted payoff of a Loan;

            (v) any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property or an REO Property;

            (vi) any release of collateral for a Loan or any release of a Mortgagor (other than in accordance with the terms of such Loan (with no material discretion by the mortgagee), or upon satisfaction of, such
      Loan);

            (vii) any acceptance of substitute or additional collateral for a Loan (other than in accordance with the terms of such Loan (with no material discretion by the mortgagee));

            (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Loan or consent to a transfer of the Mortgage Property or interest in the Mortgagor (to the extent the mortgagee has the right to consent to such transfer);

            (ix) any acceptance of an assumption agreement releasing a Mortgagor or a guarantor from liability under a Loan;

            (x) any acceptance of a change in the property management company (provided that the unpaid principal balance of the related Mortgage Loan is greater than $5,000,000) or, if applicable, the hotel franchise for any Mortgaged Property;

            (xi) any extension of the maturity date of a Mortgage Loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of such Mortgage Loan;

            (xii) any determination by the Special Servicer pursuant to clause
      (b), (c) or (d) of the definition of "Specially Serviced Loan" that a Loan has become a Specially Serviced Loan;

            (xiii) any extension by the Special Servicer of the maturity date of a Performing Serviced Loan pursuant to Section 3.21(d); and

            (xiv) in the case of the 111 Eighth Avenue Loan Group, (1) adoption or approval of a plan of bankruptcy or reorganization for the borrower and
      (2) approval of a material capital expenditure;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Serviced Loan Group, to protect the interests of the Certificateholders and the related Companion Loan Noteholder (as a collective whole)), the Special Servicer may take any such action without waiting for the applicable Directing Holder's response. As used in clauses (vi) and (vii) above, the term "material discretion" shall mean that the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, is in the discretion of the mortgagee, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related Mortgage Loan documents.

            Notwithstanding the foregoing, with respect to the 111 Eighth Avenue Loan Group, for so long as a Control Appraisal Event shall not have occurred, the Directing Holder shall have the right to consult the Operating Advisor as provided in the related Co-Lender Agreement, and the period of time in which the Directing Holder shall be required to approve or reject an approval action may be extended as provided in the related Co-Lender Agreement. In addition, at any time that a Control Appraisal Event shall not have occurred with respect to the 111 Eighth Avenue Loan Group and there is no Operating Advisor, an objection to any of the actions listed above by either the Class OEA-B Majority Holder or the holder of a majority in balance of the 111 Eighth Avenue Subordinate Companion Loan made to the Master Servicer or Special Servicer within the time period set forth in this Section 6.11 shall be deemed to be an objection by the Directing Holder of the 111 Eighth Avenue Loan Group. Each Holder of Class OEA-B Certificates, by its acceptance of its Certificates, hereby agrees to be liable for its pro rata share of the holder of the 111 Eighth Avenue Non-Pooled Trust Loan's pro rata share of the fees and expenses of the Operating Advisor under the Co-Lender Agreement and shall promptly pay such pro rata share of fees and expenses upon request by the Trustee or the Operating Advisor.

            In addition, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Loan as the Directing Holder may deem advisable or as to which provision is otherwise made herein subject to
Section 6.11(b). Upon reasonable request, the Special Servicer shall provide the Directing Holder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b) and, insofar as a Loan Group is involved, for review by the related Companion Loan Noteholders and, in the case of the 111 Eighth Avenue Non-Pooled Trust Loan, the Holders of the Class OEA-B Certificates.

            The Special Servicer shall notify the applicable Directing Holder of any release or substitution of collateral for a Loan even if such release or substitution is in accordance with such Loan.

            Notwithstanding anything herein to the contrary, if a Companion Loan Noteholder is a Directing Holder it shall be permitted to exercise the powers of a Directing Holder under this Agreement only with respect to its related Loan Group.

            With respect to a Tier 3 Loan Group, the Master Servicer or Special Servicer, as applicable, will be required to obtain the consent of the related Companion Loan Noteholder in connection with any modification or amendment to the related Loan documents to the extent set forth in the related Co-Lender Agreement.

            (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Directing Holder, as contemplated by
Section 6.11(a), or any party having consultation rights under Section 6.11(e), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) require or cause the Special Servicer or Master Servicer to violate any provision of this Agreement (exclusive of Section 6.11(a)) (including the Special Servicer's obligation to act in accordance with the Servicing Standard), the related Loan documents or the REMIC Provisions.

            (c) The Directing Holder will have no liability to the Certificateholders or the Companion Loan Noteholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Holder may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Holder may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Holder or its representative do not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Holder may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; (v) the Directing Holder shall have no liability whatsoever for having acted solely in the interests of the Holders of the Controlling Class or the related Companion Loan Noteholder or the Holders of the Class OEA-B Certificates, as the case may be; and (vi) the Directing Holder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Holder, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

            In addition, with respect to the 111 Eighth Avenue Loan Group, the liability of the Directing Holder and Operating Advisor shall be limited as provided in the related Co-Lender Agreement.

            (d) The applicable Companion Loan Noteholders (and in the case of the 111 Eighth Avenue Non-Pooled Trust Loan, the Holders of the Class OEA-B Certificates) shall be entitled to receive, upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the related Loan Group Directing Holder or the Trustee with respect to the related Loan Group. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

            (e) In addition to the provisions of Section 6.11(a), with respect to each of the Serviced Loan Groups the Special Servicer may not take any of the actions set forth in Section 6.11(a)(i)-(xiv), without:

            (i) in the case of the Tier 2 Loan Group, so long as no Consultation Appraisal Event has occurred, consulting, on a non-binding basis, with each Companion Loan Noteholder; and

            (ii) in the case of the 111 Eighth Avenue Loan Group, consulting, on a non-binding basis, with the holder of the 111 Eighth Avenue Pari Passu Companion Loans (or if such Companion Loans are included in a securitization, the party designated as having such rights in such securitization) and the Controlling Class Directing Holder (if it is not the Loan Group Directing Holder with respect to the 111 Eighth Avenue Loan Group).

            In connection with the consultation rights set forth in Section 6.11(e) above:

            (1) the Special Servicer shall deliver to the holder of such consultation rights the same notice and information to be provided to the Directing Holder in accordance with Section 6.11(a);

            (2) the party entitled to such consultation rights shall have an opportunity to consult with the Special Servicer for a period of 10 Business Days from the initial notice of the related action; and

            (3) if the Special Servicer determines that it needs to take immediate action and cannot wait until the review period set forth above expires, then, in such case, the Special Servicer shall decide, in accordance with the Servicing Standard, what course of action to take.

            (f) The Wells Fargo Tower Loan Group is serviced under the GCCFC C2 PSA. The GCCFC C2 PSA provides that the "Directing Holder" under the GCCFC C2 PSA with respect to the Wells Fargo Tower Loan Group will be the Trustee, as the holder of the Wells Fargo Tower Trust Loan for the benefit of the Certificateholders. In the event that the GCCFC C2 Master Servicer or the GCCFC C2 Special Servicer seeks the consent of the Trustee for any action with respect to the Wells Fargo Tower Loan Group, the Trustee, the Master Servicer and the Special Servicer shall promptly deliver any notice or request for consent that it receives in connection with the Wells Fargo Tower Loan Group to the Controlling Class Directing Holder and shall direct the GCCFC C2 Master Servicer or the GCCFC C2 Special Servicer, as applicable, to consult or obtain the consent of the Controlling Class Directing Holder, as its agent, and the Controlling Class Directing Holder shall be entitled to exercise all of the rights granted to the "Directing Holder" under the GCCFC C2 PSA and the related Co-lender Agreement with respect to the Wells Fargo Tower Loan Group.

The Co-Lender Agreements and Lead PSAs for the Wells Fargo Tower Trust Loan, the 5 Houston Center Trust Loan and the DDR Portfolio Trust Loan provide certain consent rights that are exercisable by the majority holder of the controlling class of a securitization. Such rights shall be exercisable by the Directing Holder hereunder, and the Master Servicer, Special Servicer or Trustee, as applicable, shall forward any notice or request it receives in connection therewith to the Directing Holder and, in connection therewith, shall direct the Lead Master Servicer or Lead Special Servicer, as applicable, to recognize the Directing Holder as such.

                                   ARTICLE VII
                                     DEFAULT

            Section 7.01 Events of Default.

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to deposit into a Custodial Account, any amount, including a P&I Advance, required to be so deposited or remitted by it under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

            (ii) any failure by the Special Servicer to deposit into an REO Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

            (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account, any amount (including any P&I Advances and any amounts to cover Prepayment Interest Shortfalls) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. (New York City time) on the applicable Distribution Date, or any failure by the Master Servicer to make, on a timely basis, the required payments (including in the case of the Serviced Pari Passu Companion Loans any P&I Advances) to the applicable Companion Loan Noteholder on any Loan Group Remittance Date, which failure continues unremedied until 11:00 a.m. (New York City time) on the first Business Day after such remittance date; or

            (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice of such failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or any other parties hereunder; or

            (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which continues unremedied for a period of 30 days (15 days in the case of payment of insurance premiums) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by any Companion Loan Noteholder (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee and, if affected thereby, any Companion Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

            (vi) any breach on the part of the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or the Companion Loan Noteholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Companion Loan Noteholders (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee and the Companion Loan Noteholders with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

            (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (x) one or more ratings assigned by Fitch Ratings or Moody's to the Certificates or any Companion Loan Securities has been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which Fitch Ratings or Moody's, as applicable, has determined and given notice in writing (including through a publication or newsletter) or electronically (including through an internet website), is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity;

            (xi) the Master Servicer fails to be rated at least "CMS3" by Fitch Ratings or the Special Servicer fails to be rated at least "CSS3" by Fitch Ratings; or

            (xii) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates or any Companion Loan Securities by S&P are qualified, downgraded or withdrawn in connection with the removal.

            When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i) - (ix) and
(xii) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein.

            If any Event of Default described in clause (x) or (xi) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein, within 30 days following the occurrence of such Event of Default.

            From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate), the Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise.

            The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Distribution Account, the Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Loan or (ii) if the Special Servicer is the Defaulting Party, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination.

            Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to the prior paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section 7.01 and also for purposes of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            (c) In the case of an Event of Default under Section 7.01(a)(x),
(xi) or (xii) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Master Servicer promptly upon receipt of such notice. Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(x), (xi) or (xii) and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first.

            Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with
Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to sub-service each of the Loans not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the Master Servicing Fee Rate minus one (1) basis point per Loan serviced (each, a "Servicing-Retained Bid"); and
(ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.23 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

            Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            (d) Notwithstanding Section 7.01(b), if any Event of Default on the part of the Master Servicer occurs that affects a Companion Loan Noteholder (or, in the case of the 111 Eighth Avenue Loan Group, affects the Class OEA-B Majority Holder and/or the holder of the 111 Eighth Avenue Subordinate Companion
Loan) and the Master Servicer is not otherwise terminated in accordance with
Section 7.01(b), or an Event of Default on the part of the Master Servicer occurs that affects only one or more of the Companion Loans (or, in the case of the 111 Eighth Avenue Loan Group, affects only the Class OEA-B Majority Holder and/or the holder of the 111 Eighth Avenue Subordinate Companion Loan), the Master Servicer may not be terminated in accordance with Section 7.01(b), but, at the direction of the related Companion Loan Noteholder (and/or, in the case of the 111 Eighth Avenue Loan Group, the Class OEA-B Majority Holder and/or the holder of the 111 Eighth Avenue Subordinate Companion Loan), the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the Loan Groups are currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Loan Group. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this Section 7.01(d), the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the related Loan Group, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the related Loan Group calculated at 0.01% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement for the applicable Loan Group in the event that the applicable Loan Group is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Group and the related Loan Group Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities (as evidenced in writing by each Rating Agency). In the event that a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (except as set forth in Section 3.11(b)). Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or Special Servicer hereunder unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and (ii) such appointee makes the applicable representations and warranties set forth in Section 3.24; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Loans as it and such successor shall agree, subject to the terms of this Agreement limiting the use of funds Received in respect of a Loan Group to matters related to such Loan Group; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and the Master Servicer shall give prompt written notice thereof to the Companion Loan Noteholders.

            (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders, the Companion Loan Noteholders (to the extent the Trustee has received their respective contact information from the Master Servicer, who shall provide such information to the Trustee upon request) and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder, together with the Companion Loan Noteholders (if adversely affected by such Event of Default), and if the Class OEA-B Certificates are adversely affected, the Class OEA-B Majority Holder, may waive such Event of Default; provided, however, that an Event of Default under any of clauses (i), (ii),
(iii), (x), (xi) and (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the Companion Loan Noteholders, if any, that is affected by such Event of Default. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Certificates (other than the Class OEA-B Certificates) desire to waive an Event of Default by the Master Servicer, but either a Companion Loan Noteholder or, in the case of the Class OEA-B Certificates, the Class OEA-B Majority Holder (in each case if adversely affected thereby) does not wish to waive that Event of Default, then those Holders may still waive that default, and the applicable Companion Loan Noteholder or the Class OEA-B Majority Holder, as applicable, will be entitled to request that the Master Servicer appoint, within 60 days of the Companion Loan Noteholder's or the Class OEA-B Majority Holder's request, as applicable, a Sub-Servicer (or, if the applicable Loan Group is currently being subserviced, to replace, within 60 days of the Companion Loan Noteholder's or the Class OEA-B Majority Holder's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the applicable Loan Group. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of a Companion Loan Noteholder or the Class OEA-B Majority Holder in accordance with this Section 7.04, the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of a Companion Loan Noteholder or the Class OEA-B Majority Holder in accordance with this Section 7.04 shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the applicable Loan Group, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the Loan Group calculated at 0.01% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall become the master servicer under a separate servicing agreement for the applicable Loan Group in the event that the Loan Group is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Group and the Loan Group Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Such Sub-Servicer shall meet the requirements of Section 3.23. If any Sub-Servicer appointed by the Master Servicer at the request of the Companion Loan Noteholder or the Class OEA-B Majority Holder in accordance with this Section 7.04 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency). In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.04, the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

            Section 7.05 Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of the Companion Loan Noteholders, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Companion Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this Agreement and the direction of any Directing Holder, Controlling Class or Holders of Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.

            Section 8.02 Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01 and Article X:

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
      Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

            (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

            Section 8.03 Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II and
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            Section 8.04 Trustee and Fiscal Agent May Own Certificates.

            The Trustee, the Fiscal Agent or any agent of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee.

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least "Aa3" by Moody's, "AA-" by S&P (or "A+" by S&P if the short-term unsecured debt rating of the Trustee is rated at least "A-1" by S&P) and "AA-" by Fitch Ratings (or "A+" by Fitch Ratings if the short-term unsecured debt rating of the Trustee is rated at least "F-1" by Fitch Ratings) (or, if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, of at least "A3" by Moody's, "A-" by S&P and "A-" by Fitch Ratings) (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as confirmed in writing by such Rating Agency). The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the Investment Grade Certificates. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

            Section 8.07 Resignation and Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the Companion Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File or other report or statement required by
Section 4.02 and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

            (c) The Holders of Certificates entitled to 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

            (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

            (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with
Section 8.07(c) without cause or if such expenses are not paid by such Certificateholders within ninety (90) days after they are incurred, at the expense of the Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders.

            Section 8.09 Merger or Consolidation of Trustee and Fiscal Agent.

            Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07.

            Section 8.12 Appointment of Authenticating Agents.

            (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent appointed in accordance with this
Section 8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 8.13 Appointment of Tax Administrators.

            (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

            (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

            (c) Any Tax Administrator appointed in accordance with this Section
8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section 8.13 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

            Section 8.14 Access to Certain Information.

            (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Companion Loan Noteholders and their designees, the Controlling Class Directing Holder and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date; (iii) all Certificateholder Reports made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.21; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a); (xi) the Schedule of Exceptions to Mortgage File Delivery prepared by the Trustee pursuant to Section 2.02(a) and any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h). The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

            (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

            Section 8.15 Reports to the Securities and Exchange Commission and Related Reports.

            (a) With respect to the Trust's fiscal year 2004 (and with respect to any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

            (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute on behalf of the Depositor and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Distribution Date Statements, Mortgage Pool Data Update Reports and, to the extent delivered to the Trustee, all Servicer Reports and such other servicing information identified by the Master Servicer or the Special Servicer, in writing, to be filed with the Commission (such other servicing information, the "Additional Designated Servicing Information");

            (ii) during such fiscal year, (A) promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.11(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) prepare for filing, execute and promptly file with the Commission a Current Report on Form 8-K disclosing any such matter;

            (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Person or any Performing Party (as defined in Section 8.15(d)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

            (iv) within 90 days following the end of such fiscal year, prepare and properly and timely file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within fifteen (15) days or the number of days specified by the Commission following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system, any and all items (including, in the case of the Master Servicer and the Special Servicer, all Servicer Reports and Additional Designated Servicing Information delivered to the Trustee) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

            The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such Form 10-K on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Sarbanes-Oxley Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

            All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to the Trust pursuant to this Section 8.15(a) (collectively, including the exhibits thereto, the "Exchange Act Reports"), exclusive of the initial Current Report on Form 8-K contemplated by clause (y) of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor, are (together with the exhibits thereto) herein referred to as the "Subsequent Exchange Act Reports." The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

            (b) At all times during the Trust's fiscal year 2004 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall provide notice of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

            (iv) any change in the fiscal year of the Trust;

            (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

            (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

            (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless (x) any such matter contemplated in clause (vi) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

            Further, each other party to this agreement shall promptly notify the Trustee of the occurrence or existence of any of the forgoing matters in this Section 8.15(b) of which a Servicing Officer (in the case of the Master Servicer or the Special Servicer) or a senior officer (in the case of the Depositor) thereof has actual knowledge.

            (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2004), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the Exchange Act and shall send notice to the Depositor, Master Servicer and Special Servicer of such suspension.

            (d) The Form 10-K required to be filed by the Trustee shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Master Servicer, the Special Servicer and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit M hereto, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. In addition, in the event that any Serviced Pari Passu Companion Loan is deposited into a commercial mortgage securitization, the Master Servicer and the Special Servicer, on or before March 20th of each year with respect to which a Form 10-K is filed by the related trustee for such commercial mortgage securitization, shall provide to the Person who signs the Sarbanes-Oxley certification with respect to such commercial mortgage securitization a Performance Certification (which shall address the matters contained in the Performance Certification, but solely with respect to the related Serviced Pari Passu Companion Loan) on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party (i) to certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than as to information in its actual knowledge and that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.15(d) with respect to the period of time such Performing Party was subject to this Agreement.

            (e) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.15 or (ii) any inaccuracy in the applicable Performing Party's Performance Certification that, in the case of clause (i) or (ii), results from the negligence, bad faith or willful misfeasance of the Trustee, the Special Servicer or the Master Servicer, as the case may be, in connection with the performance by the Trustee, the Special Servicer or the Master Servicer, as the case may be, of its duties hereunder, and causes the Certification Party to incur liability under the Securities and Exchange Act of 1934. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party.

            Section 8.16 Representations and Warranties of Trustee.

            (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

            (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

            (b) The representations and warranties of the Trustee set forth in
Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 8.17 The Fiscal Agent.

            (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's, "AA-" from S&P (or "A+" from S&P if the Fiscal Agent has a short-term unsecured debt rating of at least "A-1" by S&P) and "AA-" from Fitch Ratings (or "A+" from Fitch Ratings if the Fiscal Agent has a short-term unsecured debt rating of "F1" by Fitch Ratings) (or, in the case of any such Rating Agency, such lower rating as will not (as confirmed in writing by such Rating Agency) result in an Adverse Rating Event).

            (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

            (c) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the Special Servicer.

            (d) The obligations of the Fiscal Agent set forth in this Section
8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(a) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event.

            (e) The Trustee shall promptly notify the other parties hereto, the Certificateholders and the Companion Loan Noteholders in writing of the appointment, resignation or removal of any Fiscal Agent.

            Section 8.18 Representations and Warranties of Fiscal Agent.

            (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as the Closing Date, that:

            (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

            (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

            (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

            (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

            (b) The representations and warranties of the Fiscal Agent set forth in Section 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

            (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                   ARTICLE IX
                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, any Mortgage Loan Seller, the Special Servicer, any Controlling Class Certificateholder or the Master Servicer of all Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead
PSA) remaining in the Lower-Tier REMIC or applicable Loan REMIC at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Mortgage Loans and
(y) the aggregate Appraised Values of any REO Properties then included in the Lower-Tier REMIC or applicable Loan REMIC (or beneficial interest in an "REO Property" under an applicable Lead PSA), minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.12(b) and, in the case of the Master Servicer, Section 4.03(d) or Section 4.03A(d), and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and
(B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Lower-Tier REMIC or applicable Loan REMIC; and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            Each of the Depositor, Greenwich Capital Financial Products, Inc., the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class) or the Master Servicer, in that order of priority (with the Depositor having the most senior priority), may at its option elect to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead
PSA) remaining in the Lower-Tier REMIC or applicable Loan REMIC as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Loans at the time of such election is less than 1% of the Initial Trust Balance set forth in the Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Lower-Tier REMIC or applicable Loan REMIC and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, a Controlling Class Certificateholder's, a Mortgage Loan Seller's or the Depositor's purchase of all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Lower-Tier REMIC or applicable Loan REMIC, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, such Mortgage Loan Seller or the Depositor, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (provided, however, that if the Loan Group REO Properties are being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) shall initially be deposited into the related Loan Group Custodial Account, and in the case of the 111 Eighth Avenue Non-Pooled Trust Loan, thereafter deposited into the Class OEA-B Sub-Account); and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, the Master Servicer shall transfer to the Distribution Account or, in the case of amounts related to the 111 Eighth Avenue Non-Pooled Trust Loan, the Class OEA-B Sub-Account, all amounts required to be transferred thereto on such Loan Group Remittance Date from the Pool Custodial Account or from the applicable Loan Group Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account or the applicable Loan Group Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, subject to Section 3.26, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, the purchasing Mortgage Loan Seller or the Depositor, as applicable, the Mortgage Files and the Servicing Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, the purchasing Mortgage Loan Seller or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, the purchasing Mortgage Loan Seller or the Depositor (or their respective designees), as applicable. Any transfer of Mortgage Loans, except in the case of the Serviced Loan Group Trust Mortgage Loans, pursuant to this paragraph shall be on a servicing-released basis; and, if any Mortgage Loan purchased pursuant to this Section 9.01 is a Serviced Loan Group Trust Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by
Section 3.26 hereof.

            Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero and the then outstanding Certificates (excluding the Residual Interest Certificates) are held by a single Certificateholder, such sole remaining Certificateholder (the "Sole Certificateholder") shall have the right, with the consent of the Master Servicer (acting in its sole discretion), to exchange all of its Certificates for all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Trust Fund as contemplated by clause (ii)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and the Companion Loan Noteholders no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties (or beneficial interest in an "REO Property" under an applicable Lead PSA) relates to a Loan Group. Such Sole Certificateholder, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall (i) deposit in the applicable Custodial Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent pursuant to Section 3.05(a) or Section 3.05A, as applicable, or that may be withdrawn from the Distribution Account pursuant to
Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Custodial Account and (ii) pay to the Trustee for its benefit an amount, in immediately available funds, equal to $5,000 (five thousand dollars). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related Master Servicer Remittance Date from the Pool Custodial Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to such Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and REO Properties (or beneficial interest in an "REO Property" under an applicable Lead PSA) and shall execute all assignments, endorsements and other instruments furnished to it by such Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Trust Fund. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than maintenance of books and records and the preparation and filing of final tax returns) and the Fiscal Agent shall terminate. Any transfer of the Mortgage Loans, except in the case of Loan Group Trust Mortgage Loans, pursuant to this paragraph shall be on a servicing released basis; and the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.26. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Trust Fund for an amount equal to the unpaid principal balance, plus accrued unpaid interest of the Mortgage Loans and the fair market value of any defaulted Mortgage Loans or REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA), without duplication of amounts deposited pursuant to the fourth preceding sentence of this paragraph, and such amounts shall be deemed to have been paid or distributed in accordance with Section 4.01.

            For purposes of this Section 9.01 and any Loan Group, (i) references to purchase of an REO Property or Properties shall mean purchase of the Trust Fund's interest in such REO Property or Properties and (ii) the Appraised Value of any REO Property refers to the Appraised Value of the Trust Fund's interest in such REO Property, which (1) in the case of a Loan Group that does not have any Pari Passu Companion Loans shall mean the lesser of (x) the Purchase Price of the related REO Mortgage Loan and (y) the Appraised Value of such REO Property and (2) with respect to a Loan Group comprised of one or more Pari Passu Companion Loans shall mean the lesser of (x) the Purchase Price of the related REO Mortgage Loan and (y) the Trust Fund's proportionate share of the Appraised Value of such REO Property without taking into account the interest of any related Subordinate Companion Loan.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Companion Loan Noteholders mailed (a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's, a Mortgage Loan Seller's or a Controlling Class Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC or applicable Loan REMIC, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account (or in the case of the 111 Eighth Avenue Non-Pooled Trust Loan, the Class OEA-B Sub-Account) that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account (other than the Class OEA-B Sub-Account) as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums and/or Yield Maintenance Charges, shall be allocated in the order of priority set forth in Section 4.01(a), in each case to the extent of remaining available funds.

            Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Distribution Account as of the final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class XP, Class XC, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (or, if allocable to the 111 Eighth Avenue Non-Pooled Trust Loan, to the Class OEA-B Certificates) in accordance with
Section 4.01(b).

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject hereto.

            All actual distributions on the respective Classes of Certificates on the final Distribution Date in accordance with foregoing provisions of this
Section 9.01 shall be deemed to have been distributed first from the Lower-Tier REMIC to the Upper-Tier REMIC in accordance with Section 4.01(i). With respect to a Loan REMIC Loan, all actual distributions on the respective Classes of Certificates on the final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed distributed from the Loan REMIC to the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest.

            Section 9.02 Additional Termination Requirements.

            (a) If the Depositor, any Mortgage Loan Seller, any Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC or applicable Loan REMIC as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool and each Loan REMIC) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event:

            (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Mortgage Loans and REO Property remaining in the Lower-Tier REMIC or applicable Loan REMIC;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC (other than the Loan REMIC Regular Interests) and each Loan REMIC to the Master Servicer, the purchasing Mortgage Loan Seller, the purchasing Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

            (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
      Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool and each Loan REMIC shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool and each Loan REMIC, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X
                            ADDITIONAL TAX PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Tax Administrator shall elect to treat each REMIC Pool and each Loan REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) Each Loan REMIC Regular Interest, the Uncertificated Lower-Tier Interests and the Regular Interest Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the related Loan REMIC, the Lower-Tier REMIC and the Upper Tier REMIC, respectively. Each Loan REMIC Residual Interest is designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code, and the Class R-I Certificates represent beneficial ownership thereof). The Class R-I Certificates (other than the portion thereof representing the Loan REMIC Residual Interests) and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in the Lower-Tier REMIC and the Upper Tier REMIC, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in the Lower-Tier REMIC, any Loan REMIC or the Upper Tier REMIC (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool and each Loan REMIC, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each REMIC Pool and each Loan REMIC) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool and each Loan REMIC in the performance of its duties as such.

            (e) For purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Rated Final Distribution Date is hereby designated the "latest possible maturity date" of each Class of Regular Interest Certificates and its Corresponding Uncertificated Lower-Tier Interest or Interests. The "latest possible maturity date" of each Loan REMIC Regular Interest is specified in the related Loan REMIC Declaration.

            (f) Except as otherwise provided in Section 3.18(a) and subsections
(i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool and each Loan REMIC (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund, unless otherwise provided in Section 10.01(i) or 10.01(j)).

            (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC Pool and each Loan REMIC. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool and each Loan REMIC as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

            (h) The Tax Administrator shall perform on behalf of each REMIC Pool and each Loan REMIC all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool and each Loan REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool and each Loan REMIC.

            (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool and each Loan REMIC as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause either REMIC Pool or any Loan REMIC to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC Pool or any Loan REMIC as a REMIC, or (ii) except as provided in Section 3.18(a), result in the imposition of a tax upon either REMIC Pool or any Loan REMIC (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) or result in the imposition of a tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code (any such endangerment of REMIC status or, except as provided in Section 3.18(a), imposition of a tax, an "Adverse REMIC Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could result from such action or failure to act. In addition, prior to taking any action with respect to either REMIC Pool or any Loan REMIC, or causing either REMIC Pool or any Loan REMIC to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on either REMIC Pool or any Loan REMIC, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code, any taxes on contributions to either REMIC Pool or any Loan REMIC after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.18(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Section 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under
Article IV, Article VIII or this Section 10.01; or (v) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.18(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Loan REMIC on a calendar year and on an accrual basis.

            (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to either REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool or any Loan REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool or any Loan REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of either REMIC Pool or the related Loan REMIC, (C) the termination of either REMIC Pool or the related Loan REMIC pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Pool Custodial Account or the Pool REO Account for gain; or (iii) the acquisition of any assets for either REMIC Pool or any Loan REMIC (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Pool Custodial Account or the Pool REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) either REMIC Pool or any Loan REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on either REMIC Pool or any Loan REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except as permitted by Section 3.18(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which either REMIC Pool or any Loan REMIC will receive a fee or other compensation for services nor permit either REMIC Pool or any Loan REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (o) The Trustee shall administer each Loan REMIC in accordance with the related Loan REMIC Declaration and the REMIC Provisions and shall comply with and perform all federal and, if applicable, state and local income tax return and information reporting requirements with respect to each such Loan REMIC, and shall otherwise administer the Loan REMIC in the same manner as specified for the REMIC Pools in Section 10.01. The DDR Portfolio Loan Group shall be serviced and administered in accordance with the applicable provisions of the GMACCM C2 PSA and Article III hereof and the related Loan REMIC Declaration. The 1801 K Street Loan Group shall be serviced and administered in accordance with the applicable provisions of the GCCFC C2 PSA and Article III hereof and the related Loan REMIC Declaration. The Xerox Headquarters Mortgage Loan shall be serviced and administered in accordance with the applicable provisions of this Agreement and the related Loan REMIC Declaration. The Trustee shall maintain separate accounting with respect to each Loan REMIC sufficient
(i) to comply with such return and information reporting requirements, including quarterly and annual reporting on Schedule Q to Form 1066 to the Holders of the Class R-I Certificates with respect to the related Loan REMIC Residual Interest,
(ii) to account for each Loan REMIC Regular Interest as an asset of the Lower-Tier REMIC, (iii) to pay or cause to be paid any federal, state or local income tax attributable to each Loan REMIC from payments received on or with respect to the related Mortgage Loan, and (iv) to cause any payments on the related Loan REMIC Loan in excess of amounts distributable in respect of the related Loan REMIC Regular Interest to be distributed in respect of the related Loan REMIC Residual Interest to the extent provided in the related Loan REMIC Declaration.

            Section 10.02 Grantor Trust Administration.

            (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

            (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Grantor Trust Assets in the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

            (c) The Tax Administrator shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an Ownership Interest in a Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash or accrual method of accounting, as applicable, and to report on such Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

            (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.01(c).

            (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Code or result in the imposition of a tax upon the Grantor Trust or its assets or transactions (any such endangerment or imposition, an "Adverse Grantor Trust Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee.

            (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or the Companion Loan Noteholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;
(vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either of the REMIC Pools, any Loan REMICS, or the Grantor Trust at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either REMIC Pool or any Loan REMIC; or (vii) as provided in Section 5.02(d)(iv) to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (viii), to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii), (iv), (v), (vi) and (vii) above) shall not adversely affect in any material respect the interests of any Certificateholder or the Companion Loan Noteholders, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect or, in the case of a Class of Certificates or a Class of Companion Loan Securities to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to such Class of Certificates or Companion Loan Securities; and provided, further, that such amendment shall not significantly change the activities of the Trust; and provided, further, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller.

            In addition, in the event that one but not both of the two Mortgage Notes evidencing either the Deerbrook Mall Mortgage Loan or the Southland Mall Mortgage Loan are repurchased by either Commerzbank or GSMC, this Agreement may be amended (at the expense of the party requesting such amendment), without the consent of any Certificateholder, to add or modify provisions relating to the related Companion Loans for purposes of the servicing and administration of the repurchased Mortgage Notes, provided that the amendment will not adversely affect in any material respect the interests of the Certificateholder, as evidenced by each Rating Agency by a written confirmation (obtained at the expense of the party that repurchases such Mortgage Note) that such amendment would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates. Prior to the effectiveness of such amendment, in the event that one but not both of the Mortgage Notes with respect to either the Deerbrook Mall Mortgage Loan or the Southland Mall Mortgage Loan are repurchased, the terms of Section 3.29 shall govern the servicing and administration of such Mortgage Loan.

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to the Companion Loan Noteholders, without the consent of the affected Companion Loan Noteholders, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of the Companion Loan Noteholders in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all Certificates of such Class or the consent of the affected Companion Loan Noteholders, as the case may be, (iii) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to 51% of all the Voting Rights (without regard to Certificates held by the Depositor or any of the Depositor's Affiliates and/or agents), (iv) modify the provisions of this Section 11.01, without the consent of the Holders of all Certificates then outstanding and the consent of the affected Companion Loan Noteholders, (v) modify the provisions of Section 3.21 or the Servicing Standard, without the consent of the Holders of all Regular Interest Certificates then outstanding and the consent of the Companion Loan Noteholders, or (vi) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding or modify the rights of the Companion Loan Noteholders to consent or not object to any particular action pursuant to any provision of this Agreement without the consent of all affected Companion Loan Noteholders. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either REMIC Pool pursuant to the REMIC Provisions, cause either REMIC Pool or any Loan REMIC to fail to qualify as a REMIC, or cause the Grantor Trust to fail to qualify as a grantor trust and (ii) such amendment complies in all material respects with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall send electronically (and make available on its website) a copy thereof to each Certificateholder and the Companion Loan Noteholders.

            (e) It shall not be necessary for the consent of Certificateholders or the affected Companion Loan Noteholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or the affected Companion Loan Noteholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Pool Custodial Account, in the case of the Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Distribution Account, in the case of the Trustee, pursuant to Section 3.05(b).

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Companion Loan Noteholders, out of the related Loan Group Custodial Account pursuant to Section 3.05(A)(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Companion Loan Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders and the Companion Loan Noteholders.

            (a) The death or incapacity of any Certificateholder or any Companion Loan Noteholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or such Companion Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) The Certificateholders and the Companion Loan Noteholders (except as expressly provided for herein) shall not have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Companion Loan Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) Neither any of the Certificateholders nor the Companion Loan Noteholders shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law; Consent to Jurisdiction.

            This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Perry Gershon, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive, URP-4, Charlotte, North Carolina 28262-1075, Attention: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2004-GG1; facsimile number: (704) 593-7735; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 1601 Washington Avenue, Miami Beach, Florida 33139, facsimile number: (305) 695-5539; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2004-GG1, facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2004-GG1, facsimile number:
(312) 904-2084; (vi) in the case of the Underwriters, (A) Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Perry Gershon, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (B) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, Telecopy No.: (212) 346-3594, with a copy to: Samuel Ramos, Esq., Telecopy No.: (212) 428-3141; (C) Banc of America Securities LLC, 214 North Tryon Street, NC1-027-21-02, Charlotte, NC 28255, Attention: Christopher D. Farwell, Telecopy No.: (704) 387-0867; (D) Credit Suisse First Boston LLC, 11 Madison Avenue, New York, NY 10010,
Attention: Debra Huddleston, with a telecopy to Tessa Peters, Esq., Legal Compliance Department, Telecopy No.: (917) 326-7805; (E) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Anthony J. Sfarra, Telecopy No.: (212) 761-0747; and (F) Wachovia Capital Markets, LLC, 301
S. Colledge Street NC0166, Charlotte, NC 28288, Attention: Royer Culp, with a copy to Elizabeth Stinson, Telecopy No. (704) 715-0066; (vii) in the case of the Rating Agencies, (A) Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 10th Floor, New York, New York 10004, Attention: CMBS Surveillance Department, Telecopy No.: (212) 438-2662;
(B) Moody's Investors Service, Inc., 99 Church Street, New York, New York,
Attention: CMBS-Monitoring, Telecopy No.: (212) 553-1350; and (C) Fitch Ratings, Inc., One State Street Plaza, 31st Floor, New York, New York 10004, Attention:
Commercial Mortgage Surveillance, facsimile number: (212) 635-0466; (viii) in the case of the Companion Loan Noteholders, to their addresses as set forth in or notified to the parties hereto pursuant to, the related Co-Lender Agreement;
(ix) in the case of the initial Controlling Class Directing Holder, Cadim TACH, Inc. c/o CDP Capital Real Estate Advisors, CDP Capital Center, 1000 Jean-Paul-Rjopelle Place, Suite A-300, Montreal, Quebec H2Z 2B6, Canada,
Attention: Guy Charette, Telecopy No.: (514) 875-3328, with a copy to CWCapital Investment LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02492, Attention: Charles Spetka, Telecopy No.: (781) 707-9397; and (x) in the case of the Mortgage Loan Sellers, (A) Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830,
Attention: Perry Gershon, Telecopy No.: (203) 618-2134, with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (B) Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, Telecopy No.: (212) 346-3594, with a copy to: Samuel Ramos, Esq., Telecopy No.:
(212) 428-3141; and (C) Commerzbank AG, New York Branch, 2 World Financial Center, New York, New York 10281, Attention: Anthony J. Tuffy, Telecopy No.:
(212) 266-7565, with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: David W. Forti, Esq., Telecopy No.: (215) 994-2222; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Any notice required to be delivered to the Class OEA-B Majority Holder, shall be delivered to Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10018, Attention: Joan Sapinsley, Telecopy No.: (212) 916-4461, or such other address as may hereafter be furnished by such Person or any subsequent Class OEA-B Majority Holder to the parties hereto in writing.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and any Principal Prepayments received on or prior to the Cut-off Date), all amounts held from time to time in the Pool Custodial Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the Pool REO Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law.

            Section 11.08 Streit Act.

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            Section 11.09 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

            Each Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under Sub-Servicing Agreements as contemplated by Section 3.23(d) and, in the case of a Mortgage Loan Seller, to terminate the Trust Fund pursuant to Section 9.01.

            Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.23, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09.

            The Companion Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Companion Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein.

            Each Lead Master Servicer, Lead Special Servicer, Lead Trustee and Lead Fiscal Agent shall be third party beneficiaries to this Agreement solely with respect to (i) the reimbursement of nonrecoverable advances made by such party under the Lead PSA, as provided in Section 3.05 hereof and (ii) the indemnification of the Lead Master Servicer, Lead Trustee, Lead Fiscal Agent and Lead Special Servicer, as provided in Section 6.03.

            Any Subsequent Master Servicer, Subsequent Trustee and Subsequent Fiscal Agent shall be a third party beneficiary to this Agreement solely with respect to the recoverability of any back-up P&I Advances pursuant to Section 3.05A, and to the extent required under the related Co-Lender Agreement.

            Each of the Master Servicer and the Special Servicer acknowledges that upon the securitization of a Serviced Pari Passu Companion Loan, the Subsequent Trustee will be the owner of such Mortgage Note and that, pursuant to the Subsequent PSA, the Subsequent Master Servicer will be entitled to enforce the rights of the Subsequent Trustee with respect to such Loan under the related Co-Lender Agreement and this Agreement.

            In the event that one, but not both, of the Mortgage Notes with respect to either the Deerbrook Mall Mortgage Loan, the Southland Mall Mortgage Loan or the Water Tower Place Trust Loan are repurchased, the holder of the repurchased Mortgage Note shall be a third party beneficiary of this Agreement to the same extent as if they were Companion Loan Noteholders, as contemplated by Section 3.29.

            This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. No other Person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.10 Article and Section Headings.

            The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.11 Notices to Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Fiscal Agent, the Master Servicer or the Special Servicer;

            (iv) the repurchase of Mortgage Loans by the applicable Mortgage Loan Seller pursuant to Section 2.03;

            (v) any change in the location of the Distribution Account or the Interest Reserve Account;

            (vi) the final payment to any Class of Certificateholders; and

            (vii) any sale or disposition of any Mortgage Loan or REO Property.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of any Custodial Account.

            (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

            (i) each of its annual statements as to compliance described in
      Section 3.14;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.15; and

            (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.12(d), 4.03(c) or 4.03A(c).

            (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

            (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            Section 11.12 Global Opinions.

            Notwithstanding anything herein to the contrary, where any party hereto is required or permitted to rely upon an Opinion of Counsel with respect to any particular matter, such Opinion of Counsel need not specifically reference such particular matter, but rather such Opinion of Counsel may address general matters of law in respect of nonspecific circumstances which clearly encompass the facts of such particular matter (any such Opinion of Counsel, a "Global Opinion"); provided that no Global Opinion may be relied upon if it is more than 12 months old or if the subject party has reason to believe that such Global Opinion no longer expresses a correct legal opinion.

            Section 11.13 Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       GREENWICH CAPITAL COMMERCIAL
                                          FUNDING CORP.,
                                          Depositor



                                       By: /s/ Andrew B. Snow
                                          --------------------------------------
                                          Name:  Andrew B. Snow
                                          Title: Vice President


                                       WACHOVIA BANK, NATIONAL
                                          ASSOCIATION,
                                          Master Servicer



                                       By: /s/ David F. Sisom
                                          --------------------------------------
                                          Name:  David F. Sisom
                                          Title: Vice President


                                       LENNAR PARTNERS, INC.,
                                          Special Servicer



                                       By: /s/ Shelly L. Rubin
                                          --------------------------------------
                                          Name:  Shelly L. Rubin
                                          Title: Vice President


                                       LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Trustee



                                       By:  /s/ Susan L. Abbott
                                          --------------------------------------
                                          Name:  Susan L. Abbott
                                          Title: Assistant Vice President


                                       ABN AMRO BANK N.V.,
                                          Fiscal Agent



                                       By:  /s/ Brian D. Ames
                                          --------------------------------------
                                          Name:  Brian D. Ames
                                          Title: First Vice Presdient



                                       By:  /s/ Cynthia Reis
                                          --------------------------------------
                                          Name:  Cynthia Reis
                                          Title: Senior Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 13th day of May, 2004, before me, a notary public in and for said State, personally appeared Andrew B. Snow, known to me to be a Vice President of Greenwich Capital Commercial Funding Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



        /s/ Adrienne E. Pagac
--------------------------------------
            Notary Public

STATE OF NORTH CAROLINA  )
                         ) ss.:
COUNTY OF MECKLENBURG    )

            On the 10th day of May, 2004, before me, a notary public in and for said State, personally appeared David S. Sisom, known to me to be a Vice President of Wachovia Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


        /s/ Lisa M. Kneeppel
---------------------------------------
            Notary Public

STATE OF FLORIDA      )
                      ) ss.:
COUNTY OF MIAMI-DADE  )

            On the 11th day of May, 2004, before me, a notary public in and for said State, personally appeared Shelly L. Rubin, known to me to be a Vice President of Lennar Partners, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


        /s/ Melanie J. Brill
---------------------------------------
            Notary Public

          [Notarial Seal]

STATE OF ILLINOIS  )
                   ) ss.:
COUNTY OF COOK     )

            On the 13th day of May, 2004, before me, a notary public in and for said State, personally appeared Susan L. Abbott, known to me to be an Assistant Vice President of LaSalle Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



           /s/ Diane O'Neal
---------------------------------------
            Notary Public

STATE OF ILLINOIS  )
                   ) ss.:
COUNTY OF COOK     )

            On the 13th day of May, 2004, before me, a notary public in and for said State, personally appeared Brian D. Ames and Cynthia Reis, known to me to be a First Vice President and Senior Vice President, respectively, of ABN AMRO Bank N.V., one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



           /s/ Diane O'Neal
---------------------------------------
            Notary Public

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

GCCFC             GCFP
04-GG1            Control
LOAN ID           Number       GCFP Loan ID                  Loan Name                                  Property Name
------------------------------------------------------------------------------------------------------------------------------------
1                09-1001116     09-1001116   885 Third Avenue                                 885 Third Avenue
2                03-0768        03-0812569   111 Eighth Avenue                                111 Eighth Avenue
3                03-0720        03-0812564   660 Madison Avenue                               660 Madison Avenue
4                04-0008         04-0008     Aegon Center                                     Aegon Center
5                09-1001114     09-1001114   Southland Mall                                   Southland Mall
6                03-0924         03-0924     Greensboro Corporate Center                      Greensboro Corporate Center
7                28918          03-0812913   Wells Fargo Tower                                Wells Fargo Tower
8                09-1001115     09-1001115   Deerbrook Mall                                   Deerbrook Mall
9                03-0358        03-0812947   Glendale Center                                  Glendale Center
10               03-0951        03-0812977   801 Figueroa Tower                               801 Figueroa Tower
11               03-0535        03-0812560   237 Park Avenue                                  237 Park Avenue
12               28799            28799      180 North LaSalle                                180 North LaSalle
13               334381071      09-0001870   New Roc City                                     New Roc City
14               09-1001099B    09-1001099   Water Tower Place                                Water Tower Place
15               03-0816        03-0812964   Davies Pacific Center                            Davies Pacific Center
16               09-1001093C    09-1001093   DDR Portfolio
16.01            09-1001093C   09-1001093-A  DDR Portfolio                                    Brook Highland Plaza Shopping Center
16.02            09-1001093C   09-1001093-B  DDR Portfolio                                    Meridian Crossroads Shopping Center
16.03            09-1001093C   09-1001093-C  DDR Portfolio                                    University Center
16.04            09-1001093C   09-1001093-D  DDR Portfolio                                    Uptown Solon Shopping Center
16.05            09-1001093C   09-1001093-E  DDR Portfolio                                    Big Oaks Crossing
16.06            09-1001093C   09-1001093-F  DDR Portfolio                                    North Pointe Shopping Center
16.07            09-1001093C   09-1001093-G  DDR Portfolio                                    Green Ridge Square
16.08            09-1001093C   09-1001093-H  DDR Portfolio                                    Indian Hills Plaza
16.09            09-1001093C   09-1001093-I  DDR Portfolio                                    Oxford Commons Center
16.10            09-1001093C   09-1001093-J  DDR Portfolio                                    Jacksonville Regional ShoppingCenter
17               03-0499        03-0812244   Sealy Industrial Portfolio
17.01            03-0499        03-0812244   Sealy Industrial Portfolio                       Centennial / Six Flags
17.02            03-0499        03-0812244   Sealy Industrial Portfolio                       Mockingbird
17.03            03-0499        03-0812244   Sealy Industrial Portfolio                       Nicholson
17.04            03-0499        03-0812244   Sealy Industrial Portfolio                       Silber
17.05            03-0499        03-0812244   Sealy Industrial Portfolio                       Crosstimbers
17.06            03-0499        03-0812244   Sealy Industrial Portfolio                       Irving
17.07            03-0499        03-0812244   Sealy Industrial Portfolio                       Minimax 3
17.08            03-0499        03-0812244   Sealy Industrial Portfolio                       Sam Houston
17.09            03-0499        03-0812244   Sealy Industrial Portfolio                       Avenue S
17.10            03-0499        03-0812244   Sealy Industrial Portfolio                       Minimax 2
17.11            03-0499        03-0812244   Sealy Industrial Portfolio                       Ambassador
17.12            03-0499        03-0812244   Sealy Industrial Portfolio                       Avenue T
17.13            03-0499        03-0812244   Sealy Industrial Portfolio                       Statesman
17.14            03-0499        03-0812244   Sealy Industrial Portfolio                       Vantage
18               01-1001101B    01-1001101   5 Houston Center                                 5 Houston Center
19               04-0014        03-0812975   Best Plaza                                       Best Plaza
20               04-0025         04-0025     Severance Town Center                            Severance Town Center
21               09-0001106     09-1001106   Rechler Industrial Portfolio IV (10-year)
21.01            09-0001106    09-1001106-F  Rechler Industrial Portfolio IV (10-year)        2002 Orville Drive North
21.02            09-0001106    09-1001106-B  Rechler Industrial Portfolio IV (10-year)        110 Orville Drive
21.03            09-0001106    09-1001106-P  Rechler Industrial Portfolio IV (10-year)        150 Engineers Road
21.04            09-0001106    09-1001106-S  Rechler Industrial Portfolio IV (10-year)        70 Schmitt Boulevard
21.05            09-0001106    09-1001106-I  Rechler Industrial Portfolio IV (10-year)        40 Oser Avenue
21.06            09-0001106    09-1001106-D  Rechler Industrial Portfolio IV (10-year)        170 Wilbur Place
21.07            09-0001106    09-1001106-A  Rechler Industrial Portfolio IV (10-year)        70 Orville Drive
21.08            09-0001106    09-1001106-O  Rechler Industrial Portfolio IV (10-year)        90 Oser Avenue
21.09            09-0001106    09-1001106-C  Rechler Industrial Portfolio IV (10-year)        140 Wilbur Place
21.10            09-0001106    09-1001106-E  Rechler Industrial Portfolio IV (10-year)        1385 Lakeland Avenue
21.11            09-0001106    09-1001106-Q  Rechler Industrial Portfolio IV (10-year)        595 Old Willets Path
21.12            09-0001106    09-1001106-H  Rechler Industrial Portfolio IV (10-year)        30 Oser Avenue
21.13            09-0001106    09-1001106-N  Rechler Industrial Portfolio IV (10-year)        85 Engineers Road
21.14            09-0001106    09-1001106-J  Rechler Industrial Portfolio IV (10-year)        50 Oser Avenue
21.15            09-0001106    09-1001106-K  Rechler Industrial Portfolio IV (10-year)        60 Oser Avenue
21.16            09-0001106    09-1001106-R  Rechler Industrial Portfolio IV (10-year)        631-641 Old Willets Path
21.17            09-0001106    09-1001106-L  Rechler Industrial Portfolio IV (10-year)        65 Engineers Road
21.18            09-0001106    09-1001106-G  Rechler Industrial Portfolio IV (10-year)        208 Blydenburgh Road
21.19            09-0001106    09-1001106-M  Rechler Industrial Portfolio IV (10-year)        80 Oser Avenue
22               329620596      09-0001841   Xerox Corporate Headquarters                     Xerox Corporate Headquarters
23               302073238      09-0001770   Bradley Fair Shopping Center                     Bradley Fair Shopping Center
24               316293454      09-0001806   Rookwood Pavilion                                Rookwood Pavilion
25               04-0047         04-0047     Rolling Valley                                   Rolling Valley
26               311570127      09-0001773   Riverbend Centre                                 Riverbend Centre
27               09-1001105     09-1001105   Rechler Industrial Portfolio III (8.5-year)
27.01            09-1001105    09-1001105-L  Rechler Industrial Portfolio III (8.5-year)      400 Oser Avenue
27.02            09-1001105    09-1001105-D  Rechler Industrial Portfolio III (8.5-year)      2005 Orville Drive North
27.03            09-1001105    09-1001105-I  Rechler Industrial Portfolio III (8.5-year)      180 Oser Avenue
27.04            09-1001105    09-1001105-O  Rechler Industrial Portfolio III (8.5-year)      933 Vanderbilt Motor Parkway
27.05            09-1001105    09-1001105-H  Rechler Industrial Portfolio III (8.5-year)      120 Ricefield Lane
27.06            09-1001105    09-1001105-C  Rechler Industrial Portfolio III (8.5-year)      120 Wilbur Place
27.07            09-1001105    09-1001105-A  Rechler Industrial Portfolio III (8.5-year)      20 Orville Drive
27.08            09-1001105    09-1001105-M  Rechler Industrial Portfolio III (8.5-year)      651-661 Old Willets Path
27.09            09-1001105    09-1001105-B  Rechler Industrial Portfolio III (8.5-year)      85 Orville Drive
27.10            09-1001105    09-1001105-J  Rechler Industrial Portfolio III (8.5-year)      360 Oser Avenue
27.11            09-1001105    09-1001105-K  Rechler Industrial Portfolio III (8.5-year)      375 Oser Avenue
27.12            09-1001105    09-1001105-F  Rechler Industrial Portfolio III (8.5-year)      63 Oser Avenue
27.13            09-1001105    09-1001105-N  Rechler Industrial Portfolio III (8.5-year)      681 Old Willets Path
27.14            09-1001105    09-1001105-G  Rechler Industrial Portfolio III (8.5-year)      65 Oser Avenue
27.15            09-1001105    09-1001105-E  Rechler Industrial Portfolio III (8.5-year)      210 Blydenburgh Road
28               324840940      09-0001864   Burlington Office Center                         Burlington Office Center
29               03-0467        03-0812978   Chesterfield Square                              Chesterfield Square
30               03-0944        03-0812968   Price Self Storage - Pacific Beach/ Walnut Creek
30.01            03-0944        03-0812968   Price Self Storage - Pacific Beach/ Walnut Creek Price SS Pacific Beach
30.02            03-0944        03-0812968   Price Self Storage - Pacific Beach/ Walnut Creek Price SS Walnut Creek
31               03-0584         03-0584     Lincoln Park Centre                              Lincoln Park Centre
32               04-0026         04-0026     1700 California Street                           1700 California Street
33               03-0360        03-0812958   Moorpark Marketplace                             Moorpark Marketplace
34               03-0786        03-0812568   Shops at Somerset Square                         Shops at Somerset Square
35               03-0945         03-0945     Crosswest Office Center                          Crosswest Office Center
36               313541454      09-0001791   The Sovereign                                    The Sovereign
37               03-0359        03-0812959   Merced Marketplace                               Merced Marketplace
38               326294415      09-0001865   Birmingham Place                                 Birmingham Place
39               327905776      09-0001862   Southwest Plaza III                              Southwest Plaza III
40               04-0168         04-0168     Skillman Abrams Shopping Center                  Skillman Abrams Shopping Center
41               03-0065        03-0812895   Sycamore Mineral Springs Resort                  Sycamore Mineral Springs Resort
42               312012147      09-0001772   Veterans AMC Theater                             Veterans AMC Theater
43               224241575      09-0001789   The Reserve at Deerwood                          The Reserve at Deerwood
44               307724083      09-0001780   510 Glenwood Avenue                              510 Glenwood Avenue
45               03-0479        03-0812939   Crescent Square                                  Crescent Square
46               28862          03-0812553   1801 K Street                                    1801 K Street
47               316914162      09-0001820   Summit Office Park                               Summit Office Park
48               03-0716         03-0716     Towne Square Shopping Center                     Towne Square Shopping Center
49               04-0302         04-0302     Doubletree Club Boston Bayside                   Doubletree Club Boston Bayside
50               320262728      09-0001809   Sunrise Mesa Mobile Home Park                    Sunrise Mesa Mobile Home Park
51               333925420      09-0001851   Arvada West Town Center                          Arvada West Town Center
52               04-0258         04-0258     Chelsea Business Park                            Chelsea Business Park
53               304554535      09-0001827   Sandy Springs Crossing Shopping Center           Sandy Springs Crossing Shopping Center
54               321942022      09-0001817   Main Street Shopping Center                      Main Street Shopping Center
55               03-0834         03-0834     Coventry Commons                                 Coventry Commons
56               04-0156        03-0812573   Stop and Shop Bristol                            Stop and Shop Bristol
57               04-0212        03-0812984   Market City Shopping Center                      Market City Shopping Center
58               04-0040        03-0812974   Towne Centre Plaza                               Towne Centre Plaza
59               03-0560         03-0560     Forest Cove Office                               Forest Cove Office
60               323802178      09-0001814   Mountain Lodge Apartments                        Mountain Lodge Apartments
61               313361209      09-0001786   Stonegate Mobile Home Park                       Stonegate Mobile Home Park
62               314702229      09-0001813   222 East 41st Street                             222 East 41st Street
63               03-0832         03-0832     Celebration at Six Forks                         Celebration at Six Forks
64               309011621      09-0001866   Palisades I Office Building                      Palisades I Office Building
65               03-0968         03-0968     Sheraton Four Points - San Francisco             Sheraton Four Points - San Francisco
66               332100717      09-0001878   Richland Medical Three                           Richland Medical Three
67               03-0956        03-0812970   Willow Creek Town Center                         Willow Creek Town Center
68               325962624      09-0001868   Milestone South Shopping Center                  Milestone South Shopping Center
69               04-0267        03-0812572   Neiman Marcus - Fashion Valley                   Neiman Marcus - Fashion Valley
70               329394223      09-0001856   Willows of Lone Mountain West                    Willows of Lone Mountain West
71               04-0133         04-0133     Reata Apartments                                 Reata Apartments
72               03-0193        03-0812232   Friendship Center                                Friendship Center
73               316335389      09-0001833   Highwoods Plaza                                  Highwoods Plaza
74               03-0959        03-0812965   Victorville Pavillion                            Victorville Pavillion
75               04-0167         04-0167     Old Ashburn Square                               Old Ashburn Square
76               04-0082         04-0082     26-30 West Hubbard                               26-30 West Hubbard
77               04-0413         04-0413     22 West Hubbard                                  22 West Hubbard
78               03-0671         03-0671     Holiday Inn at Morgan City                       Holiday Inn at Morgan City
79               03-0692         03-0692     Sabre MHC                                        Sabre MHC
80               328321211      09-0001855   Gwinnett Professional Center                     Gwinnett Professional Center
81               03-0754        03-0812570   Baywater Business Park                           Baywater Business Park
82               316455702      09-0001818   Southland Plaza Shopping Center                  Southland Plaza Shopping Center
83               232633234      09-0001731   Westfield Corporate Center                       Westfield Corporate Center
84               332235415      09-0001871   Citiplace III                                    Citiplace III
85               331891859      09-0001846   The Ridges of Geneva East Apartments             The Ridges of Geneva East Apartments
86               333795837      09-0001863   Scripps Ranch Technology Center                  Scripps Ranch Technology Center
87               329701408      09-0001861   Bangor Plaza                                     Bangor Plaza
88               317870479      09-0001812   Marietta Professional Center                     Marietta Professional Center
89               330364742      09-0001903   Arbor Square Shopping Center                     Arbor Square Shopping Center
90               331553898      09-0001880   Greenlawn Crossing II                            Greenlawn Crossing II
91               04-0144         04-0144     Spring Gulch RV                                  Spring Gulch RV
92               04-0281        03-0812945   West Court Plaza                                 West Court Plaza
93               03-0828        03-0812979   Hidden Valley Village                            Hidden Valley Village
94               327311717      09-0001853   Hampton R&D Building                             Hampton R&D Building
95               03-0797        03-0812966   Rockefeller Industrial Buildings                 Rockefeller Industrial Buildings
96               323793801      09-0001850   Pecos Terrace II                                 Pecos Terrace II
97               03-0845        03-0812961   Arrowhead Self Storage                           Arrowhead Self Storage
98               03-0901         03-0901     Hollywood Center                                 Hollywood Center
99               130280960      09-0001876   Milestone III Shopping Center                    Milestone III Shopping Center
100              03-0112        03-0812929   770 Smithridge Drive                             770 Smithridge Drive
101              320582827      09-0001808   Valley View Industrial Portfolio
101.01           320582827     09-0001808-A  Valley View Industrial Portfolio                 FreshPoint Foods
101.02           320582827     09-0001808-B  Valley View Industrial Portfolio                 Crescent Electric
101.03           320582827     09-0001808-C  Valley View Industrial Portfolio                 United Green Mark & Helena Chemical
102              309070748      09-0001783   401 Greenwich Street                             401 Greenwich Street
103              04-0143         04-0143     Twin Lakes RV                                    Twin Lakes RV
104              317683849      09-0001811   Union Town Center                                Union Town Center
105              311230870      09-0001785   Duluth Professional Center                       Duluth Professional Center
106              315732671      09-0001799   Lakeshore Grande Apartments                      Lakeshore Grande Apartments
107              300620460      09-0001819   Enterprise Portfolio
107.01           300620460     09-0001819-A  Enterprise Portfolio                             One Morton Drive
107.02           300620460     09-0001819-B  Enterprise Portfolio                             400 East Main Street
108              317865091      09-0001831   Berryland Shopping Center                        Berryland Shopping Center
109              327284209      09-0001859   Hampshire Square                                 Hampshire Square
110              332154781      09-0001847   River Oaks Landing                               River Oaks Landing
111              305814038      09-0001762   Bodega Business Park                             Bodega Business Park
112              03-0706         03-0706     Meadowbrook Commons                              Meadowbrook Commons
113              04-0263         04-0263     700 Lexington Avenue (Ground Lease)              700 Lexington Avenue (Ground Lease)
114              320632176      09-0001802   Summit Place Shopping Center                     Summit Place Shopping Center
115              04-0169          400070     Quail Park at El Dorado Hills                    Quail Park at El Dorado Hills
116              314161136      09-0001765   Shoppes at North Augusta                         Shoppes at North Augusta
117              312760597      09-0001852   Twinsburg Town Center III                        Twinsburg Town Center III
118              03-0783          400067     Jamestown Eckerd                                 Jamestown Eckerd
119              03-0857          400068     2675 Patrick/6145 Harrison                       2675 Patrick/6145 Harrison
120              331593332      09-0001844   Cedar Crest Apartments                           Cedar Crest Apartments
121              317091638      09-0001822   Greatwood Lakes Office Building                  Greatwood Lakes Office Building
122              332183897      09-0001877   Rancho Santa Barbara MHP                         Rancho Santa Barbara MHP
123              315514662      09-0001816   Bradley Business Center                          Bradley Business Center
124              323770483      09-0001849   Pecos Terrace I                                  Pecos Terrace I
125              03-0516          400066     Main Plaza                                       Main Plaza

Companion Notes
2-C-A            03-0768        03-0812569   111 Eighth Avenue - A notes
2-C-B1           03-0768        03-0812569   111 Eighth Avenue - B1 Note (OEA-B Certificates)
2-C-B2           03-0768        03-0812569   111 Eighth Avenue - B2 Note

3-C              03-0720        03-0812564   660 Madison Avenue
15-C             03-0816        03-0812964   Davies Pacific Center
41-C             03-0065        03-0812895   Sycamore Mineral Springs Resort

44-C             307724083      09-0001780   510 Glenwood Avenue - B Note
50-C             320262728      09-0001809   Sunrise Mesa Mobile Home Park - B Note
60-C             323802178      09-0001814   Mountain Lodge Apartments - B Note
64-C             309011621      09-0001866   Palisades I Office Building - B Note
108-C            317865091      09-0001831   Berryland Shopping Center - B Note



(TABLE CONTINUED)

GCCFC            General
04-GG1           Property
LOAN ID          Type                 Detailed Property Type                                 Address
------------------------------------------------------------------------------------------------------------------------------------
1                Office            General Urban                           885 Third Avenue
2                Office            General Urban                           111 Eighth Avenue
3                Office            General Urban                           660 Madison Avenue
4                Office            General Urban                           400 W. Market Street
5                Retail            Regional Mall                           24500 Hesperian Boulevard
6                Office            General Suburban                        8401-8405 Greensboro Drive
7                Office            General Urban                           333 South Grand Avenue
8                Retail            Regional Mall                           20131 US Highway 59 N.
9                Office            General Urban                           611 North Brand Boulevard
10               Office            General Urban                           801 South Figueroa Street
11               Office            General Urban                           237 Park Avenue
12               Office            General Urban                           180 North LaSalle
13               Retail            Anchored                                33 Le Count Place
14               Retail            Anchored                                845 North Michigan Avenue
15               Office            General Urban                           841 Bishop Street
16
16.01            Retail            Anchored                                5291 Highway 280 South
16.02            Retail            Power Center/Big Box                    SEC Fairview Avenue and Eagle Road
16.03            Retail            Power Center/Big Box                    326 - 412 S. College Street
16.04            Retail            Power Center/Big Box                    6025 Kruse Drive
16.05            Retail            Anchored                                3929 N. Gloster Street
16.06            Retail            Anchored                                7400 Rivers Avenue
16.07            Retail            Power Center/Big Box                    3410 Alpine Avenue
16.08            Retail            Anchored                                4208 E. Blue Grass Road
16.09            Retail            Power Center/Big Box                    3500 Roxboro Road
16.10            Retail            Anchored                                3000 Dunn Avenue
17
17.01            Industrial        Warehouse                               2400 Centennial, 300 Six Flags Drive
17.02            Industrial        Warehouse                               601-625 Mockingbird Lane
17.03            Industrial        Warehouse                               12901 Nicholson Road
17.04            Industrial        Warehouse                               1200 - 1234 Silber Road
17.05            Industrial        Warehouse                               401 - 421 West Crosstimbers Street
17.06            Industrial        Warehouse                               3439 Irving Boulevard
17.07            Industrial        Warehouse                               1401-1431 Greengrass Drive
17.08            Industrial        Warehouse                               1801 West Sam Houston Pkwy North
17.09            Industrial        Warehouse                               1375 Avenue S
17.10            Industrial        Warehouse                               1501 - 1537 Greengrass Drive
17.11            Industrial        Warehouse                               8611 Ambassador Row
17.12            Industrial        Warehouse                               1002 Avenue T
17.13            Industrial        Warehouse                               5101 Statesman Drive
17.14            Industrial        Warehouse                               1625 Vantage Drive
18               Office            General Urban                           1401 McKinney Street
19               Retail            Unanchored                              11101-11263 183rd Street
20               Retail            Power Center/Big Box                    3640 Mayfield Road
21
21.01            Industrial        Industrial/Warehouse, w/Office Tenant   2002 Orville Drive North
21.02            Industrial        Industrial/Warehouse, w/Office Tenant   110 Orville Drive
21.03            Industrial        Industrial/Warehouse, w/Office Tenant   150 Engineers Road
21.04            Industrial        Industrial/Warehouse, w/Office Tenant   70 Schmitt Boulevard
21.05            Industrial        Industrial/Warehouse, w/Office Tenant   40 Oser Avenue
21.06            Industrial        Industrial/Warehouse, w/Office Tenant   170 Wilbur Place
21.07            Industrial        Industrial/Warehouse, w/Office Tenant   70 Orville Drive
21.08            Industrial        Industrial/Warehouse, w/Office Tenant   90 Oser Avenue
21.09            Industrial        Industrial/Warehouse, w/Office Tenant   140 Wilbur Place
21.10            Industrial        Industrial/Warehouse, w/Office Tenant   1385 Lakeland Avenue
21.11            Industrial        Industrial/Warehouse, w/Office Tenant   595 Old Willets Path
21.12            Industrial        Industrial/Warehouse, w/Office Tenant   30 Oser Avenue
21.13            Industrial        Industrial/Warehouse, w/Office Tenant   85 Engineers Road
21.14            Industrial        Industrial/Warehouse, w/Office Tenant   50 Oser Avenue
21.15            Industrial        Industrial/Warehouse, w/Office Tenant   60 Oser Avenue
21.16            Industrial        Industrial/Warehouse, w/Office Tenant   631-641 Old Willets Path
21.17            Industrial        Industrial/Warehouse, w/Office Tenant   65 Engineers Road
21.18            Industrial        Industrial/Warehouse, w/Office Tenant   208 Blydenburgh Road
21.19            Industrial        Industrial/Warehouse, w/Office Tenant   80 Oser Avenue
22               Office            General Suburban                        800 Long Ridge Road
23               Retail            Anchored                                1800-2132 North Rock Road
24               Retail            Anchored                                2692 Madison Road
25               Retail            Anchored                                9230-80 Old Keene Mill Road
26               Retail            Anchored                                Turner McCall Boulevard & Riverbend Drive
27
27.01            Industrial        Industrial/Warehouse, w/Office Tenant   400 Oser Avenue
27.02            Industrial        Industrial/Warehouse, w/Office Tenant   2005 Orville Drive North
27.03            Industrial        Industrial/Warehouse, w/Office Tenant   180 Oser Avenue
27.04            Industrial        Industrial/Warehouse, w/Office Tenant   933 Vanderbilt Motor Parkway
27.05            Industrial        Industrial/Warehouse, w/Office Tenant   120 Ricefield Lane
27.06            Industrial        Industrial/Warehouse, w/Office Tenant   120 Wilbur Place
27.07            Industrial        Industrial/Warehouse, w/Office Tenant   20 Orville Drive
27.08            Industrial        Industrial/Warehouse, w/Office Tenant   651-661 Old Willets Path
27.09            Industrial        Industrial/Warehouse, w/Office Tenant   85 Orville Drive
27.10            Industrial        Industrial/Warehouse, w/Office Tenant   360 Oser Avenue
27.11            Industrial        Industrial/Warehouse, w/Office Tenant   375 Oser Avenue
27.12            Industrial        Industrial/Warehouse, w/Office Tenant   63 Oser Avenue
27.13            Industrial        Industrial/Warehouse, w/Office Tenant   681 Old Willets Path
27.14            Industrial        Industrial/Warehouse, w/Office Tenant   65 Oser Avenue
27.15            Industrial        Industrial/Warehouse, w/Office Tenant   210 Blydenburgh Road
28               Office            General Suburban                        305, 315, 325 East Eisenhower
29               Retail            Anchored                                1800-1950 West Slauson Avenue
30
30.01            Self-Storage      General, units only                     4667 Albuquerque Street
30.02            Self-Storage      General, units only                     1126 Saranap Avenue
31               Retail            Anchored                                North Avenue & Halsted Street
32               Office            Medical                                 1700 California Street
33               Retail            Power Center/Big Box                    New Los Angeles Ave & HWY 23
34               Retail            Other Retail                            120-170 Glastonbury Boulevard
35               Office            General Suburban                        399 Knollwood Road
36               Multifamily       Conventional                            1440 Beacon Street
37               Retail            Power Center/Big Box                    1720-1778 West Olive Avenue
38               Office            General Suburban                        401-411 South Old Woodward Avenue
39               Retail            Anchored                                3231 South Veterans Parkway
40               Retail            Anchored                                6570-6780 Skillman Street
41               Hospitality       Full Service                            1215 Avila Beach Drive
42               Retail            Single Tenant                           9302 Anderson Road
43               Multifamily       Garden                                  7632 Southside Boulevard
44               Office            General Urban                           510 Glenwood Avenue
45               Retail            Anchored                                1651-1833 North Milpitas Boulevard
46               Office            General Urban                           1801 K Street, NW
47               Office            General Urban                           1200 & 1300 Summit Avenue
48               Retail            Unanchored                              910 West Parker Road
49               Hospitality       Full Service                            236 Mount Vernon Street
50               Mobile Home Park  Mobile Home Park                        301 South Signal Butte Road
51               Retail            Shadow Anchored                         14405-14715 West 64th Ave & 6450-6510 Indiana Street
52               Industrial        Warehouse                               1,3,7 Chelsea Parkway
53               Retail            Anchored                                6690 Roswell Road
54               Retail            Anchored                                600 Cherokee Place
55               Retail            Anchored                                43301 Joy Road
56               Retail            Single Tenant                           657 Farmington Avenue (Route 6)
57               Retail            Anchored                                2917-2939 Harding Avenue and 2915-2927
                                                                             Kapiolani Boulevard
58               Retail            Power Center/Big Box                    2701, 2705 & 2709 North Mesquite Drive
59               Office            General Suburban                        3001-3061 Miller Road
60               Multifamily       Garden                                  2501 Mountain Lodge Circle
61               Mobile Home Park  Mobile Home Park                        1401 East Rundberg Lane
62               Other             Ground Lease/Land                       222 East 41st Street
63               Retail            Unanchored                              7301 Six Forks Road
64               Office            General Suburban                        5400 Trinity Road
65               Hospitality       Full Service                            264 South Airport Boulevard
66               Office            Medical                                 3330 Medical Park Drive
67               Retail            Shadow Anchored                         1001-1117 East Bidwell Street
68               Retail            Anchored                                4611-4687 Milestone Lane
69               Retail            Single Tenant                           7027 Friars Road/Fashion Valley Mall
70               Multifamily       Garden                                  10620 West Alexander Road
71               Multifamily       Garden                                  3102 Haine Drive
72               Retail            Anchored                                8455 S.W. Highway 200
73               Office            General Suburban                        18302 Highwoods Preserve Parkway
74               Retail            Anchored                                12127 & 12133 Mall Boulevard &
                                                                             S14280 Bear Valley Road
75               Retail            Unanchored                              20630-20660 Ashburn Road
76               Office            Other Office                            26-30 West Hubbard
77               Retail            Other Retail                            22 West Hubbard
78               Hospitality       Full Service                            520 Roderick Street
79               Mobile Home Park  Mobile Home Park                        1705 Factory Outlet Boulevard
80               Office            General Suburban                        601 Professional Drive
81               Industrial        Industrial                              3 & 4 Duke, 205 & 205A Wilson, 366 & 372 Ely
                                                                            and 219-227 Wilson
82               Retail            Anchored                                2019 Sixth Avenue SE
83               Office            General Suburban                        4905 Tilghman Street
84               Office            General Suburban                        6100 Corporate Boulevard
85               Multifamily       Garden                                  250 & 300 South Edwards Boulevard
86               Office            General Suburban                        10640-10660 Scripps Ranch Boulevard
87               Retail            Anchored                                1309 Blue Valley Drive
88               Office            General Suburban                        895 Canton Road
89               Retail            Shadow Anchored                         8201-8267 Arbor Square Shopping Center
90               Retail            Shadow Anchored                         661 Louis Hanna Boulevard
91               Mobile Home Park  RVs                                     475 Lynch Road
92               Retail            Unanchored                              6 - 70 West Court Street
93               Retail            Anchored                                1101-1161 Hidden Valley Parkway
94               Office            Other Office                            130 Research Drive
95               Industrial        Warehouse                               1990-1992 Rockefeller Drive
96               Multifamily       Garden                                  3555 E. Lake Mead Boulevard
97               Self-Storage      General, units only                     26677 Highway 18
98               Retail            Anchored                                601-651 South State Road 7
99               Retail            Shadow Anchored                         4765 Front Street
100              Office            General Suburban                        770-780 Smithridge Drive
101
101.01           Industrial        Industrial/Warehouse, w/Office Tenant   5420 Valley View Boulevard
101.02           Industrial        Industrial/Warehouse, w/Office Tenant   5570 Valley View Boulevard
101.03           Industrial        Industrial/Warehouse, w/Office Tenant   3670 & 3750 Dewey Drive
102              Office            General Urban                           401 Greenwich Street
103              Mobile Home Park  RVs                                     1618 Memory Lane
104              Retail            Shadow Anchored                         8666-8850 North Union Boulevard
105              Office            Medical                                 3540 Duluth Park Lane
106              Multifamily       Conventional                            5508 Faith Drive
107
107.01           Office            General Suburban                        One Morton Drive
107.02           Office            General Suburban                        400 East Main Street
108              Retail            Anchored                                145 Berryland Avenue
109              Retail            Anchored                                US Route 50
110              Retail            Shadow Anchored                         114-150 River Oaks Drive
111              Industrial        Industrial/Warehouse, w/Office Tenant   6001 South Decatur Boulevard
112              Retail            Anchored                                6548 Meadowbrook Drive
113              Other             Ground Lease/Land                       700 Lexington Avenue
114              Retail            Shadow Anchored                         201-298 Summit Place
115              Office            General Suburban                        1200 and 1204 Suncast Lane
116              Retail            Shadow Anchored                         1215 Knox Avenue
117              Retail            Shadow Anchored                         8900 Darrow Road
118              Retail            Single Tenant                           809-811 North Main Street
119              Industrial        Industrial                              2675 East Patrick Lane and 6145 Harrison Drive
120              Multifamily       Conventional                            1203-1213 Sweeney Drive
121              Office            General Suburban                        19855 Southwest Freeway
122              Mobile Home Park  Mobile Home Park                        333 Old Mill Road
123              Retail            Unanchored                              29800 Bradley Road
124              Multifamily       Garden                                  3555 East Lake Mead Boulevard
125              Retail            Unanchored                              300 North Main Street

Companion Notes
2-C-A
2-C-B1
2-C-B2

3-C
15-C
41-C

44-C
50-C
60-C
64-C
108-C



(TABLE CONTINUED)


GCCFC                                                                                                   Cut-off            Monthly
04-GG1                                                                                Original           Date               Debt
LOAN ID             City                  County                 State   Zip Code      Balance          Balance            Service
------------------------------------------------------------------------------------------------------------------------------------
1                  New York              New York                  NY     10022      150,000,000      150,000,000.00       746405.00
2                  New York              New York                  NY     10011      149,500,000      149,500,000.00    2,543,235.51
3                  New York              New York                  NY     10021      120,000,000      120,000,000.00      814,545.85
4                  Louisville            Jefferson                 KY     40202      108,550,000      108,550,000.00      680,053.14
5                  Hayward               Alameda                   CA     94545       90,000,000       89,861,307.07       410192.93
6                  McLean                Fairfax                   VA     22102       89,000,000       89,000,000.00      515,372.59
7                  Los Angeles           Los Angeles               CA     90071       86,437,500       86,437,500.00    1,293,590.96
8                  Humble                Harris                    TX     77338       85,000,000       84,821,374.58       423708.75
9                  Glendale              Los Angeles               CA     91203       80,000,000       80,000,000.00      387,102.78
10                 Los Angeles           Los Angeles               CA     90017       77,000,000       77,000,000.00      441,603.92
11                 New York              New York                  NY     10017       67,333,333       67,333,333.00    1,745,868.19
12                 Chicago               Cook                      IL     60606       67,000,000       66,776,012.19      377,481.28
13                 New Rochelle          Westchester               NY     10801       66,000,000       65,928,839.79       378060.21
14                 Chicago               Cook                      IL     60601       56,500,000       55,969,604.75      1005780.54
15                 Honolulu              Honolulu                  HI     96813       49,000,000       48,977,342.85      280,016.93
16                                                                                    50,000,000       48,819,646.98       826104.63
16.01              Birmingham            Shelby                    AL     35242
16.02              Meridian              Ada                       ID     83642
16.03              Wilmington            New Hanover               NC     28403
16.04              Solon                 Cuyahoga                  OH     44139
16.05              Tupelo                Lee                       MS     38804
16.06              North Charleston      Charleston                SC     29406
16.07              Walker                Kent                      MI     49544
16.08              Mt. Pleasant          Isabella                  MI     48858
16.09              Durham                Durham                    NC     27704
16.10              Jacksonville          Duval                     FL     32218
17                                                                                    48,052,000       48,006,546.88      296,364.65
17.01              Arlington             Tarrant                   TX     76011
17.02              Dallas                Dallas                    TX     75247
17.03              Farmers Branch        Dallas                    TX     75234
17.04              Houston               Harris                    TX     77055
17.05              Houston               Harris                    TX     77018
17.06              Dallas                Dallas                    TX     75247
17.07              Houston               Harris                    TX     77008
17.08              Houston               Harris                    TX     77043
17.09              Grand Prairie         Tarrant                   TX     75050
17.10              Houston               Harris                    TX     77008
17.11              Dallas                Dallas                    TX     75247
17.12              Grand Prairie         Tarrant                   TX     75050
17.13              Irving                Dallas                    TX     75063
17.14              Carrollton            Dallas                    TX     75006
18                 Houston               Harris                    TX     77010       45,000,000       45,000,000.00       380284.38
19                 Cerritos              Los Angeles               CA     90703       45,000,000       44,949,811.14      252,688.86
20                 Cleveland Heights     Cuyahoga                  OH     44118       43,000,000       43,000,000.00      234,685.32
21                                                                                    39,600,000       39,409,857.41       234628.72
21.01              Bohemia               Suffolk                   NY     11716
21.02              Bohemia               Suffolk                   NY     11716
21.03              Hauppauge             Suffolk                   NY     11788
21.04              Farmingdale           Suffolk                   NY     11735
21.05              Hauppauge             Suffolk                   NY     11788
21.06              Bohemia               Suffolk                   NY     11716
21.07              Bohemia               Suffolk                   NY     11716
21.08              Hauppauge             Suffolk                   NY     11788
21.09              Bohemia               Suffolk                   NY     11716
21.10              Bohemia               Suffolk                   NY     11716
21.11              Hauppauge             Suffolk                   NY     11788
21.12              Hauppauge             Suffolk                   NY     11788
21.13              Hauppauge             Suffolk                   NY     11788
21.14              Hauppauge             Suffolk                   NY     11788
21.15              Hauppauge             Suffolk                   NY     11788
21.16              Hauppauge             Suffolk                   NY     11788
21.17              Hauppauge             Suffolk                   NY     11788
21.18              Islandia              Suffolk                   NY     11749
21.19              Hauppauge             Suffolk                   NY     11788
22                 Stamford              Fairfield                 CT     06904       36,000,000       35,783,185.57       223226.57
23                 Wichita               Sedgwick                  KS     67206       34,000,000       34,000,000.00       184602.93
24                 Cincinnati            Hamilton                  OH     45208       28,500,000       28,310,460.74       169774.06
25                 Burke                 Fairfax                   VA     22015       28,000,000       28,000,000.00      157,753.37
26                 Rome                  Floyd                     GA     30161       26,300,000       26,300,000.00       139421.32
27                                                                                    25,800,000       25,673,180.90       151053.85
27.01              Hauppauge             Suffolk                   NY     11788
27.02              Bohemia               Suffolk                   NY     11716
27.03              Hauppauge             Suffolk                   NY     11788
27.04              Hauppauge             Suffolk                   NY     11788
27.05              Hauppauge             Suffolk                   NY     11788
27.06              Bohemia               Suffolk                   NY     11716
27.07              Bohemia               Suffolk                   NY     11716
27.08              Hauppauge             Suffolk                   NY     11788
27.09              Bohemia               Suffolk                   NY     11716
27.10              Hauppauge             Suffolk                   NY     11788
27.11              Hauppauge             Suffolk                   NY     11788
27.12              Hauppauge             Suffolk                   NY     11788
27.13              Hauppauge             Suffolk                   NY     11788
27.14              Hauppauge             Suffolk                   NY     11788
27.15              Islandia              Suffolk                   NY     11749
28                 Ann Arbor             Washtenaw                 MI     48108       24,250,000       24,201,362.67       138908.49
29                 Los Angeles           Los Angeles               CA     90047       24,000,000       23,974,074.72      137,325.28
30                                                                                    23,500,000       23,459,850.94      145,458.61
30.01              San Diego             San Diego                 CA     92123
30.02              Walnut Creek          Contra Costa              CA     94595
31                 Chicago               Cook                      IL     60611       22,250,000       22,250,000.00      132,940.62
32                 San Francisco         San Francisco             CA     94109       21,800,000       21,800,000.00      139,075.08
33                 Moorpark              Ventura                   CA     93021       21,600,000       21,527,193.73      121,101.95
34                 Glastonbury           Hartford                  CT     06033       21,000,000       20,957,422.85      119,631.26
35                 White Plains          Westchester               NY     10603       20,000,000       19,961,347.22      116,714.57
36                 Brookline             Norfolk                   MA     02446       19,350,000       19,205,804.87       117135.03
37                 Merced                Merced                    CA     95348       16,900,000       16,881,091.14       94,719.44
38                 Birmingham            Oakland                   MI     48009       15,300,000       15,300,000.00        90065.71
39                 Springfield           Sangamon                  IL     62704       15,200,000       15,200,000.00        86113.29
40                 Dallas                Dallas                    TX     75231       15,000,000       15,000,000.00       90,415.33
41                 San Luis Obispo       San Luis Obispo           CA     93405       15,000,000       14,838,278.07      119,976.47
42                 Tampa                 Hillsborough              FL     33634       14,700,000       14,543,622.20        97699.60
43                 Jacksonville          Duval                     FL     32256       14,400,000       14,400,000.00        86705.94
44                 Raleigh               Wake                      NC     27603       12,982,900       12,903,265.20        80445.27
45                 Milpitas              Santa Clara               CA     95035       12,500,000       12,448,503.91       72,233.51
46                 Washington            Washington DC             DC     20006       12,371,875       12,371,875.00      741,565.17
47                 Fort Worth            Tarrant                   TX     76102       12,125,000       12,125,000.00        70373.55
48                 Plano                 Collin                    TX     75075       11,850,000       11,824,545.43       65,509.55
49                 Boston                Suffolk                   MA     02125       11,750,000       11,750,000.00       79,925.21
50                 Apache Junction       Maricopa                  AZ     85220       11,750,000       11,750,000.00        72148.25
51                 Arvada                Jefferson                 CO     80004       11,600,000       11,600,000.00        68137.24
52                 Boothwyn              Delaware                  PA     19061       11,500,000       11,500,000.00       66,164.19
53                 Atlanta               Fulton                    GA     30328       11,480,000       11,416,624.29        70013.73
54                 Cartersville          Bartow                    GA     30121       11,500,000       11,366,788.43        77684.94
55                 Canton                Wayne                     MI     48187       11,200,000       11,165,400.69       66,073.38
56                 Bristol               Hartford                  CT     06010       11,100,000       11,100,000.00       74,449.37
57                 Honolulu              Honolulu                  HI     96825       11,100,000       11,100,000.00       67,050.48
58                 Mesquite              Dallas                    TX     75150       10,725,000       10,703,137.59       60,929.02
59                 Ann Arbor             Washtenaw                 MI     48103       10,400,000       10,400,000.00       62,628.92
60                 Vestavia Hills        Jefferson                 AL     35216       10,240,000       10,176,454.84        58785.69
61                 Austin                Travis                    TX     78753       10,200,000       10,108,952.48        59524.44
62                 New York              New York                  NY     10017       10,000,000       10,000,000.00        45833.33
63                 Raleigh               Wake                      NC     27615        9,200,000        9,200,000.00       38,865.74
64                 Raleigh               Wake                      NC     27607        9,130,000        9,130,000.00        53570.55
65                 South San Francisco   San Mateo                 CA     94080        9,000,000        8,981,648.42       67,101.58
66                 Columbia              Richland                  SC     29203        8,700,000        8,686,551.80        53685.70
67                 Folsom                Sacramento                CA     95630        8,000,000        7,983,515.91       45,197.51
68                 Castle Rock           Douglas                   CO     80104        7,250,000        7,241,914.02        40710.98
69                 San Diego             San Diego                 CA     92108        7,100,000        7,100,000.00       45,745.40
70                 Las Vegas             Clark                     NV     89129        6,880,000        6,857,213.39        38977.59
71                 Harlingen             Cameron                   TX     78550        6,800,000        6,800,000.00       37,046.04
72                 Ocala                 Marion                    FL     34476        6,775,000        6,719,045.43       41,099.92
73                 Tampa                 Hillsborough              FL     33647        6,700,000        6,700,000.00        41947.95
74                 Victorville           San Bernardino            CA     92392        6,700,000        6,692,485.31       37,497.19
75                 Ashburn               Loudoun                   VA     20147        6,500,000        6,500,000.00       37,726.03
76                 Chicago               Cook                      IL     60610        4,450,000        4,450,000.00       25,968.99
77                 Chicago               Cook                      IL     60610        1,800,000        1,800,000.00       10,504.31
78                 Morgan City           St Mary Parish            LA     70380        6,300,000        6,238,892.52       47,678.46
79                 Niagara Falls         Niagra                    NY     39343        6,200,000        6,186,833.83       34,482.81
80                 Lawrenceville         Gwinnett                  GA     30045        6,000,000        5,976,362.46        35511.44
81                 Norwalk               Fairfield                 CT     06853        6,000,000        5,973,688.72       38,474.91
82                 Decatur               Morgan                    AL     35601        5,850,000        5,850,000.00        34848.36
83                 Allentown             Lehigh                    PA     18104        5,825,000        5,825,000.00        33366.68
84                 Baton Rouge           East Baton Rouge Parish   LA     70808        5,740,000        5,740,000.00        32879.78
85                 Lake Geneva           Walworth                  WI     53147        5,350,000        5,350,000.00        29377.43
86                 San Diego             San Diego                 CA     92131        5,300,000        5,288,347.76        28939.39
87                 Pen Argyl             Northampton               PA     18072        5,200,000        5,143,253.18        42185.42
88                 Marietta              Cobb                      GA     30060        5,100,000        5,065,271.23        30021.90
89                 Mason                 Warren                    OH     45040        5,000,000        4,988,522.30        34394.37
90                 Round Rock            Williamson                TX     78664        4,875,000        4,875,000.00        27894.20
91                 New Holland           Lancaster                 PA     17557        4,800,000        4,800,000.00       26,863.66
92                 Woodland              Yolo                      CA     95695        4,650,000        4,650,000.00       25,763.94
93                 Norco                 Riverside                 CA     92680        4,655,000        4,649,847.06       26,255.61
94                 Hampton               Hampton City              VA     23666        4,560,000        4,541,100.13        26264.33
95                 Ceres                 Stanislaus                CA     95307        4,500,000        4,481,833.10       26,289.37
96                 Las Vegas             Clark                     NV     89115        4,450,000        4,431,961.87        25940.73
97                 Rim Forest            San Bernardino            CA     92378        4,225,000        4,211,346.20       24,284.15
98                 Hollywood             Broward                   FL     33023        4,200,000        4,200,000.00       28,944.07
99                 Castle Rock           Douglas                   CO     80104        4,200,000        4,191,703.43        24243.90
100                Reno                  Washoe                    NV     89502        4,175,000        4,150,066.01       26,196.94
101                                                                                    3,950,000        3,950,000.00        18789.47
101.01             Las Vegas             Clark                     NV     89118
101.02             Las Vegas             Clark                     NV     89118
101.03             Las Vegas             Clark                     NV     89118
102                New York              New York                  NY     10013        3,850,000        3,850,000.00        22835.76
103                Chocowinity           Beaufort                  NC     27817        3,840,000        3,835,693.07       21,490.93
104                Colorado Springs      El Paso                   CO     80920        3,750,000        3,750,000.00        22314.66
105                Duluth                Gwinnett                  GA     30096        3,750,000        3,714,563.68        21245.06
106                Fayetteville          Cumberland                NC     28314        3,575,000        3,550,707.79        21067.58
107                                                                                    3,500,000        3,500,000.00        19544.48
107.01             Charlottesville       Albermarle                VA     22903
107.02             Charlottesville       Albemarle                 VA     22902
108                Ponchatoula           Tangipahoa                LA     70454        3,500,000        3,474,493.95        21686.79
109                Romney                Hampshire                 WV     26757        3,440,000        3,428,943.50        19835.17
110                Tarboro               Edgecombe                 NC     27886        3,200,000        3,200,000.00        18613.39
111                Las Vegas             Clark                     NV     89118        3,250,000        3,146,302.13        26779.94
112                Fort Worth            Tarrant                   TX     76112        3,100,000        3,082,814.51       20,189.93
113                New York              New York                  NY     10022        3,000,000        3,000,000.00       10,325.00
114                Silverthorne          Summit                    CO     80498        3,000,000        3,000,000.00        15182.99
115                El Dorado Hills       El Dorado                 CA     95762        2,950,000        2,950,000.00       17,781.68
116                North Augusta         Aiken                     SC     29841        2,900,000        2,866,253.14        14607.84
117                Twinsburg             Summit                    OH     44087        2,700,000        2,687,904.27        16591.33
118                Jamestown             Chautauqua                NY     14701        2,650,000        2,639,685.79       19,804.52
119                Las Vegas             Clark                     NV     89120        2,400,000        2,395,611.63       14,389.21
120                Middleton             Dane                      WI     53562        2,400,000        2,392,329.56        13884.02
121                Sugar Land            Fort Bend                 TX     77479        2,000,000        2,000,000.00        11620.69
122                Santa Barbara         Santa Barbara             CA     93110        2,000,000        1,992,548.66        15868.01
123                Sun City              Riverside                 CA     92586        2,000,000        1,989,283.95        12379.46
124                Las Vegas             Clark                     NV     89115        1,800,000        1,792,387.94        10254.11
125                Spanish Fork          Utah                      UT     84660        1,600,000        1,595,567.36       10,029.06

Companion Note
2-C-A                                                                                300,500,000      300,500,000.00    1,422,356.09
2-C-B1        s                                                                       25,000,000       25,000,000.00      143,017.64
2-C-B2                                                                                25,000,000       25,000,000.00      143,017.64

3-C                                                                                    5,000,000        5,000,000.00       45,699.17
15-C                                                                                   3,000,000        2,960,000.00       27,961.34
41-C                                                                                   1,250,000        1,236,523.17        9,998.04

44-C                                                                                     806,000          805,153.86        10191.42
50-C                                                                                     750,000          750,000.00         8437.50
60-C                                                                                     385,000          384,813.52         4409.84
64-C                                                                                     570,000          570,000.00         6194.15
108-C                                                                                    225,000          224,746.57         2600.58




(TABLE CONTINUED)

                                                              Stated      Original              Remaining                 Interest
                                                            Remaining     Interest              Interest                   Accrual
GCCFC           Gross                        Original        Term to        Only    Original      Only     Remaining       Method
04-GG1        Interest                       Term to         Maturity       Term   Amortization  Period   Amortization   (Actual/360
LOAN ID         Rate           Seasoning  Maturity (mos.)     (mos.)       (mos.)  Term (mos.)    (mos.)    (mos.)        or 30/360
------------------------------------------------------------------------------------------------------------------------------------
1               4.5300%            1            83             82            35       360           34        360        Actual/360
2               5.4967%            1            120            119           24       360           23        360        Actual/360
3               7.2000%            5            120            115           30       360           25        360        Actual/360
4               6.4150%            1            120            119           60       360           59        360        Actual/360
5               3.6200%            1            59             58            0        360           0         359        Actual/360
6               5.6790%            0            120            120           0        360           0         360        Actual/360
7               4.6800%           10            84             74            36       360           26        360        Actual/360
8               3.4600%            1            59             58            0        300           0         299        Actual/360
9               5.7270%            6            120            114          120       NA           114         NA        Actual/360
10              5.5910%            0            84             84            17       360           17        360        Actual/360
11              5.7860%            6            84             78            36       360           30        360        Actual/360
12              5.4300%            3            84             81            0        360           0         357        Actual/360
13              5.5800%            1            120            119           0        360           0         359        Actual/360
14              4.9700%            8            84             76            0        360           0         352        Actual/360
15              6.7200%            4            60             56            0        700           0         696          30/360
16              4.4100%           13            59             46            0        300           0         287        Actual/360
16.01
16.02
16.03
16.04
16.05
16.06
16.07
16.08
16.09
16.10
17              6.2660%            1            84             83            0        360           0         359        Actual/360
17.01
17.02
17.03
17.04
17.05
17.06
17.07
17.08
17.09
17.10
17.11
17.12
17.13
17.14
18              5.0010%            7            60             53            60       NA            53         NA        Actual/360
19              5.4000%            1            120            119           0        360           0         359        Actual/360
20              5.1460%            1            120            119           60       360           59        360        Actual/360
21              5.8900%            5            120            115           0        360           0         355        Actual/360
21.01
21.02
21.03
21.04
21.05
21.06
21.07
21.08
21.09
21.10
21.11
21.12
21.13
21.14
21.15
21.16
21.17
21.18
21.19
22              5.6000%            4            120            116           0        300           0         296        Actual/360
23              5.1000%           10            120            110           12       360           2         360        Actual/360
24              5.9400%            7            120            113           0        360           0         353        Actual/360
25              5.4300%            0            120            120           0        360           0         360        Actual/360
26              4.8900%            5            120            115           12       360           7         360        Actual/360
27              5.7800%            5            102            97            0        360           0         355        Actual/360
27.01
27.02
27.03
27.04
27.05
27.06
27.07
27.08
27.09
27.10
27.11
27.12
27.13
27.14
27.15
28              5.5800%            2            120            118           0        360           0         358        Actual/360
29              5.5700%            1            120            119           0        360           0         359        Actual/360
30              6.3000%            2            120            118           0        360           0         358        Actual/360
30.01
30.02
31              5.8500%            4            120            116           12       348           8         348        Actual/360
32              5.8960%            0            84             84            0        300           0         300        Actual/360
33              5.3860%            3            84             81            0        360           0         357        Actual/360
34              5.5300%            2            120            118           0        360           0         358        Actual/360
35              5.7500%            2            120            118           0        360           0         358        Actual/360
36              6.0900%            8            120            112           0        360           0         352        Actual/360
37              5.3830%            1            84             83            0        360           0         359        Actual/360
38              5.8300%            2            120            118           12       360           10        360        Actual/360
39              5.4800%            3            120            117           6        360           3         360        Actual/360
40              6.0500%            0            120            120           0        360           0         360        Actual/360
41              8.4200%           12            120            108           0        300           0         288        Actual/360
42              6.3300%            8            120            112           0        300           0         292        Actual/360
43              6.0400%            8            120            112           60       360           52        360        Actual/360
44              6.3100%            7            120            113           0        360           0         353        Actual/360
45              5.6600%            4            120            116           0        360           0         356        Actual/360
46              5.5780%            8            84             76            24       360           16        360        Actual/360
47              5.7000%            6            120            114           12       360           6         360        Actual/360
48              5.2600%            2            60             58            0        360           0         358        Actual/360
49              6.5800%            0            60             60            0        300           0         300        Actual/360
50              6.1100%            7            120            113           23       348           16        348        Actual/360
51              5.8100%            2            120            118           23       360           21        360        Actual/360
52              5.6200%            0            120            120           0        360           0         360        Actual/360
53              6.1600%            6            120            114           0        360           0         354        Actual/360
54              5.2800%            5            120            115           0        240           0         235        Actual/360
55              5.8500%            3            120            117           0        360           0         357        Actual/360
56              6.4280%            0            120            120           0        300           0         300        Actual/360
57              6.0700%            0            120            120           0        360           0         360        Actual/360
58              5.5050%            2            120            118           0        360           0         358        Actual/360
59              5.3000%            0            120            120           0        300           0         300        Actual/360
60              5.6000%            6            120            114           0        360           0         354        Actual/360
61              5.7500%            9            120            111           0        360           0         351        Actual/360
62              5.5000%            7            120            113          120       NA           113         NA          30/360
63              5.0000%            1            60             59            60       NA            59         NA        Actual/360
64              5.8000%            0            120            120           12       360           12        360        Actual/360
65              6.5000%            1            120            119           0        240           0         239        Actual/360
66              5.5500%            1            120            119           0        300           0         299        Actual/360
67              5.4550%            2            120            118           0        360           0         358        Actual/360
68              5.4000%            1            120            119           0        360           0         359        Actual/360
69              6.0000%            0            120            120           0        300           0         300        Actual/360
70              5.4800%            3            120            117           0        360           0         357        Actual/360
71              5.1300%            0            120            120           24       360           24        360        Actual/360
72              6.1100%            9            120            111           0        360           0         351        Actual/360
73              5.7000%            5            108            103           6        300           1         300        Actual/360
74              5.3700%            1            120            119           0        360           0         359        Actual/360
75              5.7000%            0            120            120           0        360           0         360        Actual/360
76              5.7500%            0            120            120           0        360           0         360        Actual/360
77              5.7500%            0            120            120           0        360           0         360        Actual/360
78              6.6900%            5            120            115           0        240           0         235        Actual/360
79              5.3140%            2            84             82            0        360           0         358        Actual/360
80              5.8800%            4            120            116           0        360           0         356        Actual/360
81              5.9500%            3            120            117           0        300           0         297        Actual/360
82              5.9400%            6            120            114           12       360           6         360        Actual/360
83              5.5800%            9            120            111           12       360           3         360        Actual/360
84              5.5800%            2            120            118           12       360           10        360        Actual/360
85              5.2000%            3            120            117           48       360           45        360        Actual/360
86              5.1500%            2            120            118           0        360           0         358        Actual/360
87              5.3900%            3            180            177           0        180           0         177        Actual/360
88              5.8300%            7            120            113           0        360           0         353        Actual/360
89              5.5000%            1            120            119           0        240           0         239        Actual/360
90              5.5700%            1            96             95            60       360           59        360        Actual/360
91              5.3700%            0            120            120           0        360           0         360        Actual/360
92              5.2800%            0            120            120           0        360           0         360        Actual/360
93              5.4400%            1            120            119           0        360           0         359        Actual/360
94              5.6300%            4            120            116           0        360           0         356        Actual/360
95              5.7600%            4            120            116           0        360           0         356        Actual/360
96              5.7400%            4            108            104           0        360           0         356        Actual/360
97              5.6110%            3            120            117           0        360           0         357        Actual/360
98              6.7220%            0            120            120           0        300           0         300        Actual/360
99              5.6500%            2            120            118           0        360           0         358        Actual/360
100             6.4300%            7            120            113           0        360           0         353        Actual/360
101             5.6300%            7            120            113          120       NA           113         NA        Actual/360
101.01
101.02
101.03
102             5.9000%            8            120            112           12       360           4         360        Actual/360
103             5.3700%            1            120            119           0        360           0         359        Actual/360
104             5.9300%            7            120            113           24       360           17        360        Actual/360
105             5.4800%            9            120            111           0        360           0         351        Actual/360
106             5.8400%            7            120            113           0        360           0         353        Actual/360
107             5.3500%            6            120            114           24       360           18        360        Actual/360
107.01
107.02
108             5.9300%            6            120            114           0        324           0         318        Actual/360
109             5.6400%            3            120            117           0        360           0         357        Actual/360
110             5.7200%            3            120            117           12       360           9         360        Actual/360
111             5.6300%            9            180            171           0        180           0         171        Actual/360
112             6.1140%            4            120            116           0        300           0         296        Actual/360
113             4.1300%            1            60             59            60       NA            59         NA          30/360
114             5.9900%            6            120            114          120       NA           114         NA        Actual/360
115             6.0500%            0            120            120           0        360           0         360        Actual/360
116             4.4500%            9            120            111           0        360           0         351        Actual/360
117             5.9900%            4            120            116           0        336           0         332        Actual/360
118             6.5300%            2            120            118           0        240           0         238        Actual/360
119             6.0000%            2            120            118           0        360           0         358        Actual/360
120             5.6700%            3            120            117           0        360           0         357        Actual/360
121             5.7100%            6            120            114           24       360           18        360        Actual/360
122             5.0500%            1            180            179           0        180           0         179        Actual/360
123             6.3000%            6            120            114           0        360           0         354        Actual/360
124             5.5300%            4            96             92            0        360           0         356        Actual/360
125             6.4200%            3            120            117           0        360           0         357        Actual/360

Companion Note
2-C-A           5.4967%            1            120            119           24    Schedule         23      Schedule     Actual/360
2-C-B1          6.6434%            1            120            119           24    Schedule         23      Schedule     Actual/360
2-C-B2          6.6434%            1            120            119           24    Schedule         23      Schedule     Actual/360

3-C            10.6140%            5            120            115           30    Schedule         25      Schedule     Actual/360
15-C           Schedule            4            60             56            0     Schedule         0       Schedule       30/360
41-C            8.4200%           12            120            108           0        300           0         288        Actual/360

44-C           15.0000%            7            120            113           0        360           0         353          30/360
50-C           13.5000%            7            120            113           23       336           16        329        Actual/360
60-C           13.5000%            6            120            114           0        360           0         354        Actual/360
64-C           12.7500%            0            120            120           0        360           0         360        Actual/360
108-C          13.5000%            6            120            114           0        324           0         318        Actual/360



(TABLE CONTINUED)

GCCFC                                Master     Primary          Ownership                Mortgage
04-GG1           Administrative    Servicing   Servicing          Interest                  Loan
LOAN ID            Fee Rate           Fee         Fee          (Fee/Leasehold)             Seller                   Originator
------------------------------------------------------------------------------------------------------------------------------------
1                  0.0208%          0.0100%     0.0100%      Fee Simple / Leasehold    GSMC                    GSMC
2                  0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
3                  0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
4                  0.0208%          0.0100%     0.0100%      Fee Simple / Leasehold    GCFP                    GCFP
5                  0.0208%          0.0100%     0.0100%      Fee Simple                GSMC / Commerzbank      GSMC / Commerzbank
6                  0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
7                  0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
8                  0.0208%          0.0100%     0.0100%      Fee Simple                GSMC / Commerzbank      GSMC / Commerzbank
9                  0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
10                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
11                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
12                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
13                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
14                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC / Commerzbank      GSMC / Commerzbank
15                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
16                 0.0408%          0.0100%     0.0300%                                GSMC                    GSMC
16.01                                                        Fee Simple                GSMC                    GSMC
16.02                                                        Fee Simple                GSMC                    GSMC
16.03                                                        Fee Simple                GSMC                    GSMC
16.04                                                        Fee Simple                GSMC                    GSMC
16.05                                                        Fee Simple                GSMC                    GSMC
16.06                                                        Fee Simple                GSMC                    GSMC
16.07                                                        Fee Simple                GSMC                    GSMC
16.08                                                        Fee Simple                GSMC                    GSMC
16.09                                                        Fee Simple                GSMC                    GSMC
16.10                                                        Fee Simple                GSMC                    GSMC
17                 0.0908%          0.0100%     0.0800%                                GCFP                    GCFP
17.01                                                        Fee Simple                GCFP                    GCFP
17.02                                                        Fee Simple                GCFP                    GCFP
17.03                                                        Fee Simple                GCFP                    GCFP
17.04                                                        Fee Simple                GCFP                    GCFP
17.05                                                        Fee Simple                GCFP                    GCFP
17.06                                                        Fee Simple                GCFP                    GCFP
17.07                                                        Fee Simple                GCFP                    GCFP
17.08                                                        Fee Simple                GCFP                    GCFP
17.09                                                        Fee Simple                GCFP                    GCFP
17.10                                                        Fee Simple                GCFP                    GCFP
17.11                                                        Fee Simple                GCFP                    GCFP
17.12                                                        Fee Simple                GCFP                    GCFP
17.13                                                        Fee Simple                GCFP                    GCFP
17.14                                                        Fee Simple                GCFP                    GCFP
18                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
19                 0.0608%          0.0100%     0.0500%      Fee Simple                GCFP                    GCFP
20                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
21                 0.0208%          0.0100%     0.0100%                                GSMC                    GSMC
21.01                                                        Fee Simple / Leasehold    GSMC                    GSMC
21.02                                                        Fee Simple                GSMC                    GSMC
21.03                                                        Fee Simple                GSMC                    GSMC
21.04                                                        Fee Simple                GSMC                    GSMC
21.05                                                        Fee Simple                GSMC                    GSMC
21.06                                                        Fee Simple                GSMC                    GSMC
21.07                                                        Fee Simple                GSMC                    GSMC
21.08                                                        Fee Simple                GSMC                    GSMC
21.09                                                        Fee Simple                GSMC                    GSMC
21.10                                                        Fee Simple                GSMC                    GSMC
21.11                                                        Fee Simple                GSMC                    GSMC
21.12                                                        Fee Simple                GSMC                    GSMC
21.13                                                        Fee Simple                GSMC                    GSMC
21.14                                                        Fee Simple                GSMC                    GSMC
21.15                                                        Fee Simple                GSMC                    GSMC
21.16                                                        Fee Simple                GSMC                    GSMC
21.17                                                        Fee Simple                GSMC                    GSMC
21.18                                                        Fee Simple                GSMC                    GSMC
21.19                                                        Fee Simple                GSMC                    GSMC
22                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
23                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
24                 0.0508%          0.0100%     0.0400%      Fee Simple                GSMC                    GSMC
25                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
26                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
27                 0.0208%          0.0100%     0.0100%                                GSMC                    GSMC
27.01                                                        Fee Simple                GSMC                    GSMC
27.02                                                        Fee Simple / Leasehold    GSMC                    GSMC
27.03                                                        Fee Simple                GSMC                    GSMC
27.04                                                        Fee Simple                GSMC                    GSMC
27.05                                                        Fee Simple                GSMC                    GSMC
27.06                                                        Fee Simple                GSMC                    GSMC
27.07                                                        Fee Simple                GSMC                    GSMC
27.08                                                        Fee Simple                GSMC                    GSMC
27.09                                                        Fee Simple                GSMC                    GSMC
27.10                                                        Fee Simple                GSMC                    GSMC
27.11                                                        Fee Simple                GSMC                    GSMC
27.12                                                        Fee Simple                GSMC                    GSMC
27.13                                                        Fee Simple                GSMC                    GSMC
27.14                                                        Fee Simple                GSMC                    GSMC
27.15                                                        Fee Simple                GSMC                    GSMC
28                 0.0608%          0.0100%     0.0500%      Fee Simple                GSMC                    GSMC
29                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
30                 0.0208%          0.0100%     0.0100%                                GCFP                    GCFP
30.01                                                        Fee Simple                GCFP                    GCFP
30.02                                                        Fee Simple                GCFP                    GCFP
31                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
32                 0.0208%          0.0100%     0.0100%      Leasehold                 GCFP                    GCFP
33                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
34                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
35                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
36                 0.0608%          0.0100%     0.0500%      Fee Simple                GSMC                    WaMu
37                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
38                 0.0608%          0.0100%     0.0500%      Fee Simple                GSMC                    GSMC
39                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
40                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
41                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
42                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
43                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
44                 0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
45                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
46                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
47                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
48                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
49                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
50                 0.0508%          0.0100%     0.0400%      Fee Simple                GSMC                    GSMC
51                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
52                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
53                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
54                 0.0208%          0.0100%     0.0100%      Fee Simple / Leasehold    GSMC                    GSMC
55                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
56                 0.0208%          0.0100%     0.0100%      Leasehold                 GCFP                    GCFP
57                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
58                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
59                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
60                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
61                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
62                 0.0608%          0.0100%     0.0500%      Fee Simple                GSMC                    WaMu
63                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
64                 0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
65                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
66                 0.0708%          0.0100%     0.0600%      Leasehold                 GSMC                    GSMC
67                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
68                 0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
69                 0.0208%          0.0100%     0.0100%      Leasehold                 GCFP                    GCFP
70                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
71                 0.0908%          0.0100%     0.0800%      Fee Simple                GCFP                    GCFP
72                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
73                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
74                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
75                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
76                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
77                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
78                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
79                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
80                 0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
81                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
82                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
83                 0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
84                 0.0808%          0.0100%     0.0700%      Fee Simple                GSMC                    GSMC
85                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
86                 0.0608%          0.0100%     0.0500%      Fee Simple                GSMC                    GSMC
87                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
88                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
89                 0.0908%          0.0100%     0.0800%      Fee Simple                GSMC                    GSMC
90                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
91                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
92                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
93                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
94                 0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
95                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
96                 0.0908%          0.0100%     0.0800%      Fee Simple                GSMC                    GSMC
97                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
98                 0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
99                 0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
100                0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
101                0.0208%          0.0100%     0.0100%                                GSMC                    GSMC
101.01                                                       Fee Simple                GSMC                    GSMC
101.02                                                       Fee Simple                GSMC                    GSMC
101.03                                                       Fee Simple                GSMC                    GSMC
102                0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
103                0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
104                0.0808%          0.0100%     0.0700%      Fee Simple                GSMC                    GSMC
105                0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
106                0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
107                0.0708%          0.0100%     0.0600%                                GSMC                    GSMC
107.01                                                       Fee Simple                GSMC                    GSMC
107.02                                                       Fee Simple                GSMC                    GSMC
108                0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
109                0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
110                0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
111                0.0908%          0.0100%     0.0800%      Fee Simple                GSMC                    GSMC
112                0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
113                0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
114                0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
115                0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
116                0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
117                0.0708%          0.0100%     0.0600%      Fee Simple                GSMC                    GSMC
118                0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
119                0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP
120                0.0908%          0.0100%     0.0800%      Fee Simple                GSMC                    GSMC
121                0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
122                0.0208%          0.0100%     0.0100%      Fee Simple                GSMC                    GSMC
123                0.0908%          0.0100%     0.0800%      Fee Simple                GSMC                    GSMC
124                0.0908%          0.0100%     0.0800%      Fee Simple                GSMC                    GSMC
125                0.0208%          0.0100%     0.0100%      Fee Simple                GCFP                    GCFP

Companion Notes
2-C-A              0.0100%          0.0000%     0.0100%
2-C-B1             0.0200%          0.0100%     0.0100%
2-C-B2             0.0100%          0.0000%     0.0100%

3-C                0.0100%          0.0000%     0.0100%
15-C               0.0100%          0.0000%     0.0100%
41-C               0.0100%          0.0000%     0.0100%

44-C               0.0500%          0.0000%     0.0500%
50-C               0.0500%          0.0000%     0.0500%
60-C               0.0500%          0.0000%     0.0500%
64-C               0.0500%          0.0000%     0.0500%
108-C              0.0500%          0.0000%     0.0500%


(TABLE CONTINUED)

GCCFC                                                            Crossed With
04-GG1                                                           Other Loans
LOAN ID               Prepayment Type                            (Crossed Group)
--------------------------------------------------------------------------------
1                 Defeasance
2                 Defeasance
3                 Defeasance
4                 Defeasance
5                 Defeasance
6                 Defeasance
7                 Defeasance
8                 Defeasance
9                 Greater of YM or 1%
10                Defeasance
11                Defeasance
12                Defeasance
13                Defeasance
14                Defeasance
15                Defeasance
16                Defeasance
16.01
16.02
16.03
16.04
16.05
16.06
16.07
16.08
16.09
16.10
17                Defeasance
17.01
17.02
17.03
17.04
17.05
17.06
17.07
17.08
17.09
17.10
17.11
17.12
17.13
17.14
18                Yield Maintenance
19                Defeasance
20                Defeasance
21                Defeasance
21.01
21.02
21.03
21.04
21.05
21.06
21.07
21.08
21.09
21.10
21.11
21.12
21.13
21.14
21.15
21.16
21.17
21.18
21.19
22                Defeasance
23                Defeasance
24                Defeasance
25                Defeasance
26                Defeasance
27                Defeasance
27.01
27.02
27.03
27.04
27.05
27.06
27.07
27.08
27.09
27.10
27.11
27.12
27.13
27.14
27.15
28                Defeasance
29                Defeasance
30                Defeasance
30.01
30.02
31                Defeasance
32                Defeasance
33                Defeasance
34                Defeasance
35                Defeasance
36                Defeasance
37                Defeasance
38                Defeasance
39                Defeasance
40                Defeasance
41                Defeasance
42                Defeasance
43                Greater of YM or 1%
44                Defeasance
45                Defeasance
46                Defeasance
47                Defeasance
48                Defeasance
49                Defeasance
50                Defeasance
51                Defeasance
52                Defeasance
53                Defeasance
54                Defeasance
55                Defeasance
56                Defeasance
57                Defeasance
58                Defeasance
59                Defeasance
60                Defeasance
61                Defeasance
62                Defeasance
63                Defeasance
64                Defeasance
65                Defeasance
66                Defeasance
67                Defeasance
68                Defeasance
69                Defeasance
70                Defeasance
71                Defeasance
72                Defeasance
73                Defeasance
74                Defeasance
75                Defeasance
76                Defeasance                                            C-77
77                Defeasance                                            C-76
78                Defeasance
79                Defeasance
80                Defeasance
81                Defeasance
82                Defeasance
83                Defeasance
84                Defeasance
85                Defeasance
86                Defeasance
87                Defeasance
88                Greater of YM or 1%
89                Defeasance
90                Defeasance/Discounted YM /Prepayment Premium
91                Defeasance
92                Defeasance
93                Defeasance
94                Defeasance
95                Defeasance
96                Defeasance
97                Greater of YM or 1%
98                Defeasance
99                Defeasance
100               Defeasance
101               Greater of YM or 1%
101.01
101.02
101.03
102               Defeasance
103               Defeasance
104               Defeasance
105               Defeasance
106               Defeasance
107               Defeasance
107.01
107.02
108               Defeasance
109               Defeasance
110               Defeasance
111               Defeasance
112               Defeasance
113               Defeasance
114               Defeasance
115               Greater of YM or 1%
116               Defeasance
117               Defeasance
118               Defeasance
119               Greater of YM or 1%
120               Defeasance
121               Defeasance
122               Defeasance
123               Defeasance
124               Defeasance
125               Defeasance

Companion Notes
2-C-A
2-C-B1
2-C-B2

3-C
15-C
41-C

44-C
50-C
60-C
64-C
108-C

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY


----------------------------------------------------------------------------------------------------------------
Doc Key          Doc Code                  Document Category
----------------------------------------------------------------------------------------------------------------
 797125          4.SRC-MORT                Mortgage
 797258          4.SRC-MORT                Mortgage
 798611          2.SRC-MORT                Mortgage
 798616          3.SRC-TINS                Title Insurance
 798637          2.SRC-MORT                Mortgage
 798641          3.SRC-TINS                Title Insurance
 798652          2.SRC-MORT                Mortgage
 798662          4.SRC-TINS                Title Insurance
  24435          2.SRC-MORT                Mortgage
  24441          5.SRC-TINS                Title Insurance - Title Policy
  24814          2.SRC-MORT                Mortgage
  24943          3.SRC-MORT                Mortgage
  24960          4.SRC-MORT.GAP            Mortgage(Gap)
  24952          7.SRC-TINS                Title Insurance - Title Policy
  25677          5.SRC-TINS                Title Insurance - Title Policy
  26011          2.SRC-NOTE.JR             Note(Junior)
  31308          17.SRC-TINS               Title Insurance - Title Policy
  28107          4.SRC-MORT                Mortgage
  28125          16.SRC-TINS               Title Insurance - Title Policy
  28283          4.SRC-MORT                Mortgage
  28479          18.SRC-TINS               Title Insurance - Title Policy
 741005          2.MOD1+NOTE.MEZZ          Modification #1 of Note(Mezzanine)
  30878          16.SRC-TINS               Title Insurance - Title Policy
  31779          4.SRC-MORT                Mortgage
  31806          16.SRC-TINS               Title Insurance - Title Policy
 725513          15.SRC-TINS               Title Insurance - Title Policy
 726299          15.SRC-TINS               Title Insurance - Title Policy
 735032          4.SRC-MORT                Mortgage
 735067          16.SRC-TINS               Title Insurance - Title Policy
 737550          3.SRC-MORT                Mortgage
 798358          14.SRC-TINS               Title Insurance - Title Policy
 744466          15.SRC-TINS               Title Insurance - Closing Inst. And Proform
 744980          4.SRC-MORT                Mortgage
 745158          15.SRC-TINS               Title Insurance - Closing Inst. And Proform
 749325          4.SRC-MORT                Mortgage
 749488          15.SRC-TINS               Title Insurance - Closing Inst. And Proform
 750282          4.SRC-MORT                Mortgage
 750348          16.SRC-TINS               Title Insurance - Closing Inst. And Proform
 786621          4.SRC-MORT                Mortgage
 786668          15.SRC-TINS               Title Insurance - Closing Inst. And Proform
 787590          3.SRC-MORT                Mortgage
 787693          14.SRC-TINS               Title Insurance - Closing Inst. And Proform
  24732          2.SRC-MORT                Mortgage
 608074          4.SRC-TINS                Title Insurance - Proforma
 634980          3.SRC-TINS                Title Insurance - Proforma
 681886          3.SRC-TINS                Title Insurance - Title Policy
 704013          3.SRC-MORT                Mortgage
 704014          4.SRC-MORT.GAP            Mortgage(Gap)
 704066          2.SRC-MORT                Mortgage
 798421          5.SRC-TINS                Title Insurance - Title Policy
 726574          3.SRC-TINS                Title Insurance - Proforma
 726839          3.SRC-MORT                Mortgage
 726987          14.SRC-TINS               Title Insurance - Proforma
 728309          8.SRC-TINS                Title Insurance - Proforma
 733018          13.SRC-TINS               Title Insurance - Proforma
 733226          4.SRC-MORT                Mortgage
 733263          14.SRC-TINS               Title Insurance - Proforma
 734667          3.SRC-MORT                Mortgage
 737059          8.SRC-TINS                Title Insurance - Title Policy
 737816          13.SRC-TINS               Title Insurance - Proforma
 738507          3.SRC-MORT                Mortgage
 740070          4.SRC-MORT                Mortgage
 740105          13.SRC-TINS               Title Insurance - Proforma
 744849          15.SRC-TINS               Title Insurance - Proforma
 746147          14.SRC-TINS               Title Insurance - Title Policy
 748662          15.SRC-MORT.GAP           Mortgage(Gap)
 749860          13.SRC-TINS               Title Insurance - Proforma
 750452          14.SRC-TINS               Title Insurance - Proforma
 751303          3.SRC-TINS                Title Insurance - Proforma
 751450          5.SRC-TINS                Title Insurance - Proforma
 751530          4.SRC-MORT                Mortgage
 751524          3.SRC-TINS                Title Insurance - Proforma
 798533          16.SRC-TINS               Title Insurance - Title Policy
 786177          4.SRC-MORT                Mortgage
 786188          12.SRC-TINS               Title Insurance - Proforma
 786732          5.SRC-TINS                Title Insurance - Proforma
 787174          3.SRC-MORT                Mortgage
 787223          3.SRC-MORT                Mortgage
 787520          3.SRC-MORT                Mortgage
 787622          10.SRC-TINS               Title Insurance - Proforma
 787864          14.SRC-TINS               Title Insurance - Proforma
 788177          26.SRC-TINS               Title Insurance - Closing Inst. And Proform
 788053          12.SRC-TINS               Title Insurance - Title Policy
 789071          13.SRC-TINS               Title Insurance - Proforma
 789197          13.SRC-TINS               Title Insurance - Proforma
 796841          17.SRC+MORT               Mortgage
 796880          28.SRC-TINS               Title Insurance - Title Policy
 789971          15.SRC-TINS               Title Insurance - Proforma
 790107          5.SRC-TINS                Title Insurance - Proforma
 790230          18.SRC-TINS               Title Insurance - Proforma
 790462          9.SRC-TINS                Title Insurance - Title Policy
 790539          13.SRC-TINS               Title Insurance - Proforma
 790596          13.SRC-TINS               Title Insurance - Proforma
 791070          11.SRC-TINS               Title Insurance - Proforma
 791358          3.SRC-MORT                Mortgage
 791376          15.SRC-TINS               Title Insurance - Proforma
 791494          3.SRC-MORT                Mortgage
 791501          7.SRC-TINS                Title Insurance - Proforma
 791923          3.SRC-MORT                Mortgage
 791990          14.SRC-TINS               Title Insurance - Proforma
 792704          13.SRC-TINS               Title Insurance - Proforma
 796621          4.SRC-MORT                Mortgage
 798346          12.SRC-TINS               Title Insurance - Title Policy
 797434          17.SRC-TINS               Title Insurance - Proforma
 797436          18.SRC-TINS               Title Insurance - Title Commitment


-----------------------------------------------------------------------------------------------------------------
Doc Key    To:                                                               Evidence of Recording
-----------------------------------------------------------------------------------------------------------------
 797125    ARCHON FINANCIAL, L.P.; COMMERZBANK AG, NEW YORK BRANCH           No Evidence of Recording
 797258    ARCHON FINANCIAL, L.P.; COMMERZBANK AG, NEW YORK BRANCH           No Evidence of Recording
 798611    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
 798616                                                                      Document Not Received
 798637    GOLDMAN SACHS MORTGAGE COMPANY                                    Document Not Received
 798641                                                                      Document Not Received
 798652    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
 798662                                                                      Document Not Received
  24435                                                                      No Evidence of Recording
  24441                                                                      Document Not Received
  24814                                                                      No Evidence of Recording
  24943                                                                      No Evidence of Recording
  24960                                                                      No Evidence of Recording
  24952                                                                      Document Not Received
  25677                                                                      Document Not Received
  26011                                                                      Document Not Received
  31308                                                                      Title Policy
  28107    ARCHON FINANCIAL, L.P.                                            Original Recorders Stamp
  28125                                                                      Title Policy
  28283    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
  28479                                                                      Title Policy
 741005    GOLDMAN SACHS MORTGAGE COMPANY                                    No Evidence of Recording
  30878                                                                      Title Policy
  31779    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
  31806                                                                      Title Policy
 725513                                                                      Document Not Received
 726299                                                                      Document Not Received
 735032    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
 735067                                                                      Document Not Received
 737550    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
 798358                                                                      Document Not Received
 744466                                                                      No Evidence of Recording
 744980    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
 745158                                                                      No Evidence of Recording
 749325    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
 749488                                                                      No Evidence of Recording
 750282    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
 750348                                                                      No Evidence of Recording
 786621    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
 786668                                                                      No Evidence of Recording
 787590    ARCHON FINANCIAL, L.P.                                            No Evidence of Recording
 787693                                                                      No Evidence of Recording
  24732                                                                      No Evidence of Recording
 608074                                                                      No Evidence of Recording
 634980                                                                      No Evidence of Recording
 681886
 704013                                                                      No Evidence of Recording
 704014                                                                      No Evidence of Recording
 704066                                                                      No Evidence of Recording
 798421
 726574
 726839    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        No Evidence of Recording
 726987                                                                      No Evidence of Recording
 728309                                                                      No Evidence of Recording
 733018                                                                      No Evidence of Recording
 733226    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        Cert. True & Sent for rec
 733263                                                                      No Evidence of Recording
 734667    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        Cert. True & Sent for rec
 737059                                                                      No Evidence of Recording
 737816                                                                      No Evidence of Recording
 738507    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        Cert. True & Sent for rec
 740070    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        Cert. True & Sent for rec
 740105                                                                      No Evidence of Recording
 744849                                                                      No Evidence of Recording
 746147                                                                      No Evidence of Recording
 748662    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        No Evidence of Recording
 749860                                                                      No Evidence of Recording
 750452                                                                      No Evidence of Recording
 751303                                                                      No Evidence of Recording
 751450                                                                      No Evidence of Recording
 751530    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        Cert. True & Sent for rec
 751524                                                                      No Evidence of Recording
 798533                                                                      Document Not Received
 786177    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        Cert. True & Sent for rec
 786188                                                                      No Evidence of Recording
 786732                                                                      No Evidence of Recording
 787174    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        No Evidence of Recording
 787223    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        No Evidence of Recording
 787520    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        No Evidence of Recording
 787622                                                                      No Evidence of Recording
 787864                                                                      No Evidence of Recording
 788177                                                                      No Evidence of Recording
 788053                                                                      Document Not Received
 789071                                                                      No Evidence of Recording
 789197                                                                      No Evidence of Recording
 796841    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        No Evidence of Recording
 796880                                                                      No Evidence of Recording
 789971                                                                      No Evidence of Recording
 790107                                                                      No Evidence of Recording
 790230                                                                      No Evidence of Recording
 790462                                                                      No Evidence of Recording
 790539                                                                      No Evidence of Recording
 790596                                                                      No Evidence of Recording
 791070                                                                      No Evidence of Recording
 791358    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        Cert. True & Sent for rec
 791376                                                                      No Evidence of Recording
 791494    SKYMAR CAPITAL CORPORATION                                        Cert. True & Sent for rec
 791501                                                                      No Evidence of Recording
 791923    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        Cert. True & Sent for rec
 791990                                                                      No Evidence of Recording
 792704                                                                      No Evidence of Recording
 796621    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.                        No Evidence of Recording
 798346                                                                      Document Not Received
 797434                                                                      No Evidence of Recording
 797436                                                                      No Evidence of Recording


-------------------------------------------------------------------------------------------------------------------------
Doc Key    Signature                           Exception                                        Cleared Date
-------------------------------------------------------------------------------------------------------------------------
 797125    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 797258    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 798611    Copy of Signature                   EVIDENCE OF RECORDING REQUIRED
 798616    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 798637    Document Not Received               EVIDENCE OF RECORDING REQUIRED
 798641    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 798652    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 798662    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
  24435    Original Signature                  EVIDENCE OF RECORDING REQUIRED
  24441    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
  24814    Original Signature                  EVIDENCE OF RECORDING REQUIRED
  24943    Original Signature                  EVIDENCE OF RECORDING REQUIRED
  24960    Original Signature                  EVIDENCE OF RECORDING REQUIRED
  24952    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
  25677    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
  26011    Document Not Received               ORIGINAL DOCUMENT REQUIRED
  31308    No Signature                        ORIGINAL TITLE POLICY REQUIRED
  28107    Original Signature                  EVIDENCE OF RECORDING REQUIRED
  28125    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
  28283    Original Signature                  EVIDENCE OF RECORDING REQUIRED
  28479    Original Signature                  ORIGINAL DOCUMENT REQUIRED
 741005    Original Signature                  EVIDENCE OF RECORDING REQUIRED
  30878    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
  31779    Original Signature                  EVIDENCE OF RECORDING REQUIRED
  31806    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 725513    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 726299    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 735032    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 735067    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 737550    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 798358    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 744466    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 744980    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 745158    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 749325    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 749488    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 750282    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 750348    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 786621    Copy of Signature                   EVIDENCE OF RECORDING REQUIRED
 786668    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 787590    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 787693    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
  24732    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 608074    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 634980    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 681886                                        ORIGINAL TITLE POLICY REQUIRED
 704013    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 704014    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 704066    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 798421                                        ORIGINAL TITLE POLICY REQUIRED
 726574    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 726839    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 726987    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 728309    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 733018    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 733226    Copy of Signature                   EVIDENCE OF RECORDING REQUIRED
 733263    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 734667    Copy of Signature                   EVIDENCE OF RECORDING REQUIRED
 737059    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 737816    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 738507    Copy of Signature                   EVIDENCE OF RECORDING REQUIRED
 740070    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 740105    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 744849    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 746147    Original Signature                  ORIGINAL TITLE POLICY REQUIRED
 748662    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 749860    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 750452    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 751303    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 751450    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 751530    Copy of Signature                   EVIDENCE OF RECORDING REQUIRED
 751524    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 798533    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 786177    Copy of Signature                   EVIDENCE OF RECORDING REQUIRED
 786188    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 786732    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 787174    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 787223    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 787520    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 787622    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 787864    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 788177    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 788053    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 789071    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 789197    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 796841    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 796880    Copy of Signature                   ORIGINAL TITLE POLICY REQUIRED
 789971    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 790107    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 790230    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 790462    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 790539    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 790596    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 791070    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 791358    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 791376    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 791494    Copy of Signature                   EVIDENCE OF RECORDING REQUIRED
 791501    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 791923    Copy of Signature                   EVIDENCE OF RECORDING REQUIRED
 791990    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 792704    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 796621    Original Signature                  EVIDENCE OF RECORDING REQUIRED
 798346    Document Not Received               ORIGINAL TITLE POLICY REQUIRED
 797434    No Signature                        ORIGINAL TITLE POLICY REQUIRED
 797436    Original Signature                  ORIGINAL TITLE POLICY REQUIRED


-----------------------------------------------------------------------------------------------------------------------
Doc Key    Condition Memo                                                      Memo
-----------------------------------------------------------------------------------------------------------------------
 797125
 797258
 798611
 798616
 798637
 798641
 798652
 798662
  24435
  24441
  24814
  24943
  24960
  24952
  25677
  26011
  31308    NOT COUNTERSIGNED;
  28107
  28125
  28283
  28479
 741005
  30878
  31779
  31806
 725513
 726299
 735032
 735067
 737550
 798358
 744466
 744980
 745158
 749325
 749488
 750282
 750348
 786621    page 69 has copy of sig while sig for whole document is original;
 786668
 787590
 787693
  24732
 608074
 634980
 681886
 704013
 704014
 704066
 798421
 726574
 726839
 726987
 728309
 733018
 733226
 733263
 734667
 737059
 737816
 738507
 740070
 740105
 744849
 746147
 748662
 749860
 750452
 751303
 751450
 751530
 751524
 798533
 786177
 786188
 786732
 787174
 787223
 787520
 787622
 787864
 788177
 788053
 789071
 789197
 796841
 796880
 789971
 790107
 790230
 790462
 790539
 790596
 791070
 791358
 791376
 791494
 791501
 791923
 791990
 792704
 796621
 798346
 797434
 797436                                                                        NOTE B FOR $650,000 IN 335-0517-000


----------------------------------------------------------------------------------------------------------
Doc Key    Memo 2
----------------------------------------------------------------------------------------------------------
 797125
 797258
 798611
 798616
 798637
 798641
 798652
 798662
  24435    MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND i FIXTURE FILING; to ARCHON FINANCIA
  24441    CHICAGO TITLE INSURANCE COMPANY; $2,900,000; OFFICE FILE NO. i 10000.030
  24814    MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND i FIXTURE FILING; to ARCHON FINANCIA
  24943    AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF RENTS, SECURITY i AGREEMENT AND FIXTURE FILIN
  24960    RECEIPT OF FUTURE ADVANCE; to ARCHON FINANCIAL LP
  24952    FIRST AMERICAN TITLE INSURANCE COMPANY; $14,400,000; AGENTS i FILE NO. 1-012-135
  25677    OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY; $13,785,900; i FILE ID 03R4852
  26011    B-NOTE; $750,000
  31308
  28107
  28125
  28283
  28479
 741005
  30878
  31779
  31806
 725513
 726299
 735032
 735067
 737550
 798358
 744466
 744980
 745158
 749325
 749488
 750282
 750348
 786621
 786668
 787590
 787693
  24732    MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND i FIXTURE FILING; to WASHINGTON MUTU
 608074    COMMOWEALTH LAND TITLE INSURANCE; POLICY #10029595
 634980    FIRST AMERICAN TITLE INSURANCE COMPANY; POLICY # 161008SLO
 681886
 704013    AMENDED, RESTATED AND CONSOLIDATED MORTGAGE, ASSIGNEMNT OF i LEASES AND RENTS AND SECURITY
 704014    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY i AGREEMENT (GAP); to GREENWICH CAPI
 704066    ACT OF MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT; i to GREENWICH CAPITAL FINANC
 798421
 726574
 726839
 726987
 728309
 733018
 733226
 733263
 734667
 737059
 737816
 738507
 740070
 740105
 744849
 746147
 748662
 749860
 750452
 751303
 751450
 751530
 751524
 798533
 786177
 786188
 786732
 787174
 787223
 787520
 787622
 787864
 788177
 788053
 789071
 789197
 796841
 796880
 789971
 790107
 790230
 790462
 790539
 790596
 791070
 791358
 791376
 791494
 791501
 791923
 791990
 792704
 796621
 798346
 797434
 797436


-----------------------------------------------------------------------------------------------------------------------
Doc Key    Recording Info                                             Document Class               Position
-----------------------------------------------------------------------------------------------------------------------
 797125    Jurisdiction: HARRIS, TX,                                  Mortgage                     Source
 797258    Jurisdiction: ALAMEDA, CA,                                 Mortgage                     Source
 798611                                                               Mortgage                     Source
 798616                                                               Title Insurance              Source
 798637                                                               Mortgage                     Source
 798641                                                               Title Insurance              Source
 798652                                                               Mortgage                     Source
 798662                                                               Title Insurance              Source
  24435                                                               Mortgage                     Source
  24441                                                               Title Insurance              Source
  24814                                                               Mortgage                     Source
  24943                                                               Mortgage                     Source
  24960                                                               Mortgage                     Source
  24952                                                               Title Insurance              Source
  25677                                                               Title Insurance              Source
  26011                                                               Note                         Source
  31308                                                               Title Insurance              Source
  28107    Inst. Num: 2003-0249269, Book: 13862, Page: 5832,          Mortgage                     Source
  28125                                                               Title Insurance              Source
  28283    Jurisdiction: CHARLOTTESVILLE CITY, VA,                    Mortgage                     Source
  28479                                                               Title Insurance              Source
 741005                                                               Note                         Modification
  30878                                                               Title Insurance              Source
  31779                                                               Mortgage                     Source
  31806                                                               Title Insurance              Source
 725513                                                               Title Insurance              Source
 726299                                                               Title Insurance              Source
 735032                                                               Mortgage                     Source
 735067                                                               Title Insurance              Source
 737550                                                               Mortgage                     Source
 798358                                                               Title Insurance              Source
 744466                                                               Title Insurance              Source
 744980                                                               Mortgage                     Source
 745158                                                               Title Insurance              Source
 749325                                                               Mortgage                     Source
 749488                                                               Title Insurance              Source
 750282                                                               Mortgage                     Source
 750348                                                               Title Insurance              Source
 786621                                                               Mortgage                     Source
 786668                                                               Title Insurance              Source
 787590                                                               Mortgage                     Source
 787693                                                               Title Insurance              Source
  24732                                                               Mortgage                     Source
 608074                                                               Title Insurance              Source
 634980                                                               Title Insurance              Source
 681886                                                               Title Insurance              Source
 704013                                                               Mortgage                     Source
 704014                                                               Mortgage                     Source
 704066                                                               Mortgage                     Source
 798421                                                               Title Insurance              Source
 726574                                                               Title Insurance              Source
 726839                                                               Mortgage                     Source
 726987                                                               Title Insurance              Source
 728309                                                               Title Insurance              Source
 733018                                                               Title Insurance              Source
 733226                                                               Mortgage                     Source
 733263                                                               Title Insurance              Source
 734667                                                               Mortgage                     Source
 737059                                                               Title Insurance              Source
 737816                                                               Title Insurance              Source
 738507                                                               Mortgage                     Source
 740070                                                               Mortgage                     Source
 740105                                                               Title Insurance              Source
 744849                                                               Title Insurance              Source
 746147                                                               Title Insurance              Source
 748662                                                               Mortgage                     Source
 749860                                                               Title Insurance              Source
 750452                                                               Title Insurance              Source
 751303                                                               Title Insurance              Source
 751450                                                               Title Insurance              Source
 751530                                                               Mortgage                     Source
 751524                                                               Title Insurance              Source
 798533                                                               Title Insurance              Source
 786177                                                               Mortgage                     Source
 786188                                                               Title Insurance              Source
 786732                                                               Title Insurance              Source
 787174                                                               Mortgage                     Source
 787223                                                               Mortgage                     Source
 787520                                                               Mortgage                     Source
 787622                                                               Title Insurance              Source
 787864                                                               Title Insurance              Source
 788177                                                               Title Insurance              Source
 788053                                                               Title Insurance              Source
 789071                                                               Title Insurance              Source
 789197                                                               Title Insurance              Source
 796841                                                               Mortgage                     Source
 796880                                                               Title Insurance              Source
 789971                                                               Title Insurance              Source
 790107                                                               Title Insurance              Source
 790230                                                               Title Insurance              Source
 790462                                                               Title Insurance              Source
 790539                                                               Title Insurance              Source
 790596                                                               Title Insurance              Source
 791070                                                               Title Insurance              Source
 791358                                                               Mortgage                     Source
 791376                                                               Title Insurance              Source
 791494                                                               Mortgage                     Source
 791501                                                               Title Insurance              Source
 791923                                                               Mortgage                     Source
 791990                                                               Title Insurance              Source
 792704                                                               Title Insurance              Source
 796621                                                               Mortgage                     Source
 798346                                                               Title Insurance              Source
 797434                                                               Title Insurance              Source
 797436                                                               Title Insurance              Source


----------------------------------------------------------------------------------------------------------------------------------
Doc Key    Document Title
----------------------------------------------------------------------------------------------------------------------------------
 797125
 797258
 798611    DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING
 798616
 798637
 798641
 798652    MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING
 798662
  24435
  24441
  24814
  24943
  24960
  24952
  25677
  26011
  31308    TITLE POLICY
  28107    DEED TO SECURE DEBT, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING
  28125
  28283    DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT  AND FIXTURE FILING
  28479    TITLE POLICY
 741005    FIRST AMENDMENT TO MORTGAGE NOTE (NOTE A) AND MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
  30878    TITLE POLICY
  31779    DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
  31806    TITLE POLICY
 725513
 726299
 735032    MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING
 735067
 737550    DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT  AND FIXTURE FILING
 798358
 744466
 744980    MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 745158
 749325    DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT  AND FIXTURE FILING
 749488
 750282    LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING
 750348
 786621    LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING
 786668
 787590    OPEN-END MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING
 787693
  24732
 608074
 634980
 681886
 704013
 704014
 704066
 798421
 726574    TITLE POLICY
 726839    FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING
 726987    ALTA LENDER'S POLICY
 728309
 733018    LOAN POLICY
 733226    DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 733263
 734667    MORTGAGE
 737059    POLICY OF TITLE INSURANCE
 737816
 738507    DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 740070    DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 740105
 744849
 746147    POLICY OF TITLE INSURANCE
 748662
 749860
 750452    LOAN POLICY
 751303    LOAN POLICY
 751450
 751530    DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 751524
 798533
 786177    DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 786188
 786732    POLICY OF TITLE INSURANCE
 787174    MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 787223    MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 787520    DEED OF TRUST, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT
 787622
 787864
 788177
 788053
 789071
 789197    POLICY OF TITLE INSURANCE
 796841    AMENDMENT TO FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING AND
           ASSIGNMENT OF LEA
 796880
 789971
 790107    LOAN POLICY OF TITLE INSURANCE
 790230    POLICY OF TITLE INSURANCE
 790462    LOAN POLICY
 790539
 790596
 791070
 791358    MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 791376    LOAN POLICY OF TITLE INSURANCE
 791494    DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 791501
 791923    DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
 791990
 792704
 796621    FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
 798346
 797434
 797436    EAGLE 9 UCC INSURANCE COMMITMENT


---------------------------------------------------------------------------
Doc Key    Issue ID             Review Set            File ID
---------------------------------------------------------------------------
 797125    GCCF4GG1             GCCF4GG1              1130-0001-000
 797258    GCCF4GG1             GCCF4GG1              1130-0002-000
 798611    GCCF4GG1             GCCF4GG1              1130-0006-000
 798616    GCCF4GG1             GCCF4GG1              1130-0006-000
 798637    GCCF4GG1             GCCF4GG1              1130-0007-000
 798641    GCCF4GG1             GCCF4GG1              1130-0007-000
 798652    GCCF4GG1             GCCF4GG1              1130-0010-000
 798662    GCCF4GG1             GCCF4GG1              1130-0010-000
  24435    GCCF4GG1             GCCF4GG1              208-0527-000
  24441    GCCF4GG1             GCCF4GG1              208-0527-000
  24814    GCCF4GG1             GCCF4GG1              208-0533-000
  24943    GCCF4GG1             GCCF4GG1              208-0534-000
  24960    GCCF4GG1             GCCF4GG1              208-0534-000
  24952    GCCF4GG1             GCCF4GG1              208-0534-000
  25677    GCCF4GG1             GCCF4GG1              208-0541-000
  26011    GCCF4GG1             GCCF4GG1              208-0543-000
  31308    GCCF4GG1             GCCF4GG1              208-0546-000
  28107    GCCF4GG1             GCCF4GG1              208-0547-000
  28125    GCCF4GG1             GCCF4GG1              208-0547-000
  28283    GCCF4GG1             GCCF4GG1              208-0548-000
  28479    GCCF4GG1             GCCF4GG1              208-0550-000
 741005    GCCF4GG1             GCCF4GG1              208-0560-000
  30878    GCCF4GG1             GCCF4GG1              208-0565-000
  31779    GCCF4GG1             GCCF4GG1              208-0570-000
  31806    GCCF4GG1             GCCF4GG1              208-0570-000
 725513    GCCF4GG1             GCCF4GG1              208-0573-000
 726299    GCCF4GG1             GCCF4GG1              208-0576-000
 735032    GCCF4GG1             GCCF4GG1              208-0588-000
 735067    GCCF4GG1             GCCF4GG1              208-0588-000
 737550    GCCF4GG1             GCCF4GG1              208-0592-000
 798358    GCCF4GG1             GCCF4GG1              208-0592-000
 744466    GCCF4GG1             GCCF4GG1              208-0601-000
 744980    GCCF4GG1             GCCF4GG1              208-0602-000
 745158    GCCF4GG1             GCCF4GG1              208-0602-000
 749325    GCCF4GG1             GCCF4GG1              208-0606-000
 749488    GCCF4GG1             GCCF4GG1              208-0606-000
 750282    GCCF4GG1             GCCF4GG1              208-0607-000
 750348    GCCF4GG1             GCCF4GG1              208-0607-000
 786621    GCCF4GG1             GCCF4GG1              208-0617-000
 786668    GCCF4GG1             GCCF4GG1              208-0617-000
 787590    GCCF4GG1             GCCF4GG1              208-0620-000
 787693    GCCF4GG1             GCCF4GG1              208-0620-000
  24732    GCCF4GG1             GCCF4GG1              211-0012-000
 608074    GCCF4GG1             GCCF4GG1              335-0262-000
 634980    GCCF4GG1             GCCF4GG1              335-0290-000
 681886    GCCF4GG1             GCCF4GG1              335-0366-000
 704013    GCCF4GG1             GCCF4GG1              335-0403-000
 704014    GCCF4GG1             GCCF4GG1              335-0403-000
 704066    GCCF4GG1             GCCF4GG1              335-0405-000
 798421    GCCF4GG1             GCCF4GG1              335-0423-000
 726574    GCCF4GG1             GCCF4GG1              335-0427-000
 726839    GCCF4GG1             GCCF4GG1              335-0431-000
 726987    GCCF4GG1             GCCF4GG1              335-0431-000
 728309    GCCF4GG1             GCCF4GG1              335-0434-000
 733018    GCCF4GG1             GCCF4GG1              335-0442-000
 733226    GCCF4GG1             GCCF4GG1              335-0443-000
 733263    GCCF4GG1             GCCF4GG1              335-0443-000
 734667    GCCF4GG1             GCCF4GG1              335-0445-000
 737059    GCCF4GG1             GCCF4GG1              335-0446-000
 737816    GCCF4GG1             GCCF4GG1              335-0449-000
 738507    GCCF4GG1             GCCF4GG1              335-0451-000
 740070    GCCF4GG1             GCCF4GG1              335-0452-000
 740105    GCCF4GG1             GCCF4GG1              335-0452-000
 744849    GCCF4GG1             GCCF4GG1              335-0455-000
 746147    GCCF4GG1             GCCF4GG1              335-0456-000
 748662    GCCF4GG1             GCCF4GG1              335-0457-000
 749860    GCCF4GG1             GCCF4GG1              335-0460-000
 750452    GCCF4GG1             GCCF4GG1              335-0461-000
 751303    GCCF4GG1             GCCF4GG1              335-0463-000
 751450    GCCF4GG1             GCCF4GG1              335-0464-000
 751530    GCCF4GG1             GCCF4GG1              335-0465-000
 751524    GCCF4GG1             GCCF4GG1              335-0465-000
 798533    GCCF4GG1             GCCF4GG1              335-0466-000
 786177    GCCF4GG1             GCCF4GG1              335-0470-000
 786188    GCCF4GG1             GCCF4GG1              335-0470-000
 786732    GCCF4GG1             GCCF4GG1              335-0473-000
 787174    GCCF4GG1             GCCF4GG1              335-0474-000
 787223    GCCF4GG1             GCCF4GG1              335-0475-000
 787520    GCCF4GG1             GCCF4GG1              335-0477-000
 787622    GCCF4GG1             GCCF4GG1              335-0477-000
 787864    GCCF4GG1             GCCF4GG1              335-0478-000
 788177    GCCF4GG1             GCCF4GG1              335-0479-000
 788053    GCCF4GG1             GCCF4GG1              335-0480-000
 789071    GCCF4GG1             GCCF4GG1              335-0483-000
 789197    GCCF4GG1             GCCF4GG1              335-0484-000
 796841    GCCF4GG1             GCCF4GG1              335-0485-000
 796880    GCCF4GG1             GCCF4GG1              335-0485-000
 789971    GCCF4GG1             GCCF4GG1              335-0487-000
 790107    GCCF4GG1             GCCF4GG1              335-0489-000
 790230    GCCF4GG1             GCCF4GG1              335-0490-000
 790462    GCCF4GG1             GCCF4GG1              335-0491-000
 790539    GCCF4GG1             GCCF4GG1              335-0492-000
 790596    GCCF4GG1             GCCF4GG1              335-0493-000
 791070    GCCF4GG1             GCCF4GG1              335-0494-000
 791358    GCCF4GG1             GCCF4GG1              335-0495-000
 791376    GCCF4GG1             GCCF4GG1              335-0495-000
 791494    GCCF4GG1             GCCF4GG1              335-0496-000
 791501    GCCF4GG1             GCCF4GG1              335-0496-000
 791923    GCCF4GG1             GCCF4GG1              335-0498-000
 791990    GCCF4GG1             GCCF4GG1              335-0498-000
 792704    GCCF4GG1             GCCF4GG1              335-0500-000
 796621    GCCF4GG1             GCCF4GG1              335-0511-000
 798346    GCCF4GG1             GCCF4GG1              335-0511-000
 797434    GCCF4GG1                                   335-0516-000
 797436    GCCF4GG1                                   335-0516-000


-----------------------------------------------------------------------------------------------------------
Doc Key    Borrower
-----------------------------------------------------------------------------------------------------------
 797125    GGP-DEERBROOK, LP
 797258    SOUTHLAND MALL, L.P.
 798611    CRESCENT 5 HOUSTON CENTER, L.P.
 798616    CRESCENT 5 HOUSTON CENTER, L.P.
 798637    GS II BROOK HIGHLAND LLC; GS II JACKSONVILLE REGIONAL LLC; GS II GREEN RIDGE LLC
 798641    GS II BROOK HIGHLAND LLC; GS II JACKSONVILLE REGIONAL LLC; GS II GREEN RIDGE LLC
 798652    WATER TOWER LLC
 798662    WATER TOWER LLC
  24435    NORTH AUGUSTA SHOP SPACE LIMITED PA
  24441    NORTH AUGUSTA SHOP SPACE LIMITED PA
  24814    VETERANS 24, L.P.
  24943    EPOCH DEERWOOD, LTD.
  24960    EPOCH DEERWOOD, LTD.
  24952    EPOCH DEERWOOD, LTD.
  25677    BURCAM CAPITAL II, L.L.C.
  26011    BRISTOL GROUP, L.L.C.
  31308    UNION TOWN CENTER, LLC
  28107    MARIETTA-CANTON INVESTMENTS, L.L.C.
  28125    MARIETTA-CANTON INVESTMENTS, L.L.C.
  28283    OMD, LLC
  28479    SOUTHLAND PLAZA ASSOCIATES, LLC
 741005    VICTORY BERRYLAND, L.L.C. AND PALM BAY INVESTORS, LLC
  30878    RIVER ROOT PARTNERS, LLC
  31779    CHEROKEE MAIN STREET, LLC
  31806    CHEROKEE MAIN STREET, LLC
 725513    STHQ REALTY LLC
 726299    PECOS TERRACE II, A CALIFORNIA LIMITED PARTNERSHIP
 735032    BANGOR PLAZA ASSOCIATES
 735067    BANGOR PLAZA ASSOCIATES
 737550    RIVER OAKS ASSOCIATES, LLC
 798358    RIVER OAKS ASSOCIATES, LLC
 744466    CORNERSTONE REALTY INVESTMENTS, LLC
 744980    6100 ASSOCIATES, L.L.C.
 745158    6100 ASSOCIATES, L.L.C.
 749325    CPRE-1 END GREENLAWN II, L.P.
 749488    CPRE-1 END GREENLAWN II, L.P.
 750282    NEW ROC ASSOCIATES, L.P.
 750348    NEW ROC ASSOCIATES, L.P.
 786621    MEDICAL PARK THREE LIMITED PARTNERSHIP
 786668    MEDICAL PARK THREE LIMITED PARTNERSHIP
 787590    ARBOR SQUARE II, LLC
 787693    ARBOR SQUARE II, LLC
  24732    SOVEREIGN REALTY ASSOCIATES LIMITED
 608074    PSS WALNUT, LLC AND PSS PACIFIC BEA
 634980    SYCAMORE MINERAL SPRINGS LLC
 681886    MAGNOLIA SMITHRIDGE, L.L.C.
 704013    MAD 660, LLC
 704014    MAD 660, LLC
 704066    JDI MORGAN CITY LIMITED PARTNERSHIP
 798421    1801 K STREET INVESTORS, L.L.C.
 726574    MPM PROPERTIES, LLC
 726839    CASTLE DAVIES LLC AND 841 BISHOP, LLC
 726987    CASTLE DAVIES LLC AND 841 BISHOP, LLC
 728309    NORTH/HALSTED, LLC
 733018    THE 381 CONNECTICUT AVENUE CORPORATION
 733226    SELF STORAGE INVESTORS, LLC
 733263    SELF STORAGE INVESTORS, LLC
 734667    COVENTRY COMMONS, LLC
 737059    ORION DEVELOPMENT RA XXXI, LLC
 737816    SABRE PARK ASSOCS, LLC
 738507    WILLOW CREEK TOWN CENTER, LLC & WILLOW CREEK TOWN CENTER A, LLC
 740070    TOWNE SQUARE SHOPPING CENTER, L.P., A NORTH CAROLINA LIMITED PARTNERSHIP
 740105    TOWNE SQUARE SHOPPING CENTER, L.P., A NORTH CAROLINA LIMITED PARTNERSHIP
 744849    STONERIDGE MOBILE HOME PARK, A CALIFORNIA LIMITED PARTNERSHIP
 746147    399 CROSSWEST OF NEW YORK, LLC
 748662    111 CHELSEA COMMERCE LP
 749860    ZELMAN MERCED MARKETPLACE, LLC
 750452    PENINSULAR HOSPITALITY INC.
 751303    CERRITOS BEST PLAZA, LLC
 751450    HD CELEBRATION, LLC
 751530    EAST HILLS PLAZA, L.L.C.
 751524    EAST HILLS PLAZA, L.L.C.
 798533    MHC TWIN LAKES, L.L.C.
 786177    DUNHILL ABRAMS, LTD., A TEXAS LIMITED PARTNERSHIP
 786188    DUNHILL ABRAMS, LTD., A TEXAS LIMITED PARTNERSHIP
 786732    BEAR VALLEY ROAD PARTNERS, LLC, AND MLANTZ, LLC
 787174    26-30 WEST HUBBARD, LLC
 787223    22 WEST HUBBARD, LLC
 787520    HAINES FIRST PHASE, LTD.
 787622    HAINES FIRST PHASE, LTD.
 787864    CHESTERFIELD SQUARE, LLC
 788177    DM CRESCENT, LLC; MB ALAMEDA, LLC; MB 1031, LLC; MB PIER, LLC; MB 801, LLC; SM C
 788053    MHC SPRING GULCH, L.L.C.
 789071    FORESTCOVE, L.L.C.
 789197    STONESTREET DEVELOPMENT, LLC
 796841    LOUISVILLE TROPHY LLC
 796880    LOUISVILLE TROPHY LLC
 789971    MARKET CITY (DELAWARE) LLC
 790107    ROLLING VALLEY MALL LLC
 790230    SEVERANCE SPE FEECO, L.L.C.
 790462    WILLIAM F. WALLACE AND STRATFORD C. WALLACE
 790539    BPG INDUSTRIAL PARTNERS III, L.P.
 790596    GREENSBORO CENTER LIMITED PARTNERSHIP
 791070    HOLLYWOOD ACQUISITION, LLC
 791358    BAYSIDE CLUB HOTEL LLC
 791376    BAYSIDE CLUB HOTEL LLC
 791494    RIBEIRO-CALIFORNIA, LLC
 791501    RIBEIRO-CALIFORNIA, LLC
 791923    ABA INVESTMENTS, LLC
 791990    ABA INVESTMENTS, LLC
 792704    ASHBURN SQUARE, L.L.C.
 796621    1700 CALIFORNIA STREET, LLC
 798346    1700 CALIFORNIA STREET, LLC
 797434    LEASEHOLD CAPITAL-BRISTOL, LLC
 797436    LEASEHOLD CAPITAL-BRISTOL, LLC


-----------------------------------------------------------------------------------------------
Doc Key                 Loan Amount           Closed           Rate               Maturity
-----------------------------------------------------------------------------------------------
 797125                 $ 42,500,000.00       3/12/04               3.46           3/1/09
 797258                 $ 45,000,000.00        3/9/04                              3/1/09
 798611                 $ 45,000,000.00        9/8/03
 798616                 $ 45,000,000.00        9/8/03
 798637                 $ 50,000,000.00        8/1/03
 798641                 $ 50,000,000.00        8/1/03
 798652                 $ 28,250,000.00       8/21/03
 798662                 $ 28,250,000.00       8/21/03
  24435                   $2,900,000.00       7/31/03               4.45           8/1/13
  24441                   $2,900,000.00       7/31/03               4.45           8/1/13
  24814                 $ 14,700,000.00       8/12/03               6.33           9/1/13
  24943                 $ 14,400,000.00       8/15/03               6.04           9/1/13
  24960                 $ 14,400,000.00       8/15/03               6.04           9/1/13
  24952                 $ 14,400,000.00       8/15/03               6.04           9/1/13
  25677                 $ 12,982,900.00        9/4/03               6.31          10/1/13
  26011                 $ 11,750,000.00       9/15/03               6.11          10/1/13
  31308                   $3,750,000.00       9/25/03               5.93          10/1/13
  28107                   $5,100,000.00                             5.83          10/1/13
  28125                   $5,100,000.00                             5.83          10/1/13
  28283                   $3,500,000.00       10/2/03               4.85          11/1/13
  28479                   $5,850,000.00
 741005                   $3,500,000.00      10/23/03               5.93          11/1/13
  30878                 $ 26,300,000.00      11/10/03               4.89          11/1/13
  31779                 $ 11,500,000.00      11/21/03               5.28          12/1/13
  31806                 $ 11,500,000.00      11/21/03               5.28          12/1/13
 725513                 $ 36,000,000.00      12/10/03                5.6           1/1/14
 726299                   $4,450,000.00      12/16/03               5.74           1/1/13
 735032                   $5,200,000.00       1/22/04               5.39           2/1/19
 735067                   $5,200,000.00       1/22/04               5.39           2/1/19
 737550                   $3,200,000.00       1/29/04               5.72           2/1/14
 798358                   $3,200,000.00       1/29/04               5.72           2/1/14
 744466                   $5,300,000.00       2/23/04               5.15           3/1/14
 744980                   $5,740,000.00       2/25/04               5.48           3/1/14
 745158                   $5,740,000.00       2/25/04               5.48           3/1/14
 749325                   $4,875,000.00        3/5/04               5.57           4/1/12
 749488                   $4,875,000.00        3/5/04               5.57           4/1/12
 750282                 $ 66,000,000.00        3/9/04               5.58           4/1/14
 750348                 $ 66,000,000.00        3/9/04               5.58           4/1/14
 786621                   $8,700,000.00       3/25/04               5.55           4/1/14
 786668                   $8,700,000.00       3/25/04               5.55           4/1/14
 787590                   $5,000,000.00       3/31/04                5.5           4/1/14
 787693                   $5,000,000.00       3/31/04                5.5           4/1/14
  24732                 $ 19,350,000.00        8/7/03               6.09           9/1/13
 608074                 $ 23,500,000.00       1/16/03                  0
 634980                 $ 15,000,000.00        5/4/04               8.42           5/1/13
 681886                   $4,175,000.00       9/11/03               6.43          10/1/13
 704013                 $120,000,000.00       4/20/04                7.2          12/1/13
 704014                 $120,000,000.00       4/20/04                7.2          12/1/13
 704066                   $6,300,000.00      11/21/03               6.69          12/1/13
 798421                 $ 12,371,875.00      12/10/03              5.578
 726574                   $4,500,000.00      12/19/03               5.76           1/1/14
 726839                 $ 49,000,000.00      12/19/03               6.72           1/1/09
 726987                 $ 49,000,000.00      12/19/03               6.72           1/1/09
 728309                 $ 22,250,000.00      12/31/03
 733018                   $6,000,000.00      12/16/04               5.95           2/1/14
 733226                   $4,225,000.00       1/15/04              5.611           2/1/14
 733263                   $4,225,000.00       1/15/04              5.611           2/1/14
 734667                 $ 11,200,000.00       1/26/04               5.85           2/1/14
 737059                   $2,650,000.00        2/3/04               6.53           3/1/14
 737816                   $6,200,000.00        2/5/04              5.314           3/1/11
 738507                   $8,000,000.00        2/4/04              5.455           3/1/14
 740070                 $ 11,850,000.00       2/17/04
 740105                 $ 11,850,000.00       2/17/04
 744849                 $ 10,725,000.00       2/24/04              5.505           3/1/14
 746147                 $ 20,000,000.00       2/26/04                              2/1/14
 748662                 $149,500,000.00       5/12/04        5.496733333           4/1/14
 749860                 $ 16,900,000.00        3/9/04              5.383           3/1/11
 750452                   $9,000,000.00                              6.5           4/1/14
 751303                 $ 45,000,000.00       3/17/04                5.4           4/1/14
 751450                   $9,200,000.00       3/22/04                  5           4/1/09
 751530                   $4,655,000.00       3/19/04               5.44           4/1/14
 751524                   $4,655,000.00       3/19/04               5.44           4/1/14
 798533                   $3,840,000.00       3/24/04               5.37           4/1/14
 786177                 $ 15,000,000.00       3/31/04               6.05           5/1/14
 786188                 $ 15,000,000.00       3/31/04               6.05           5/1/14
 786732                   $6,700,000.00       3/26/04               5.37           4/1/14
 787174                   $4,450,000.00        4/2/04               5.75           5/1/14
 787223                   $1,800,000.00        4/2/04               5.75           5/1/14
 787520                   $6,800,000.00        4/4/04               5.13           5/1/14
 787622                   $6,800,000.00        4/4/04               5.13           5/1/14
 787864                 $ 24,000,000.00       3/31/04               5.57           3/1/14
 788177                 $ 77,000,000.00        4/2/04              5.591           5/1/11
 788053                   $4,800,000.00        4/6/04               5.37           5/1/14
 789071                 $ 10,400,000.00        4/8/04                5.3           5/1/14
 789197                   $7,100,000.00        4/1/04                  6           5/1/14
 796841                 $108,550,000.00       4/27/04              6.415           4/1/14
 796880                 $108,550,000.00       4/27/04              6.415           4/1/14
 789971                 $ 11,100,000.00        4/8/04               6.07           5/1/14
 790107                 $ 28,000,000.00       4/12/04               5.43           5/1/14
 790230                 $ 43,000,000.00       3/31/04              5.146           4/1/14
 790462                   $3,000,000.00       3/31/04               4.13
 790539                 $ 11,500,000.00        4/7/04               5.62           5/1/14
 790596                 $ 89,000,000.00        4/9/04                              5/1/14
 791070                   $4,200,000.00       4/15/04              6.722           5/1/14
 791358                 $ 11,750,000.00       4/20/04               6.58           5/1/09
 791376                 $ 11,750,000.00       4/20/04               6.58           5/1/09
 791494                   $2,950,000.00       4/20/04               6.05           5/1/14
 791501                   $2,950,000.00       4/20/04               6.05           5/1/14
 791923                   $4,650,000.00       4/20/04               5.28           5/1/14
 791990                   $4,650,000.00       4/20/04               5.28           5/1/14
 792704                   $6,500,000.00       4/22/04                5.7           5/1/14
 796621                 $ 21,800,000.00       4/29/04              5.896           4/1/11
 798346                 $ 21,800,000.00       4/29/04              5.896           4/1/11
 797434                 $ 11,100,000.00       4/30/04              6.428           5/1/14
 797436                 $ 11,100,000.00       4/30/04              6.428           5/1/14


--------------------------------------------------------------------------------------------------------------
Doc Key    File Name                                            Property Address
--------------------------------------------------------------------------------------------------------------
 797125    DEERBROOK MALL                                       20131 US HIGHWAY 59 N.
 797258    SOUTHLAND MALL                                       24500 HESPERIAN BOULEVARD
 798611    5 HOUSTON CENTER                                     1401 MCKINNEY STREET
 798616    5 HOUSTON CENTER                                     1401 MCKINNEY STREET
 798637    DDR PORTFOLIO
 798641    DDR PORTFOLIO
 798652    WATER TOWER PLACE                                    845 NORTH MICHIGAN AVENUE
 798662    WATER TOWER PLACE                                    845 NORTH MICHIGAN AVENUE
  24435    SHOPPES AT NORTH AUGUSTA                             1215-57 KNOX
  24441    SHOPPES AT NORTH AUGUSTA                             1215-57 KNOX
  24814    VETERANS AMC THEATER                                 9302 ANDERSON
  24943    THE RESERVE AT DEERWOOD                              7632 SOUTHSID
  24960    THE RESERVE AT DEERWOOD                              7632 SOUTHSID
  24952    THE RESERVE AT DEERWOOD                              7632 SOUTHSID
  25677    510 GLENWOOD AVENUE                                  510 GLENWOOD
  26011    SUNRISE MESA MOBLIE HOME PARK                        301 S. SIGNAL
  31308    UNION TOWN CENTER                                    8671 & 8832 Union Blvd.
  28107    MARIETTA PROFESSIONAL CENTER                         895 CANTON ROAD
  28125    MARIETTA PROFESSIONAL CENTER                         895 CANTON ROAD
  28283    ENTERPRISE PORTFOLIO
  28479    SOUTHLAND PLAZA SHOPPING CENTER                      2019 6TH AVE SE
 741005    BERRYLAND SHOPPING CENTER                            145 BERRYLAND AVE
  30878    RIVERBEND CENTRE                                     GEORGIA HIGHWAY 27
  31779    MAIN STREET SHOPPING CENTER                          600 CHEROKEE PLACE
  31806    MAIN STREET SHOPPING CENTER                          600 CHEROKEE PLACE
 725513    XEROX CORPORATION                                    800 LONG RIDGE ROAD
 726299    PECOS TERRACE II                                     3555 EAST LAKE MEAD BLVD
 735032    BANGOR PLAZA                                         1309 BLUE VALLEY DRIVE
 735067    BANGOR PLAZA                                         1309 BLUE VALLEY DRIVE
 737550    RIVER OAKS LANDING                                   114-150 RIVER OAKS DRIVE
 798358    RIVER OAKS LANDING                                   114-150 RIVER OAKS DRIVE
 744466    SCRIPPS RANCH TECHNOLOGY CENTER                      10640 -10660 SCRIPPS RANCH BLVD.
 744980    CITIPLACE III                                        6100 CORPORATE BLVD.
 745158    CITIPLACE III                                        6100 CORPORATE BLVD.
 749325    GREENLAWN CROSSING II                                661 LOUIS HANNA BLVD.
 749488    GREENLAWN CROSSING II                                661 LOUIS HANNA BLVD.
 750282    NEW ROC CITY                                         33 LECOUNT PLACE
 750348    NEW ROC CITY                                         33 LECOUNT PLACE
 786621    RICHLAND MEDICAL PARK THREE                          3330 MEDICAL PARK RD.
 786668    RICHLAND MEDICAL PARK THREE                          3330 MEDICAL PARK RD.
 787590    ARBOR SQUARE SHOPPING CENTER                         8201-8267 ARBOR SQUARE DRIVE
 787693    ARBOR SQUARE SHOPPING CENTER                         8201-8267 ARBOR SQUARE DRIVE
  24732    SOVEREIGN APARTMENTS                                 1440 BEACON
 608074    PRICE SELF STORAGE                                   PRICE SELF ST
 634980    SYCAMORE MINERAL SPRINGS RESORT                      1215 AVILA BEACH DRIVE
 681886    770 SMITHRIDGE DRIVE                                 770-780 SMITHRIDGE DRIVE
 704013    660 MADISON AVENUE                                   660 MADISON AVENUE
 704014    660 MADISON AVENUE                                   660 MADISON AVENUE
 704066    HOLIDAY INN MORGAN CITY                              520 RODERICK STREET
 798421    1801 K STREET                                        1801 K STREET, NW
 726574    ROCKEFELLER INDUSTRIES                               1990 -1992 ROCKEFELLER DRIVE
 726839    DAVIES PACIFIC CENTER                                841 BISHOP STREET
 726987    DAVIES PACIFIC CENTER                                841 BISHOP STREET
 728309    LINCOLN PARK CENTRE                                  755 WEST NORTH AVENUE
 733018    BAYWATER BUSINESS PARK                               VARIOUS
 733226    ARROWHEAD SELF STORAGE                               26677 HIGHWAY 18
 733263    ARROWHEAD SELF STORAGE                               26677 HIGHWAY 18
 734667    COVENTRY COMMONS                                     43301 JOY ROAD
 737059    JAMESTOWN ECKERD                                     809-811 NORTH MAIN STREET
 737816    SABRE PARK MHC                                       1705 FACTORY OUTLET BLVD
 738507    WILLOW CREEK SHOPPING CENTER                         1001-1117 EAST BIDWELL STREET
 740070    TOWNE SQUARE SHOPPING CENTER                         SEC W. PARKER & ALMA ROAD
 740105    TOWNE SQUARE SHOPPING CENTER                         SEC W. PARKER & ALMA ROAD
 744849    TOWNE CENTRE PLAZA                                   2701, 2705, 2709 NORTH MESQUITE DRIVE
 746147    CROSSWEST OFFICE CENTER                              399 KNOLLWOOD ROAD
 748662    111 EIGHTH AVENUE                                    111 8TH AVENUE
 749860    MERCED MARKETPLACE                                   1720-1778 WEST OLIVE AVENUE
 750452    SHERATON FOUR POINTS-SAN FRANCISCO                   264 SOUTH AIRPORT BLVD
 751303    BEST PLAZA                                           11101-11263 183RD STREET
 751450    CELEBRATION AT SIX FORKS                             7339 SIX FORKS ROAD
 751530    HIDDEN VALLEY VILLAGE                                1101-1161 HIDDEN VALLEY VILLAGE PARKWAY
 751524    HIDDEN VALLEY VILLAGE                                1101-1161 HIDDEN VALLEY VILLAGE PARKWAY
 798533    TWIN LAKES RV                                        1618 MEMORY LANE
 786177    SKILLMAN ABRAMS SHOPPING CENTER                      6570-6780 ABRAMS ROAD
 786188    SKILLMAN ABRAMS SHOPPING CENTER                      6570-6780 ABRAMS ROAD
 786732    VICTORVILLE PAVILLION                                12127 & 12133 MALL BOULEVARD
 787174    26-30 WEST HUBBARD                                   26-30 WEST HUBBARD
 787223    22 WEST HUBBARD                                      22 WEST HUBBARD
 787520    REATA APARTMENTS                                     3102 HAINE DRIVE
 787622    REATA APARTMENTS                                     3102 HAINE DRIVE
 787864    CHESTERFIELD SQUARE
 788177    801 FIGUEROA TOWER                                   801 SOUTH FIGUEROA ST.
 788053    SPRING GULCH RV                                      475 LYNCH ROAD
 789071    FOREST COVE OFFICE                                   3001-3061 MILLER ROAD
 789197    NEIMAN MARCUS STORE AT FASHION VALLEY                NEIMAN MARCUS
 796841    AEGON CENTER                                         400 W. MARKET STREET
 796880    AEGON CENTER                                         400 W. MARKET STREET
 789971    MARKET CITY SHOPPING CENTER                          2929 KAPIOLANI BOULEVARD
 790107    ROLLING VALLEY MALL                                  9230-80 OLD KEANE MILL ROAD
 790230    SEVERANCE TOWN CENTER                                3640 MAYFIELD ROAD
 790462    700 LEXINGTON AVENUE(GROUND LEASE)                   700 LEXINGTON AVENUE
 790539    CHELSEA BUSINESS PARK                                1 CHELSEA PARKWAY
 790596    GREENSBORO CORPORATE CENTER                          8405 GREENSBORO DRIVE
 791070    HOLLYWOOD CENTER                                     607 SOUTH STATE ROAD 7
 791358    DOUBLETREE CLUB BOSTON BAYSIDE                       240 MOUNT VERNON STREET
 791376    DOUBLETREE CLUB BOSTON BAYSIDE                       240 MOUNT VERNON STREET
 791494    QUAIL PARK AT EL DORADO HILLS                        1200 & 1204 SUNCAST LANE
 791501    QUAIL PARK AT EL DORADO HILLS                        1200 & 1204 SUNCAST LANE
 791923    WEST COURT PLAZA                                     6-70 WEST COURT STREET
 791990    WEST COURT PLAZA                                     6-70 WEST COURT STREET
 792704    OLD ASHBURN SQUARE                                   20630 ASHBURN ROAD
 796621    1700 CALIFORNIA STREET                               1700 CALIFORNIA STREET
 798346    1700 CALIFORNIA STREET                               1700 CALIFORNIA STREET
 797434    STOP & SHOP BRISTOL                                  657 FARMINGTON AVENUE (ROUTE 6)
 797436    STOP & SHOP BRISTOL                                  657 FARMINGTON AVENUE (ROUTE 6)


-----------------------------------------------------------------------------------------------------------------------
Doc Key    Address 2                  Property City         St.    Zip      Law Firm
-----------------------------------------------------------------------------------------------------------------------
 797125                               HUMBLE                TX     77338    CLEARY, GOTTLIEB, STEEN & HAMILTON
 797258                               HAYWARD               CA     94545    CLEARY, GOTTLIEB, STEEN & HAMILTON
 798611                               HOUSTON               TX     77010
 798616                               HOUSTON               TX     77010
 798637                                                     0
 798641                                                     0
 798652                               CHICAGO               IL     60601
 798662                               CHICAGO               IL     60601
  24435                               NORTH AUGUSTA         SC     29841    KROLL MCNAMARA
  24441                               NORTH AUGUSTA         SC     29841    KROLL MCNAMARA
  24814                               TAMPA                 FL     33634    KROLL MCNAMARA
  24943                               JACKSONVILLE          FL     32256    KROLL MCNAMARA
  24960                               JACKSONVILLE          FL     32256    KROLL MCNAMARA
  24952                               JACKSONVILLE          FL     32256    KROLL MCNAMARA
  25677                               RALEIGH               NC     27603    KROLL MCNAMARA
  26011                               APACHE JUNCTION       AZ              GAIL & ASSOCIATES
  31308                               COLORADO SPRINGS      CO     80920    GAIL & ASSOCIATES, P.C.
  28107                               MARIETTA              GA     30060    KROLL MCNAMARA
  28125                               MARIETTA              GA     30060    KROLL MCNAMARA
  28283                                                     0               KROLL MCNAMARA
  28479                               DECATUR               AL     35601    KROLL MCNAMARA
 741005                               PONCHATOULA           0      70454    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
  30878    RIVERBEND DRIVE            ROME                  GA     30161    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
  31779                               CARTERSVILLE          GA     30121    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
  31806                               CARTERSVILLE          GA     30121    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 725513                               STAMFORD              CT     06904    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 726299                               LAS VEGAS             NV     89115    GAIL & ASSOCIATES, P.C.
 735032                               PEN ARGYL             PA     19067    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 735067                               PEN ARGYL             PA     19067    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 737550                               TARBORO               NC     27886    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 798358                               TARBORO               NC     27886    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 744466                               SAN DIEGO             CA              GAIL & ASSOCIATES, P.C.
 744980                               BATON ROUGE           LA     70808    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 745158                               BATON ROUGE           LA     70808    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 749325                               ROUND ROCK            TX              GAIL & ASSOCIATES, P.C.
 749488                               ROUND ROCK            TX              GAIL & ASSOCIATES, P.C.
 750282                               NEW ROCHELLE          NY     10801    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 750348                               NEW ROCHELLE          NY     10801    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 786621                               COLUMBIA              SC     29203    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 786668                               COLUMBIA              SC     29203    KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
 787590                               CINCINNATI            OH     45040    GAIL & ASSOCIATES, P.C.
 787693                               CINCINNATI            OH     45040    GAIL & ASSOCIATES, P.C.
  24732                               BROOKLINE             MA     02167    KROLL MCNAMARA
 608074                               SAN DIEGO             CA              KAYE SCHOLER
 634980                               SAN LUIS OBISPO       CA     93405    KAYE SCHOLER
 681886                               RENO                  NV     89502    ALLEN MATKINS
 704013                               NEW YORK              NY     10022    KAYE SCHOLER
 704014                               NEW YORK              NY     10022    KAYE SCHOLER
 704066                               MORGAN CITY           LA     70380    KATTEN MUCHIN & ZAVIS
 798421                               WASHINGTON            DC     20006    KAYE SCHOLER
 726574                               CERES                 CA     95307
 726839                               HONOLULU              HI     96813    KAYE SCHOLER
 726987                               HONOLULU              HI     96813    KAYE SCHOLER
 728309                               CHICAGO               IL     60611    KATTEN MUCHIN ZAVIS ROSENMAN
 733018                               NORWALK               CT     06853    WINSTON & STRAWN LLP
 733226                               RIM FOREST            CA     92378    ALLEN MATKINS LOCK GAMBLE & MALLORY LLP
 733263                               RIM FOREST            CA     92378    ALLEN MATKINS LOCK GAMBLE & MALLORY LLP
 734667                               CANTON                MI     48187    KATTEN MUCHIN ZAVIS ROSENMAN
 737059                               JAMESTOWN             NY     14701    MORGAN LEWIS & BOCKIUS
 737816                               NIAGRA                NY     39343    KAYE SCHOLER
 738507                               FOLSOM                CA     95630    SIDLEY & AUSTIN
 740070                               PLANO                 TX     75075    KATTEN MUCHIN ZAVIS ROSENMAN
 740105                               PLANO                 TX     75075    KATTEN MUCHIN ZAVIS ROSENMAN
 744849                               MESQUITE              TX     75150    SIDLEY & AUSTIN
 746147                               WHITE PLAINS          NY     10603    KAYE SCHOLER
 748662                               NEW YORK              NY     10011    KAYE SCHOLER
 749860                               MERCED                CA     95348    KAYE SCHOLER
 750452                               SAN FRANCISCO         CA     94080    WINSTON & STRAWN
 751303    17970 STUDEBAKER ROAD      CERRITOS              CA              ALLEN MATKINS
 751450                               RALEIGH               NC     27615    WINSTEAD SECHREST
 751530                               NORCO                 CA     92860    ALLEN MATKINS LOCK GAMBLE & MALLORY LLP
 751524                               NORCO                 CA     92860    ALLEN MATKINS LOCK GAMBLE & MALLORY LLP
 798533                               CHOCOWINITY           NC     27817    SIDLEY AUSTIN BROWN & WOOD LLP
 786177                               DALLAS                TX     75231    KATTEN MUCHIN ZAVIS ROSENMAN
 786188                               DALLAS                TX     75231    KATTEN MUCHIN ZAVIS ROSENMAN
 786732                               VICTORVILLE           CA     92392    ALLEN MATKINS LOCK GAMBLE & MALLORY LLP
 787174                               CHICAGO               IL     60661    KATTEN MUCHIN ZAVIS ROSENMAN
 787223                               CHICAGO               IL     60661    KATTEN MUCHIN ZAVIS ROSENMAN
 787520                               HARLINGEN             TX     78550    SONNENSCHEIN NATH & ROSEN
 787622                               HARLINGEN             TX     78550    SONNENSCHEIN NATH & ROSEN
 787864                               LOS ANGELES           CA              KAYE SCHOLER
 788177                               LOS ANGELES           CA     90017    KAYE SCHOLER
 788053                               NEW HOLLAND           PA     17557    SIDLEY AUSTIN BROWN & WOOD LLP
 789071                               ANN ARBOR             MI     48103    KATTEN MUCHIN ZAVIS ROSENMAN
 789197    FASHION VALLEY MALL        SAN DIEGO             CA              KAYE SCHOLER
 796841                               LOUISVILLE            KY     40202    KAYE SCHOLER
 796880                               LOUISVILLE            KY     40202    KAYE SCHOLER
 789971                               HONOLULU              HI     96825    BROWNSTEIN HYATT FARBER
 790107                               BURKE                 VA     22015    KAYE SCHOLER
 790230                               CLEVELAND HEIGHTS     OH     44118    KAYE SCHOLER
 790462                               NEW YORK              NY     10022    WINSTON & STRAWN
 790539                               BOOTHWYN              PA     19061    KAYE SCHOLER
 790596                               MCLEAN                VA     22102    KAYE SCHOLER
 791070                               HOLLYWOOD             FL     33021    WINSTON & STRAWN
 791358                               BOSTON                MA     02125    KATTEN MUCHIN ZAVIS ROSENMAN
 791376                               BOSTON                MA     02125    KATTEN MUCHIN ZAVIS ROSENMAN
 791494                               EL DORADO HILLS       CA     95762    MORGAN LEWIS & BOCKIUS
 791501                               EL DORADO HILLS       CA     95762    MORGAN LEWIS & BOCKIUS
 791923                               WOODLAND              CA     95695    ALLEN MATKINS LOCK GAMBLE & MALLORY LLP
 791990                               WOODLAND              CA     95695    ALLEN MATKINS LOCK GAMBLE & MALLORY LLP
 792704                               ASHBURN               VA     20147    WINSTON & STRAWN
 796621                               SAN FRANCISCO         CA              KAYE SCHOLER
 798346                               SAN FRANCISCO         CA              KAYE SCHOLER
 797434                               BRISTOL               CT              KAYE SCHOLER
 797436                               BRISTOL               CT              KAYE SCHOLER


------------------------------------------------------------------------------------------------------------------
Doc Key    Holder                             Control Num.      Client Ref. Num        Contributor       Mers
------------------------------------------------------------------------------------------------------------------
 797125                                       8                 09-1001115
 797258                                       5                 09-1001114
 798611                                       18                01-1001101
 798616                                       18                01-1001101
 798637                                       16                09-1001093             GOLDMAN
 798641                                       16                09-1001093             GOLDMAN
 798652                                       14                09-1001099             GOLDMAN
 798662                                       14                09-1001099             GOLDMAN
  24435                                       116                   9-0001765
  24441                                       116                   9-0001765
  24814                                       42                9-0001772
  24943                                       43                9-0001789
  24960                                       43                9-0001789
  24952                                       43                9-0001789
  25677                                       44                9-0001780
  26011                                       50                9-0001809
  31308                                       104               09-0001811
  28107                                       88                09-0001812
  28125                                       88                09-0001812
  28283    GOLDMAN SACHS MORTGAGE COMPANY     107               09-0001819
  28479    GOLDMAN SACHS MORTGAGE COMPANY     82                09-0001818
 741005                                       108
  30878                                       26                09-0001773
  31779    GOLDMAN SACHS MORTGAGE COMPANY     54                09-0001817
  31806    GOLDMAN SACHS MORTGAGE COMPANY     54                09-0001817
 725513    GOLDMAN SACHS MORTGAGE COMPANY     22                09-0001841
 726299    GOLDMAN SACHS MORTGAGE COMPANY     96                09-0001850
 735032    GOLDMAN SACHS MORTGAGE COMPANY     87                09-0001861
 735067    GOLDMAN SACHS MORTGAGE COMPANY     87                09-0001861
 737550    GOLDMAN SACHS MORTGAGE COMPANY     110               09-0001847
 798358    GOLDMAN SACHS MORTGAGE COMPANY     110               09-0001847
 744466                                       86                09-0001863
 744980                                       84                09-0001871
 745158                                       84                09-0001871
 749325                                       90                09-0001880
 749488                                       90                09-0001880
 750282                                       13                09-0001870
 750348                                       13                09-0001870
 786621                                       66                09-0001878
 786668                                       66                09-0001878
 787590                                       89                09-0001903
 787693                                       89                09-0001903
  24732                                       36                9-0001791
 608074                                       30                3-0812883
 634980                                       41                3-0812895
 681886                                       100               3-0812929
 704013                                       3                 3-0812564
 704014                                       3                 3-0812564
 704066                                       78                3-0812251
 798421                                       46
 726574    CHASE MANHATTAN BANK               95                03-0812966
 726839                                       15                03-0812964             GREENWICH
 726987                                       15                03-0812964             GREENWICH
 728309                                       31                03-0584
 733018                                       81                03-0754
 733226                                       97                03-0812961
 733263                                       97                03-0812961
 734667                                       55                03-0834
 737059                                       118               400067
 737816                                       79                03-0815522
 738507                                       67                03-0812970
 740070                                       48                03-0716
 740105                                       48                03-0716
 744849                                       58                03-0812974
 746147                                       35                03-0945
 748662                                       2                 03-0812569             GREENWICH
 749860                                       37
 750452                                       65                03-0968
 751303                                       19                03-0812975
 751450                                       63                03-0832
 751530                                       93                03-0828
 751524                                       93                03-0828
 798533                                       103               04-0143
 786177                                       40                04-0168
 786188                                       40                04-0168
 786732                                       74                03-0812965
 787174                                       76                03-0082
 787223                                       77                03-0413
 787520                                       71                03-0133
 787622                                       71                03-0133
 787864                                       29                03-0944
 788177                                       10
 788053                                       91                04-0144
 789071                                       59                03-0560
 789197                                       69                04-0267
 796841                                       4
 796880                                       4
 789971                                       57                04-0212
 790107                                       25                04-0047
 790230                                       20                04-0025
 790462                                       113               04-0263
 790539                                       52                04-0258
 790596                                       6                 03-0924
 791070                                       98                03-0901
 791358                                       49                03-0302
 791376                                       49                03-0302
 791494                                       115               400070
 791501                                       115               400070
 791923                                       92                03-08102945
 791990                                       92                03-08102945
 792704                                       75                04-0167
 796621                                       32                04-0026
 798346                                       32                04-0026
 797434                                       56                03-0812573
 797436                                       56                03-0812573

                                  SCHEDULE III

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS


                                      NONE

                                   SCHEDULE IV

                        CLASS XP REFERENCE RATE SCHEDULE


 Interest Accrual Period       Payment Date       Class XP Reference Rate (%)
 -----------------------       ------------       ---------------------------
1                              June 10, 2004                  5.58230
2                              July 10, 2004                  5.40387
3                              August 10, 2004                5.58266
4                              September 10, 2004             5.58284
5                              October 10, 2004               5.40441
6                              November 10, 2004              5.58321
7                              December 10, 2004              5.40477
8                              January 10, 2005               5.40495
9                              February 10, 2005              5.40514
10                             March 10, 2005                 5.40568
11                             April 10, 2005                 5.58415
12                             May 10, 2005                   5.40570
13                             June 10, 2005                  5.58453
14                             July 10, 2005                  5.40607
15                             August 10, 2005                5.58491
16                             September 10, 2005             5.58510
17                             October 10, 2005               5.40664
18                             November 10, 2005              5.58548
19                             December 10, 2005              5.40701
20                             January 10, 2006               5.40719
21                             February 10, 2006              5.40737
22                             March 10, 2006                 5.40797
23                             April 10, 2006                 5.58641
24                             May 10, 2006                   5.40792
25                             June 10, 2006                  5.58678
26                             July 10, 2006                  5.40830
27                             August 10, 2006                5.58710
28                             September 10, 2006             5.58728
29                             October 10, 2006               5.40877
30                             November 10, 2006              5.58762
31                             December 10, 2006              5.40911
32                             January 10, 2007               5.40927
33                             February 10, 2007              5.40944
34                             March 10, 2007                 5.41014
35                             April 10, 2007                 5.58842
36                             May 10, 2007                   5.40997
37                             June 10, 2007                  5.58888
38                             July 10, 2007                  5.41043
39                             August 10, 2007                5.58935
40                             September 10, 2007             5.58959
41                             October 10, 2007               5.41114
42                             November 10, 2007              5.59007
43                             December 10, 2007              5.41161
44                             January 10 2008                5.59055
45                             February 10, 2008              5.41209
46                             March 10, 2008                 5.41253
47                             April 10, 2008                 5.61208
48                             May 10, 2008                   5.43302
49                             June 10, 2008                  5.61252
50                             July 10, 2008                  5.43346
51                             August 10, 2008                5.61297
52                             September 10, 2008             5.61320
53                             October 10, 2008               5.43413
54                             November 10, 2008              5.62396
55                             December 10, 2008              5.44467
56                             January 10, 2009               5.44491
57                             February 10, 2009              5.42063
58                             March 10, 2009                 5.42152
59                             April 10, 2009                 5.75276
60                             May 10, 2009                   5.56524
61                             June 10, 2009                  5.75353
62                             July 10, 2009                  5.56537
63                             August 10, 2009                5.75366
64                             September 10, 2009             5.75373
65                             October 10, 2009               5.56557
66                             November 10, 2009              5.75386
67                             December 10, 2009              5.56570
68                             January 10, 2010               5.56575
69                             February 10, 2010              5.56582
70                             March 10, 2010                 5.56664
71                             April 10, 2010                 5.75417
72                             May 10, 2010                   5.56600
73                             June 10, 2010                  5.75430
74                             July 10, 2010                  5.56613
75                             August 10, 2010                5.79559
76                             September 10, 2010             5.79566
77                             October 10, 2010               5.62395
78                             November 10, 2010              5.81410
79                             December 10, 2010              5.62407
80                             January 10, 2011               5.62413
81                             February 10, 2011              5.62419
82                             March 10, 2011                 5.65478
83                             April 10, 2011                 5.93778
84                             May 10, 2011                   5.73854

                                   SCHEDULE V

            SCHEDULE OF INITIAL DIRECTING HOLDER FOR EACH LOAN GROUP
                              (as of May 13, 2004)

---------------- ---------------------- ---------------------------------------- -----------------------------
 Mortgage Loan
    Number           Property Name                 Directing Holder                   Consulting Holder
---------------- ---------------------- ---------------------------------------- -----------------------------
       2           111 Eighth Avenue      Bayerische Landesbank (as holder of    Greenwich Capital Financial
                                           Note B-2) and TIAA as Class OEA-B      Products, Inc. (as holder
                                                    Majority Holder                of Note A1-B) and Morgan
                                                                                   Stanley Mortgage Capital
                                                                                   Inc. (as holder of Note
                                           operating adviser: Allied Capital     A2-A, Note A2-B, Note A2-C,
                                                      Corporation                  Note A2-D and Note A2-E)
---------------- ---------------------- ---------------------------------------- -----------------------------

       3          660 Madison Avenue                                             Greenwich Capital Financial
                                          Controlling Class Directing Holder      Products, Inc. (as holder
                                                                                          of Note B)
---------------- ---------------------- ---------------------------------------- -----------------------------

       7           Wells Fargo Tower                                             Each of (i) the holder of
                                                                                 certificates representing a
                                                                                 majority interest in a
                                                                                 designated controlling
                                                                                 class of the Greenwich
                                                                                 Capital Commercial Funding
                                                                                 Corp., as depositor,
                                                                                 Commercial Mortgage Trust
                                                                                 2003-C2, (ii) the holder of
                                                                                 certificates representing a
                                                                                 majority interest in a
                                                                                 designated controlling
                                                                                 class of the trust related
                                          Controlling Class Directing Holder     to the GMAC Commercial
                                                                                 Mortgage Securities Corp.,
                                                                                 Commercial Mortgage
                                                                                 Pass-Through Certificates,
                                                                                 Series 2003-C3 and (iii)
                                                                                 the holder of certificates
                                                                                 representing a majority
                                                                                 interest in a designated
                                                                                 controlling class of the
                                                                                 Morgan Stanley Capital I
                                                                                 Trust 2004-HQ3, Commercial
                                                                                 Mortgage Pass-Through
                                                                                 Certificates, Series HQ3
---------------- ---------------------- ---------------------------------------- -----------------------------

      11            237 Park Avenue     Each of (i) the holder of certificates               N/A
                                        representing a majority interest in a
                                        designated controlling class of the
                                        Greenwich Capital Commercial Funding
                                        Corp., as depositor, Commercial
                                        Mortgage Trust 2003-C2 (as holder of
                                        Note A-1), (ii) the holder of
                                        certificates representing a majority
                                        interest in a designated controlling
                                        class of the trust related to the GS
                                        Mortgage Securities Corporation II,
                                        Commercial Mortgage Pass-Through
                                        Certificates, Series 2004-C1 (as
                                        holder of Note A-2), (iii) Greenwich
                                        Capital Commercial Funding Corp., as
                                        depositor, Commercial Mortgage Trust
                                        2004-GG1 (as holder of Note A-3) and
                                        (iv) Greenwich Capital Financial
                                        Products, Inc. (as holder of Note A-4)
---------------- ---------------------- ---------------------------------------- -----------------------------

      14           Water Tower Place    Each of (i) the holder of certificates               N/A
                                        representing a majority interest in a
                                        designated controlling class of the
                                        trust related to the GMAC Commercial
                                        Mortgage Securities Corp., Commercial
                                        Mortgage Pass Through Certificates,
                                        Series 2003-C3, (ii) the holder of the
                                        certificates representing a majority
                                        interest in a designated controlling
                                        class of the trust related to the GS
                                        Mortgage Securities Corporation II,
                                        Commercial Mortgage Pass-Through
                                        Certificates, Series 2004-C1, and
                                        (iii) the Controlling Class Directing
                                        Holder.
---------------- ---------------------- ---------------------------------------- -----------------------------

      15         Davies Pacific Center                                           Greenwich Capital Financial
                                          Controlling Class Directing Holder      Products, Inc. (as holder
                                                                                          of Note B)
---------------- ---------------------- ---------------------------------------- -----------------------------

      16             DDR Portfolio      Each of (i) the holder of certificates               N/A
                                        representing a majority interest in a
                                        designated controlling class of the
                                        trust related to the GMAC Commercial
                                        Mortgage Securities Corp., Commercial
                                        Mortgage Pass Through Certificates,
                                        Series 2003-C2, (ii) the holders of
                                        certificates representing a majority
                                        interest in a designated controlling
                                        class of the trust related to the GS
                                        Mortgage Securities Corporation II,
                                        Commercial Mortgage Pass-Through
                                        Certificates, Series 2004-C1, and
                                        (iii) the Controlling Class Directing
                                        Holder.
---------------- ---------------------- ---------------------------------------- -----------------------------

      18           5 Houston Center     Each of (i) the holder of certificates               N/A
                                        representing a majority interest in a
                                        designated controlling class of the
                                        trust related to the GMAC Commercial
                                        Mortgage Securities Corp., Commercial
                                        Mortgage Pass Through Certificates,
                                        Series 2003-C3 and (ii) Controlling
                                        Class Directing Holder.
---------------- ---------------------- ---------------------------------------- -----------------------------

      41           Sycamore Mineral                                              Greenwich Capital Financial
                    Springs Resort        Controlling Class Directing Holder      Products, Inc. (as holder
                                                                                          of Note B)
---------------- ---------------------- ---------------------------------------- -----------------------------

      44             510 Glenwood         Controlling Class Directing Holder                 N/A
---------------- ---------------------- ---------------------------------------- -----------------------------

      47             1801 K Street      The holder of certificates               Controlling Class Directing
                                        representing a majority interest in a               Holder
                                        designated controlling class of the
                                        Greenwich Capital Commercial Funding
                                        Corp., as depositor, Commercial
                                        Mortgage Trust 2003-C2
---------------- ---------------------- ---------------------------------------- -----------------------------

      51           Sunrise Mesa MHP       Controlling Class Directing Holder                 N/A
---------------- ---------------------- ---------------------------------------- -----------------------------

      61            Mountain Lodge                                                           N/A
                      Apartments          Controlling Class Directing Holder
---------------- ---------------------- ---------------------------------------- -----------------------------

      65          Palisades I Office                                                         N/A
                       Building           Controlling Class Directing Holder
---------------- ---------------------- ---------------------------------------- -----------------------------

      109         Berryland Shopping                                                         N/A
                        Center            Controlling Class Directing Holder
---------------- ---------------------- ---------------------------------------- -----------------------------

                                   SCHEDULE VI

                         SUPPLEMENTAL SERVICER SCHEDULE


GCCFC 04-GG1 Loan ID        Control_Number         Loan ID                              Loan Name
          1                 09-1001116             09-1001116        885 Third Avenue
          2                 03-0768                03-0812569        111 Eighth Avenue
          3                 03-0720                03-0812564        660 Madison Avenue
          4                 04-0008                04-0008           Aegon Center
          5                 09-1001114             09-1001114        Southland Mall
          6                 03-0924                03-0924           Greensboro Corporate Center
          7                 28918                  03-0812913        Wells Fargo Tower
          8                 09-1001115             09-1001115        Deerbrook Mall
          9                 03-0358                03-0812947        Glendale Center
         10                 03-0951                03-0812977        801 Figueroa Tower
         11                 03-0535                03-0812560        237 Park Avenue
         12                 28799                  28799             180 North LaSalle
         13                 334381071              09-0001870        New Roc City
         14                 09-1001099B            09-1001099        Water Tower Place
         15                 03-0816                03-0812964        Davies Pacific Center
         16                 09-1001093C            09-1001093        DDR Portfolio
        16.01               09-1001093C            09-1001093-A      DDR Portfolio
        16.02               09-1001093C            09-1001093-B      DDR Portfolio
        16.03               09-1001093C            09-1001093-C      DDR Portfolio
        16.04               09-1001093C            09-1001093-D      DDR Portfolio
        16.05               09-1001093C            09-1001093-E      DDR Portfolio
        16.06               09-1001093C            09-1001093-F      DDR Portfolio
        16.07               09-1001093C            09-1001093-G      DDR Portfolio
        16.08               09-1001093C            09-1001093-H      DDR Portfolio
        16.09               09-1001093C            09-1001093-I      DDR Portfolio
        16.10               09-1001093C            09-1001093-J      DDR Portfolio
         17                 03-0499                03-0812244        Sealy Industrial Portfolio
        17.01               03-0499                03-0812244        Sealy Industrial Portfolio
        17.02               03-0499                03-0812244        Sealy Industrial Portfolio
        17.03               03-0499                03-0812244        Sealy Industrial Portfolio
        17.04               03-0499                03-0812244        Sealy Industrial Portfolio
        17.05               03-0499                03-0812244        Sealy Industrial Portfolio
        17.06               03-0499                03-0812244        Sealy Industrial Portfolio
        17.07               03-0499                03-0812244        Sealy Industrial Portfolio
        17.08               03-0499                03-0812244        Sealy Industrial Portfolio
        17.09               03-0499                03-0812244        Sealy Industrial Portfolio
        17.10               03-0499                03-0812244        Sealy Industrial Portfolio
        17.11               03-0499                03-0812244        Sealy Industrial Portfolio
        17.12               03-0499                03-0812244        Sealy Industrial Portfolio
        17.13               03-0499                03-0812244        Sealy Industrial Portfolio
        17.14               03-0499                03-0812244        Sealy Industrial Portfolio
         18                 01-1001101B            01-1001101        5 Houston Center
         19                 04-0014                03-0812975        Best Plaza
         20                 04-0025                04-0025           Severance Town Center
         21                 09-0001106             09-1001106        Rechler Industrial Portfolio IV (10-year)
        21.01               09-0001106             09-1001106-F      Rechler Industrial Portfolio IV (10-year)
        21.02               09-0001106             09-1001106-B      Rechler Industrial Portfolio IV (10-year)
        21.03               09-0001106             09-1001106-P      Rechler Industrial Portfolio IV (10-year)
        21.04               09-0001106             09-1001106-S      Rechler Industrial Portfolio IV (10-year)
        21.05               09-0001106             09-1001106-I      Rechler Industrial Portfolio IV (10-year)
        21.06               09-0001106             09-1001106-D      Rechler Industrial Portfolio IV (10-year)
        21.07               09-0001106             09-1001106-A      Rechler Industrial Portfolio IV (10-year)
        21.08               09-0001106             09-1001106-O      Rechler Industrial Portfolio IV (10-year)
        21.09               09-0001106             09-1001106-C      Rechler Industrial Portfolio IV (10-year)
        21.10               09-0001106             09-1001106-E      Rechler Industrial Portfolio IV (10-year)
        21.11               09-0001106             09-1001106-Q      Rechler Industrial Portfolio IV (10-year)
        21.12               09-0001106             09-1001106-H      Rechler Industrial Portfolio IV (10-year)
        21.13               09-0001106             09-1001106-N      Rechler Industrial Portfolio IV (10-year)
        21.14               09-0001106             09-1001106-J      Rechler Industrial Portfolio IV (10-year)
        21.15               09-0001106             09-1001106-K      Rechler Industrial Portfolio IV (10-year)
        21.16               09-0001106             09-1001106-R      Rechler Industrial Portfolio IV (10-year)
        21.17               09-0001106             09-1001106-L      Rechler Industrial Portfolio IV (10-year)
        21.18               09-0001106             09-1001106-G      Rechler Industrial Portfolio IV (10-year)
        21.19               09-0001106             09-1001106-M      Rechler Industrial Portfolio IV (10-year)
         22                 329620596              09-0001841        Xerox Corporate Headquarters
         23                 302073238              09-0001770        Bradley Fair Shopping Center
         24                 316293454              09-0001806        Rookwood Pavilion
         25                 04-0047                04-0047           Rolling Valley
         26                 311570127              09-0001773        Riverbend Centre
         27                 09-1001105             09-1001105        Rechler Industrial Portfolio III (8.5-year)
        27.01               09-1001105             09-1001105-L      Rechler Industrial Portfolio III (8.5-year)
        27.02               09-1001105             09-1001105-D      Rechler Industrial Portfolio III (8.5-year)
        27.03               09-1001105             09-1001105-I      Rechler Industrial Portfolio III (8.5-year)
        27.04               09-1001105             09-1001105-O      Rechler Industrial Portfolio III (8.5-year)
        27.05               09-1001105             09-1001105-H      Rechler Industrial Portfolio III (8.5-year)
        27.06               09-1001105             09-1001105-C      Rechler Industrial Portfolio III (8.5-year)
        27.07               09-1001105             09-1001105-A      Rechler Industrial Portfolio III (8.5-year)
        27.08               09-1001105             09-1001105-M      Rechler Industrial Portfolio III (8.5-year)
        27.09               09-1001105             09-1001105-B      Rechler Industrial Portfolio III (8.5-year)
        27.10               09-1001105             09-1001105-J      Rechler Industrial Portfolio III (8.5-year)
        27.11               09-1001105             09-1001105-K      Rechler Industrial Portfolio III (8.5-year)
        27.12               09-1001105             09-1001105-F      Rechler Industrial Portfolio III (8.5-year)
        27.13               09-1001105             09-1001105-N      Rechler Industrial Portfolio III (8.5-year)
        27.14               09-1001105             09-1001105-G      Rechler Industrial Portfolio III (8.5-year)
        27.15               09-1001105             09-1001105-E      Rechler Industrial Portfolio III (8.5-year)
         28                 324840940              09-0001864        Burlington Office Center
         29                 03-0467                03-0812978        Chesterfield Square
         30                 03-0944                03-0812968        Price Self Storage - Pacific Beach/ Walnut Creek
        30.01               03-0944                03-0812968        Price Self Storage - Pacific Beach/ Walnut Creek
        30.02               03-0944                03-0812968        Price Self Storage - Pacific Beach/ Walnut Creek
         31                 03-0584                03-0584           Lincoln Park Centre
         32                 04-0026                04-0026           1700 California Street
         33                 03-0360                03-0812958        Moorpark Marketplace
         34                 03-0786                03-0812568        Shops at Somerset Square
         35                 03-0945                03-0945           Crosswest Office Center
         36                 313541454              09-0001791        The Sovereign
         37                 03-0359                03-0812959        Merced Marketplace
         38                 326294415              09-0001865        Birmingham Place
         39                 327905776              09-0001862        Southwest Plaza III
         40                 04-0168                04-0168           Skillman Abrams Shopping Center
         41                 03-0065                03-0812895        Sycamore Mineral Springs Resort
         42                 312012147              09-0001772        Veterans AMC Theater
         43                 224241575              09-0001789        The Reserve at Deerwood
         44                 307724083              09-0001780        510 Glenwood Avenue
         45                 03-0479                03-0812939        Crescent Square
         46                 28862                  03-0812553        1801 K Street
         47                 316914162              09-0001820        Summit Office Park
         48                 03-0716                03-0716           Towne Square Shopping Center
         49                 04-0302                04-0302           Doubletree Club Boston Bayside
         50                 320262728              09-0001809        Sunrise Mesa Mobile Home Park
         51                 333925420              09-0001851        Arvada West Town Center
         52                 04-0258                04-0258           Chelsea Business Park
         53                 304554535              09-0001827        Sandy Springs Crossing Shopping Center
         54                 321942022              09-0001817        Main Street Shopping Center
         55                 03-0834                03-0834           Coventry Commons
         56                 04-0156                03-0812573        Stop and Shop Bristol
         57                 04-0212                03-0812984        Market City Shopping Center
         58                 04-0040                03-0812974        Towne Centre Plaza
         59                 03-0560                03-0560           Forest Cove Office
         60                 323802178              09-0001814        Mountain Lodge Apartments
         61                 313361209              09-0001786        Stonegate Mobile Home Park
         62                 314702229              09-0001813        222 East 41st Street
         63                 03-0832                03-0832           Celebration at Six Forks
         64                 309011621              09-0001866        Palisades I Office Building
         65                 03-0968                03-0968           Sheraton Four Points - San Francisco
         66                 332100717              09-0001878        Richland Medical Three
         67                 03-0956                03-0812970        Willow Creek Town Center
         68                 325962624              09-0001868        Milestone South Shopping Center
         69                 04-0267                03-0812572        Neiman Marcus - Fashion Valley
         70                 329394223              09-0001856        Willows of Lone Mountain West
         71                 04-0133                04-0133           Reata Apartments
         72                 03-0193                03-0812232        Friendship Center
         73                 316335389              09-0001833        Highwoods Plaza
         74                 03-0959                03-0812965        Victorville Pavillion
         75                 04-0167                04-0167           Old Ashburn Square
         76                 04-0082                04-0082           26-30 West Hubbard
         77                 04-0413                04-0413           22 West Hubbard
         78                 03-0671                03-0671           Holiday Inn at Morgan City
         79                 03-0692                03-0692           Sabre MHC
         80                 328321211              09-0001855        Gwinnett Professional Center
         81                 03-0754                03-0812570        Baywater Business Park
         82                 316455702              09-0001818        Southland Plaza Shopping Center
         83                 232633234              09-0001731        Westfield Corporate Center
         84                 332235415              09-0001871        Citiplace III
         85                 331891859              09-0001846        The Ridges of Geneva East Apartments
         86                 333795837              09-0001863        Scripps Ranch Technology Center
         87                 329701408              09-0001861        Bangor Plaza
         88                 317870479              09-0001812        Marietta Professional Center
         89                 330364742              09-0001903        Arbor Square Shopping Center
         90                 331553898              09-0001880        Greenlawn Crossing II
         91                 04-0144                04-0144           Spring Gulch RV
         92                 04-0281                03-0812945        West Court Plaza
         93                 03-0828                03-0812979        Hidden Valley Village
         94                 327311717              09-0001853        Hampton R&D Building
         95                 03-0797                03-0812966        Rockefeller Industrial Buildings
         96                 323793801              09-0001850        Pecos Terrace II
         97                 03-0845                03-0812961        Arrowhead Self Storage
         98                 03-0901                03-0901           Hollywood Center
         99                 130280960              09-0001876        Milestone III Shopping Center
         100                03-0112                03-0812929        770 Smithridge Drive
         101                320582827              09-0001808        Valley View Industrial Portfolio
       101.01               320582827              09-0001808-A      Valley View Industrial Portfolio
       101.02               320582827              09-0001808-B      Valley View Industrial Portfolio
       101.03               320582827              09-0001808-C      Valley View Industrial Portfolio
         102                309070748              09-0001783        401 Greenwich Street
         103                04-0143                04-0143           Twin Lakes RV
         104                317683849              09-0001811        Union Town Center
         105                311230870              09-0001785        Duluth Professional Center
         106                315732671              09-0001799        Lakeshore Grande Apartments
         107                300620460              09-0001819        Enterprise Portfolio
       107.01               300620460              09-0001819-A      Enterprise Portfolio
       107.02               300620460              09-0001819-B      Enterprise Portfolio
         108                317865091              09-0001831        Berryland Shopping Center
         109                327284209              09-0001859        Hampshire Square
         110                332154781              09-0001847        River Oaks Landing
         111                305814038              09-0001762        Bodega Business Park
         112                03-0706                03-0706           Meadowbrook Commons
         113                04-0263                04-0263           700 Lexington Avenue (Ground Lease)
         114                320632176              09-0001802        Summit Place Shopping Center
         115                04-0169                400070            Quail Park at El Dorado Hills
         116                314161136              09-0001765        Shoppes at North Augusta
         117                312760597              09-0001852        Twinsburg Town Center III
         118                03-0783                400067            Jamestown Eckerd
         119                03-0857                400068            2675 Patrick/6145 Harrison
         120                331593332              09-0001844        Cedar Crest Apartments
         121                317091638              09-0001822        Greatwood Lakes Office Building
         122                332183897              09-0001877        Rancho Santa Barbara MHP
         123                315514662              09-0001816        Bradley Business Center
         124                323770483              09-0001849        Pecos Terrace I
         125                03-0516                400066            Main Plaza


GCCFC 04-GG1 Loan ID        Control_Number                                              Borrower Name
          1                 09-1001116        TST 885 Third, L.L.C.
          2                 03-0768           111 Chelsea Commerce LP
          3                 03-0720           MAD 660, LLC
          4                 04-0008           Louisville Trophy LLC
          5                 09-1001114        Southland Mall, L.P.
          6                 03-0924           Greensboro Center LP
          7                 28918             North Tower, LLC
          8                 09-1001115        GGP-Deerbrook, L.P.
          9                 03-0358           Maguire Properties - 611 N. Brand LLC
         10                 03-0951           DM Crescent, LLC; MB Alameda, LLC; MB 1031, LLC; MB Pier, LLC; MB 801, LLC;
                                               SM Crescent, LLC
         11                 03-0535           237 Max Park Avenue, L.P.
         12                 28799             180 N. LaSalle II, L.L.C.
         13                 334381071         New Roc Associates, L.P.
         14                 09-1001099B       Water Tower LLC
         15                 03-0816           Castle Davies, LLC
         16                 09-1001093C       GS II Brook Highland LLC, GS II Meridian Crosroads LLC, GS II University Centre LLC,
                                               GS II Uptown Solon LLC, GS II Big Oaks LLC, GS II North Pointe LLC, GS II Green
                                               Ridge LLC, GS II Indian Hills LLC, GS II Oxford Commons LLC, GS II Jacksonville
                                               Regional LLC
        16.01               09-1001093C       GS II Brook Highland LLC
        16.02               09-1001093C       GS II Meridian Crosroads LLC
        16.03               09-1001093C       GS II University Centre LLC
        16.04               09-1001093C       GS II Uptown Solon LLC
        16.05               09-1001093C       GS II Big Oaks LLC
        16.06               09-1001093C       GS II North Pointe LLC
        16.07               09-1001093C       GS II Green Ridge LLC
        16.08               09-1001093C       GS II Indian Hills LLC
        16.09               09-1001093C       GS II Oxford Commons LLC
        16.10               09-1001093C       GS II Jacksonville Regional LLC
         17                 03-0499           Sealy TA Texas, L.P.
        17.01               03-0499
        17.02               03-0499
        17.03               03-0499
        17.04               03-0499
        17.05               03-0499
        17.06               03-0499
        17.07               03-0499
        17.08               03-0499
        17.09               03-0499
        17.10               03-0499
        17.11               03-0499
        17.12               03-0499
        17.13               03-0499
        17.14               03-0499
         18                 01-1001101B       Crescent 5 Houston Center, L.P.
         19                 04-0014           Cerritos Best Plaza, LLC
         20                 04-0025           Severance SPE FEECO, L.L.C.
         21                 09-0001106        REP A10 LLC
        21.01               09-0001106
        21.02               09-0001106
        21.03               09-0001106
        21.04               09-0001106
        21.05               09-0001106
        21.06               09-0001106
        21.07               09-0001106
        21.08               09-0001106
        21.09               09-0001106
        21.10               09-0001106
        21.11               09-0001106
        21.12               09-0001106
        21.13               09-0001106
        21.14               09-0001106
        21.15               09-0001106
        21.16               09-0001106
        21.17               09-0001106
        21.18               09-0001106
        21.19               09-0001106
         22                 329620596         STHQ Realty LLC
         23                 302073238         BF Owner, L.L.C.
         24                 316293454         Rookwood Pavilion Limited Partnership
         25                 04-0047           Rolling Valley Mall LLC
         26                 311570127         River Root Partners, LLC
         27                 09-1001105        REP A8 LLC
        27.01               09-1001105
        27.02               09-1001105
        27.03               09-1001105
        27.04               09-1001105
        27.05               09-1001105
        27.06               09-1001105
        27.07               09-1001105
        27.08               09-1001105
        27.09               09-1001105
        27.10               09-1001105
        27.11               09-1001105
        27.12               09-1001105
        27.13               09-1001105
        27.14               09-1001105
        27.15               09-1001105
         28                 324840940         Burlington Property, LLC
         29                 03-0467           Chesterfield Square, LLC
         30                 03-0944           PSS Pacific Beach, LLC & PSS Walnut Creek, LLC
        30.01               03-0944
        30.02               03-0944
         31                 03-0584           North/Halsted LLC
         32                 04-0026           1700 California Street, LLC
         33                 03-0360           Zelman Moorpark Marketplace, LLC
         34                 03-0786           Glastonbury Somerset, LLC; Darien Somerset, LLC; Flanders Somerset, LLC
         35                 03-0945           399 Crosswest of New York LLC
         36                 313541454         Sovereign Realty Associates Limited Partnership
         37                 03-0359           Zelman Merced Marketplace, LLC
         38                 326294415         BP Commercial LLC
         39                 327905776         SWPlaza III, LLC
         40                 04-0168           Dunhill Abrams, Ltd
         41                 03-0065           Sycamore Mineral Springs, LLC
         42                 312012147         Tampa Veterans 24, L.P.
         43                 224241575         Epoch Deerwood, Ltd.
         44                 307724083         Burcam Capital II, L.L.C.
         45                 03-0479           Crescent Dixon Plaza I, LLC; Crescent Dixon Plaza II, LLC
         46                 28862             1801 K Street Investors, L.L.C.
         47                 316914162         KP/Summit Office Park, LTD.
         48                 03-0716           Towne Square Shopping Center, L.P.
         49                 04-0302           Bayside Club Hotel LLC
         50                 320262728         Bristol Group, L.L.C.
         51                 333925420         Arvada West 04, LLC, Arvada West Burger 04, LLC, Arvada West Tech V 04, LLC, Arvada
                                               West Exchange One 04, LLC
         52                 04-0258           BPG Industrial Partners III, L.P.
         53                 304554535         Sandy Springs Crossing LLC
         54                 321942022         Cherokee Main Street, LLC
         55                 03-0834           Coventry Commons LLC
         56                 04-0156           Leashold Capital - Bristol LLC
         57                 04-0212           Market City (Delaware) LLC
         58                 04-0040           Stoneridge Mobile Home Park, a California LP
         59                 03-0560           Forestcove, LLC
         60                 323802178         Brookstone, L.L.C., Pawnee L.L.C., & Mountain Lodge Company, LLC
         61                 313361209         Stonegate MHC LP
         62                 314702229         Stanken Financing LLC
         63                 03-0832           HD Celebration, LLC
         64                 309011621         Lichtin/Trinity I, LLC
         65                 03-0968           Peninsular Hospitality Inc.
         66                 332100717         Medical Park Three Limited Partnership
         67                 03-0956           Willow Creek Town Center, LLC; Willow Creek Town Center A, LLC
         68                 325962624         First Holding LLC
         69                 04-0267           Stonestreet Development, LLC
         70                 329394223         PR Lone Mountain West LLC
         71                 04-0133           Haines First Phase, Ltd.
         72                 03-0193           Rushmore Friendship Shopping Center, LLC
         73                 316335389         THP, LLC
         74                 03-0959           Bear Valley Road Partners, LLC; MLantz, LLC
         75                 04-0167           Ashburn Square, L.L.C.
         76                 04-0082           26-30 West Hubbard, LLC
         77                 04-0413           22 West Hubbard, LLC
         78                 03-0671           JDI Morgan City Limited Partnership
         79                 03-0692           Sabre Park Assocs, LLC
         80                 328321211         Gwinnett Professional Center, LTD.
         81                 03-0754           381 Connecticut Avenue Corporation
         82                 316455702         Southland Plaza Associates, LLC
         83                 232633234         4905 Tilghman, L.P.
         84                 332235415         6100 Associates, L.L.C.
         85                 331891859         The Ridges Limited Partnership
         86                 333795837         Cornerstone Realty Investments, LLC
         87                 329701408         Bangor Plaza Associates
         88                 317870479         Marietta-Canton Investments, L.L.C.
         89                 330364742         Arbor Square II, LLC
         90                 331553898         CPRE-1 End Greenlawn II, L.P.
         91                 04-0144           MHC Spring Gulch, LLC
         92                 04-0281           Aba Investments, LLC
         93                 03-0828           East Hills Plaza, LLC
         94                 327311717         Hampton R&D Properties, LLC
         95                 03-0797           MPM Properties, LLC
         96                 323793801         Pecos Terrace II, A California Limited Partnership
         97                 03-0845           Self Storage Investors, LLC
         98                 03-0901           Hollywood Acquisition, LLC
         99                 130280960         Milestone Three LLC, N-One LLC, and N-Two LLC
         100                03-0112           Magnolia Smithridge, LLC
         101                320582827         Kouretas Properties, L.L.C.
       101.01               320582827
       101.02               320582827
       101.03               320582827
         102                309070748         Red Whip, Inc.
         103                04-0143           MHC Twin Lakes, LLC
         104                317683849         WS Briargate Associates, LLC
         105                311230870         Duluth Professional Center, L.P.
         106                315732671         Lakeshore Grande, LLC
         107                300620460         OMD, LLC
       107.01               300620460
       107.02               300620460
         108                317865091         Victory Berryland, L.L.C. and Palm Bay Investors, LLC
         109                327284209         Hampshire Square Associates Limited Partnership
         110                332154781         River Oaks Associates, LLC
         111                305814038         Correre Casa, LLC
         112                03-0706           Briarwood Meadowbrook, LP
         113                04-0263           700 Lexington Trust
         114                320632176         Summit Place Associates, LLC
         115                04-0169           Ribeiro-California, LLC
         116                314161136         North Augusta Shop Space Limited Partnership
         117                312760597         Twinsburg Town Center III, LTD.
         118                03-0783           Orion Development RA XXXI, LLC
         119                03-0857           2675 Patrick/6145 Harrison, LLC
         120                331593332         Cedar Crest Venture, LLC
         121                317091638         Greatwood Lakes Limited
         122                332183897         RSB Mobile Home Park LLC
         123                315514662         Bradley Business Center, L.L.C.
         124                323770483         Pecos Terrace, A California Limited Partnership
         125                03-0516           Main Plaza, LLC


GCCFC 04-GG1 Loan ID        Control_Number              Property Name                General Property Type
          1                 09-1001116        885 Third Avenue                              Office
          2                 03-0768           111 Eighth Avenue                             Office
          3                 03-0720           660 Madison Avenue                            Office
          4                 04-0008           Aegon Center                                  Office
          5                 09-1001114        Southland Mall                                Retail
          6                 03-0924           Greensboro Corporate Center                   Office
          7                 28918             Wells Fargo Tower                             Office
          8                 09-1001115        Deerbrook Mall                                Retail
          9                 03-0358           Glendale Center                               Office
         10                 03-0951           801 Figueroa Tower                            Office
         11                 03-0535           237 Park Avenue                               Office
         12                 28799             180 North LaSalle                             Office
         13                 334381071         New Roc City                                  Retail
         14                 09-1001099B       Water Tower Place                             Retail
         15                 03-0816           Davies Pacific Center                         Office
         16                 09-1001093C
        16.01               09-1001093C       Brook Highland Plaza Shopping Center          Retail
        16.02               09-1001093C       Meridian Crossroads Shopping Center           Retail
        16.03               09-1001093C       University Center                             Retail
        16.04               09-1001093C       Uptown Solon Shopping Center                  Retail
        16.05               09-1001093C       Big Oaks Crossing                             Retail
        16.06               09-1001093C       North Pointe Shopping Center                  Retail
        16.07               09-1001093C       Green Ridge Square                            Retail
        16.08               09-1001093C       Indian Hills Plaza                            Retail
        16.09               09-1001093C       Oxford Commons Center                         Retail
        16.10               09-1001093C       Jacksonville Regional ShoppingCenter          Retail
         17                 03-0499
        17.01               03-0499           Centennial / Six Flags                        Industrial
        17.02               03-0499           Mockingbird                                   Industrial
        17.03               03-0499           Nicholson                                     Industrial
        17.04               03-0499           Silber                                        Industrial
        17.05               03-0499           Crosstimbers                                  Industrial
        17.06               03-0499           Irving                                        Industrial
        17.07               03-0499           Minimax 3                                     Industrial
        17.08               03-0499           Sam Houston                                   Industrial
        17.09               03-0499           Avenue S                                      Industrial
        17.10               03-0499           Minimax 2                                     Industrial
        17.11               03-0499           Ambassador                                    Industrial
        17.12               03-0499           Avenue T                                      Industrial
        17.13               03-0499           Statesman                                     Industrial
        17.14               03-0499           Vantage                                       Industrial
         18                 01-1001101B       5 Houston Center                              Office
         19                 04-0014           Best Plaza                                    Retail
         20                 04-0025           Severance Town Center                         Retail
         21                 09-0001106
        21.01               09-0001106        2002 Orville Drive North                      Industrial
        21.02               09-0001106        110 Orville Drive                             Industrial
        21.03               09-0001106        150 Engineers Road                            Industrial
        21.04               09-0001106        70 Schmitt Boulevard                          Industrial
        21.05               09-0001106        40 Oser Avenue                                Industrial
        21.06               09-0001106        170 Wilbur Place                              Industrial
        21.07               09-0001106        70 Orville Drive                              Industrial
        21.08               09-0001106        90 Oser Avenue                                Industrial
        21.09               09-0001106        140 Wilbur Place                              Industrial
        21.10               09-0001106        1385 Lakeland Avenue                          Industrial
        21.11               09-0001106        595 Old Willets Path                          Industrial
        21.12               09-0001106        30 Oser Avenue                                Industrial
        21.13               09-0001106        85 Engineers Road                             Industrial
        21.14               09-0001106        50 Oser Avenue                                Industrial
        21.15               09-0001106        60 Oser Avenue                                Industrial
        21.16               09-0001106        631-641 Old Willets Path                      Industrial
        21.17               09-0001106        65 Engineers Road                             Industrial
        21.18               09-0001106        208 Blydenburgh Road                          Industrial
        21.19               09-0001106        80 Oser Avenue                                Industrial
         22                 329620596         Xerox Corporate Headquarters                  Office
         23                 302073238         Bradley Fair Shopping Center                  Retail
         24                 316293454         Rookwood Pavilion                             Retail
         25                 04-0047           Rolling Valley                                Retail
         26                 311570127         Riverbend Centre                              Retail
         27                 09-1001105
        27.01               09-1001105        400 Oser Avenue                               Industrial
        27.02               09-1001105        2005 Orville Drive North                      Industrial
        27.03               09-1001105        180 Oser Avenue                               Industrial
        27.04               09-1001105        933 Vanderbilt Motor Parkway                  Industrial
        27.05               09-1001105        120 Ricefield Lane                            Industrial
        27.06               09-1001105        120 Wilbur Place                              Industrial
        27.07               09-1001105        20 Orville Drive                              Industrial
        27.08               09-1001105        651-661 Old Willets Path                      Industrial
        27.09               09-1001105        85 Orville Drive                              Industrial
        27.10               09-1001105        360 Oser Avenue                               Industrial
        27.11               09-1001105        375 Oser Avenue                               Industrial
        27.12               09-1001105        63 Oser Avenue                                Industrial
        27.13               09-1001105        681 Old Willets Path                          Industrial
        27.14               09-1001105        65 Oser Avenue                                Industrial
        27.15               09-1001105        210 Blydenburgh Road                          Industrial
         28                 324840940         Burlington Office Center                      Office
         29                 03-0467           Chesterfield Square                           Retail
         30                 03-0944
        30.01               03-0944           Price SS Pacific Beach                        Self-Storage
        30.02               03-0944           Price SS Walnut Creek                         Self-Storage
         31                 03-0584           Lincoln Park Centre                           Retail
         32                 04-0026           1700 California Street                        Office
         33                 03-0360           Moorpark Marketplace                          Retail
         34                 03-0786           Shops at Somerset Square                      Retail
         35                 03-0945           Crosswest Office Center                       Office
         36                 313541454         The Sovereign                                 Multifamily
         37                 03-0359           Merced Marketplace                            Retail
         38                 326294415         Birmingham Place                              Office
         39                 327905776         Southwest Plaza III                           Retail
         40                 04-0168           Skillman Abrams Shopping Center               Retail
         41                 03-0065           Sycamore Mineral Springs Resort               Hospitality
         42                 312012147         Veterans AMC Theater                          Retail
         43                 224241575         The Reserve at Deerwood                       Multifamily
         44                 307724083         510 Glenwood Avenue                           Office
         45                 03-0479           Crescent Square                               Retail
         46                 28862             1801 K Street                                 Office
         47                 316914162         Summit Office Park                            Office
         48                 03-0716           Towne Square Shopping Center                  Retail
         49                 04-0302           Doubletree Club Boston Bayside                Hospitality
         50                 320262728         Sunrise Mesa Mobile Home Park                 Mobile Home Park
         51                 333925420         Arvada West Town Center                       Retail
         52                 04-0258           Chelsea Business Park                         Industrial
         53                 304554535         Sandy Springs Crossing Shopping Center        Retail
         54                 321942022         Main Street Shopping Center                   Retail
         55                 03-0834           Coventry Commons                              Retail
         56                 04-0156           Stop and Shop Bristol                         Retail
         57                 04-0212           Market City Shopping Center                   Retail
         58                 04-0040           Towne Centre Plaza                            Retail
         59                 03-0560           Forest Cove Office                            Office
         60                 323802178         Mountain Lodge Apartments                     Multifamily
         61                 313361209         Stonegate Mobile Home Park                    Mobile Home Park
         62                 314702229         222 East 41st Street                          Other
         63                 03-0832           Celebration at Six Forks                      Retail
         64                 309011621         Palisades I Office Building                   Office
         65                 03-0968           Sheraton Four Points - San Francisco          Hospitality
         66                 332100717         Richland Medical Three                        Office
         67                 03-0956           Willow Creek Town Center                      Retail
         68                 325962624         Milestone South Shopping Center               Retail
         69                 04-0267           Neiman Marcus - Fashion Valley                Retail
         70                 329394223         Willows of Lone Mountain West                 Multifamily
         71                 04-0133           Reata Apartments                              Multifamily
         72                 03-0193           Friendship Center                             Retail
         73                 316335389         Highwoods Plaza                               Office
         74                 03-0959           Victorville Pavillion                         Retail
         75                 04-0167           Old Ashburn Square                            Retail
         76                 04-0082           26-30 West Hubbard                            Office
         77                 04-0413           22 West Hubbard                               Retail
         78                 03-0671           Holiday Inn at Morgan City                    Hospitality
         79                 03-0692           Sabre MHC                                     Mobile Home Park
         80                 328321211         Gwinnett Professional Center                  Office
         81                 03-0754           Baywater Business Park                        Industrial
         82                 316455702         Southland Plaza Shopping Center               Retail
         83                 232633234         Westfield Corporate Center                    Office
         84                 332235415         Citiplace III                                 Office
         85                 331891859         The Ridges of Geneva East Apartments          Multifamily
         86                 333795837         Scripps Ranch Technology Center               Office
         87                 329701408         Bangor Plaza                                  Retail
         88                 317870479         Marietta Professional Center                  Office
         89                 330364742         Arbor Square Shopping Center                  Retail
         90                 331553898         Greenlawn Crossing II                         Retail
         91                 04-0144           Spring Gulch RV                               Mobile Home Park
         92                 04-0281           West Court Plaza                              Retail
         93                 03-0828           Hidden Valley Village                         Retail
         94                 327311717         Hampton R&D Building                          Office
         95                 03-0797           Rockefeller Industrial Buildings              Industrial
         96                 323793801         Pecos Terrace II                              Multifamily
         97                 03-0845           Arrowhead Self Storage                        Self-Storage
         98                 03-0901           Hollywood Center                              Retail
         99                 130280960         Milestone III Shopping Center                 Retail
         100                03-0112           770 Smithridge Drive                          Office
         101                320582827
       101.01               320582827         FreshPoint Foods                              Industrial
       101.02               320582827         Crescent Electric                             Industrial
       101.03               320582827         United Green Mark & Helena Chemical           Industrial
         102                309070748         401 Greenwich Street                          Office
         103                04-0143           Twin Lakes RV                                 Mobile Home Park
         104                317683849         Union Town Center                             Retail
         105                311230870         Duluth Professional Center                    Office
         106                315732671         Lakeshore Grande Apartments                   Multifamily
         107                300620460
       107.01               300620460         One Morton Drive                              Office
       107.02               300620460         400 East Main Street                          Office
         108                317865091         Berryland Shopping Center                     Retail
         109                327284209         Hampshire Square                              Retail
         110                332154781         River Oaks Landing                            Retail
         111                305814038         Bodega Business Park                          Industrial
         112                03-0706           Meadowbrook Commons                           Retail
         113                04-0263           700 Lexington Avenue (Ground Lease)           Other
         114                320632176         Summit Place Shopping Center                  Retail
         115                04-0169           Quail Park at El Dorado Hills                 Office
         116                314161136         Shoppes at North Augusta                      Retail
         117                312760597         Twinsburg Town Center III                     Retail
         118                03-0783           Jamestown Eckerd                              Retail
         119                03-0857           2675 Patrick/6145 Harrison                    Industrial
         120                331593332         Cedar Crest Apartments                        Multifamily
         121                317091638         Greatwood Lakes Office Building               Office
         122                332183897         Rancho Santa Barbara MHP                      Mobile Home Park
         123                315514662         Bradley Business Center                       Retail
         124                323770483         Pecos Terrace I                               Multifamily
         125                03-0516           Main Plaza                                    Retail


GCCFC 04-GG1 Loan ID        Control_Number     Detailed Property Type                            Size     Units
          1                 09-1001116         General Urban                                    586,589     sf
          2                 03-0768            General Urban                                  2,941,646     sf
          3                 03-0720            General Urban                                    267,015     sf
          4                 04-0008            General Urban                                    759,650     sf
          5                 09-1001114         Regional Mall                                  1,011,998     sf
          6                 03-0924            General Suburban                                 433,942     sf
          7                 28918              General Urban                                  1,382,326     sf
          8                 09-1001115         Regional Mall                                    461,298     sf
          9                 03-0358            General Urban                                    695,138     sf
         10                 03-0951            General Urban                                    436,075     sf
         11                 03-0535            General Urban                                  1,149,789     sf
         12                 28799              General Urban                                    766,329     sf
         13                 334381071          Anchored                                         446,076     sf
         14                 09-1001099B        Anchored                                         821,724     sf
         15                 03-0816            General Urban                                    457,990     sf
         16                 09-1001093C
                                                                                              2,907,608     sf
        16.01               09-1001093C        Anchored                                         423,393     sf
        16.02               09-1001093C        Power Center/Big Box                             431,220     sf
        16.03               09-1001093C        Power Center/Big Box                             410,491     sf
        16.04               09-1001093C        Power Center/Big Box                             183,288     sf
        16.05               09-1001093C        Anchored                                         348,236     sf
        16.06               09-1001093C        Anchored                                         294,471     sf
        16.07               09-1001093C        Power Center/Big Box                             133,877     sf
        16.08               09-1001093C        Anchored                                         248,963     sf
        16.09               09-1001093C        Power Center/Big Box                             213,934     sf
        16.10               09-1001093C        Anchored                                         219,735     sf
         17                 03-0499                                                           1,811,871     sf
        17.01               03-0499            Warehouse                                        237,344     sf
        17.02               03-0499            Warehouse                                        227,329     sf
        17.03               03-0499            Warehouse                                        155,767     sf
        17.04               03-0499            Warehouse                                        184,500     sf
        17.05               03-0499            Warehouse                                        170,558     sf
        17.06               03-0499            Warehouse                                         60,575     sf
        17.07               03-0499            Warehouse                                        128,459     sf
        17.08               03-0499            Warehouse                                        110,810     sf
        17.09               03-0499            Warehouse                                        104,000     sf
        17.10               03-0499            Warehouse                                         91,166     sf
        17.11               03-0499            Warehouse                                        100,000     sf
        17.12               03-0499            Warehouse                                        100,000     sf
        17.13               03-0499            Warehouse                                         91,363     sf
        17.14               03-0499            Warehouse                                         50,000     sf
         18                 01-1001101B        General Urban                                    580,875     sf
         19                 04-0014            Unanchored                                       359,102     sf
         20                 04-0025            Power Center/Big Box                             644,501     sf
         21                 09-0001106                                                        1,137,142     sf
        21.01               09-0001106         Industrial/Warehouse, w/Office Tenant            206,005     sf
        21.02               09-0001106         Industrial/Warehouse, w/Office Tenant            110,000     sf
        21.03               09-0001106         Industrial/Warehouse, w/Office Tenant            135,090     sf
        21.04               09-0001106         Industrial/Warehouse, w/Office Tenant             76,312     sf
        21.05               09-0001106         Industrial/Warehouse, w/Office Tenant             59,850     sf
        21.06               09-0001106         Industrial/Warehouse, w/Office Tenant             72,283     sf
        21.07               09-0001106         Industrial/Warehouse, w/Office Tenant             41,508     sf
        21.08               09-0001106         Industrial/Warehouse, w/Office Tenant             37,500     sf
        21.09               09-0001106         Industrial/Warehouse, w/Office Tenant             48,500     sf
        21.10               09-0001106         Industrial/Warehouse, w/Office Tenant             35,079     sf
        21.11               09-0001106         Industrial/Warehouse, w/Office Tenant             31,670     sf
        21.12               09-0001106         Industrial/Warehouse, w/Office Tenant             41,851     sf
        21.13               09-0001106         Industrial/Warehouse, w/Office Tenant             41,954     sf
        21.14               09-0001106         Industrial/Warehouse, w/Office Tenant             60,000     sf
        21.15               09-0001106         Industrial/Warehouse, w/Office Tenant             48,000     sf
        21.16               09-0001106         Industrial/Warehouse, w/Office Tenant             25,000     sf
        21.17               09-0001106         Industrial/Warehouse, w/Office Tenant             23,000     sf
        21.18               09-0001106         Industrial/Warehouse, w/Office Tenant             24,040     sf
        21.19               09-0001106         Industrial/Warehouse, w/Office Tenant             19,500     sf
         22                 329620596          General Suburban                                 237,000     sf
         23                 302073238          Anchored                                         249,788     sf
         24                 316293454          Anchored                                         250,998     sf
         25                 04-0047            Anchored                                         234,623     sf
         26                 311570127          Anchored                                         269,128     sf
         27                 09-1001105                                                          655,160     sf
        27.01               09-1001105         Industrial/Warehouse, w/Office Tenant            163,964     sf
        27.02               09-1001105         Industrial/Warehouse, w/Office Tenant            130,010     sf
        27.03               09-1001105         Industrial/Warehouse, w/Office Tenant             61,264     sf
        27.04               09-1001105         Industrial/Warehouse, w/Office Tenant             48,000     sf
        27.05               09-1001105         Industrial/Warehouse, w/Office Tenant             33,065     sf
        27.06               09-1001105         Industrial/Warehouse, w/Office Tenant             34,866     sf
        27.07               09-1001105         Industrial/Warehouse, w/Office Tenant             12,900     sf
        27.08               09-1001105         Industrial/Warehouse, w/Office Tenant             25,000     sf
        27.09               09-1001105         Industrial/Warehouse, w/Office Tenant             25,091     sf
        27.10               09-1001105         Industrial/Warehouse, w/Office Tenant             23,000     sf
        27.11               09-1001105         Industrial/Warehouse, w/Office Tenant             20,000     sf
        27.12               09-1001105         Industrial/Warehouse, w/Office Tenant             23,000     sf
        27.13               09-1001105         Industrial/Warehouse, w/Office Tenant             15,000     sf
        27.14               09-1001105         Industrial/Warehouse, w/Office Tenant             20,000     sf
        27.15               09-1001105         Industrial/Warehouse, w/Office Tenant             20,000     sf
         28                 324840940          General Suburban                                 194,699     sf
         29                 03-0467            Anchored                                         113,260     sf
         30                 03-0944                                                             242,479     sf
        30.01               03-0944            General, units only                              137,648     sf
        30.02               03-0944            General, units only                              104,831     sf
         31                 03-0584            Anchored                                         144,465     sf
         32                 04-0026            Medical                                          143,009     sf
         33                 03-0360            Power Center/Big Box                             202,450     sf
         34                 03-0786            Other Retail                                     102,729     sf
         35                 03-0945            General Suburban                                 143,815     sf
         36                 313541454          Conventional                                         136    Units
         37                 03-0359            Power Center/Big Box                             111,120     sf
         38                 326294415          General Suburban                                 102,931     sf
         39                 327905776          Anchored                                         140,385     sf
         40                 04-0168            Anchored                                         133,088     sf
         41                 03-0065            Full Service                                          74    Rooms
         42                 312012147          Single Tenant                                     94,774     sf
         43                 224241575          Garden                                               226    Units
         44                 307724083          General Urban                                     67,369     sf
         45                 03-0479            Anchored                                          49,538     sf
         46                 28862              General Urban                                    563,795     sf
         47                 316914162          General Urban                                    239,095     sf
         48                 03-0716            Unanchored                                       151,555     sf
         49                 04-0302            Full Service                                         197    Rooms
         50                 320262728          Mobile Home Park                                     364    Pads
         51                 333925420          Shadow Anchored                                   83,805     sf
         52                 04-0258            Warehouse                                        144,077     sf
         53                 304554535          Anchored                                         133,324     sf
         54                 321942022          Anchored                                         201,014     sf
         55                 03-0834            Anchored                                         114,539     sf
         56                 04-0156            Single Tenant                                     74,161     sf
         57                 04-0212            Anchored                                          86,734     sf
         58                 04-0040            Power Center/Big Box                              94,096     sf
         59                 03-0560            General Suburban                                  84,029     sf
         60                 323802178          Garden                                               254    Units
         61                 313361209          Mobile Home Park                                     359    Pads
         62                 314702229          Ground Lease/Land                                 19,700     sf
         63                 03-0832            Unanchored                                       124,521     sf
         64                 309011621          General Suburban                                  79,148     sf
         65                 03-0968            Full Service                                         100    Rooms
         66                 332100717          Medical                                           73,395     sf
         67                 03-0956            Shadow Anchored                                   36,310     sf
         68                 325962624          Anchored                                          59,989     sf
         69                 04-0267            Single Tenant                                    105,144     sf
         70                 329394223          Garden                                                98    Units
         71                 04-0133            Garden                                               144    Units
         72                 03-0193            Anchored                                         108,216     sf
         73                 316335389          General Suburban                                  65,390     sf
         74                 03-0959            Anchored                                          40,754     sf
         75                 04-0167            Unanchored                                        31,318     sf
         76                 04-0082            Other Office                                      33,774     sf
         77                 04-0413            Other Retail                                      10,200     sf
         78                 03-0671            Full Service                                         221    Rooms
         79                 03-0692            Mobile Home Park                                     283    Pads
         80                 328321211          General Suburban                                  52,282     sf
         81                 03-0754            Industrial                                       126,473     sf
         82                 316455702          Anchored                                         122,956     sf
         83                 232633234          General Suburban                                  64,562     sf
         84                 332235415          General Suburban                                  43,901     sf
         85                 331891859          Garden                                               120    Units
         86                 333795837          General Suburban                                  62,224     sf
         87                 329701408          Anchored                                         135,059     sf
         88                 317870479          General Suburban                                  43,173     sf
         89                 330364742          Shadow Anchored                                   38,890     sf
         90                 331553898          Shadow Anchored                                   22,500     sf
         91                 04-0144            RVs                                                  435    Pads
         92                 04-0281            Unanchored                                        86,220     sf
         93                 03-0828            Anchored                                          32,377     sf
         94                 327311717          Other Office                                      49,785     sf
         95                 03-0797            Warehouse                                        130,916     sf
         96                 323793801          Garden                                               128    Units
         97                 03-0845            General, units only                                  529    Units
         98                 03-0901            Anchored                                         125,320     sf
         99                 130280960          Shadow Anchored                                   17,180     sf
         100                03-0112            General Suburban                                  42,050     sf
         101                320582827                                                            96,326     sf
       101.01               320582827          Industrial/Warehouse, w/Office Tenant             49,026     sf
       101.02               320582827          Industrial/Warehouse, w/Office Tenant             21,700     sf
       101.03               320582827          Industrial/Warehouse, w/Office Tenant             25,600     sf
         102                309070748          General Urban                                     16,500     sf
         103                04-0143            RVs                                                  430    Units
         104                317683849          Shadow Anchored                                   23,489     sf
         105                311230870          Medical                                           29,494     sf
         106                315732671          Conventional                                          60    Units
         107                300620460                                                            62,096     sf
       107.01               300620460          General Suburban                                  49,651     sf
       107.02               300620460          General Suburban                                  12,445     sf
         108                317865091          Anchored                                          74,947     sf
         109                327284209          Anchored                                          59,850     sf
         110                332154781          Shadow Anchored                                   32,800     sf
         111                305814038          Industrial/Warehouse, w/Office Tenant             40,509     sf
         112                03-0706            Anchored                                          40,308     sf
         113                04-0263            Ground Lease/Land                                 26,760     sf
         114                320632176          Shadow Anchored                                   69,602     sf
         115                04-0169            General Suburban                                  20,160     sf
         116                314161136          Shadow Anchored                                   45,160     sf
         117                312760597          Shadow Anchored                                   23,026     sf
         118                03-0783            Single Tenant                                     13,813     sf
         119                03-0857            Industrial                                        47,421     sf
         120                331593332          Conventional                                          48    Units
         121                317091638          General Suburban                                  25,407     sf
         122                332183897          Mobile Home Park                                     334    Pads
         123                315514662          Unanchored                                        23,297     sf
         124                323770483          Garden                                                56    Units
         125                03-0516            Unanchored                                        18,074     sf


GCCFC 04-GG1 Loan ID        Control_Number                             Address                                      City
          1                 09-1001116       885 Third Avenue                                                    New York
          2                 03-0768          111 Eighth Avenue                                                   New York
          3                 03-0720          660 Madison Avenue                                                  New York
          4                 04-0008          400 W. Market Street                                                Louisville
          5                 09-1001114       24500 Hesperian Boulevard                                           Hayward
          6                 03-0924          8401-8405 Greensboro Drive                                          McLean
          7                 28918            333 South Grand Avenue                                              Los Angeles
          8                 09-1001115       20131 US Highway 59 N.                                              Humble
          9                 03-0358          611 North Brand Boulevard                                           Glendale
         10                 03-0951          801 South Figueroa Street                                           Los Angeles
         11                 03-0535          237 Park Avenue                                                     New York
         12                 28799            180 North LaSalle                                                   Chicago
         13                 334381071        33 Le Count Place                                                   New Rochelle
         14                 09-1001099B      845 North Michigan Avenue                                           Chicago
         15                 03-0816          841 Bishop Street                                                   Honolulu
         16                 09-1001093C
        16.01               09-1001093C      5291 Highway 280 South                                              Birmingham
        16.02               09-1001093C      SEC Fairview Avenue and Eagle Road                                  Meridian
        16.03               09-1001093C      326 - 412 S. College Street                                         Wilmington
        16.04               09-1001093C      6025 Kruse Drive                                                    Solon
        16.05               09-1001093C      3929 N. Gloster Street                                              Tupelo
        16.06               09-1001093C      7400 Rivers Avenue                                                  North Charleston
        16.07               09-1001093C      3410 Alpine Avenue                                                  Walker
        16.08               09-1001093C      4208 E. Blue Grass Road                                             Mt. Pleasant
        16.09               09-1001093C      3500 Roxboro Road                                                   Durham
        16.10               09-1001093C      3000 Dunn Avenue                                                    Jacksonville
         17                 03-0499
        17.01               03-0499          2400 Centennial, 300 Six Flags Drive                                Arlington
        17.02               03-0499          601-625 Mockingbird Lane                                            Dallas
        17.03               03-0499          12901 Nicholson Road                                                Farmers Branch
        17.04               03-0499          1200 - 1234 Silber Road                                             Houston
        17.05               03-0499          401 - 421 West Crosstimbers Street                                  Houston
        17.06               03-0499          3439 Irving Boulevard                                               Dallas
        17.07               03-0499          1401-1431 Greengrass Drive                                          Houston
        17.08               03-0499          1801 West Sam Houston Pkwy North                                    Houston
        17.09               03-0499          1375 Avenue S                                                       Grand Prairie
        17.10               03-0499          1501 - 1537 Greengrass Drive                                        Houston
        17.11               03-0499          8611 Ambassador Row                                                 Dallas
        17.12               03-0499          1002 Avenue T                                                       Grand Prairie
        17.13               03-0499          5101 Statesman Drive                                                Irving
        17.14               03-0499          1625 Vantage Drive                                                  Carrollton
         18                 01-1001101B      1401 McKinney Street                                                Houston
         19                 04-0014          11101-11263 183rd Street                                            Cerritos
         20                 04-0025          3640 Mayfield Road                                                  Cleveland Heights
         21                 09-0001106
        21.01               09-0001106       2002 Orville Drive North                                            Bohemia
        21.02               09-0001106       110 Orville Drive                                                   Bohemia
        21.03               09-0001106       150 Engineers Road                                                  Hauppauge
        21.04               09-0001106       70 Schmitt Boulevard                                                Farmingdale
        21.05               09-0001106       40 Oser Avenue                                                      Hauppauge
        21.06               09-0001106       170 Wilbur Place                                                    Bohemia
        21.07               09-0001106       70 Orville Drive                                                    Bohemia
        21.08               09-0001106       90 Oser Avenue                                                      Hauppauge
        21.09               09-0001106       140 Wilbur Place                                                    Bohemia
        21.10               09-0001106       1385 Lakeland Avenue                                                Bohemia
        21.11               09-0001106       595 Old Willets Path                                                Hauppauge
        21.12               09-0001106       30 Oser Avenue                                                      Hauppauge
        21.13               09-0001106       85 Engineers Road                                                   Hauppauge
        21.14               09-0001106       50 Oser Avenue                                                      Hauppauge
        21.15               09-0001106       60 Oser Avenue                                                      Hauppauge
        21.16               09-0001106       631-641 Old Willets Path                                            Hauppauge
        21.17               09-0001106       65 Engineers Road                                                   Hauppauge
        21.18               09-0001106       208 Blydenburgh Road                                                Islandia
        21.19               09-0001106       80 Oser Avenue                                                      Hauppauge
         22                 329620596        800 Long Ridge Road                                                 Stamford
         23                 302073238        1800-2132 North Rock Road                                           Wichita
         24                 316293454        2692 Madison Road                                                   Cincinnati
         25                 04-0047          9230-80 Old Keene Mill Road                                         Burke
         26                 311570127        Turner McCall Boulevard & Riverbend Drive                           Rome
         27                 09-1001105
        27.01               09-1001105       400 Oser Avenue                                                     Hauppauge
        27.02               09-1001105       2005 Orville Drive North                                            Bohemia
        27.03               09-1001105       180 Oser Avenue                                                     Hauppauge
        27.04               09-1001105       933 Vanderbilt Motor Parkway                                        Hauppauge
        27.05               09-1001105       120 Ricefield Lane                                                  Hauppauge
        27.06               09-1001105       120 Wilbur Place                                                    Bohemia
        27.07               09-1001105       20 Orville Drive                                                    Bohemia
        27.08               09-1001105       651-661 Old Willets Path                                            Hauppauge
        27.09               09-1001105       85 Orville Drive                                                    Bohemia
        27.10               09-1001105       360 Oser Avenue                                                     Hauppauge
        27.11               09-1001105       375 Oser Avenue                                                     Hauppauge
        27.12               09-1001105       63 Oser Avenue                                                      Hauppauge
        27.13               09-1001105       681 Old Willets Path                                                Hauppauge
        27.14               09-1001105       65 Oser Avenue                                                      Hauppauge
        27.15               09-1001105       210 Blydenburgh Road                                                Islandia
         28                 324840940        305, 315, 325 East Eisenhower                                       Ann Arbor
         29                 03-0467          1800-1950 West Slauson Avenue                                       Los Angeles
         30                 03-0944
        30.01               03-0944          4667 Albuquerque Street                                             San Diego
        30.02               03-0944          1126 Saranap Avenue                                                 Walnut Creek
         31                 03-0584          North Avenue & Halsted Street                                       Chicago
         32                 04-0026          1700 California Street                                              San Francisco
         33                 03-0360          New Los Angeles Ave & HWY 23                                        Moorpark
         34                 03-0786          120-170 Glastonbury Boulevard                                       Glastonbury
         35                 03-0945          399 Knollwood Road                                                  White Plains
         36                 313541454        1440 Beacon Street                                                  Brookline
         37                 03-0359          1720-1778 West Olive Avenue                                         Merced
         38                 326294415        401-411 South Old Woodward Avenue                                   Birmingham
         39                 327905776        3231 South Veterans Parkway                                         Springfield
         40                 04-0168          6570-6780 Skillman Street                                           Dallas
         41                 03-0065          1215 Avila Beach Drive                                              San Luis Obispo
         42                 312012147        9302 Anderson Road                                                  Tampa
         43                 224241575        7632 Southside Boulevard                                            Jacksonville
         44                 307724083        510 Glenwood Avenue                                                 Raleigh
         45                 03-0479          1651-1833 North Milpitas Boulevard                                  Milpitas
         46                 28862            1801 K Street, NW                                                   Washington
         47                 316914162        1200 & 1300 Summit Avenue                                           Fort Worth
         48                 03-0716          910 West Parker Road                                                Plano
         49                 04-0302          236 Mount Vernon Street                                             Boston
         50                 320262728        301 South Signal Butte Road                                         Apache Junction
         51                 333925420        14405-14715 West 64th Ave & 6450-6510 Indiana Street                Arvada
         52                 04-0258          1,3,7 Chelsea Parkway                                               Boothwyn
         53                 304554535        6690 Roswell Road                                                   Atlanta
         54                 321942022        600 Cherokee Place                                                  Cartersville
         55                 03-0834          43301 Joy Road                                                      Canton
         56                 04-0156          657 Farmington Avenue (Route 6)                                     Bristol
         57                 04-0212          2917-2939 Harding Avenue and 2915-2927 Kapiolani Boulevard          Honolulu
         58                 04-0040          2701, 2705 & 2709 North Mesquite Drive                              Mesquite
         59                 03-0560          3001-3061 Miller Road                                               Ann Arbor
         60                 323802178        2501 Mountain Lodge Circle                                          Vestavia Hills
         61                 313361209        1401 East Rundberg Lane                                             Austin
         62                 314702229        222 East 41st Street                                                New York
         63                 03-0832          7301 Six Forks Road                                                 Raleigh
         64                 309011621        5400 Trinity Road                                                   Raleigh
         65                 03-0968          264 South Airport Boulevard                                         South San Francisco
         66                 332100717        3330 Medical Park Drive                                             Columbia
         67                 03-0956          1001-1117 East Bidwell Street                                       Folsom
         68                 325962624        4611-4687 Milestone Lane                                            Castle Rock
         69                 04-0267          7027 Friars Road/Fashion Valley Mall                                San Diego
         70                 329394223        10620 West Alexander Road                                           Las Vegas
         71                 04-0133          3102 Haine Drive                                                    Harlingen
         72                 03-0193          8455 S.W. Highway 200                                               Ocala
         73                 316335389        18302 Highwoods Preserve Parkway                                    Tampa
         74                 03-0959          12127 & 12133 Mall Boulevard & 14280 Bear Valley Road               Victorville
         75                 04-0167          20630-20660 Ashburn Road                                            Ashburn
         76                 04-0082          26-30 West Hubbard                                                  Chicago
         77                 04-0413          22 West Hubbard                                                     Chicago
         78                 03-0671          520 Roderick Street                                                 Morgan City
         79                 03-0692          1705 Factory Outlet Boulevard                                       Niagara Falls
         80                 328321211        601 Professional Drive                                              Lawrenceville
         81                 03-0754          3 & 4 Duke, 205 & 205A Wilson, 366 & 372 Ely and 219-227 Wilson     Norwalk
         82                 316455702        2019 Sixth Avenue SE                                                Decatur
         83                 232633234        4905 Tilghman Street                                                Allentown
         84                 332235415        6100 Corporate Boulevard                                            Baton Rouge
         85                 331891859        250 & 300 South Edwards Boulevard                                   Lake Geneva
         86                 333795837        10640-10660 Scripps Ranch Boulevard                                 San Diego
         87                 329701408        1309 Blue Valley Drive                                              Pen Argyl
         88                 317870479        895 Canton Road                                                     Marietta
         89                 330364742        8201-8267 Arbor Square Shopping Center                              Mason
         90                 331553898        661 Louis Hanna Boulevard                                           Round Rock
         91                 04-0144          475 Lynch Road                                                      New Holland
         92                 04-0281          6 - 70 West Court Street                                            Woodland
         93                 03-0828          1101-1161 Hidden Valley Parkway                                     Norco
         94                 327311717        130 Research Drive                                                  Hampton
         95                 03-0797          1990-1992 Rockefeller Drive                                         Ceres
         96                 323793801        3555 E. Lake Mead Boulevard                                         Las Vegas
         97                 03-0845          26677 Highway 18                                                    Rim Forest
         98                 03-0901          601-651 South State Road 7                                          Hollywood
         99                 130280960        4765 Front Street                                                   Castle Rock
         100                03-0112          770-780 Smithridge Drive                                            Reno
         101                320582827
       101.01               320582827        5420 Valley View Boulevard                                          Las Vegas
       101.02               320582827        5570 Valley View Boulevard                                          Las Vegas
       101.03               320582827        3670 & 3750 Dewey Drive                                             Las Vegas
         102                309070748        401 Greenwich Street                                                New York
         103                04-0143          1618 Memory Lane                                                    Chocowinity
         104                317683849        8666-8850 North Union Boulevard                                     Colorado Springs
         105                311230870        3540 Duluth Park Lane                                               Duluth
         106                315732671        5508 Faith Drive                                                    Fayetteville
         107                300620460
       107.01               300620460        One Morton Drive                                                    Charlottesville
       107.02               300620460        400 East Main Street                                                Charlottesville
         108                317865091        145 Berryland Avenue                                                Ponchatoula
         109                327284209        US Route 50                                                         Romney
         110                332154781        114-150 River Oaks Drive                                            Tarboro
         111                305814038        6001 South Decatur Boulevard                                        Las Vegas
         112                03-0706          6548 Meadowbrook Drive                                              Fort Worth
         113                04-0263          700 Lexington Avenue                                                New York
         114                320632176        201-298 Summit Place                                                Silverthorne
         115                04-0169          1200 and 1204 Suncast Lane                                          El Dorado Hills
         116                314161136        1215 Knox Avenue                                                    North Augusta
         117                312760597        8900 Darrow Road                                                    Twinsburg
         118                03-0783          809-811 North Main Street                                           Jamestown
         119                03-0857          2675 East Patrick Lane and 6145 Harrison Drive                      Las Vegas
         120                331593332        1203-1213 Sweeney Drive                                             Middleton
         121                317091638        19855 Southwest Freeway                                             Sugar Land
         122                332183897        333 Old Mill Road                                                   Santa Barbara
         123                315514662        29800 Bradley Road                                                  Sun City
         124                323770483        3555 East Lake Mead Boulevard                                       Las Vegas
         125                03-0516          300 North Main Street                                               Spanish Fork


GCCFC 04-GG1 Loan ID        Control_Number            County           State     Zip Code   Original Balance    Cut-off Date Balance
          1                 09-1001116        New York                  NY        10022        150,000,000           150,000,000.00
          2                 03-0768           New York                  NY        10011        149,500,000           149,500,000.00
          3                 03-0720           New York                  NY        10021        120,000,000           120,000,000.00
          4                 04-0008           Jefferson                 KY        40202        108,550,000           108,550,000.00
          5                 09-1001114        Alameda                   CA        94545        90,000,000             89,861,307.07
          6                 03-0924           Fairfax                   VA        22102        89,000,000             89,000,000.00
          7                 28918             Los Angeles               CA        90071        86,437,500             86,437,500.00
          8                 09-1001115        Harris                    TX        77338        85,000,000             84,821,374.58
          9                 03-0358           Los Angeles               CA        91203        80,000,000             80,000,000.00
         10                 03-0951           Los Angeles               CA        90017        77,000,000             77,000,000.00
         11                 03-0535           New York                  NY        10017        67,333,333             67,333,333.00
         12                 28799             Cook                      IL        60606        67,000,000             66,776,012.19
         13                 334381071         Westchester               NY        10801        66,000,000             65,928,839.79
         14                 09-1001099B       Cook                      IL        60601        56,500,000             55,969,604.75
         15                 03-0816           Honolulu                  HI        96813        49,000,000             48,977,342.85
         16                 09-1001093C                                                        50,000,000             48,819,646.98
        16.01               09-1001093C       Shelby                    AL        35242
        16.02               09-1001093C       Ada                       ID        83642
        16.03               09-1001093C       New Hanover               NC        28403
        16.04               09-1001093C       Cuyahoga                  OH        44139
        16.05               09-1001093C       Lee                       MS        38804
        16.06               09-1001093C       Charleston                SC        29406
        16.07               09-1001093C       Kent                      MI        49544
        16.08               09-1001093C       Isabella                  MI        48858
        16.09               09-1001093C       Durham                    NC        27704
        16.10               09-1001093C       Duval                     FL        32218
         17                 03-0499                                                            48,052,000             48,006,546.88
        17.01               03-0499           Tarrant                   TX        76011
        17.02               03-0499           Dallas                    TX        75247
        17.03               03-0499           Dallas                    TX        75234
        17.04               03-0499           Harris                    TX        77055
        17.05               03-0499           Harris                    TX        77018
        17.06               03-0499           Dallas                    TX        75247
        17.07               03-0499           Harris                    TX        77008
        17.08               03-0499           Harris                    TX        77043
        17.09               03-0499           Tarrant                   TX        75050
        17.10               03-0499           Harris                    TX        77008
        17.11               03-0499           Dallas                    TX        75247
        17.12               03-0499           Tarrant                   TX        75050
        17.13               03-0499           Dallas                    TX        75063
        17.14               03-0499           Dallas                    TX        75006
         18                 01-1001101B       Harris                    TX        77010        45,000,000             45,000,000.00
         19                 04-0014           Los Angeles               CA        90703        45,000,000             44,949,811.14
         20                 04-0025           Cuyahoga                  OH        44118        43,000,000             43,000,000.00
         21                 09-0001106                                                         39,600,000             39,409,857.41
        21.01               09-0001106        Suffolk                   NY        11716
        21.02               09-0001106        Suffolk                   NY        11716
        21.03               09-0001106        Suffolk                   NY        11788
        21.04               09-0001106        Suffolk                   NY        11735
        21.05               09-0001106        Suffolk                   NY        11788
        21.06               09-0001106        Suffolk                   NY        11716
        21.07               09-0001106        Suffolk                   NY        11716
        21.08               09-0001106        Suffolk                   NY        11788
        21.09               09-0001106        Suffolk                   NY        11716
        21.10               09-0001106        Suffolk                   NY        11716
        21.11               09-0001106        Suffolk                   NY        11788
        21.12               09-0001106        Suffolk                   NY        11788
        21.13               09-0001106        Suffolk                   NY        11788
        21.14               09-0001106        Suffolk                   NY        11788
        21.15               09-0001106        Suffolk                   NY        11788
        21.16               09-0001106        Suffolk                   NY        11788
        21.17               09-0001106        Suffolk                   NY        11788
        21.18               09-0001106        Suffolk                   NY        11749
        21.19               09-0001106        Suffolk                   NY        11788
         22                 329620596         Fairfield                 CT        06904        36,000,000             35,783,185.57
         23                 302073238         Sedgwick                  KS        67206        34,000,000             34,000,000.00
         24                 316293454         Hamilton                  OH        45208        28,500,000             28,310,460.74
         25                 04-0047           Fairfax                   VA        22015        28,000,000             28,000,000.00
         26                 311570127         Floyd                     GA        30161        26,300,000             26,300,000.00
         27                 09-1001105                                                         25,800,000             25,673,180.90
        27.01               09-1001105        Suffolk                   NY        11788
        27.02               09-1001105        Suffolk                   NY        11716
        27.03               09-1001105        Suffolk                   NY        11788
        27.04               09-1001105        Suffolk                   NY        11788
        27.05               09-1001105        Suffolk                   NY        11788
        27.06               09-1001105        Suffolk                   NY        11716
        27.07               09-1001105        Suffolk                   NY        11716
        27.08               09-1001105        Suffolk                   NY        11788
        27.09               09-1001105        Suffolk                   NY        11716
        27.10               09-1001105        Suffolk                   NY        11788
        27.11               09-1001105        Suffolk                   NY        11788
        27.12               09-1001105        Suffolk                   NY        11788
        27.13               09-1001105        Suffolk                   NY        11788
        27.14               09-1001105        Suffolk                   NY        11788
        27.15               09-1001105        Suffolk                   NY        11749
         28                 324840940         Washtenaw                 MI        48108        24,250,000             24,201,362.67
         29                 03-0467           Los Angeles               CA        90047        24,000,000             23,974,074.72
         30                 03-0944                                                            23,500,000             23,459,850.94
        30.01               03-0944           San Diego                 CA        92123
        30.02               03-0944           Contra Costa              CA        94595
         31                 03-0584           Cook                      IL        60611        22,250,000             22,250,000.00
         32                 04-0026           San Francisco             CA        94109        21,800,000             21,800,000.00
         33                 03-0360           Ventura                   CA        93021        21,600,000             21,527,193.73
         34                 03-0786           Hartford                  CT        06033        21,000,000             20,957,422.85
         35                 03-0945           Westchester               NY        10603        20,000,000             19,961,347.22
         36                 313541454         Norfolk                   MA        02446        19,350,000             19,205,804.87
         37                 03-0359           Merced                    CA        95348        16,900,000             16,881,091.14
         38                 326294415         Oakland                   MI        48009        15,300,000             15,300,000.00
         39                 327905776         Sangamon                  IL        62704        15,200,000             15,200,000.00
         40                 04-0168           Dallas                    TX        75231        15,000,000             15,000,000.00
         41                 03-0065           San Luis Obispo           CA        93405        15,000,000             14,838,278.07
         42                 312012147         Hillsborough              FL        33634        14,700,000             14,543,622.20
         43                 224241575         Duval                     FL        32256        14,400,000             14,400,000.00
         44                 307724083         Wake                      NC        27603        12,982,900             12,903,265.20
         45                 03-0479           Santa Clara               CA        95035        12,500,000             12,448,503.91
         46                 28862             Washington DC             DC        20006        12,371,875             12,371,875.00
         47                 316914162         Tarrant                   TX        76102        12,125,000             12,125,000.00
         48                 03-0716           Collin                    TX        75075        11,850,000             11,824,545.43
         49                 04-0302           Suffolk                   MA        02125        11,750,000             11,750,000.00
         50                 320262728         Maricopa                  AZ        85220        11,750,000             11,750,000.00
         51                 333925420         Jefferson                 CO        80004        11,600,000             11,600,000.00
         52                 04-0258           Delaware                  PA        19061        11,500,000             11,500,000.00
         53                 304554535         Fulton                    GA        30328        11,480,000             11,416,624.29
         54                 321942022         Bartow                    GA        30121        11,500,000             11,366,788.43
         55                 03-0834           Wayne                     MI        48187        11,200,000             11,165,400.69
         56                 04-0156           Hartford                  CT        06010        11,100,000             11,100,000.00
         57                 04-0212           Honolulu                  HI        96825        11,100,000             11,100,000.00
         58                 04-0040           Dallas                    TX        75150        10,725,000             10,703,137.59
         59                 03-0560           Washtenaw                 MI        48103        10,400,000             10,400,000.00
         60                 323802178         Jefferson                 AL        35216        10,240,000             10,176,454.84
         61                 313361209         Travis                    TX        78753        10,200,000             10,108,952.48
         62                 314702229         New York                  NY        10017        10,000,000             10,000,000.00
         63                 03-0832           Wake                      NC        27615         9,200,000              9,200,000.00
         64                 309011621         Wake                      NC        27607         9,130,000              9,130,000.00
         65                 03-0968           San Mateo                 CA        94080         9,000,000              8,981,648.42
         66                 332100717         Richland                  SC        29203         8,700,000              8,686,551.80
         67                 03-0956           Sacramento                CA        95630         8,000,000              7,983,515.91
         68                 325962624         Douglas                   CO        80104         7,250,000              7,241,914.02
         69                 04-0267           San Diego                 CA        92108         7,100,000              7,100,000.00
         70                 329394223         Clark                     NV        89129         6,880,000              6,857,213.39
         71                 04-0133           Cameron                   TX        78550         6,800,000              6,800,000.00
         72                 03-0193           Marion                    FL        34476         6,775,000              6,719,045.43
         73                 316335389         Hillsborough              FL        33647         6,700,000              6,700,000.00
         74                 03-0959           San Bernardino            CA        92392         6,700,000              6,692,485.31
         75                 04-0167           Loudoun                   VA        20147         6,500,000              6,500,000.00
         76                 04-0082           Cook                      IL        60610         4,450,000              4,450,000.00
         77                 04-0413           Cook                      IL        60610         1,800,000              1,800,000.00
         78                 03-0671           St Mary Parish            LA        70380         6,300,000              6,238,892.52
         79                 03-0692           Niagra                    NY        39343         6,200,000              6,186,833.83
         80                 328321211         Gwinnett                  GA        30045         6,000,000              5,976,362.46
         81                 03-0754           Fairfield                 CT        06853         6,000,000              5,973,688.72
         82                 316455702         Morgan                    AL        35601         5,850,000              5,850,000.00
         83                 232633234         Lehigh                    PA        18104         5,825,000              5,825,000.00
         84                 332235415         East Baton Rouge Parish   LA        70808         5,740,000              5,740,000.00
         85                 331891859         Walworth                  WI        53147         5,350,000              5,350,000.00
         86                 333795837         San Diego                 CA        92131         5,300,000              5,288,347.76
         87                 329701408         Northampton               PA        18072         5,200,000              5,143,253.18
         88                 317870479         Cobb                      GA        30060         5,100,000              5,065,271.23
         89                 330364742         Warren                    OH        45040         5,000,000              4,988,522.30
         90                 331553898         Williamson                TX        78664         4,875,000              4,875,000.00
         91                 04-0144           Lancaster                 PA        17557         4,800,000              4,800,000.00
         92                 04-0281           Yolo                      CA        95695         4,650,000              4,650,000.00
         93                 03-0828           Riverside                 CA        92680         4,655,000              4,649,847.06
         94                 327311717         Hampton City              VA        23666         4,560,000              4,541,100.13
         95                 03-0797           Stanislaus                CA        95307         4,500,000              4,481,833.10
         96                 323793801         Clark                     NV        89115         4,450,000              4,431,961.87
         97                 03-0845           San Bernardino            CA        92378         4,225,000              4,211,346.20
         98                 03-0901           Broward                   FL        33023         4,200,000              4,200,000.00
         99                 130280960         Douglas                   CO        80104         4,200,000              4,191,703.43
         100                03-0112           Washoe                    NV        89502         4,175,000              4,150,066.01
         101                320582827                                                           3,950,000              3,950,000.00
       101.01               320582827         Clark                     NV        89118
       101.02               320582827         Clark                     NV        89118
       101.03               320582827         Clark                     NV        89118
         102                309070748         New York                  NY        10013         3,850,000              3,850,000.00
         103                04-0143           Beaufort                  NC        27817         3,840,000              3,835,693.07
         104                317683849         El Paso                   CO        80920         3,750,000              3,750,000.00
         105                311230870         Gwinnett                  GA        30096         3,750,000              3,714,563.68
         106                315732671         Cumberland                NC        28314         3,575,000              3,550,707.79
         107                300620460                                                           3,500,000              3,500,000.00
       107.01               300620460         Albermarle                VA        22903
       107.02               300620460         Albemarle                 VA        22902
         108                317865091         Tangipahoa                LA        70454         3,500,000              3,474,493.95
         109                327284209         Hampshire                 WV        26757         3,440,000              3,428,943.50
         110                332154781         Edgecombe                 NC        27886         3,200,000              3,200,000.00
         111                305814038         Clark                     NV        89118         3,250,000              3,146,302.13
         112                03-0706           Tarrant                   TX        76112         3,100,000              3,082,814.51
         113                04-0263           New York                  NY        10022         3,000,000              3,000,000.00
         114                320632176         Summit                    CO        80498         3,000,000              3,000,000.00
         115                04-0169           El Dorado                 CA        95762         2,950,000              2,950,000.00
         116                314161136         Aiken                     SC        29841         2,900,000              2,866,253.14
         117                312760597         Summit                    OH        44087         2,700,000              2,687,904.27
         118                03-0783           Chautauqua                NY        14701         2,650,000              2,639,685.79
         119                03-0857           Clark                     NV        89120         2,400,000              2,395,611.63
         120                331593332         Dane                      WI        53562         2,400,000              2,392,329.56
         121                317091638         Fort Bend                 TX        77479         2,000,000              2,000,000.00
         122                332183897         Santa Barbara             CA        93110         2,000,000              1,992,548.66
         123                315514662         Riverside                 CA        92586         2,000,000              1,989,283.95
         124                323770483         Clark                     NV        89115         1,800,000              1,792,387.94
         125                03-0516           Utah                      UT        84660         1,600,000              1,595,567.36


GCCFC 04-GG1 Loan ID        Control_Number     Allocated Cut-off Date Balance (multi-property)         Seasoning
          1                 09-1001116                                                                     1
          2                 03-0768                                                                        1
          3                 03-0720                                                                        5
          4                 04-0008                                                                        1
          5                 09-1001114                                                                     1
          6                 03-0924                                                                        0
          7                 28918                                                                          10
          8                 09-1001115                                                                     1
          9                 03-0358                                                                        6
         10                 03-0951                                                                        0
         11                 03-0535                                                                        6
         12                 28799                                                                          3
         13                 334381071                                                                      1
         14                 09-1001099B                                                                    8
         15                 03-0816                                                                        4
         16                 09-1001093C                                                                    13
        16.01               09-1001093C                         9,340,825.79
        16.02               09-1001093C                         8,624,804.30
        16.03               09-1001093C                         7,160,214.89
        16.04               09-1001093C                         5,500,346.89
        16.05               09-1001093C                         3,970,664.62
        16.06               09-1001093C                         3,938,118.19
        16.07               09-1001093C                         2,896,632.39
        16.08               09-1001093C                         2,668,807.36
        16.09               09-1001093C                         2,440,982.35
        16.10               09-1001093C                         2,278,250.20
         17                 03-0499                                                                        1
        17.01               03-0499                             7,377,603.25
        17.02               03-0499                             5,453,011.41
        17.03               03-0499                             5,212,437.43
        17.04               03-0499                             4,250,141.51
        17.05               03-0499                             4,009,566.64
        17.06               03-0499                             3,608,610.60
        17.07               03-0499                             3,079,347.13
        17.08               03-0499                             2,886,888.66
        17.09               03-0499                             2,686,409.74
        17.10               03-0499                             2,245,357.75
        17.11               03-0499                             2,084,974.79
        17.12               03-0499                             2,004,783.76
        17.13               03-0499                             1,844,400.81
        17.14               03-0499                             1,263,013.40
         18                 01-1001101B                                                                    7
         19                 04-0014                                                                        1
         20                 04-0025                                                                        1
         21                 09-0001106                                                                     5
        21.01               09-0001106                          11,411,649.68
        21.02               09-0001106                          3,356,367.38
        21.03               09-0001106                          3,356,367.38
        21.04               09-0001106                          2,807,144.24
        21.05               09-0001106                          1,995,513.15
        21.06               09-0001106                          1,952,795.26
        21.07               09-0001106                          1,769,721.53
        21.08               09-0001106                          1,586,646.83
        21.09               09-0001106                          1,525,621.26
        21.10               09-0001106                          1,464,596.69
        21.11               09-0001106                          1,342,546.55
        21.12               09-0001106                          1,257,111.75
        21.13               09-0001106                          1,220,497.41
        21.14               09-0001106                           951,987.90
        21.15               09-0001106                           817,733.64
        21.16               09-0001106                           793,323.42
        21.17               09-0001106                           671,273.28
        21.18               09-0001106                           640,761.49
        21.19               09-0001106                           488,198.57
         22                 329620596                                                                      4
         23                 302073238                                                                      10
         24                 316293454                                                                      7
         25                 04-0047                                                                        0
         26                 311570127                                                                      5
         27                 09-1001105                                                                     5
        27.01               09-1001105                          6,993,411.30
        27.02               09-1001105                          6,195,916.72
        27.03               09-1001105                          1,901,716.99
        27.04               09-1001105                          1,533,643.19
        27.05               09-1001105                          1,226,914.35
        27.06               09-1001105                          1,042,877.45
        27.07               09-1001105                           981,531.47
        27.08               09-1001105                           920,185.51
        27.09               09-1001105                           858,839.55
        27.10               09-1001105                           815,897.67
        27.11               09-1001105                           754,552.70
        27.12               09-1001105                           705,476.12
        27.13               09-1001105                           674,802.64
        27.14               09-1001105                           545,977.01
        27.15               09-1001105                           521,438.23
         28                 324840940                                                                      2
         29                 03-0467                                                                        1
         30                 03-0944                                                                        2
        30.01               03-0944                             12,750,179.41
        30.02               03-0944                             10,709,671.53
         31                 03-0584                                                                        4
         32                 04-0026                                                                        0
         33                 03-0360                                                                        3
         34                 03-0786                                                                        2
         35                 03-0945                                                                        2
         36                 313541454                                                                      8
         37                 03-0359                                                                        1
         38                 326294415                                                                      2
         39                 327905776                                                                      3
         40                 04-0168                                                                        0
         41                 03-0065                                                                        12
         42                 312012147                                                                      8
         43                 224241575                                                                      8
         44                 307724083                                                                      7
         45                 03-0479                                                                        4
         46                 28862                                                                          8
         47                 316914162                                                                      6
         48                 03-0716                                                                        2
         49                 04-0302                                                                        0
         50                 320262728                                                                      7
         51                 333925420                                                                      2
         52                 04-0258                                                                        0
         53                 304554535                                                                      6
         54                 321942022                                                                      5
         55                 03-0834                                                                        3
         56                 04-0156                                                                        0
         57                 04-0212                                                                        0
         58                 04-0040                                                                        2
         59                 03-0560                                                                        0
         60                 323802178                                                                      6
         61                 313361209                                                                      9
         62                 314702229                                                                      7
         63                 03-0832                                                                        1
         64                 309011621                                                                      0
         65                 03-0968                                                                        1
         66                 332100717                                                                      1
         67                 03-0956                                                                        2
         68                 325962624                                                                      1
         69                 04-0267                                                                        0
         70                 329394223                                                                      3
         71                 04-0133                                                                        0
         72                 03-0193                                                                        9
         73                 316335389                                                                      5
         74                 03-0959                                                                        1
         75                 04-0167                                                                        0
         76                 04-0082                                                                        0
         77                 04-0413                                                                        0
         78                 03-0671                                                                        5
         79                 03-0692                                                                        2
         80                 328321211                                                                      4
         81                 03-0754                                                                        3
         82                 316455702                                                                      6
         83                 232633234                                                                      9
         84                 332235415                                                                      2
         85                 331891859                                                                      3
         86                 333795837                                                                      2
         87                 329701408                                                                      3
         88                 317870479                                                                      7
         89                 330364742                                                                      1
         90                 331553898                                                                      1
         91                 04-0144                                                                        0
         92                 04-0281                                                                        0
         93                 03-0828                                                                        1
         94                 327311717                                                                      4
         95                 03-0797                                                                        4
         96                 323793801                                                                      4
         97                 03-0845                                                                        3
         98                 03-0901                                                                        0
         99                 130280960                                                                      2
         100                03-0112                                                                        7
         101                320582827                                                                      7
       101.01               320582827                           1,827,210.89
       101.02               320582827                           1,074,829.93
       101.03               320582827                           1,047,959.18
         102                309070748                                                                      8
         103                04-0143                                                                        1
         104                317683849                                                                      7
         105                311230870                                                                      9
         106                315732671                                                                      7
         107                300620460                                                                      6
       107.01               300620460                           2,437,500.00
       107.02               300620460                           1,062,500.00
         108                317865091                                                                      6
         109                327284209                                                                      3
         110                332154781                                                                      3
         111                305814038                                                                      9
         112                03-0706                                                                        4
         113                04-0263                                                                        1
         114                320632176                                                                      6
         115                04-0169                                                                        0
         116                314161136                                                                      9
         117                312760597                                                                      4
         118                03-0783                                                                        2
         119                03-0857                                                                        2
         120                331593332                                                                      3
         121                317091638                                                                      6
         122                332183897                                                                      1
         123                315514662                                                                      6
         124                323770483                                                                      4
         125                03-0516                                                                        3


GCCFC 04-GG1 Loan ID        Control_Number     Original Term to Maturity (mos.)       Stated Remaining Term to Maturity (mos.)
          1                 09-1001116                        83                                         82
          2                 03-0768                          120                                        119
          3                 03-0720                          120                                        115
          4                 04-0008                          120                                        119
          5                 09-1001114                        59                                         58
          6                 03-0924                          120                                        120
          7                 28918                             84                                         74
          8                 09-1001115                        59                                         58
          9                 03-0358                          120                                        114
         10                 03-0951                           84                                         84
         11                 03-0535                           84                                         78
         12                 28799                             84                                         81
         13                 334381071                        120                                        119
         14                 09-1001099B                       84                                         76
         15                 03-0816                           60                                         56
         16                 09-1001093C                       59                                         46
        16.01               09-1001093C
        16.02               09-1001093C
        16.03               09-1001093C
        16.04               09-1001093C
        16.05               09-1001093C
        16.06               09-1001093C
        16.07               09-1001093C
        16.08               09-1001093C
        16.09               09-1001093C
        16.10               09-1001093C
         17                 03-0499                           84                                         83
        17.01               03-0499
        17.02               03-0499
        17.03               03-0499
        17.04               03-0499
        17.05               03-0499
        17.06               03-0499
        17.07               03-0499
        17.08               03-0499
        17.09               03-0499
        17.10               03-0499
        17.11               03-0499
        17.12               03-0499
        17.13               03-0499
        17.14               03-0499
         18                 01-1001101B                       60                                         53
         19                 04-0014                          120                                        119
         20                 04-0025                          120                                        119
         21                 09-0001106                       120                                        115
        21.01               09-0001106
        21.02               09-0001106
        21.03               09-0001106
        21.04               09-0001106
        21.05               09-0001106
        21.06               09-0001106
        21.07               09-0001106
        21.08               09-0001106
        21.09               09-0001106
        21.10               09-0001106
        21.11               09-0001106
        21.12               09-0001106
        21.13               09-0001106
        21.14               09-0001106
        21.15               09-0001106
        21.16               09-0001106
        21.17               09-0001106
        21.18               09-0001106
        21.19               09-0001106
         22                 329620596                        120                                        116
         23                 302073238                        120                                        110
         24                 316293454                        120                                        113
         25                 04-0047                          120                                        120
         26                 311570127                        120                                        115
         27                 09-1001105                       102                                         97
        27.01               09-1001105
        27.02               09-1001105
        27.03               09-1001105
        27.04               09-1001105
        27.05               09-1001105
        27.06               09-1001105
        27.07               09-1001105
        27.08               09-1001105
        27.09               09-1001105
        27.10               09-1001105
        27.11               09-1001105
        27.12               09-1001105
        27.13               09-1001105
        27.14               09-1001105
        27.15               09-1001105
         28                 324840940                        120                                        118
         29                 03-0467                          120                                        119
         30                 03-0944                          120                                        118
        30.01               03-0944
        30.02               03-0944
         31                 03-0584                          120                                        116
         32                 04-0026                           84                                         84
         33                 03-0360                           84                                         81
         34                 03-0786                          120                                        118
         35                 03-0945                          120                                        118
         36                 313541454                        120                                        112
         37                 03-0359                           84                                         83
         38                 326294415                        120                                        118
         39                 327905776                        120                                        117
         40                 04-0168                          120                                        120
         41                 03-0065                          120                                        108
         42                 312012147                        120                                        112
         43                 224241575                        120                                        112
         44                 307724083                        120                                        113
         45                 03-0479                          120                                        116
         46                 28862                             84                                         76
         47                 316914162                        120                                        114
         48                 03-0716                           60                                         58
         49                 04-0302                           60                                         60
         50                 320262728                        120                                        113
         51                 333925420                        120                                        118
         52                 04-0258                          120                                        120
         53                 304554535                        120                                        114
         54                 321942022                        120                                        115
         55                 03-0834                          120                                        117
         56                 04-0156                          120                                        120
         57                 04-0212                          120                                        120
         58                 04-0040                          120                                        118
         59                 03-0560                          120                                        120
         60                 323802178                        120                                        114
         61                 313361209                        120                                        111
         62                 314702229                        120                                        113
         63                 03-0832                           60                                         59
         64                 309011621                        120                                        120
         65                 03-0968                          120                                        119
         66                 332100717                        120                                        119
         67                 03-0956                          120                                        118
         68                 325962624                        120                                        119
         69                 04-0267                          120                                        120
         70                 329394223                        120                                        117
         71                 04-0133                          120                                        120
         72                 03-0193                          120                                        111
         73                 316335389                        108                                        103
         74                 03-0959                          120                                        119
         75                 04-0167                          120                                        120
         76                 04-0082                          120                                        120
         77                 04-0413                          120                                        120
         78                 03-0671                          120                                        115
         79                 03-0692                           84                                         82
         80                 328321211                        120                                        116
         81                 03-0754                          120                                        117
         82                 316455702                        120                                        114
         83                 232633234                        120                                        111
         84                 332235415                        120                                        118
         85                 331891859                        120                                        117
         86                 333795837                        120                                        118
         87                 329701408                        180                                        177
         88                 317870479                        120                                        113
         89                 330364742                        120                                        119
         90                 331553898                         96                                         95
         91                 04-0144                          120                                        120
         92                 04-0281                          120                                        120
         93                 03-0828                          120                                        119
         94                 327311717                        120                                        116
         95                 03-0797                          120                                        116
         96                 323793801                        108                                        104
         97                 03-0845                          120                                        117
         98                 03-0901                          120                                        120
         99                 130280960                        120                                        118
         100                03-0112                          120                                        113
         101                320582827                        120                                        113
       101.01               320582827
       101.02               320582827
       101.03               320582827
         102                309070748                        120                                        112
         103                04-0143                          120                                        119
         104                317683849                        120                                        113
         105                311230870                        120                                        111
         106                315732671                        120                                        113
         107                300620460                        120                                        114
       107.01               300620460
       107.02               300620460
         108                317865091                        120                                        114
         109                327284209                        120                                        117
         110                332154781                        120                                        117
         111                305814038                        180                                        171
         112                03-0706                          120                                        116
         113                04-0263                           60                                         59
         114                320632176                        120                                        114
         115                04-0169                          120                                        120
         116                314161136                        120                                        111
         117                312760597                        120                                        116
         118                03-0783                          120                                        118
         119                03-0857                          120                                        118
         120                331593332                        120                                        117
         121                317091638                        120                                        114
         122                332183897                        180                                        179
         123                315514662                        120                                        114
         124                323770483                         96                                         92
         125                03-0516                          120                                        117


GCCFC 04-GG1 Loan ID        Control_Number   Original Interest Only Term (mos.)        Original Amortization Term (mos.)
          1                 09-1001116                       35                                       360
          2                 03-0768                          24                                       360
          3                 03-0720                          30                                       360
          4                 04-0008                          60                                       360
          5                 09-1001114                       0                                        360
          6                 03-0924                          0                                        360
          7                 28918                            36                                       360
          8                 09-1001115                       0                                        300
          9                 03-0358                         120                                       NA
         10                 03-0951                          17                                       360
         11                 03-0535                          36                                       360
         12                 28799                            0                                        360
         13                 334381071                        0                                        360
         14                 09-1001099B                      0                                        360
         15                 03-0816                          0                                        700
         16                 09-1001093C                      0                                        300
        16.01               09-1001093C
        16.02               09-1001093C
        16.03               09-1001093C
        16.04               09-1001093C
        16.05               09-1001093C
        16.06               09-1001093C
        16.07               09-1001093C
        16.08               09-1001093C
        16.09               09-1001093C
        16.10               09-1001093C
         17                 03-0499                          0                                        360
        17.01               03-0499
        17.02               03-0499
        17.03               03-0499
        17.04               03-0499
        17.05               03-0499
        17.06               03-0499
        17.07               03-0499
        17.08               03-0499
        17.09               03-0499
        17.10               03-0499
        17.11               03-0499
        17.12               03-0499
        17.13               03-0499
        17.14               03-0499
         18                 01-1001101B                      60                                       NA
         19                 04-0014                          0                                        360
         20                 04-0025                          60                                       360
         21                 09-0001106                       0                                        360
        21.01               09-0001106
        21.02               09-0001106
        21.03               09-0001106
        21.04               09-0001106
        21.05               09-0001106
        21.06               09-0001106
        21.07               09-0001106
        21.08               09-0001106
        21.09               09-0001106
        21.10               09-0001106
        21.11               09-0001106
        21.12               09-0001106
        21.13               09-0001106
        21.14               09-0001106
        21.15               09-0001106
        21.16               09-0001106
        21.17               09-0001106
        21.18               09-0001106
        21.19               09-0001106
         22                 329620596                        0                                        300
         23                 302073238                        12                                       360
         24                 316293454                        0                                        360
         25                 04-0047                          0                                        360
         26                 311570127                        12                                       360
         27                 09-1001105                       0                                        360
        27.01               09-1001105
        27.02               09-1001105
        27.03               09-1001105
        27.04               09-1001105
        27.05               09-1001105
        27.06               09-1001105
        27.07               09-1001105
        27.08               09-1001105
        27.09               09-1001105
        27.10               09-1001105
        27.11               09-1001105
        27.12               09-1001105
        27.13               09-1001105
        27.14               09-1001105
        27.15               09-1001105
         28                 324840940                        0                                        360
         29                 03-0467                          0                                        360
         30                 03-0944                          0                                        360
        30.01               03-0944
        30.02               03-0944
         31                 03-0584                          12                                       348
         32                 04-0026                          0                                        300
         33                 03-0360                          0                                        360
         34                 03-0786                          0                                        360
         35                 03-0945                          0                                        360
         36                 313541454                        0                                        360
         37                 03-0359                          0                                        360
         38                 326294415                        12                                       360
         39                 327905776                        6                                        360
         40                 04-0168                          0                                        360
         41                 03-0065                          0                                        300
         42                 312012147                        0                                        300
         43                 224241575                        60                                       360
         44                 307724083                        0                                        360
         45                 03-0479                          0                                        360
         46                 28862                            24                                       360
         47                 316914162                        12                                       360
         48                 03-0716                          0                                        360
         49                 04-0302                          0                                        300
         50                 320262728                        23                                       348
         51                 333925420                        23                                       360
         52                 04-0258                          0                                        360
         53                 304554535                        0                                        360
         54                 321942022                        0                                        240
         55                 03-0834                          0                                        360
         56                 04-0156                          0                                        300
         57                 04-0212                          0                                        360
         58                 04-0040                          0                                        360
         59                 03-0560                          0                                        300
         60                 323802178                        0                                        360
         61                 313361209                        0                                        360
         62                 314702229                       120                                       NA
         63                 03-0832                          60                                       NA
         64                 309011621                        12                                       360
         65                 03-0968                          0                                        240
         66                 332100717                        0                                        300
         67                 03-0956                          0                                        360
         68                 325962624                        0                                        360
         69                 04-0267                          0                                        300
         70                 329394223                        0                                        360
         71                 04-0133                          24                                       360
         72                 03-0193                          0                                        360
         73                 316335389                        6                                        300
         74                 03-0959                          0                                        360
         75                 04-0167                          0                                        360
         76                 04-0082                          0                                        360
         77                 04-0413                          0                                        360
         78                 03-0671                          0                                        240
         79                 03-0692                          0                                        360
         80                 328321211                        0                                        360
         81                 03-0754                          0                                        300
         82                 316455702                        12                                       360
         83                 232633234                        12                                       360
         84                 332235415                        12                                       360
         85                 331891859                        48                                       360
         86                 333795837                        0                                        360
         87                 329701408                        0                                        180
         88                 317870479                        0                                        360
         89                 330364742                        0                                        240
         90                 331553898                        60                                       360
         91                 04-0144                          0                                        360
         92                 04-0281                          0                                        360
         93                 03-0828                          0                                        360
         94                 327311717                        0                                        360
         95                 03-0797                          0                                        360
         96                 323793801                        0                                        360
         97                 03-0845                          0                                        360
         98                 03-0901                          0                                        300
         99                 130280960                        0                                        360
         100                03-0112                          0                                        360
         101                320582827                       120                                       NA
       101.01               320582827
       101.02               320582827
       101.03               320582827
         102                309070748                        12                                       360
         103                04-0143                          0                                        360
         104                317683849                        24                                       360
         105                311230870                        0                                        360
         106                315732671                        0                                        360
         107                300620460                        24                                       360
       107.01               300620460
       107.02               300620460
         108                317865091                        0                                        324
         109                327284209                        0                                        360
         110                332154781                        12                                       360
         111                305814038                        0                                        180
         112                03-0706                          0                                        300
         113                04-0263                          60                                       NA
         114                320632176                       120                                       NA
         115                04-0169                          0                                        360
         116                314161136                        0                                        360
         117                312760597                        0                                        336
         118                03-0783                          0                                        240
         119                03-0857                          0                                        360
         120                331593332                        0                                        360
         121                317091638                        24                                       360
         122                332183897                        0                                        180
         123                315514662                        0                                        360
         124                323770483                        0                                        360
         125                03-0516                          0                                        360


GCCFC 04-GG1 Loan ID        Control_Number    Remaining Interest Only Period (mos.)      Remaining Amortization Term (mos.)
          1                 09-1001116                          34                                      360
          2                 03-0768                             23                                      360
          3                 03-0720                             25                                      360
          4                 04-0008                             59                                      360
          5                 09-1001114                          0                                       359
          6                 03-0924                             0                                       360
          7                 28918                               26                                      360
          8                 09-1001115                          0                                       299
          9                 03-0358                            114                                       NA
         10                 03-0951                             17                                      360
         11                 03-0535                             30                                      360
         12                 28799                               0                                       357
         13                 334381071                           0                                       359
         14                 09-1001099B                         0                                       352
         15                 03-0816                             0                                       696
         16                 09-1001093C                         0                                       287
        16.01               09-1001093C
        16.02               09-1001093C
        16.03               09-1001093C
        16.04               09-1001093C
        16.05               09-1001093C
        16.06               09-1001093C
        16.07               09-1001093C
        16.08               09-1001093C
        16.09               09-1001093C
        16.10               09-1001093C
         17                 03-0499                             0                                       359
        17.01               03-0499
        17.02               03-0499
        17.03               03-0499
        17.04               03-0499
        17.05               03-0499
        17.06               03-0499
        17.07               03-0499
        17.08               03-0499
        17.09               03-0499
        17.10               03-0499
        17.11               03-0499
        17.12               03-0499
        17.13               03-0499
        17.14               03-0499
         18                 01-1001101B                         53                                       NA
         19                 04-0014                             0                                       359
         20                 04-0025                             59                                      360
         21                 09-0001106                          0                                       355
        21.01               09-0001106
        21.02               09-0001106
        21.03               09-0001106
        21.04               09-0001106
        21.05               09-0001106
        21.06               09-0001106
        21.07               09-0001106
        21.08               09-0001106
        21.09               09-0001106
        21.10               09-0001106
        21.11               09-0001106
        21.12               09-0001106
        21.13               09-0001106
        21.14               09-0001106
        21.15               09-0001106
        21.16               09-0001106
        21.17               09-0001106
        21.18               09-0001106
        21.19               09-0001106
         22                 329620596                           0                                       296
         23                 302073238                           2                                       360
         24                 316293454                           0                                       353
         25                 04-0047                             0                                       360
         26                 311570127                           7                                       360
         27                 09-1001105                          0                                       355
        27.01               09-1001105
        27.02               09-1001105
        27.03               09-1001105
        27.04               09-1001105
        27.05               09-1001105
        27.06               09-1001105
        27.07               09-1001105
        27.08               09-1001105
        27.09               09-1001105
        27.10               09-1001105
        27.11               09-1001105
        27.12               09-1001105
        27.13               09-1001105
        27.14               09-1001105
        27.15               09-1001105
         28                 324840940                           0                                       358
         29                 03-0467                             0                                       359
         30                 03-0944                             0                                       358
        30.01               03-0944
        30.02               03-0944
         31                 03-0584                             8                                       348
         32                 04-0026                             0                                       300
         33                 03-0360                             0                                       357
         34                 03-0786                             0                                       358
         35                 03-0945                             0                                       358
         36                 313541454                           0                                       352
         37                 03-0359                             0                                       359
         38                 326294415                           10                                      360
         39                 327905776                           3                                       360
         40                 04-0168                             0                                       360
         41                 03-0065                             0                                       288
         42                 312012147                           0                                       292
         43                 224241575                           52                                      360
         44                 307724083                           0                                       353
         45                 03-0479                             0                                       356
         46                 28862                               16                                      360
         47                 316914162                           6                                       360
         48                 03-0716                             0                                       358
         49                 04-0302                             0                                       300
         50                 320262728                           16                                      348
         51                 333925420                           21                                      360
         52                 04-0258                             0                                       360
         53                 304554535                           0                                       354
         54                 321942022                           0                                       235
         55                 03-0834                             0                                       357
         56                 04-0156                             0                                       300
         57                 04-0212                             0                                       360
         58                 04-0040                             0                                       358
         59                 03-0560                             0                                       300
         60                 323802178                           0                                       354
         61                 313361209                           0                                       351
         62                 314702229                          113                                       NA
         63                 03-0832                             59                                       NA
         64                 309011621                           12                                      360
         65                 03-0968                             0                                       239
         66                 332100717                           0                                       299
         67                 03-0956                             0                                       358
         68                 325962624                           0                                       359
         69                 04-0267                             0                                       300
         70                 329394223                           0                                       357
         71                 04-0133                             24                                      360
         72                 03-0193                             0                                       351
         73                 316335389                           1                                       300
         74                 03-0959                             0                                       359
         75                 04-0167                             0                                       360
         76                 04-0082                             0                                       360
         77                 04-0413                             0                                       360
         78                 03-0671                             0                                       235
         79                 03-0692                             0                                       358
         80                 328321211                           0                                       356
         81                 03-0754                             0                                       297
         82                 316455702                           6                                       360
         83                 232633234                           3                                       360
         84                 332235415                           10                                      360
         85                 331891859                           45                                      360
         86                 333795837                           0                                       358
         87                 329701408                           0                                       177
         88                 317870479                           0                                       353
         89                 330364742                           0                                       239
         90                 331553898                           59                                      360
         91                 04-0144                             0                                       360
         92                 04-0281                             0                                       360
         93                 03-0828                             0                                       359
         94                 327311717                           0                                       356
         95                 03-0797                             0                                       356
         96                 323793801                           0                                       356
         97                 03-0845                             0                                       357
         98                 03-0901                             0                                       300
         99                 130280960                           0                                       358
         100                03-0112                             0                                       353
         101                320582827                          113                                       NA
       101.01               320582827
       101.02               320582827
       101.03               320582827
         102                309070748                           4                                       360
         103                04-0143                             0                                       359
         104                317683849                           17                                      360
         105                311230870                           0                                       351
         106                315732671                           0                                       353
         107                300620460                           18                                      360
       107.01               300620460
       107.02               300620460
         108                317865091                           0                                       318
         109                327284209                           0                                       357
         110                332154781                           9                                       360
         111                305814038                           0                                       171
         112                03-0706                             0                                       296
         113                04-0263                             59                                       NA
         114                320632176                          114                                       NA
         115                04-0169                             0                                       360
         116                314161136                           0                                       351
         117                312760597                           0                                       332
         118                03-0783                             0                                       238
         119                03-0857                             0                                       358
         120                331593332                           0                                       357
         121                317091638                           18                                      360
         122                332183897                           0                                       179
         123                315514662                           0                                       354
         124                323770483                           0                                       356
         125                03-0516                             0                                       357


GCCFC 04-GG1 Loan ID        Control_Number            Guarantor                 Letter of Credit   Upfront Actual Repair Reserve
          1                 09-1001116          Non-recourse carveout                 NAP                     575,000
          2                 03-0768             Non-recourse carveout                 NAP                     500,000
          3                 03-0720             Non-recourse carveout                 NAP                     19,675
          4                 04-0008             Non-recourse carveout                 NAP                        0
          5                 09-1001114                  None                          NAP                        0
          6                 03-0924             Non-recourse carveout                 NAP                        0
          7                 28918               Non-recourse carveout                 NAP                     59,272
          8                 09-1001115                  None                          NAP                        0
          9                 03-0358             Non-recourse carveout                 NAP                     11,500
         10                 03-0951             Non-recourse carveout                 NAP                        0
         11                 03-0535             Non-recourse carveout                 NAP                     26,250
         12                 28799               Non-recourse carveout                 NAP                      1,250
         13                 334381071           Non-recourse carveout                 NAP                        0
         14                 09-1001099B         Non-recourse carveout                 Yes                        0
         15                 03-0816             Non-recourse carveout                 NAP                     20,375
         16                 09-1001093C         Non-recourse carveout                 NAP                        0
        16.01               09-1001093C
        16.02               09-1001093C
        16.03               09-1001093C
        16.04               09-1001093C
        16.05               09-1001093C
        16.06               09-1001093C
        16.07               09-1001093C
        16.08               09-1001093C
        16.09               09-1001093C
        16.10               09-1001093C
         17                 03-0499             Non-recourse carveout                 NAP                    1,831,067
        17.01               03-0499
        17.02               03-0499
        17.03               03-0499
        17.04               03-0499
        17.05               03-0499
        17.06               03-0499
        17.07               03-0499
        17.08               03-0499
        17.09               03-0499
        17.10               03-0499
        17.11               03-0499
        17.12               03-0499
        17.13               03-0499
        17.14               03-0499
         18                 01-1001101B         Non-recourse carveout                 NAP                        0
         19                 04-0014             Non-recourse carveout                 NAP                      7,800
         20                 04-0025             Non-recourse carveout                 NAP                     456,625
         21                 09-0001106          Non-recourse carveout                 NAP                     443,688
        21.01               09-0001106
        21.02               09-0001106
        21.03               09-0001106
        21.04               09-0001106
        21.05               09-0001106
        21.06               09-0001106
        21.07               09-0001106
        21.08               09-0001106
        21.09               09-0001106
        21.10               09-0001106
        21.11               09-0001106
        21.12               09-0001106
        21.13               09-0001106
        21.14               09-0001106
        21.15               09-0001106
        21.16               09-0001106
        21.17               09-0001106
        21.18               09-0001106
        21.19               09-0001106
         22                 329620596           Non-recourse carveout                 NAP                        0
         23                 302073238           Non-recourse carveout                 NAP                        0
         24                 316293454           Non-recourse carveout                 NAP                        0
         25                 04-0047             Non-recourse carveout                 NAP                     533,875
         26                 311570127           Non-recourse carveout                 Yes                        0
         27                 09-1001105          Non-recourse carveout                 NAP                     161,000
        27.01               09-1001105
        27.02               09-1001105
        27.03               09-1001105
        27.04               09-1001105
        27.05               09-1001105
        27.06               09-1001105
        27.07               09-1001105
        27.08               09-1001105
        27.09               09-1001105
        27.10               09-1001105
        27.11               09-1001105
        27.12               09-1001105
        27.13               09-1001105
        27.14               09-1001105
        27.15               09-1001105
         28                 324840940           Non-recourse carveout                 Yes                     373,813
         29                 03-0467             Non-recourse carveout                 NAP                        0
         30                 03-0944             Non-recourse carveout                 NAP                      2,500
        30.01               03-0944
        30.02               03-0944
         31                 03-0584             Non-recourse carveout                 NAP                        0
         32                 04-0026             Non-recourse carveout                 NAP                     40,219
         33                 03-0360             Non-recourse carveout                 NAP                        0
         34                 03-0786             Non-recourse carveout                 NAP                        0
         35                 03-0945             Non-recourse carveout                 NAP                     13,745
         36                 313541454           Non-recourse carveout                 NAP                     42,500
         37                 03-0359             Non-recourse carveout                 NAP                        0
         38                 326294415           Non-recourse carveout                 NAP                     65,063
         39                 327905776           Non-recourse carveout                 NAP                        0
         40                 04-0168             Non-recourse carveout                 NAP                     20,313
         41                 03-0065             Non-recourse carveout                 NAP                     13,750
         42                 312012147           Non-recourse carveout                 NAP                        0
         43                 224241575           Non-recourse carveout                 NAP                        0
         44                 307724083           Non-recourse carveout                 Yes                        0
         45                 03-0479             Non-recourse carveout                 NAP                        0
         46                 28862               Non-recourse carveout                 NAP                    1,078,176
         47                 316914162           Non-recourse carveout                 NAP                        0
         48                 03-0716             Non-recourse carveout                 NAP                      3,750
         49                 04-0302             Non-recourse carveout                 NAP                        0
         50                 320262728           Non-recourse carveout                 NAP                     13,938
         51                 333925420           Non-recourse carveout                 Yes                        0
         52                 04-0258             Non-recourse carveout                 NAP                      1,563
         53                 304554535           Non-recourse carveout                 NAP                        0
         54                 321942022           Non-recourse carveout                 NAP                        0
         55                 03-0834             Non-recourse carveout                 NAP                     10,125
         56                 04-0156             Non-recourse carveout                 NAP                        0
         57                 04-0212             Non-recourse carveout                 NAP                      3,438
         58                 04-0040             Non-recourse carveout                 NAP                        0
         59                 03-0560             Non-recourse carveout                 NAP                        0
         60                 323802178           Non-recourse carveout                 NAP                     284,850
         61                 313361209           Non-recourse carveout                 NAP                     32,438
         62                 314702229           Non-recourse carveout                 NAP                        0
         63                 03-0832             Non-recourse carveout                 NAP                        0
         64                 309011621           Non-recourse carveout                 Yes                        0
         65                 03-0968             Non-recourse carveout                 NAP                        0
         66                 332100717           Non-recourse carveout                 Yes                        0
         67                 03-0956             Non-recourse carveout                 NAP                        0
         68                 325962624           Non-recourse carveout                 NAP                        0
         69                 04-0267             Non-recourse carveout                 NAP                        0
         70                 329394223           Non-recourse carveout                 NAP                        0
         71                 04-0133             Non-recourse carveout                 NAP                        0
         72                 03-0193             Non-recourse carveout                 NAP                        0
         73                 316335389           Non-recourse carveout                 NAP                        0
         74                 03-0959             Non-recourse carveout                 NAP                        0
         75                 04-0167             Non-recourse carveout                 NAP                        0
         76                 04-0082             Non-recourse carveout                 NAP                      7,500
         77                 04-0413             Non-recourse carveout                 NAP                        0
         78                 03-0671             Non-recourse carveout                 NAP                      6,688
         79                 03-0692             Non-recourse carveout                 NAP                     28,750
         80                 328321211           Non-recourse carveout                 NAP                        0
         81                 03-0754             Non-recourse carveout                 NAP                        0
         82                 316455702           Non-recourse carveout                 NAP                     12,400
         83                 232633234           Non-recourse carveout                 NAP                     12,613
         84                 332235415           Non-recourse carveout                 NAP                     16,688
         85                 331891859           Non-recourse carveout                 NAP                     38,750
         86                 333795837           Non-recourse carveout                 NAP                        0
         87                 329701408           Non-recourse carveout                 NAP                        0
         88                 317870479           Non-recourse carveout                 NAP                        0
         89                 330364742           Non-recourse carveout                 NAP                        0
         90                 331553898           Non-recourse carveout                 NAP                        0
         91                 04-0144             Non-recourse carveout                 NAP                        0
         92                 04-0281             Non-recourse carveout                 NAP                      5,988
         93                 03-0828             Non-recourse carveout                 NAP                        0
         94                 327311717           Non-recourse carveout                 NAP                        0
         95                 03-0797             Non-recourse carveout                 NAP                     31,750
         96                 323793801                   None                          NAP                        0
         97                 03-0845             Non-recourse carveout                 NAP                     12,500
         98                 03-0901             Non-recourse carveout                 NAP                      4,625
         99                 130280960           Non-recourse carveout                 NAP                        0
         100                03-0112             Non-recourse carveout                 NAP                        0
         101                320582827           Non-recourse carveout                 NAP                     15,000
       101.01               320582827
       101.02               320582827
       101.03               320582827
         102                309070748           Non-recourse carveout                 NAP                        0
         103                04-0143             Non-recourse carveout                 NAP                        0
         104                317683849           Non-recourse carveout                 NAP                      1,000
         105                311230870           Non-recourse carveout                 NAP                        0
         106                315732671           Non-recourse carveout                 NAP                        0
         107                300620460           Non-recourse carveout                 NAP                     10,500
       107.01               300620460
       107.02               300620460
         108                317865091           Non-recourse carveout                 NAP                        0
         109                327284209           Non-recourse carveout                 NAP                        0
         110                332154781           Non-recourse carveout                 NAP                        0
         111                305814038           Non-recourse carveout                 NAP                        0
         112                03-0706             Non-recourse carveout                 NAP                     36,250
         113                04-0263             Non-recourse carveout                 NAP                        0
         114                320632176                   None                          NAP                        0
         115                04-0169             Non-recourse carveout                 NAP                        0
         116                314161136           Non-recourse carveout                 NAP                        0
         117                312760597           Non-recourse carveout                 NAP                        0
         118                03-0783             Non-recourse carveout                 NAP                        0
         119                03-0857             Non-recourse carveout                 NAP                        0
         120                331593332           Non-recourse carveout                 Yes                      8,500
         121                317091638           Non-recourse carveout                 Yes                      1,719
         122                332183897                   None                          NAP                        0
         123                315514662           Non-recourse carveout                 NAP                        0
         124                323770483                   None                          NAP                        0
         125                03-0516             Non-recourse carveout                 NAP                        0


GCCFC 04-GG1 Loan ID        Control_Number    Upfront Actual Replacement Reserves     Ongoing Actual Replacement Reserves
          1                 09-1001116                         0                                     12,208
          2                 03-0768                            0                                     49,029
          3                 03-0720                          4,215                                   4,215
          4                 04-0008                            0                                     7,734
          5                 09-1001114                         0                                       0
          6                 03-0924                            0                                     5,423
          7                 28918                              0                                       0
          8                 09-1001115                         0                                       0
          9                 03-0358                            0                                       0
         10                 03-0951                          5,448                                   5,448
         11                 03-0535                        2,914,533                                   0
         12                 28799                           150,000                                  12,772
         13                 334381071                        3,717                                   3,717
         14                 09-1001099B                        0                                       0
         15                 03-0816                            0                                     7,258
         16                 09-1001093C                        0                                       0
        16.01               09-1001093C
        16.02               09-1001093C
        16.03               09-1001093C
        16.04               09-1001093C
        16.05               09-1001093C
        16.06               09-1001093C
        16.07               09-1001093C
        16.08               09-1001093C
        16.09               09-1001093C
        16.10               09-1001093C
         17                 03-0499                            0                                     19,629
        17.01               03-0499
        17.02               03-0499
        17.03               03-0499
        17.04               03-0499
        17.05               03-0499
        17.06               03-0499
        17.07               03-0499
        17.08               03-0499
        17.09               03-0499
        17.10               03-0499
        17.11               03-0499
        17.12               03-0499
        17.13               03-0499
        17.14               03-0499
         18                 01-1001101B                        0                                       0
         19                 04-0014                          7,837                                   7,837
         20                 04-0025                            0                                     4,985
         21                 09-0001106                         0                                       0
        21.01               09-0001106
        21.02               09-0001106
        21.03               09-0001106
        21.04               09-0001106
        21.05               09-0001106
        21.06               09-0001106
        21.07               09-0001106
        21.08               09-0001106
        21.09               09-0001106
        21.10               09-0001106
        21.11               09-0001106
        21.12               09-0001106
        21.13               09-0001106
        21.14               09-0001106
        21.15               09-0001106
        21.16               09-0001106
        21.17               09-0001106
        21.18               09-0001106
        21.19               09-0001106
         22                 329620596                       252,370                                  2,370
         23                 302073238                        3,122                                   3,122
         24                 316293454                        2,928                                   2,928
         25                 04-0047                            0                                     3,910
         26                 311570127                        1,673                                   1,673
         27                 09-1001105                         0                                       0
        27.01               09-1001105
        27.02               09-1001105
        27.03               09-1001105
        27.04               09-1001105
        27.05               09-1001105
        27.06               09-1001105
        27.07               09-1001105
        27.08               09-1001105
        27.09               09-1001105
        27.10               09-1001105
        27.11               09-1001105
        27.12               09-1001105
        27.13               09-1001105
        27.14               09-1001105
        27.15               09-1001105
         28                 324840940                        3,083                                   3,083
         29                 03-0467                            0                                     1,416
         30                 03-0944                          4,021                                   2,431
        30.01               03-0944
        30.02               03-0944
         31                 03-0584                            0                                      784
         32                 04-0026                            0                                     30,871
         33                 03-0360                          1,365                                   1,365
         34                 03-0786                          1,284                                   1,284
         35                 03-0945                          3,230                                   3,230
         36                 313541454                        2,833                                   2,833
         37                 03-0359                          1,205                                   1,205
         38                 326294415                          0                                       0
         39                 327905776                        1,170                                   1,170
         40                 04-0168                            0                                     1,885
         41                 03-0065                         370,000                                  29,488
         42                 312012147                          0                                       0
         43                 224241575                        2,919                                   2,919
         44                 307724083                         836                                     836
         45                 03-0479                          1,582                                    691
         46                 28862                              0                                     9,397
         47                 316914162                        2,989                                   2,989
         48                 03-0716                            0                                     2,525
         49                 04-0302                            0                                     5,009
         50                 320262728                       25,270                                     0
         51                 333925420                         978                                     978
         52                 04-0258                          2,401                                   2,401
         53                 304554535                        2,444                                   2,444
         54                 321942022                        2,848                                   2,848
         55                 03-0834                            0                                     1,432
         56                 04-0156                            0                                     11,124
         57                 04-0212                            0                                     1,084
         58                 04-0040                          5,883                                   1,176
         59                 03-0560                            0                                       0
         60                 323802178                        5,779                                   5,779
         61                 313361209                       30,500                                   1,496
         62                 314702229                          0                                       0
         63                 03-0832                         200,000                                  1,557
         64                 309011621                         660                                     660
         65                 03-0968                         12,207                                   12,207
         66                 332100717                        1,713                                   1,713
         67                 03-0956                         25,908                                    454
         68                 325962624                          0                                       0
         69                 04-0267                            0                                       0
         70                 329394223                        1,633                                   1,633
         71                 04-0133                            0                                       0
         72                 03-0193                          1,804                                   1,804
         73                 316335389                          0                                       0
         74                 03-0959                          1,018                                    509
         75                 04-0167                           391                                     391
         76                 04-0082                            0                                       0
         77                 04-0413                            0                                       0
         78                 03-0671                         46,395                                   15,465
         79                 03-0692                            0                                     1,179
         80                 328321211                         654                                     654
         81                 03-0754                          4,216                                   2,108
         82                 316455702                        1,542                                   1,542
         83                 232633234                         538                                     538
         84                 332235415                         549                                     549
         85                 331891859                          0                                       0
         86                 333795837                        1,711                                   1,711
         87                 329701408                        1,688                                   1,688
         88                 317870479                         360                                     360
         89                 330364742                         324                                     324
         90                 331553898                         244                                     244
         91                 04-0144                            0                                     1,813
         92                 04-0281                         102,156                                  1,078
         93                 03-0828                           810                                     405
         94                 327311717                          0                                       0
         95                 03-0797                            0                                     1,636
         96                 323793801                       21,867                                   2,667
         97                 03-0845                           483                                     483
         98                 03-0901                            0                                     1,567
         99                 130280960                          0                                       0
         100                03-0112                          1,400                                    700
         101                320582827                          0                                       0
       101.01               320582827
       101.02               320582827
       101.03               320582827
         102                309070748                         358                                     358
         103                04-0143                            0                                     1,792
         104                317683849                         196                                     196
         105                311230870                         620                                     620
         106                315732671                        1,250                                   1,250
         107                300620460                         776                                     776
       107.01               300620460
       107.02               300620460
         108                317865091                        1,249                                   1,249
         109                327284209                        1,197                                   1,197
         110                332154781                         408                                     408
         111                305814038                         405                                     405
         112                03-0706                            0                                      672
         113                04-0263                            0                                       0
         114                320632176                          0                                       0
         115                04-0169                          1,009                                    336
         116                314161136                         565                                     565
         117                312760597                         288                                     288
         118                03-0783                           518                                     173
         119                03-0857                         18,330                                     0
         120                331593332                          0                                       0
         121                317091638                         212                                     212
         122                332183897                          0                                       0
         123                315514662                          0                                       0
         124                323770483                        9,567                                   1,167
         125                03-0516                          1,130                                    377


GCCFC 04-GG1 Loan ID        Control_Number    Upfront TI/LC     Monthly TI/LC     Monthly Tax Escrow    Monthly Insurance Escrow
          1                 09-1001116          5,000,000          75,208               527,034                  35,474
          2                 03-0768            29,596,526             0                 854,276                 151,263
          3                 03-0720              350,676           29,398               180,048                  32,322
          4                 04-0008             2,421,364          52,804               75,672                   16,667
          5                 09-1001114              0                 0                    0                       0
          6                 03-0924              45,202            111,869              100,082                  13,063
          7                 28918              17,358,838             0                 296,954                 205,944
          8                 09-1001115              0                 0                    0                       0
          9                 03-0358                 0                 0                 68,216                   68,157
         10                 03-0951                 0              50,000               114,839                  10,533
         11                 03-0535            16,441,190             0                1,391,085                140,000
         12                 28799               4,919,934          104,167              377,083                  22,452
         13                 334381071            10,214            10,214               59,932                   31,780
         14                 09-1001099B             0                 0                    0                       0
         15                 03-0816              200,000           43,548               54,596                   16,616
         16                 09-1001093C             0                 0                    0                       0
        16.01               09-1001093C
        16.02               09-1001093C
        16.03               09-1001093C
        16.04               09-1001093C
        16.05               09-1001093C
        16.06               09-1001093C
        16.07               09-1001093C
        16.08               09-1001093C
        16.09               09-1001093C
        16.10               09-1001093C
         17                 03-0499              655,297           37,747               100,183                  11,529
        17.01               03-0499
        17.02               03-0499
        17.03               03-0499
        17.04               03-0499
        17.05               03-0499
        17.06               03-0499
        17.07               03-0499
        17.08               03-0499
        17.09               03-0499
        17.10               03-0499
        17.11               03-0499
        17.12               03-0499
        17.13               03-0499
        17.14               03-0499
         18                 01-1001101B             0                 0                    0                       0
         19                 04-0014              432,878           12,803               55,243                   6,834
         20                 04-0025             1,743,375             0                 83,928                   15,486
         21                 09-0001106              0                 0                 219,745                  18,698
        21.01               09-0001106
        21.02               09-0001106
        21.03               09-0001106
        21.04               09-0001106
        21.05               09-0001106
        21.06               09-0001106
        21.07               09-0001106
        21.08               09-0001106
        21.09               09-0001106
        21.10               09-0001106
        21.11               09-0001106
        21.12               09-0001106
        21.13               09-0001106
        21.14               09-0001106
        21.15               09-0001106
        21.16               09-0001106
        21.17               09-0001106
        21.18               09-0001106
        21.19               09-0001106
         22                 329620596            25,000            25,000               63,050                   4,706
         23                 302073238               0                 0                 70,530                     0
         24                 316293454             6,250             6,250               48,836                   2,649
         25                 04-0047                 0              13,882               31,138                   4,586
         26                 311570127            173,185              0                 10,382                   3,690
         27                 09-1001105              0                 0                 127,687                  11,065
        27.01               09-1001105
        27.02               09-1001105
        27.03               09-1001105
        27.04               09-1001105
        27.05               09-1001105
        27.06               09-1001105
        27.07               09-1001105
        27.08               09-1001105
        27.09               09-1001105
        27.10               09-1001105
        27.11               09-1001105
        27.12               09-1001105
        27.13               09-1001105
        27.14               09-1001105
        27.15               09-1001105
         28                 324840940             9,167             9,167               53,555                   3,223
         29                 03-0467              415,938              0                 28,600                   4,732
         30                 03-0944                 0                 0                 37,735                   9,054
        30.01               03-0944
        30.02               03-0944
         31                 03-0584                 0               1,870               43,410                   2,546
         32                 04-0026                 0              13,943               26,519                   18,172
         33                 03-0360              39,824             8,623               34,255                   2,716
         34                 03-0786               8,561             8,561               27,000                   3,750
         35                 03-0945              12,500            12,500               52,981                   1,250
         36                 313541454               0                 0                 11,776                   4,697
         37                 03-0359              807,889            5,871               24,572                   3,134
         38                 326294415               0              12,000                  0                     8,509
         39                 327905776               0                 0                 21,485                   1,835
         40                 04-0168                 0               8,318               37,100                   2,000
         41                 03-0065                 0                 0                 15,130                   13,583
         42                 312012147               0                 0                    0                       0
         43                 224241575               0                 0                 14,019                   3,552
         44                 307724083             5,014             5,014                7,684                   1,917
         45                 03-0479               7,693             3,846                7,021                   1,465
         46                 28862                166,667           181,818              223,815                  12,354
         47                 316914162               0                 0                 34,675                   6,799
         48                 03-0716                 0               9,475               28,989                   3,626
         49                 04-0302                 0                 0                 27,387                   10,000
         50                 320262728               0                 0                  5,088                   1,113
         51                 333925420               0                 0                 30,366                   1,281
         52                 04-0258              67,716             7,204               21,001                   2,306
         53                 304554535             6,400             6,400               11,606                   1,493
         54                 321942022               0                 0                  9,782                   2,316
         55                 03-0834                 0               7,292                6,131                   1,908
         56                 04-0156                 0                 0                    0                       0
         57                 04-0212                 0               7,228               13,500                   2,800
         58                 04-0040                 0                 0                 17,945                   2,998
         59                 03-0560                 0               2,101               19,250                    803
         60                 323802178               0                 0                 12,543                   3,670
         61                 313361209               0                 0                  3,248                     0
         62                 314702229               0                 0                    0                       0
         63                 03-0832                 0               5,000                8,971                   1,715
         64                 309011621            88,000             8,000                7,893                    594
         65                 03-0968                 0                 0                  8,340                   3,042
         66                 332100717            10,000            10,000               12,789                   1,377
         67                 03-0956               5,486             2,743                7,353                   1,707
         68                 325962624               0                 0                    0                       0
         69                 04-0267                 0                 0                    0                       0
         70                 329394223               0                 0                  5,651                   1,855
         71                 04-0133                 0                 0                  9,609                   4,074
         72                 03-0193               4,509             4,509               10,399                   5,221
         73                 316335389               0                 0                    0                       0
         74                 03-0959                746               373                 2,023                   1,576
         75                 04-0167               2,610             2,610                3,568                    878
         76                 04-0082              150,000            4,222               14,510                     0
         77                 04-0413                 0                 0                  5,460                     0
         78                 03-0671                 0                 0                  5,544                   14,080
         79                 03-0692                 0                 0                 15,566                    403
         80                 328321211            114,000             950                 6,440                    873
         81                 03-0754               8,433             4,216               10,652                   2,759
         82                 316455702             1,042             1,042                4,913                   1,739
         83                 232633234             6,667             6,667                7,272                   1,775
         84                 332235415             2,000             2,000                3,164                    466
         85                 331891859               0                 0                 11,759                   1,272
         86                 333795837             2,400             2,400                6,746                    565
         87                 329701408               0                 0                  8,201                   3,943
         88                 317870479             1,667             1,667                3,974                    424
         89                 330364742               0                 0                  5,360                    871
         90                 331553898               0                 0                  6,947                     0
         91                 04-0144                 0                 0                    0                       0
         92                 04-0281               8,190             4,092                4,858                   4,681
         93                 03-0828               2,980             1,490                4,810                    874
         94                 327311717               0              10,000                3,521                    983
         95                 03-0797                 0               3,273                5,447                     0
         96                 323793801               0                 0                  4,141                   1,694
         97                 03-0845                 0                 0                  3,366                    799
         98                 03-0901                 0               2,611                7,267                   1,578
         99                 130280960               0                 0                    0                       0
         100                03-0112               4,124             2,062                3,177                    792
         101                320582827               0                 0                    0                       0
       101.01               320582827
       101.02               320582827
       101.03               320582827
         102                309070748             1,333             1,333                5,943                    708
         103                04-0143                 0                 0                    0                       0
         104                317683849             2,500             2,500                3,526                    483
         105                311230870             2,500             2,500                4,573                    429
         106                315732671               0                 0                  4,431                   1,039
         107                300620460               0                 0                  3,259                    633
       107.01               300620460
       107.02               300620460
         108                317865091             2,500             2,500                2,136                   2,520
         109                327284209             1,667             1,667                1,854                    634
         110                332154781               0                 0                  1,823                    418
         111                305814038               0                 0                  3,043                    388
         112                03-0706              20,000             1,344                6,191                   1,600
         113                04-0263                 0                 0                    0                       0
         114                320632176               0                 0                    0                       0
         115                04-0169               1,713             1,713                2,520                    417
         116                314161136               0                 0                  1,998                    794
         117                312760597             1,250             1,250                2,745                    396
         118                03-0783              24,200               0                  3,162                     0
         119                03-0857              21,306               0                  2,845                     0
         120                331593332               0                 0                    0                      696
         121                317091638               0                 0                  3,792                    757
         122                332183897               0                 0                    0                       0
         123                315514662              291               291                 2,002                    503
         124                323770483               0                 0                  1,781                    726
         125                03-0516               1,069             1,069                1,116                    202


GCCFC 04-GG1 Loan ID        Control_Number     Late Grace Period     Default Grace Period      Environmental Insurance
          1                 09-1001116                 0                      0                          NAP
          2                 03-0768                    0                      0                          NAP
          3                 03-0720                    0                      0                          NAP
          4                 04-0008                    0                      0                          NAP
          5                 09-1001114                 0                      0                          NAP
          6                 03-0924                    0                      0                          NAP
          7                 28918                      0                      0                          NAP
          8                 09-1001115                 0                      0                          NAP
          9                 03-0358                    0                      0                          NAP
         10                 03-0951                    0                      0                          NAP
         11                 03-0535                    0                      0                          NAP
         12                 28799                      0                      0                          NAP
         13                 334381071                  5                      5                          NAP
         14                 09-1001099B                0                      0                          NAP
         15                 03-0816                    0                      0                          NAP
         16                 09-1001093C                0                      0
        16.01               09-1001093C                                                                  NAP
        16.02               09-1001093C                                                                  NAP
        16.03               09-1001093C                                                                  NAP
        16.04               09-1001093C                                                                  NAP
        16.05               09-1001093C                                                                  NAP
        16.06               09-1001093C                                                                  NAP
        16.07               09-1001093C                                                                  NAP
        16.08               09-1001093C                                                                  NAP
        16.09               09-1001093C                                                                  NAP
        16.10               09-1001093C                                                                  NAP
         17                 03-0499                    0                      0
        17.01               03-0499                                                                      NAP
        17.02               03-0499                                                                      NAP
        17.03               03-0499                                                                      NAP
        17.04               03-0499                                                                      NAP
        17.05               03-0499                                                                      NAP
        17.06               03-0499                                                                      NAP
        17.07               03-0499                                                                      NAP
        17.08               03-0499                                                                      NAP
        17.09               03-0499                                                                      NAP
        17.10               03-0499                                                                      NAP
        17.11               03-0499                                                                      NAP
        17.12               03-0499                                                                      NAP
        17.13               03-0499                                                                      NAP
        17.14               03-0499                                                                      NAP
         18                 01-1001101B                0                      0                          NAP
         19                 04-0014                    0                      0                          NAP
         20                 04-0025                    0                      0                          NAP
         21                 09-0001106                 0                      0
        21.01               09-0001106                                                                   NAP
        21.02               09-0001106                                                                   NAP
        21.03               09-0001106                                                                   NAP
        21.04               09-0001106                                                                   NAP
        21.05               09-0001106                                                                   NAP
        21.06               09-0001106                                                                   NAP
        21.07               09-0001106                                                                   NAP
        21.08               09-0001106                                                                   NAP
        21.09               09-0001106                                                                   NAP
        21.10               09-0001106                                                                   NAP
        21.11               09-0001106                                                                   NAP
        21.12               09-0001106                                                                   NAP
        21.13               09-0001106                                                                   NAP
        21.14               09-0001106                                                                   NAP
        21.15               09-0001106                                                                   NAP
        21.16               09-0001106                                                                   NAP
        21.17               09-0001106                                                                   NAP
        21.18               09-0001106                                                                   NAP
        21.19               09-0001106                                                                   NAP
         22                 329620596                  5                      5                          NAP
         23                 302073238                  5                      5                          NAP
         24                 316293454                  5                      5                          NAP
         25                 04-0047                    0                      0                          NAP
         26                 311570127                  5                      5                          NAP
         27                 09-1001105                 0                      0
        27.01               09-1001105                                                                   NAP
        27.02               09-1001105                                                                   NAP
        27.03               09-1001105                                                                   NAP
        27.04               09-1001105                                                                   NAP
        27.05               09-1001105                                                                   NAP
        27.06               09-1001105                                                                   NAP
        27.07               09-1001105                                                                   NAP
        27.08               09-1001105                                                                   NAP
        27.09               09-1001105                                                                   NAP
        27.10               09-1001105                                                                   NAP
        27.11               09-1001105                                                                   NAP
        27.12               09-1001105                                                                   NAP
        27.13               09-1001105                                                                   NAP
        27.14               09-1001105                                                                   NAP
        27.15               09-1001105                                                                   NAP
         28                 324840940                  5                      5                          NAP
         29                 03-0467                    0                      0                          NAP
         30                 03-0944                    0                      0
        30.01               03-0944                                                                      NAP
        30.02               03-0944                                                                      NAP
         31                 03-0584                    0                      0                          NAP
         32                 04-0026                    0                      0                          NAP
         33                 03-0360                    0                      0                          NAP
         34                 03-0786                    0                      0                          NAP
         35                 03-0945                    0                      0                          NAP
         36                 313541454                  5                      5                          NAP
         37                 03-0359                    0                      0                          NAP
         38                 326294415                  5                      5                          NAP
         39                 327905776                  5                      5                          NAP
         40                 04-0168                    5                      0                          NAP
         41                 03-0065                    0                      0                          NAP
         42                 312012147                  5                      5                          NAP
         43                 224241575                  5                      5                          NAP
         44                 307724083                 15                      5                          Yes
         45                 03-0479                    0                      0                          NAP
         46                 28862                      0                      0                          NAP
         47                 316914162                  5                      5                          NAP
         48                 03-0716                    5                      0                          NAP
         49                 04-0302                    0                      0                          NAP
         50                 320262728                  5                      5                          NAP
         51                 333925420                  5                      5                          NAP
         52                 04-0258                    0                      0                          NAP
         53                 304554535                  5                      5                          NAP
         54                 321942022                  5                      5                          NAP
         55                 03-0834                    0                      0                          NAP
         56                 04-0156                    0                      0                          NAP
         57                 04-0212                    0                      0                          NAP
         58                 04-0040                    0                      0                          NAP
         59                 03-0560                    0                      0                          NAP
         60                 323802178                  5                      5                          NAP
         61                 313361209                  5                      5                          NAP
         62                 314702229                  5                      5                          NAP
         63                 03-0832                   15                      0                          NAP
         64                 309011621                 15                      5                          NAP
         65                 03-0968                    0                      0                          NAP
         66                 332100717                  5                      5                          NAP
         67                 03-0956                    0                      0                          NAP
         68                 325962624                  5                      5                          NAP
         69                 04-0267                    0                      0                          NAP
         70                 329394223                  5                      5                          NAP
         71                 04-0133                    0                      0                          NAP
         72                 03-0193                    0                      0                          NAP
         73                 316335389                  5                      5                          NAP
         74                 03-0959                    0                      0                          NAP
         75                 04-0167                    0                      0                          NAP
         76                 04-0082                    0                      0                          NAP
         77                 04-0413                    0                      0                          NAP
         78                 03-0671                    0                      0                          NAP
         79                 03-0692                    0                      0                          NAP
         80                 328321211                  5                      5                          NAP
         81                 03-0754                    0                      0                          NAP
         82                 316455702                  5                      5                          Yes
         83                 232633234                  5                      5                          NAP
         84                 332235415                  5                      5                          NAP
         85                 331891859                  5                      5                          NAP
         86                 333795837                  5                      5                          NAP
         87                 329701408                  5                      5                          NAP
         88                 317870479                  5                      5                          NAP
         89                 330364742                  5                      5                          NAP
         90                 331553898                  5                      5                          NAP
         91                 04-0144                    5                      5                          NAP
         92                 04-0281                    0                      0                          NAP
         93                 03-0828                    0                      0                          NAP
         94                 327311717                  5                      5                          NAP
         95                 03-0797                    0                      0                          NAP
         96                 323793801                  5                      5                          NAP
         97                 03-0845                    0                      0                          NAP
         98                 03-0901                    0                      0                          NAP
         99                 130280960                  5                      5                          NAP
         100                03-0112                    0                      0                          NAP
         101                320582827                  5                      5
       101.01               320582827                                                                    NAP
       101.02               320582827                                                                    NAP
       101.03               320582827                                                                    NAP
         102                309070748                  5                      5                          NAP
         103                04-0143                    5                      5                          NAP
         104                317683849                  5                      5                          NAP
         105                311230870                  5                      5                          NAP
         106                315732671                 15                      5                          NAP
         107                300620460                  5                      5
       107.01               300620460                                                                    NAP
       107.02               300620460                                                                    NAP
         108                317865091                  5                      5                          NAP
         109                327284209                  5                      5                          NAP
         110                332154781                 15                      5                          NAP
         111                305814038                  5                      5                          NAP
         112                03-0706                    0                      0                          NAP
         113                04-0263                    0                      0                          NAP
         114                320632176                  5                      5                          NAP
         115                04-0169                    3                      0                          NAP
         116                314161136                  5                      5                          NAP
         117                312760597                  5                      5                          NAP
         118                03-0783                    0                      0                          NAP
         119                03-0857                    3                      0                          NAP
         120                331593332                  5                      5                          NAP
         121                317091638                  5                      5                          NAP
         122                332183897                  5                      5                          NAP
         123                315514662                  5                      5                          NAP
         124                323770483                  5                      5                          NAP
         125                03-0516                    0                      0                          NAP


GCCFC 04-GG1 Loan ID        Control_Number      Lockbox       Cash Management   O&M in Place           Size       Units of Measure
          1                 09-1001116           Hard             In Place           NAP             586,589             sf
          2                 03-0768              Hard             In Place           Yes            2,941,646            sf
          3                 03-0720              Hard             In Place           NAP             267,015             sf
          4                 04-0008              Hard            Springing           NAP             759,650             sf
          5                 09-1001114           Hard             In Place           NAP            1,011,998            sf
          6                 03-0924              Hard            Springing           NAP             433,942             sf
          7                 28918                Hard             In Place           NAP            1,382,326            sf
          8                 09-1001115           Hard             In Place           NAP             461,298             sf
          9                 03-0358              Hard             In Place           Yes             695,138             sf
         10                 03-0951              Soft            Springing           NAP             436,075             sf
         11                 03-0535              Hard             In Place           NAP            1,149,789            sf
         12                 28799                Hard             In Place           Yes             766,329             sf
         13                 334381071            Hard             In Place           NAP             446,076             sf
         14                 09-1001099B          Hard             In Place           NAP             821,724             sf
         15                 03-0816              Hard            Springing           Yes             457,990             sf
         16                 09-1001093C          Hard             In Place                          2,907,608            sf
        16.01               09-1001093C                                              NAP             423,393             sf
        16.02               09-1001093C                                              NAP             431,220             sf
        16.03               09-1001093C                                              NAP             410,491             sf
        16.04               09-1001093C                                              NAP             183,288             sf
        16.05               09-1001093C                                              NAP             348,236             sf
        16.06               09-1001093C                                              NAP             294,471             sf
        16.07               09-1001093C                                              NAP             133,877             sf
        16.08               09-1001093C                                              NAP             248,963             sf
        16.09               09-1001093C                                              Yes             213,934             sf
        16.10               09-1001093C                                              NAP             219,735             sf
         17                 03-0499              Hard             In Place                          1,811,871            sf
        17.01               03-0499                                                  NAP             237,344             sf
        17.02               03-0499                                                  NAP             227,329             sf
        17.03               03-0499                                                  NAP             155,767             sf
        17.04               03-0499                                                  NAP             184,500             sf
        17.05               03-0499                                                  NAP             170,558             sf
        17.06               03-0499                                                  NAP              60,575             sf
        17.07               03-0499                                                  NAP             128,459             sf
        17.08               03-0499                                                  NAP             110,810             sf
        17.09               03-0499                                                  NAP             104,000             sf
        17.10               03-0499                                                  NAP              91,166             sf
        17.11               03-0499                                                  NAP             100,000             sf
        17.12               03-0499                                                  NAP             100,000             sf
        17.13               03-0499                                                  NAP              91,363             sf
        17.14               03-0499                                                  NAP              50,000             sf
         18                 01-1001101B          Hard             In Place           NAP             580,875             sf
         19                 04-0014              Hard            Springing           Yes             359,102             sf
         20                 04-0025              Hard            Springing           NAP             644,501             sf
         21                 09-0001106           Hard             In Place                          1,137,142            sf
        21.01               09-0001106                                               NAP             206,005             sf
        21.02               09-0001106                                               NAP             110,000             sf
        21.03               09-0001106                                               NAP             135,090             sf
        21.04               09-0001106                                               NAP              76,312             sf
        21.05               09-0001106                                               NAP              59,850             sf
        21.06               09-0001106                                               NAP              72,283             sf
        21.07               09-0001106                                               NAP              41,508             sf
        21.08               09-0001106                                               Yes              37,500             sf
        21.09               09-0001106                                               NAP              48,500             sf
        21.10               09-0001106                                               NAP              35,079             sf
        21.11               09-0001106                                               NAP              31,670             sf
        21.12               09-0001106                                               NAP              41,851             sf
        21.13               09-0001106                                               NAP              41,954             sf
        21.14               09-0001106                                               NAP              60,000             sf
        21.15               09-0001106                                               NAP              48,000             sf
        21.16               09-0001106                                               NAP              25,000             sf
        21.17               09-0001106                                               NAP              23,000             sf
        21.18               09-0001106                                               NAP              24,040             sf
        21.19               09-0001106                                               Yes              19,500             sf
         22                 329620596             No                NAP              Yes             237,000             sf
         23                 302073238             No                NAP              NAP             249,788             sf
         24                 316293454             No                NAP              NAP             250,998             sf
         25                 04-0047              Hard            Springing           Yes             234,623             sf
         26                 311570127             No                NAP              NAP             269,128             sf
         27                 09-1001105           Hard             In Place                           655,160             sf
        27.01               09-1001105                                               NAP             163,964             sf
        27.02               09-1001105                                               NAP             130,010             sf
        27.03               09-1001105                                               Yes              61,264             sf
        27.04               09-1001105                                               NAP              48,000             sf
        27.05               09-1001105                                               NAP              33,065             sf
        27.06               09-1001105                                               NAP              34,866             sf
        27.07               09-1001105                                               Yes              12,900             sf
        27.08               09-1001105                                               NAP              25,000             sf
        27.09               09-1001105                                               NAP              25,091             sf
        27.10               09-1001105                                               NAP              23,000             sf
        27.11               09-1001105                                               Yes              20,000             sf
        27.12               09-1001105                                               NAP              23,000             sf
        27.13               09-1001105                                               NAP              15,000             sf
        27.14               09-1001105                                               NAP              20,000             sf
        27.15               09-1001105                                               NAP              20,000             sf
         28                 324840940             No                NAP              NAP             194,699             sf
         29                 03-0467              Soft            Springing           NAP             113,260             sf
         30                 03-0944              Soft             In Place                           242,479             sf
        30.01               03-0944                                                  NAP             137,648             sf
        30.02               03-0944                                                  NAP             104,831             sf
         31                 03-0584              Hard             In Place           NAP             144,465             sf
         32                 04-0026              Hard            Springing           NAP             143,009             sf
         33                 03-0360              Hard            Springing           NAP             202,450             sf
         34                 03-0786              Soft            Springing           NAP             102,729             sf
         35                 03-0945              Hard            Springing           NAP             143,815             sf
         36                 313541454             No                NAP              Yes               136              Units
         37                 03-0359              Hard            Springing           NAP             111,120             sf
         38                 326294415             No                NAP              NAP             102,931             sf
         39                 327905776             No                NAP              NAP             140,385             sf
         40                 04-0168              Hard            Springing           NAP             133,088             sf
         41                 03-0065              Hard             In Place           Yes                74              Rooms
         42                 312012147             No                NAP              NAP              94,774             sf
         43                 224241575             No                NAP              NAP               226              Units
         44                 307724083             No                NAP              NAP              67,369             sf
         45                 03-0479               No                NAP              NAP              49,538             sf
         46                 28862                Hard             In Place           Yes             563,795             sf
         47                 316914162             No                NAP              NAP             239,095             sf
         48                 03-0716              Hard             In Place           NAP             151,555             sf
         49                 04-0302              Hard             In Place           NAP               197              Rooms
         50                 320262728             No                NAP              Yes               364              Pads
         51                 333925420             No                NAP              NAP              83,805             sf
         52                 04-0258              Soft            Springing           NAP             144,077             sf
         53                 304554535             No                NAP              NAP             133,324             sf
         54                 321942022             No                NAP              NAP             201,014             sf
         55                 03-0834               No                NAP              NAP             114,539             sf
         56                 04-0156              Hard            Springing           NAP              74,161             sf
         57                 04-0212              Hard            Springing           NAP              86,734             sf
         58                 04-0040              Soft            Springing           NAP              94,096             sf
         59                 03-0560               No                NAP              NAP              84,029             sf
         60                 323802178             No                NAP              NAP               254              Units
         61                 313361209             No                NAP              Yes               359              Pads
         62                 314702229             No                NAP              NAP              19,700             sf
         63                 03-0832               No                NAP              NAP             124,521             sf
         64                 309011621             No                NAP              NAP              79,148             sf
         65                 03-0968              Hard            Springing           NAP               100              Rooms
         66                 332100717             No                NAP              NAP              73,395             sf
         67                 03-0956               No                NAP              NAP              36,310             sf
         68                 325962624             No                NAP              NAP              59,989             sf
         69                 04-0267              Hard             In Place           NAP             105,144             sf
         70                 329394223             No                NAP              Yes                98              Units
         71                 04-0133               No                NAP              NAP               144              Units
         72                 03-0193              Hard            Springing           NAP             108,216             sf
         73                 316335389             No                NAP              NAP              65,390             sf
         74                 03-0959               No                NAP              NAP              40,754             sf
         75                 04-0167              Soft            Springing           NAP              31,318             sf
         76                 04-0082               No                NAP              NAP              33,774             sf
         77                 04-0413               No                NAP              NAP              10,200             sf
         78                 03-0671               No                NAP              NAP               221              Rooms
         79                 03-0692               No                NAP              NAP               283              Pads
         80                 328321211             No                NAP              NAP              52,282             sf
         81                 03-0754               No                NAP              NAP             126,473             sf
         82                 316455702             No                NAP              NAP             122,956             sf
         83                 232633234             No                NAP              NAP              64,562             sf
         84                 332235415             No                NAP              NAP              43,901             sf
         85                 331891859             No                NAP              Yes               120              Units
         86                 333795837             No                NAP              Yes              62,224             sf
         87                 329701408             No                NAP              NAP             135,059             sf
         88                 317870479             No                NAP              NAP              43,173             sf
         89                 330364742             No                NAP              NAP              38,890             sf
         90                 331553898             No                NAP              NAP              22,500             sf
         91                 04-0144               No                NAP              NAP               435              Pads
         92                 04-0281               No                NAP              NAP              86,220             sf
         93                 03-0828               No                NAP              NAP              32,377             sf
         94                 327311717             No                NAP              NAP              49,785             sf
         95                 03-0797              Hard            Springing           NAP             130,916             sf
         96                 323793801             No                NAP              Yes               128              Units
         97                 03-0845               No                NAP              NAP               529              Units
         98                 03-0901              Hard            Springing           NAP             125,320             sf
         99                 130280960             No                NAP              NAP              17,180             sf
         100                03-0112               No                NAP              NAP              42,050             sf
         101                320582827             No                NAP                               96,326             sf
       101.01               320582827                                                NAP              49,026             sf
       101.02               320582827                                                NAP              21,700             sf
       101.03               320582827                                                NAP              25,600             sf
         102                309070748             No                NAP              NAP              16,500             sf
         103                04-0143               No                NAP              NAP               430              Units
         104                317683849             No                NAP              Yes              23,489             sf
         105                311230870             No                NAP              NAP              29,494             sf
         106                315732671             No                NAP              NAP                60              Units
         107                300620460             No                NAP                               62,096             sf
       107.01               300620460                                                Yes              49,651             sf
       107.02               300620460                                                Yes              12,445             sf
         108                317865091             No                NAP              Yes              74,947             sf
         109                327284209             No                NAP              NAP              59,850             sf
         110                332154781             No                NAP              NAP              32,800             sf
         111                305814038             No                NAP              Yes              40,509             sf
         112                03-0706               No                NAP              NAP              40,308             sf
         113                04-0263               No                NAP              NAP              26,760             sf
         114                320632176             No                NAP              NAP              69,602             sf
         115                04-0169               No                NAP              NAP              20,160             sf
         116                314161136             No                NAP              NAP              45,160             sf
         117                312760597             No                NAP              NAP              23,026             sf
         118                03-0783               No                NAP              NAP              13,813             sf
         119                03-0857               No                NAP              NAP              47,421             sf
         120                331593332             No                NAP              NAP                48              Units
         121                317091638             No                NAP              Yes              25,407             sf
         122                332183897             No                NAP              Yes               334              Pads
         123                315514662             No                NAP              NAP              23,297             sf
         124                323770483             No                NAP              NAP                56              Units
         125                03-0516               No                NAP              NAP              18,074             sf


GCCFC 04-GG1 Loan ID        Control_Number        Originator
          1                 09-1001116               GSMC
          2                 03-0768                  GCFP
          3                 03-0720                  GCFP
          4                 04-0008                  GCFP
          5                 09-1001114        GSMC / Commerzbank
          6                 03-0924                  GCFP
          7                 28918                    GCFP
          8                 09-1001115        GSMC / Commerzbank
          9                 03-0358                  GCFP
         10                 03-0951                  GCFP
         11                 03-0535                  GCFP
         12                 28799                    GCFP
         13                 334381071                GSMC
         14                 09-1001099B       GSMC / Commerzbank
         15                 03-0816                  GCFP
         16                 09-1001093C              GSMC
        16.01               09-1001093C              GSMC
        16.02               09-1001093C              GSMC
        16.03               09-1001093C              GSMC
        16.04               09-1001093C              GSMC
        16.05               09-1001093C              GSMC
        16.06               09-1001093C              GSMC
        16.07               09-1001093C              GSMC
        16.08               09-1001093C              GSMC
        16.09               09-1001093C              GSMC
        16.10               09-1001093C              GSMC
         17                 03-0499                  GCFP
        17.01               03-0499                  GCFP
        17.02               03-0499                  GCFP
        17.03               03-0499                  GCFP
        17.04               03-0499                  GCFP
        17.05               03-0499                  GCFP
        17.06               03-0499                  GCFP
        17.07               03-0499                  GCFP
        17.08               03-0499                  GCFP
        17.09               03-0499                  GCFP
        17.10               03-0499                  GCFP
        17.11               03-0499                  GCFP
        17.12               03-0499                  GCFP
        17.13               03-0499                  GCFP
        17.14               03-0499                  GCFP
         18                 01-1001101B              GSMC
         19                 04-0014                  GCFP
         20                 04-0025                  GCFP
         21                 09-0001106               GSMC
        21.01               09-0001106               GSMC
        21.02               09-0001106               GSMC
        21.03               09-0001106               GSMC
        21.04               09-0001106               GSMC
        21.05               09-0001106               GSMC
        21.06               09-0001106               GSMC
        21.07               09-0001106               GSMC
        21.08               09-0001106               GSMC
        21.09               09-0001106               GSMC
        21.10               09-0001106               GSMC
        21.11               09-0001106               GSMC
        21.12               09-0001106               GSMC
        21.13               09-0001106               GSMC
        21.14               09-0001106               GSMC
        21.15               09-0001106               GSMC
        21.16               09-0001106               GSMC
        21.17               09-0001106               GSMC
        21.18               09-0001106               GSMC
        21.19               09-0001106               GSMC
         22                 329620596                GSMC
         23                 302073238                GSMC
         24                 316293454                GSMC
         25                 04-0047                  GCFP
         26                 311570127                GSMC
         27                 09-1001105               GSMC
        27.01               09-1001105               GSMC
        27.02               09-1001105               GSMC
        27.03               09-1001105               GSMC
        27.04               09-1001105               GSMC
        27.05               09-1001105               GSMC
        27.06               09-1001105               GSMC
        27.07               09-1001105               GSMC
        27.08               09-1001105               GSMC
        27.09               09-1001105               GSMC
        27.10               09-1001105               GSMC
        27.11               09-1001105               GSMC
        27.12               09-1001105               GSMC
        27.13               09-1001105               GSMC
        27.14               09-1001105               GSMC
        27.15               09-1001105               GSMC
         28                 324840940                GSMC
         29                 03-0467                  GCFP
         30                 03-0944                  GCFP
        30.01               03-0944                  GCFP
        30.02               03-0944                  GCFP
         31                 03-0584                  GCFP
         32                 04-0026                  GCFP
         33                 03-0360                  GCFP
         34                 03-0786                  GCFP
         35                 03-0945                  GCFP
         36                 313541454                GSMC
         37                 03-0359                  GCFP
         38                 326294415                GSMC
         39                 327905776                GSMC
         40                 04-0168                  GCFP
         41                 03-0065                  GCFP
         42                 312012147                GSMC
         43                 224241575                GSMC
         44                 307724083                GSMC
         45                 03-0479                  GCFP
         46                 28862                    GCFP
         47                 316914162                GSMC
         48                 03-0716                  GCFP
         49                 04-0302                  GCFP
         50                 320262728                GSMC
         51                 333925420                GSMC
         52                 04-0258                  GCFP
         53                 304554535                GSMC
         54                 321942022                GSMC
         55                 03-0834                  GCFP
         56                 04-0156                  GCFP
         57                 04-0212                  GCFP
         58                 04-0040                  GCFP
         59                 03-0560                  GCFP
         60                 323802178                GSMC
         61                 313361209                GSMC
         62                 314702229                GSMC
         63                 03-0832                  GCFP
         64                 309011621                GSMC
         65                 03-0968                  GCFP
         66                 332100717                GSMC
         67                 03-0956                  GCFP
         68                 325962624                GSMC
         69                 04-0267                  GCFP
         70                 329394223                GSMC
         71                 04-0133                  GCFP
         72                 03-0193                  GCFP
         73                 316335389                GSMC
         74                 03-0959                  GCFP
         75                 04-0167                  GCFP
         76                 04-0082                  GCFP
         77                 04-0413                  GCFP
         78                 03-0671                  GCFP
         79                 03-0692                  GCFP
         80                 328321211                GSMC
         81                 03-0754                  GCFP
         82                 316455702                GSMC
         83                 232633234                GSMC
         84                 332235415                GSMC
         85                 331891859                GSMC
         86                 333795837                GSMC
         87                 329701408                GSMC
         88                 317870479                GSMC
         89                 330364742                GSMC
         90                 331553898                GSMC
         91                 04-0144                  GCFP
         92                 04-0281                  GCFP
         93                 03-0828                  GCFP
         94                 327311717                GSMC
         95                 03-0797                  GCFP
         96                 323793801                GSMC
         97                 03-0845                  GCFP
         98                 03-0901                  GCFP
         99                 130280960                GSMC
         100                03-0112                  GCFP
         101                320582827                GSMC
       101.01               320582827                GSMC
       101.02               320582827                GSMC
       101.03               320582827                GSMC
         102                309070748                GSMC
         103                04-0143                  GCFP
         104                317683849                GSMC
         105                311230870                GSMC
         106                315732671                GSMC
         107                300620460                GSMC
       107.01               300620460                GSMC
       107.02               300620460                GSMC
         108                317865091                GSMC
         109                327284209                GSMC
         110                332154781                GSMC
         111                305814038                GSMC
         112                03-0706                  GCFP
         113                04-0263                  GCFP
         114                320632176                GSMC
         115                04-0169                  GCFP
         116                314161136                GSMC
         117                312760597                GSMC
         118                03-0783                  GCFP
         119                03-0857                  GCFP
         120                331593332                GSMC
         121                317091638                GSMC
         122                332183897                GSMC
         123                315514662                GSMC
         124                323770483                GSMC
         125                03-0516                  GCFP

                                   EXHIBIT A-1

             FORM OF CLASS [A-1] [A-2] [A-3] [A-4] [A-5] CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2004-GG1
             CLASS [A-1] [A-2] [A-3] [A-4] [A-5] COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-GG1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [___]%                           Initial Certificate Principal Balance of this
                                                     Certificate as of the Closing Date:
                                                     $____________

Date of Pooling and Servicing Agreement:             Class Principal Balance of all the Class  [A-1]
May 13, 2004                                         [A-2] [A-3] [A-4] [A-5] Certificates as of the
                                                     Closing Date:
                                                     $____________

Cut-off Date:  May 1, 2004                           Aggregate unpaid principal balance of the
                                                     Mortgage Pool as of the Cut-off Date, after

Closing Date:  May 13, 2004                          deducting payments of principal due on or
                                                     before such date:  $[____________]

First Distribution Date:  June 10, 2004
Master Servicer:  Wachovia Bank, National            Trustee:  LaSalle Bank National Association
Association

Special Servicer:  Lennar Partners, Inc.             Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [A-1] [A-2] [A-3] [A-4] [A-5] -___  CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

               Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in June 2004. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) ( in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

               Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E Certificates are reduced to zero.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool or Loan REMIC as a REMIC or the Grantor Trust as a grantor trust, without the consent of the Holders of any of the Certificates. Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Trustee


                                          By: __________________________________
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


               This is one of the Class [A-1] [A-2] [A-3] [A-4] [A-5] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Certificate Registrar


                                          By: __________________________________
                                                 Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

            the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:


Dated:



                                                   _____________________________
                                                   Signature by or on behalf of
                                                   Assignor



                                                   _____________________________
                                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


               The assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _______________________________________________________ for the account of
________________________________________________________________________________

               Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to .

               This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-2

                       FORM OF CLASS [XP] [XC]CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2004-GG1
          CLASS [XP] [XC] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-GG1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]% Variable                  Initial Certificate Notional Amount of this
                                                      Certificate as of the Closing Date:
                                                      $____________

Date of Pooling and Servicing Agreement:              Class Notional Amount of all the Class [XP] [XC]
May 13, 2004                                          Certificates as of the Closing Date:
                                                      $_____________

Cut-off Date:  May 1, 2004                            Aggregate unpaid principal balance of the
                                                      Mortgage Pool as of the Cut-off Date, after

Closing Date:  May 13, 2004                           deducting payments of principal due on or before
                                                      such date:  $[__________]

First Distribution Date: June 10, 2004

Master Servicer:  Wachovia Bank, National             Trustee:  LaSalle Bank National Association
Association

Special Servicer:  Lennar Partners, Inc.              Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [XP] [XC]-___                         CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

               Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in June 2004. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

               If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

               Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

               Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

               Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

               Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

               Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

               None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

               No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

               Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E Certificates are reduced to zero.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool or Loan REMIC as a REMIC or the Grantor Trust as a grantor trust, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Trustee


                                          By: __________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


               This is one of the Class [XP] [XC] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Certificate Registrar


                                          By: __________________________________
                                                 Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

            the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:


Dated:



                                                   _____________________________
                                                   Signature by or on behalf of
                                                   Assignor



                                                   _____________________________
                                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


               The assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _______________________________________________________ for the account of
________________________________________________________________________________

               Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to .

               This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-3

               FORM OF CLASS [A-6] [A-7] [B] [C][D][E] CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2004-GG1
                   CLASS [A-6] [A-7] [B] [C] [D] [E]COMMERCIAL
                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-GG1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]%, Subject to the           Initial Certificate Principal Balance of this
Weighted Average Net Mortgage Rate                    Certificate as of the Closing Date:
                                                      $_______________

Date of Pooling and Servicing Agreement:              Class Principal Balance of all the Class  [A-6]
May 13, 2004                                          [A-7] [B] [C][D][E] Certificates as of the
                                                      Closing Date:
                                                      $_______________

Cut-off Date:  May 1, 2004                            Aggregate unpaid principal balance of the
                                                      Mortgage Pool as of the Cut-off Date, after

Closing Date:  May 13, 2004                           deducting payments of principal due on or before
                                                      such date:  $[________]

First Distribution Date:  June 10, 2004

Master Servicer:  Wachovia Bank, National             Trustee:  LaSalle Bank National Association
Association

Special Servicer:  Lennar Partners, Inc.              Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [A-6] [A-7] [B] [C][D][E]-___         CUSIP No.:  _____________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

               Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in June 2004. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

               Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E Certificates are reduced to zero.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool or Loan REMIC as a REMIC or the Grantor Trust as a grantor trust, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Trustee


                                          By: __________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


               This is one of the Class [A-6] [A-7] [B][C][D][E] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Certificate Registrar


                                          By:___________________________________
                                               Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

            the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:


Dated:



                                                   _____________________________
                                                   Signature by or on behalf of
                                                   Assignor



                                                   _____________________________
                                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


               The assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _______________________________________________________ for the account of
________________________________________________________________________________

               Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to .

               This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-4

             FORM OF CLASS [F] [G] [H] [OEA-B1] [OEA-B2]CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2004-GG1
                 CLASS [F] [G] [H] [OEA-B1] [OEA-B2] COMMERCIAL
                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-GG1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]%, Subject to the          Initial Certificate Principal Balance of this
Weighted Average Net Mortgage Rate                   Certificate as of the Closing Date:
                                                     $________________

Date of Pooling and Servicing Agreement:             Class Principal Balance of all the Class [F]
May 13, 2004                                         [G] [H] [OEA-B1] [OEA-B2] Certificates as of
                                                     the Closing Date:
                                                     $________________

Cut-off Date:  May 1, 2004                           Aggregate unpaid principal balance of the
                                                     Mortgage Pool as of the Cut-off Date, after

Closing Date:  May 13, 2004                          deducting payments of principal due on or
                                                     before such date:  $[______]

First Distribution Date:  June 10, 2004

Master Servicer:  Wachovia Bank, National            Trustee:  LaSalle Bank National Association
Association

Special Servicer:  Lennar Partners, Inc.             Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [F] [G] [H] [OEA-B1] [OEA-B2]        CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

               Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in June 2004. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

               If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

               Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

               Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

               Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

               Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

               Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

               None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

               No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

               Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E Certificates are reduced to zero.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool or Loan REMIC as a REMIC or the Grantor Trust as a grantor trust, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                                   LASALLE BANK NATIONAL
                                                   ASSOCIATION,
                                                   as Trustee


                                                   By:__________________________
                                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


               This is one of the Class [F] [G] [H] [OEA-B1] [OEA-B2] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                                   LASALLE BANK NATIONAL
                                                   ASSOCIATION,
                                                   as Certificate Registrar


                                                   By: _________________________
                                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

            the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:


Dated:



                                                   _____________________________
                                                   Signature by or on behalf of
                                                   Assignor



                                                   _____________________________
                                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


               The assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _______________________________________________________ for the account of
________________________________________________________________________________

               Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to .

               This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-5

              FORM OF CLASS [J] [K] [L] [M] [N] [O] [P] CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2004-GG1
                  CLASS [J] [K] [L] [M] [N] [O] [P] COMMERCIAL
                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-GG1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]%, Subject to the          Initial Certificate Principal Balance of this
Weighted Average Net Mortgage Rate                   Certificate as of the Closing Date:
                                                     $_______________

Date of Pooling and Servicing Agreement:             Class Principal Balance of all the Class [J]
May 13, 2004                                         [K] [L] [M] [N] [O] [P] Certificates as of the
                                                     Closing Date:
                                                     $________________

Cut-off Date:  May 1, 2004                           Aggregate unpaid principal balance of the
                                                     Mortgage Pool as of the Cut-off Date, after

Closing Date:  May 13, 2004                          deducting payments of principal due on or
                                                     before such date:  $[_________]

First Distribution Date:  June 10, 2004

Master Servicer:  Wachovia Bank, National            Trustee:  LaSalle Bank National Association
Association

Special Servicer:  Lennar Partners, Inc.             Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [J] [K] [L] [M] [N] [O] [P]          CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

               Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in June 2004. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

               If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

               Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

               Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

               None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

               No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

               Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E Certificates are reduced to zero.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool or Loan REMIC as a REMIC or the Grantor Trust as a grantor trust, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                                   LASALLE BANK NATIONAL
                                                   ASSOCIATION,
                                                   as Trustee


                                                   By: _________________________
                                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


               This is one of the Class [J] [K] [L] [M] [N] [O] [P] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Certificate Registrar


                                          By: __________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

            the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:


Dated:



                                                   _____________________________
                                                   Signature by or on behalf of
                                                   Assignor



                                                   _____________________________
                                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


               The assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _______________________________________________________ for the account of
________________________________________________________________________________

               Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to .

               This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-6

                     FORM OF CLASS [R-I] [R-II] CERTIFICATES


                       COMMERCIAL MORTGAGE TRUST 2004-GG1
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-GG1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                     GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Date of Pooling and Servicing Agreement:              Percentage Interest evidenced by this
May 13, 2004                                          Certificate in the related Class:  ___%

Cut-off Date:  May 1, 2004                            Aggregate unpaid principal balance of the
                                                      Mortgage Pool as of the Cut-off Date, after

Closing Date:  May 13, 2004                           deducting payments of principal due on or before
                                                      such date:  $[________]

First Distribution Date:  June 10, 2004

Master Servicer:  Wachovia Bank, National             Trustee:  LaSalle Bank National Association
Association

Special Servicer:  Lennar Partners, Inc.              Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [R-I] [R-II]-___                     CUSIP No.:  _____________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN [A] [FOUR] "REAL ESTATE MORTGAGE INVESTMENT CONDUIT[S]" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

               This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

               Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in June 2004. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

               If a Transfer of this Certificate is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

               None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. The Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

               Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

               Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

               The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

               A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause either REMIC Pool to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a United States Tax Person with respect to whom income is attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

               A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in Section 1381 of the Code and (iv) any other Person so designated by the Trustee or Tax Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               A "Disqualified Non-United States Tax Person" is, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

               A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified Non-United States Tax Persons.

               A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States Person), all within the meaning of Section 7701(a)(30) of the Code.

               No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

               Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E Certificates are reduced to zero.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool or Loan REMIC as a REMIC or the Grantor Trust as a grantor trust, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Trustee


                                          By: __________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


               This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Certificate Registrar


                                          By: __________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

            the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:


Dated:



                                                   _____________________________
                                                   Signature by or on behalf of
                                                   Assignor



                                                   _____________________________
                                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


               The assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _______________________________________________________ for the account of
________________________________________________________________________________

               Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to .

               This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION


To the parties listed on the attached Schedule A

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass Through Certificates, Series 2004-GG1 (the "Certificates")

Ladies and Gentlemen:

               Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of May 13, 2004, relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses
(a)(i) through (a)(v), (a)(vii) and (a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

               Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

               Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.



                                          Respectfully,

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Trustee


                                          By: __________________________________
                                              Name:
                                              Title:

                                   Schedule A

Greenwich Capital Commercial Funding Corp.
Greenwich Capital Financial Products, Inc.
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT  06830

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT  06830

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-02
Charlotte, NC 28255

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC 28288

Fitch, Inc.
One State Street Plaza
New York, NY 10004

Moody's Investors Service, Inc.
99 Church Street, 8th Floor
New York, NY 10007

Standard & Poor's Rating Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st Floor
New York, NY 10041-0003

Wachovia Bank, National Association
Structured Products Servicing
8739 Research Drive - URP4
Charlotte, NC 28288-1075

Lennar Partners, Inc.
1601 Washington Avenue
Miami Beach, FL  33139

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:     Asset-Backed Securities Trust Services Group--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2004-GG1

               Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1

               In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of May 13, 2004 (the "Pooling and Servicing Agreement"), by and among Greenwich Capital Commercial Funding Corp. as depositor, the undersigned as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer"), you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

               Property Name: __________________________________________________
               Address:  _______________________________________________________
               Control No.: ____________________________________________________

               If only particular documents in the Mortgage File are requested, please specify which: ___________________________________________
               _________________________________________________________________
               _________________________________________________________________

Reason for requesting file (or portion thereof):

        ______        1.     Mortgage Loan paid in full. The undersigned
                             hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

        ______        2.     Other.  (Describe) ________________________________
                             ___________________________________________________
                             ___________________________________________________

               The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

               Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                          WACHOVIA BANK, NATIONAL
                                          ASSOCIATION


                                          By: __________________________________
                                              Name:
                                              Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                   -----------


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:     Asset-Backed Securities Trust Services Group--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2004-GG1

               Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1


        In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of May 13, 2004 (the "Pooling and Servicing Agreement"), by and among Greenwich Capital Commercial Funding Corp. as depositor, Wachovia Bank, National Association as master servicer (the "Master Servicer"), the undersigned as special servicer (the "Special Servicer"), you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

               Property Name: __________________________________________________
               Address: ________________________________________________________
               Control No.: ____________________________________________________

               If only particular documents in the Mortgage File are requested, please specify which: ___________________________________________
               _________________________________________________________________
               _________________________________________________________________

Reason for requesting file (or portion thereof):

        ______        1.     Mortgage Loan paid in full. The undersigned
                             hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

        ______        2.     Other. (Describe)  ________________________________
                             ___________________________________________________
                             ___________________________________________________



               The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

               Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                                   LENNAR PARTNERS, INC.


                                                   By: _________________________
                                                       Name:
                                                       Title:


                                                              EXHIBIT E

                                               FORM OF LOAN PAYOFF NOTIFICATION REPORT


                                                  LOAN PAYMENT NOTIFICATION REPORT
                                                     as of _____________________


------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- -------------------------------
     S4          S55       S61    S58      P7      P8      P10        P11         P93        P97     Servicer Estimated Information
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
                                                                               Preceding
               Short                                                           Fiscal
                Name                    Scheduled Paid  Current                  Yr.      Most                 Expected   Expected
 Prospectus     (When     Property      Loan      Thru  Interest    Maturity    DSCR      Recent     Yield     Payment  Distribution
     ID      Appropriate)  Type   State Balance   Date    Rate        Date       NCR     DSCR NCF   Maintenance  Date       Date
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

------------------------ -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
Scheduled Payments
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

------------------------ -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
Unscheduled Payment
------------------------ -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

Total:                                  $
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

------------- ---------- -------- ----- --------- ----- ---------- ----------- ----------            ---------- --------- ----------
------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

------------- ---------- -------- ----- --------- ----- ---------- ----------- ---------- ---------- ---------- --------- ----------

The Borrower has only requested the information to pay-off. This does not indicate a definite payment.

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of May 13, 2004 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 13, 2004, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

               1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                             Very truly yours,


                                             (Transferor)


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, Class ___, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of May 13, 2004 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________________ (the "Transferor") to ____________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 13, 2004, among Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

               1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

               2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

               3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.



                                                   Very truly yours,


                                                   (Transferee)


                                                   By:  ________________________
                                                        Name:
                                                        Title:



                             Nominee Acknowledgement

               The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.




                                             (Nominee)


                                             By: _________________________
                                                 Name:
                                                 Title:

                                                         ANNEX 1 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]



               The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

               2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

        _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

        _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

        _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

        _____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
----------------

1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

        _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

        _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

        _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

        _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

        _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1).

               3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

               4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

               5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

               ___    ___           Will the Transferee be purchasing the
               Yes    No            Transferred Certificates
                                    only for the Transferee's own account?

               6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

               8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                             ___________________________________
                                             Print Name of Transferee


                                             By: _______________________________
                                                 Name:
                                                 Title:
                                                 Date:

                                                         ANNEX 2 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]



               The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

               2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

        ______ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                      144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
        (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

               5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

               _____  _____         Will the Transferee be purchasing the
               Yes    No            Transferred Certificates only for
                                    the Transferee's own account?

               6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

               8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.




                                             Print Name of Transferee or
                                             Adviser

                                             By: _______________________________
                                                 Name:
                                                 Title:
                                                 Date:



                                                   IF AN ADVISER:

                                                   _____________________________
                                                   Print Name of Transferee


                                                   Date:

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, Class _____,[having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of May 13, 2004 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 13, 2004, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

               1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

               2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is
        (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

               3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

               THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
               SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

               5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

               6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

               7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.



                                             Very truly yours,

                                             ___________________________________
                                             (Transferee)

                                             By: _______________________________
                                                 Name:
                                                 Title:

                             Nominee Acknowledgement


               The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                             ___________________________________
                                             (Nominee)


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of May 13, 2004 (the "Closing Date") of $__________

Ladies and Gentlemen:

               This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________
(the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 13, 2004, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

               1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

               2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

               3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

               THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
               SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               4. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.



                                             Very truly yours,


                                             ___________________________________
                                             (Transferee)

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                                         ANNEX 1 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees other than Registered Investment Companies]


               The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Greenwich Capital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

               2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________2 in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
        (ii) the Transferee satisfies the criteria in the category marked below.

        _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

        _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

        _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.


----------------------

2 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

        _____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

        _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

        _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

        _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

        _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

        _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

               3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

               4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

               5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

               ___    ___       Will the Transferee be acquiring interests in
               Yes    No        the Transferred Certificates
                                only for the Transferee's own account?

               6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

               8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.




                                             ___________________________________
                                             (Transferee)


                                             By: _______________________________
                                                    Name:
                                                    Title:
                                                    Date:

                                                         ANNEX 2 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees that are Registered Investment Companies]


               The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Greenwich Capital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

               2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and
        (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

        ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                      144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
        (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

               5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

               ___    ___        Will the Transferee be acquiring interests in
               Yes    No         the Transferred Certificates
                                 only for the Transferee's own account?

               6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

               8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.




                                             ___________________________________
                                             (Transferee or Adviser)


                                             By: _______________________________
                                                 Name:
                                                 Title:
                                                 Date:



                                             IF AN ADVISER:


                                             Print Name of Transferee

                                             ___________________________________

                                             Date:

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of May 13, 2004 (the "Closing Date") of $___________

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________
(the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 13, 2004, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

               For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

               We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____



                                             By: _________________________
                                                 As, or agent for, the
                                                 beneficial owner(s)
                                                 of the Certificates to
                                                 which this certificate relates.

                                    EXHIBIT G

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., Series 2004-GG1

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of May 13, 2004 (the "Issue Date") of $___________

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 13, 2004, between Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

1. The Transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than, except in the case of a Residual Interest Certificate, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Privately Offered Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

2. Except in the case of the Residual Interest Certificates, which may not be transferred to a Plan or any person acting on behalf of or using the assets of a Plan, the Transferee understands that if the Transferee is a Person referred to in 1(a) or (b) above, such Transferee is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such Transferee or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA,
Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Initial Purchaser, the Certificate Registrar or the Trust Fund.

IN WITNESS WHEREOF, the Transferee hereby executes this ERISA representation letter on the ___ day of [______________], 20[__].

                                               Very truly yours,




                                               _________________________________
                                                      [The Transferee]


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES


TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) and 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 13, 2004, among Greenwich Capital Commercial Funding Corp. as Depositor, Wachovia Bank, National Association as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle Bank National Association as Trustee and ABN AMRO Bank N.V. as Fiscal Agent


STATE OF                  )
                          )  ss.:
COUNTY OF                 )

            I, _________________________, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

            1. I am a __________________________ of ___________________________
(the "Purchaser"), on behalf of which I have the authority to make this affidavit.

            2. The Purchaser is acquiring [Class R-I] [Class R-II] Certificates representing ________% of the residual interest in [a] [each of four] real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I" and the "Loan REMICs"] ["REMIC II"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

            3. The Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the [Class R-I] [Class R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or
(viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

            4. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            5. The Purchaser will not cause the income from the [Class R-I] [Class R-II] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            6. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I] [Class R-II] Certificates to a Disqualified Organization.

            7. No purpose of the acquisition of the [Class R-I] [Class R-II] Certificates is to impede the assessment or collection of tax.

            8. Check one of the following:


/ / The present value of the anticipated tax liabilities associated with holding the [Class R-I] [Class R-II] Certificate does not exceed the sum of:

                  (i) the present value of any consideration given to the Purchaser to acquire such [Class R-I] [Class R-II] Certificate;

                  (ii) the present value of the expected future distributions on such [Class R-I] [Class R-II] Certificate; and

                  (iii) the present value of the anticipated tax savings
                        associated with holding such [Class R-I] [Class R-II] Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

/ / The transfer of the [Class R-I] [Class R-II] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

                  (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the [Class R-I] [Class R-II] Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Purchaser will transfer the [Class R-I] [Class R-II]
                        Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
                        (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

                  (iv) the Purchaser determined the consideration paid to it to acquire the [Class R-I] [Class R-II] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith. ? None of the above.

            9. [Check the statement that applies]

/ / The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons);

               or

/ / The Purchaser is not a United States person. However, the Purchaser:

                      (a) conducts a trade or business within the United States and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

                      (b) understands that, for purposes of Treasury regulation
        section 1.860E-1(c)(4)(ii), as a holder of a [Class R-I] [Class R-II] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such [Class R-I] [Class R-II] Certificate;

                      (c) intends to pay the taxes associated with holding a [Class R-I] [Class R-II] Certificate;

                      (d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses
        (a), (b) and (c) of this sentence or are United States persons); and

                      (e) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations.

                      9. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I] [Class R-II] Certificates as they become due.

                      10. The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] Certificates in excess of any cash flows generated by such Certificates.

                      11. The Purchaser will not transfer the [Class R-I] [Class R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 4, 5, 7 or 9 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the
        Code).

                      12. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 4, 5, 7 and 9.

                      13. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I and the Loan REMICs] [REMIC II] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

               Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

               IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
__________________.



                                                   By: _________________________
                                                       Name:
                                                       Title:



               Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a_______________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.



                                             Subscribed and sworn before me
                                             this
                                             ____ day of _______________.


                                             Notary Public

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group--
            Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the "Certificates")

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of [Class R-I] [Class R-II] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 13, 2004 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                      1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                      2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                      3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Code) as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.



                                             Very truly yours,


                                             ___________________________________
                                             (Transferor)



                                             By: _______________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT


                                     [Date]


Standard & Poor's Ratings Services
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention:  Commercial Surveillance Department

Moody's Investors Service, Inc.
99 Church Street, 8th Floor
New York, NY 10007

Fitch, Inc.
One State Street Plaza
New York, NY 10004
Ladies and Gentlemen:

               This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of May 13, 2004 and relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

               Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

               The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

               Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.



                                             Very truly yours,

                                             LASALLE BANK NATIONAL
                                             ASSOCIATION,
                                             as Trustee


                                             By: _______________________________
                                                 Name:
                                                 Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES


By:  ________________________________
Name:
Title:
Date:

MOODY'S INVESTORS SERVICE, INC.


By:  ________________________________
Name:
Title:
Date:

FITCH, INC.

By:  ________________________________
Name:
Title:
Date:

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER


                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]
[FISCAL AGENT]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1

Ladies and Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of May 13, 2004, relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.



                                             ___________________________________


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT J

                                    RESERVED

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE


Holliday Fenoglio Fowler, LLP
DePaul Real Estate Investment Group LLC
GMAC Commercial Mortgage Corporation
Northmarq Capital, Inc.
L.J. Melody & Company of Texas, LP
CFC Advisory Services Limited Partnership
Bernard Financial Corporation
Washington Mutual Bank, FA

                                    EXHIBIT L

                        FORM OF DEFEASANCE CERTIFICATION

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN



      For loans (a) having a balance of $20,000,000 or less or a balance of less than 5% of outstanding pool balance, whichever is less) or (b) that are not then one of the ten largest (measured by unpaid principal balance) in the mortgage pool

To:     Standard & Poor's Ratings Services
        55 Water Street
        New York, New York 10041
        Attn:  Commercial Mortgage Surveillance


From:   _____________________________________, in its capacity as master servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of May 13, 2004 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp. as Depositor, the Master Servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee (the "Trustee"), and ABN AMRO Bank N.V. as fiscal agent.


Date:   _________, 20___

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates Series 2004-GG1

               Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Mortgage Loan Schedule by the following name[s]: _____________
________________________________________________________________________________

Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

               1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

               ____ a full defeasance of the payments scheduled to be due in respect of the entire unpaid principal balance of the Mortgage Loan; or

               ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the Mortgage Loan that represents ___% of the entire unpaid principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

               2. Certify as to each of the following, and any additional explanatory notes set forth on Exhibit A hereto:

                      a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                      b. The defeasance was consummated on __________, 20__.

                      c. The defeasance collateral consists of securities that
        (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

        CUSIP         RATE                MAT         PAY DATES           ISSUED


                      d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                      e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

               ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loan included in the pool.

               ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

               ____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                      f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                      g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

                      h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                      i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                      j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                      k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan
        (a) has a balance of $20,000,000 or less or a balance of less than 5% of outstanding pool balance or (b) is not then one of the ten largest (measured by unpaid principal balance) in the mortgage pool, in each such case, as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

               3. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

               4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's servicing file.

               5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

               6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

               7. Agree to provide copies of all items listed in Exhibit B to you upon request.

               IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.



                                                   [MASTER SERVICER]


                                                   By: _________________________
                                                       Name:
                                                       Title:

                                    EXHIBIT M

          FORM OF BACKUP CERTIFICATION TO BE PROVIDED TO THE DEPOSITOR

                                   EXHIBIT M-1

                      FORM OF TRUSTEE BACKUP CERTIFICATION



               Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1 (the "Trust") Commercial
                      Mortgage Pass-Through Certificates, Series 2004-GG1 (the "Certificates")

               Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of May 13, 2004 (the "Pooling and Servicing Agreement"), between Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor"), LaSalle Bank National Association as trustee (the "Trustee"), Wachovia Bank, National Association as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent, relating to the Certificates, the undersigned, a ____________________ of the Trustee and on behalf of the Trustee, hereby certifies to the ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Person") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                      1. I have reviewed the annual report on Form 10-K for the fiscal year _______, and all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Trust;

                      2. To the best of my knowledge, and assuming the accuracy of the statements required to be made in the Master Servicer Backup Certification and in the Special Servicer Backup Certification (in each case, to the extent that such statements are relevant to the statements made in this Trustee Backup Certification), that the information in such reports relating to distributions on and/or characteristics (including Certificate Principal Balances, Notional Amounts and Pass-Through Rates) of the Certificates, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject annual report on Form 10-K;

                      3. To the best of my knowledge, the information in such reports relating to distributions on and/or characteristics (including Certificate Principal Balances, Notional Amounts and Pass-Through Rates) of the Certificates includes all information of such type required to be included in the Distribution Date Statement for the relevant period covered by the subject annual report on Form 10-K; and

                      4. To the best of my knowledge, such information includes all Servicer Reports and Additional Designated Servicing Information provided to the Trustee by the Master Servicer and/or the Special Servicer hereunder.

               Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:



                                             [NAME OF TRUSTEE]


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT M-2

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR



                  Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the "Certificates")

               Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of May 13, 2004 (the "Pooling and Servicing Agreement"), between Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor"), LaSalle Bank National Association as trustee (the "Trustee"), Wachovia Bank, National Association as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent, relating to the Certificates, the undersigned, a ____________________ of the Master Servicer and on behalf of the Master Servicer, hereby certifies to the ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Person") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                      1. I have reviewed all the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for the fiscal year [___];

                      2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Backup Certification (to the extent that such statements are relevant to the statements made in this Master Servicer Backup Certification), the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

                      3. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Backup Certification (to the extent that such statements are relevant to the statements made in this Master Servicer Backup Certification), the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO Properties, includes all information of such type required to be provided by the Master Servicer to the Trustee under the Pooling and Servicing Agreement for such year;

                      4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and, based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Master Servicer for such year, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                      5. I have disclosed to the accountants that are to deliver the Annual Accountants' Report in respect of the Master Servicer with respect to such year all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

               The foregoing certifications under clauses 2. and 3. above assume that the following sections and parts of the Prospectus Supplement did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties," "Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description of the Mortgage Pool" and Annex A and Annex B to the Prospectus Supplement. "Mortgage Loan Seller Matters" as used in the preceding sentence shall mean the description of the Mortgage Loans, the Mortgaged Properties and the Mortgagors.

               In addition, notwithstanding the foregoing certifications under clauses 2. and 3. above, the Master Servicer does not make any certification under such clauses 2. and 3. above with respect to the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee referred to in such clauses 2. and 3. above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement, beyond the certification actually provided by the Special Servicer pursuant to Section 8.15(d) of the Pooling and Servicing Agreement. In addition, notwithstanding the foregoing certifications under clauses 2. and 3. above, the Master Servicer does not make any certification under such clauses 2. and 3. above with respect to the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee referred to in such clauses 2. and 3. above that is in turn dependent upon information provided by the 2004-GG1 Master Servicer under the 2004-GG1 PSA, beyond any certification actually provided by the 2004-GG1 Master Servicer.

                Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1. through 5. that is in turn dependent upon information required to be provided by any Sub-Servicer identified on Exhibit K to the Pooling and Servicing Agreement, acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

               Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:



                                             [NAME OF MASTER SERVICER]


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT M-3

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR



                  Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the "Certificates")

               I, ________________ a ____________________ of [NAME OF SPECIAL
SERVICER] ("[INSERT SHORT NAME]") on behalf of [INSERT SHORT NAME], as Special Servicer, hereby certify to [Greenwich Capital Commercial Funding Corp. (the "Depositor")] [or, if certifying person is not the Depositor, INSERT NAME OF CERTIFYING PERSON] and its affiliates, members, managers, directors and officers, to the extent that the following information is within the Special Servicer's area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                      1. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement, dated as of May 13, 2004, relating to Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the "Pooling and Servicing Agreement"), and, based upon the review performed as required under Section 3.13 of the Pooling and Servicing Agreement, and except as disclosed on Schedule I hereto, the Special Servicer, to my knowledge, has fulfilled its material obligations under the Pooling and Servicing Agreement, including the provision of all reports, if any, required to be submitted by the Special Servicer to the Master Servicer and the Trustee thereunder, and that, to the knowledge of the Special Servicer, such reports do not contain any material misstatements or omissions; and

                      2. I have disclosed to the Special Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance by the Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

               Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:



                                             [NAME OF SPECIAL SERVICER]


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT N


 FORM OF [DIRECTING HOLDER] [CONTROLLING CLASS DIRECTING HOLDER] [COMPANION LOAN
                      NOTEHOLDER] CONFIDENTIALITY AGREEMENT


                                     [Date]


[LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Asset-Backed Securities Trust Services Group--Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1]

[Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1]

[Lennar Partners, Inc.
1601 Washington Avenue
Miami Beach, Florida 33139
Attention: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1]

               Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1

               In accordance with the provisions of the Pooling and Servicing Agreement, dated as of May 13, 2004 (the "Pooling and Servicing Agreement"), between Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lennnar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

               1. The undersigned is the [Directing Holder][Controlling Class Directing Holder][Companion Loan Directing Holder for [ ] loan].

               2. The undersigned will keep the information (the "Information") obtained from time to time pursuant to the Pooling and Servicing Agreement confidential, and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part (other than for the purpose of communicating with the Controlling Class); provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

               4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

               5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

               To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Pooling and Servicing Agreement.

               IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                             [DIRECTING HOLDER]
                                             [CONTROLLING CLASS DIRECTING
                                             HOLDER] [COMPANION LOAN
                                             NOTEHOLDER]


                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             By: _______________________________
                                                 Name:
                                                 Title: